[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Exhibit 10.1	AS AMENDED BY AMENDMENT NO. 4

CREDIT AGREEMENT

among

DOLE FOOD COMPANY, INC.,

SOLVEST, LTD.,

VARIOUS LENDING INSTITUTIONS,

DEUTSCHE BANK AG NEW YORK BRANCH,

as Administrative Agent,

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Co-Syndication Agents,

and

JPMORGAN CHASE BANK, N.A.,

THE BANK OF NOVA SCOTIA,

and

COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,

“RABOBANK NEDERLAND”, NEW YORK BRANCH,

as Co-Documentation Agents

Dated as of March 28, 2003,

Amended and Restated as of April 18, 2005

and further Amended and Restated as of April 12, 2006,

as amended on March 18, 2009

as amended on October 26, 2009

as amended on March 2, 2010

as amended on July 8, 2011

DEUTSCHE BANK SECURITIES INC.

and

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,

as Joint Lead Arrangers and Joint Book Runners

for Amendment No. 4

-i-

-ii-

		Page
9.08	Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc.	56
9.09	Limitation on Issuance of Equity Interests	57
9.10	Limitation on Certain Restrictions on Subsidiaries	57
9.11	Special Restrictions Relating to Principal Property	58

Section 10.	Events of Default	58

10.01	Payments	58
10.02	Representations, etc.	58
10.03	Covenants	59
10.04	Default Under Other Agreements	59
10.05	Bankruptcy, etc.	59
10.06	ERISA	59
10.07	Security Documents	60
10.08	Guaranties	60
10.09	Judgments	61
10.10	Ownership	61
10.11	Denial of Liability	61
10.12	Governmental Action	61
10.13	Special Defaults Relating to Bermuda Entities	62

Section 11.	Definitions	62

Section 12.	The Agents	100

12.01	Appointment	100
12.02	Nature of Duties	100
12.03	Certain Rights of the Agents	101
12.04	Reliance by Agents	101
12.05	Notice of Default, etc.	101
12.06	Nonreliance on Agents and Other Lenders	101
12.07	Indemnification	102
12.08	Agents in Their Individual Capacities	102
12.09	Holders	103
12.10	Resignation of the Agents	103
12.11	Collateral Matters	104
12.12	Delivery of Information	104
12.13	Special Appointment of Collateral Agent (Germany)	105
12.14	Special Provisions Relating to Canadian Security Documents	105
12.15	Special Appointment of Collateral Agent (Italy)	106
12.16	Continuing Indemnities for Original Agents	106
12.17	Parallel Debt owed to the Collateral Agent	107

Section 13.	Miscellaneous	108

13.01	Payment of Expenses, etc.	108
13.02	Right of Setoff	109
13.03	Notices	110

-iii-

		Page
13.04	Benefit of Agreement	110
13.05	No Waiver; Remedies Cumulative	112
13.06	Payments Pro Rata	112
13.07	Calculations; Computations	113
13.08	Governing Law; Submission to Jurisdiction; Venue	114
13.09	Counterparts	115
13.10	Effectiveness	115
13.11	Headings Descriptive	115
13.12	Amendment or Waiver; etc.	115
13.13	Survival	117
13.14	Domicile of Loans and Commitments	118
13.15	Confidentiality	118
13.16	Waiver of Jury Trial	119
13.17	Register	119
13.18	English Language	120
13.19	Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions; Special Provisions Regarding Foreign Security Documents and Secured Hedge Counterparties	120
13.20	Powers of Attorney; etc.	121
13.21	Waiver of Sovereign Immunity	121
13.22	Judgment Currency	122
13.23	Special Acknowledgments	122
13.24	Special Provisions Relating to Amendment and Restatement	122
13.25	USA Patriot Act	123
13.26	Other Liens on Collateral; Terms of Intercreditor Agreement; etc.	123
13.27	Post-Closing Actions	124
13.28	No Advisory or Fiduciary Responsibility	125

Section 14.	Borrower Guaranty	125

14.01	The Guaranty	125
14.02	Bankruptcy	126
14.03	Nature of Liability	126
14.04	Independent Obligation	126
14.05	Authorization	127
14.06	Reliance	127
14.07	Subordination	127
14.08	Waiver	128
14.09	Payments	129

Schedule I	-	[Reserved]
Schedule II	-	[Reserved]
Schedule III	-	[Reserved]
Schedule IV	-	Existing Indebtedness
Schedule V	-	Pension Plans
Schedule VI	-	Existing Investments
Schedule VII	-	Subsidiaries
Schedule VIII	-	[Reserved]
Schedule IX	-	Existing Liens

-iv-

Schedule X	-	Capitalization
Schedule XI	-	[Reserved]
Schedule XII	-	Certain Foreign Security Documents; Foreign Subsidiaries Party to
Foreign Security Documents, etc.
Schedule XIII	-	Non-Guarantor Subsidiaries; Excluded Foreign Subsidiaries
Schedule XIV	-	Transactions with Affiliates
Schedule XV	-	[Reserved]
Schedule XVI	-	[Reserved]
Schedule XVII	-	Initial Qualified Jurisdictions
Schedule XVIII	-	Post-Closing Matters

Exhibit A-1	-	Form of Notice of Borrowing
Exhibit A-2	-	Form of Notice of Conversion/Continuation
Exhibit B-1	-	Form of Tranche B-2 Term Note
Exhibit B-2	-	Form of Tranche C-2 Term Note
Exhibit B-3	-	Form of Incremental Term Note
Exhibit C-1	-	[Reserved]
Exhibit C-2	-	[Reserved]
Exhibit D	-	Form of Section 4.04(b)(ii) Certificate
Exhibit E-1	-	[Reserved]
Exhibit E-2	-	Form of Foreign Subsidiaries Guaranty Acknowledgment
Exhibit E-3	-	[Reserved]
Exhibit F-1	-	[Reserved]
Exhibit F-2	-	[Reserved]
Exhibit G	-	Form of Assignment and Assumption Agreement
Exhibit H-1	-	Form of Intercompany Subordination Agreement
Acknowledgement
Exhibit H-2	-	[Reserved]
Exhibit I	-	Form of Incremental Term Loan Commitment Agreement

-v-

CREDIT AGREEMENT, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, as amended March 18, 2009, as further amended on October 26, 2009, as further amended on March 2, 2010 and as further amended on July 8, 2011, among DOLE FOOD COMPANY, INC., a Delaware corporation (the “U.S. Borrower”), SOLVEST, LTD., a company organized under the laws of Bermuda (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Lenders from time to time party hereto, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A. and WELLS FARGO BANK, N.A., as Syndication Agent (in such capacity, the “Co-Syndication Agents”), JPMORGAN CHASE BANK, N.A., THE BANK OF NOVA SCOTIA and COÖPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., “RABOBANK NEDERLAND”, NEW YORK BRANCH, as Co-Documentation Agents (in such capacity, each, a “Co-Documentation Agent” and, collectively, the “Co-Documentation Agents”), and DEUTSCHE BANK SECURITIES INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Lead Arrangers and Joint Book Runners (in such capacity, the “Lead Arrangers”). Unless otherwise defined herein, all capitalized terms used herein and defined in Section 11 are used herein as so defined.

W I T N E S S E T H

WHEREAS, the Borrowers, the Original Lenders, Deutsche Bank AG New York Branch, as Administrative Agent, Merrill Lynch, Pierce, Fenner & Smith Incorporated (as successor to Banc of America Securities LLC) and The Bank of Nova Scotia, as Co-Syndication Agents, Fortis Capital Corporation, Harris Trust and Savings Bank and Coöperatieve Centrale Raiffeisen-Boerenleenbank B.A., “Rabobank Nederland”, New York Branch, as Co-Documentation Agents, and Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated (as successor to Banc of America Securities LLC) and The Bank of Nova Scotia, as Joint Lead Arrangers, are party to a Credit Agreement, dated as of March 28, 2003 and amended and restated as of April 18, 2005 (as the same has been further amended, restated, modified and/or supplemented to, but not including, the Restatement Effective Date, the “Original Credit Agreement”); and

WHEREAS, the parties hereto wish to amend and restate the Original Credit Agreement in the form of this Agreement;

NOW, THEREFORE, the parties hereto agree that, effective as of the Restatement Effective Date, the Original Credit Agreement shall be, and hereby is, amended and restated in its entirety as follows:

Section 1. Amount and Terms of Credit.

1.01 Commitments.

(a) Tranche B-2 Term Loans. Subject to and upon the terms and conditions set forth herein, (i) each Additional Term B-2 Lender agrees to make a term loan to the Borrower in Dollars (a “Tranche B-2 Term Loan”, which term shall include the portion of each Converted Term Loan that is converted into a Tranche B-2 Term Loan pursuant to the following clause (ii)) on the Amendment No. 4 Effective Date in an amount equal to such Additional Term B-2 Lender’s Additional Term B-2 Commitment and (ii) the Converted Term B-2 Percentage of each Converted Term Loan of any Lender shall be converted into a Tranche B-2 Term Loan of such Lender as of the Amendment No. 4 Effective Date. The U.S. Borrower agrees to pay on the Amendment No. 4 Effective Date to each Lender party to this Agreement on the Amendment No. 4 Effective Date, as compensation for the funding of such Lender’s Tranche B-2 Term Loan, a closing fee (the “Tranche B-2 Closing Fee”) in an amount equal to 0.75% of the principal amount of such Lender’s Tranche B-2 Term Loan made (including as a result of the conversion of

Converted Term Loans) on the Amendment No. 4 Effective Date. Such Tranche B-2 Closing Fee will be in all respects fully earned, due and payable on the Amendment No. 4 Effective Date and non-refundable and non-creditable thereafter.

(b) Tranche C-2 Term Loans. Subject to and upon the terms and conditions set forth herein, (i) each Additional Term C-2 Lender agrees to make a term loan to the Borrower in Dollars (a “Tranche C-2 Term Loan”, which term shall include the portion of each Converted Term Loan that is converted into a Tranche C-2 Term Loan pursuant to the following clause (ii)) on the Amendment No. 4 Effective Date in an amount equal to such Additional Term C-2 Lender’s Additional Term C-2 Commitment and (ii) the Converted Term C-2 Percentage of each Converted Term Loan of any Lender shall be converted into a Tranche C-2 Term Loan of such Lender as of the Amendment No. 4 Effective Date. The Bermuda Borrower agrees to pay on the Amendment No. 4 Effective Date to each Lender party to this Agreement on the Amendment No. 4 Effective Date, as compensation for the funding of such Lender’s Tranche C-2 Term Loan, a closing fee (the “Tranche C-2 Closing Fee”) in an amount equal to 0.75% of the principal amount of such Lender’s Tranche C-2 Term Loan made (including as a result of the conversion of Converted Term Loans) on the Amendment No. 4 Effective Date. Such Tranche C-2 Closing Fee will be in all respects fully earned, due and payable on the Amendment No. 4 Effective Date and non-refundable and non-creditable thereafter.

(c) Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment for a given Tranche of Incremental Term Loans severally agrees, on the Incremental Term Loan Borrowing Date for such Tranche of Incremental Term Loans, to make a term loan in Dollars (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to the Incremental Term Loan Borrower for such Tranche in an amount equal to its Incremental Term Loan Commitment for such Tranche. Except as hereinafter provided, Incremental Term Loans shall, at the option of the Incremental Term Loan Borrower for such Tranche, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Loans or Eurodollar Loans. Once repaid, Incremental Term Loans may not be reborrowed.

(d) Minimum Borrowing Amounts, etc. The aggregate principal amount of each Borrowing of Loans shall not be less than $5,000,000. More than one Borrowing may be incurred on any day, but at no time shall there be outstanding more than 20 Borrowings of Eurodollar Loans.

1.02 Notice of Borrowing. Whenever a Borrower desires to make a Borrowing of Loans hereunder, an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office at least one Business Day’s prior written (or telephonic notice promptly confirmed in writing) notice of each Base Rate Loan and at least three Business Days’ prior written (or telephonic notice promptly confirmed in writing) notice of each Eurodollar Loan to be made hereunder, provided that any such notice shall be deemed to have been given on a certain day only if given before 2:00 P.M. (New York time) on such day. Each such written notice or written confirmation of telephonic notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by or on behalf of the respective Borrower in the form of Exhibit A-1, appropriately completed to specify: (i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Tranche B-2 Term Loans, Tranche C-2 Term Loans, U.S. Borrower Incremental Term Loans or Bermuda Borrower Incremental Term Loans and (iv) whether the Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Loans or Eurodollar Loans. The Administrative Agent shall promptly give each Lender which is required to make Loans of the Tranche specified in the respective Notice of Borrowing notice of such proposed Borrowing, of such Lender’s proportionate share thereof (determined in accordance with Section 1.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

1.03 Disbursement of Funds. Not later than 1:00 P.M. (New York time) on the date specified in each Notice of Borrowing, each Lender with a Commitment under the respective Tranche will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date. All such amounts shall be made available in Dollars and in immediately available funds at the Payment Office of the Administrative Agent, and the Administrative Agent will make available to the applicable Borrower at the Payment Office or such other location as may be reasonably satisfactory to the Administrative Agent and specified in the relevant Notice of Borrowing the aggregate of the amounts so made available by the Lenders prior to 1:00 P.M. (New York time) on such day to the extent of funds actually received by the Administrative Agent prior to such time on such day (provided that on the Amendment No. 4 Effective Date (i) the proceeds of the Tranche B-2 Term Loans shall be applied, first, to repay in full the Tranche B-1 Term Loans (as defined in this Agreement immediately prior to giving effect to Amendment No. 4) other than Converted Term Loans together with all accrued and unpaid interest on all of the Tranche B-1 Term Loans (including Converted Term Loans) and thereafter, shall be made available to the U.S. Borrower and (ii) the proceeds of the Tranche C-2 Term Loans shall be applied, first, to repay in full the Tranche C-1 Term Loans (as defined in this Agreement immediately prior to giving effect to Amendment No. 4) other than the Converted Term Loans together with all accrued and unpaid interest on all of the Tranche C-1 Term Loans (including Converted Term Loans) and thereafter, shall be made available to the Bermuda Borrower). Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the relevant Borrower to pay immediately such corresponding amount to the Administrative Agent and such Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover on demand from such Lender or the relevant Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the relevant Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the overnight Federal Funds Rate and (ii) if recovered from the relevant Borrower, the rate of interest applicable to the relevant Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which a Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

1.04 Notes.

(a) At the request of any Lender, the U.S. Borrower’s (in the case of Tranche B-2 Term Loans and U.S. Borrower Incremental Term Loans) or the Bermuda Borrower’s (in the case of Tranche C-2 Term Loans and Bermuda Borrower Incremental Term Loans) obligation to pay the principal of, and interest on, the Loans made by such Lender shall be evidenced (i) in the case of Tranche B-2 Term Loans, by a promissory note duly executed and delivered by the U.S. Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each, a “Tranche B-2 Term Note” and, collectively, the “Tranche B-2 Term Notes”), (ii) in the case of Tranche C-2 Term

Loans, by a promissory note duly executed and delivered by the Bermuda Borrower substantially in the form of Exhibit B-2, with blanks appropriately completed in conformity herewith (each, a “Tranche C-2 Term Note” and, collectively, the “Tranche C-2 Term Notes”) and (iii) in the case of Incremental Term Loans, by a promissory note duly executed and delivered by the applicable Incremental Term Loan Borrower for such Tranche substantially in the form of Exhibit B-3, with blanks appropriately completed in conformity herewith (each, an “Incremental Term Note” and, collectively, the “Incremental Term Notes”).

(b) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof. Failure to make any such notation or any error in any such notation shall not affect either Borrower’s obligations in respect of any Loans.

1.05 Conversions. Each Borrower shall have the option to convert, on any Business Day occurring after the Amendment No. 4 Effective Date, all or a portion equal to at least $5,000,000 (and, if greater, in an integral multiple of $500,000) of the outstanding principal amount of Loans made to such Borrower pursuant to one or more Borrowings of one or more Types of Loans under a single Tranche into a Borrowing or Borrowings of another Type of Loan under such Tranche, provided that (i) except as otherwise provided in Section 1.09(b) or unless the respective Borrower pays all amounts owing pursuant to Section 1.10 concurrently with any such conversion, Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Eurodollar Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than $5,000,000, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of conversion and (iii) no conversion pursuant to this Section 1.05 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the applicable Borrower by giving the Administrative Agent at its Notice Office prior to 2:00 P.M. (New York time) at least three Business Days’ prior notice (each, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2, appropriately completed to specify the Loans of such Borrower to be so converted, the Borrowing or Borrowings pursuant to which such Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each applicable Lender prompt notice of any such proposed conversion affecting any of its Loans.

1.06 Pro Rata Borrowings. All Borrowings of Tranche B-2 Term Loans, Tranche C-2 Term Loans and Incremental Term Loans of a given Tranche under this Agreement shall be incurred from the Lenders pro rata on the basis of such Lenders’ Additional Term B-2 Commitments, Additional Term C-2 Commitments or Incremental Term Loan Commitments, as the case may be. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Loans hereunder.

1.07 Interest.

(a) The U.S. Borrower hereby agrees to pay (in the case of Tranche B-2 Term Loans and U.S. Borrower Incremental Term Loans, in each case maintained as Base Rate Loans) and the Bermuda Borrower hereby agrees to pay (in the case of Tranche C-2 Term Loans and Bermuda Borrower Incremental Term Loans, in each case maintained as Base Rate Loans) interest in respect of the unpaid principal amount of each Base Rate Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Base Rate Loan and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan pursuant to Section 1.05, at a rate per annum which shall be equal to the sum of the Base Rate in effect from time to time during the period such Base Rate Loan is outstanding plus the relevant Applicable Margin as in effect from time to time.

(b) The U.S. Borrower hereby agrees to pay (in the case of Tranche B-2 Term Loans and U.S. Borrower Incremental Term Loans, in each case maintained as Eurodollar Loans) and the Bermuda Borrower hereby agrees to pay (in the case of Tranche C-2 Term Loans and Bermuda Borrower Incremental Term Loans, in each case maintained as Eurodollar Loans), interest in respect of the unpaid principal amount of each Eurodollar Loan made to it from the date of the Borrowing thereof until the earlier of (i) the maturity (whether by acceleration or otherwise) of such Eurodollar Loan and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan pursuant to Section 1.05, 1.08 or 1.09, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Eurodollar Rate for such Interest Period plus the relevant Applicable Margin as in effect from time to time.

(c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan and any other overdue amount payable hereunder shall, in each case, bear interest at a rate per annum equal to the greater of (x) 2% per annum in excess of the rate otherwise applicable to Base Rate Loans maintained pursuant to the respective Tranche (or, if the overdue amount owing does not relate to any specific Tranche, the rate otherwise applicable to Tranche B-2 Term Loans which are maintained as Base Rate Loans) from time to time and (y) the rate which is 2% in excess of the rate then borne by such Loans, in each case with such interest to be payable on demand.

(d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand.

(e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for the respective Interest Period or Interest Periods and shall promptly notify the applicable Borrower and the applicable Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.08 Interest Periods. At the time a Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the respective Borrower shall have the right to elect, by having an Authorized Officer of such Borrower give the Administrative Agent notice thereof, the interest period applicable to such Eurodollar Loan, which Interest Period shall, at the option of such Borrower (but otherwise subject to the (x) proviso appearing in Section 1.01(a), (y) the proviso appearing in Section 1.01(b) and (z) clause (iii) of the proviso appearing in Section 1.05), be, in the case of a Eurodollar Loan, a one-, two-, three- or six-month period or, to the extent agreed to by all Lenders required to make Loans under the respective Tranche, a nine- or twelve-month period (or, if required by the proviso appearing in either Section 1.01(a) or Section 1.01(b), a one-week period); provided that:

(i) all Eurodollar Loans comprising the same Borrowing shall at all times have the same Interest Period;

(ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Borrowing of Base Rate Loans) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii) if any Interest Period relating to a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v) no Interest Period in respect of any Borrowing under a given Tranche of Loans shall be selected which extends beyond the respective Maturity Date for such Tranche of Loans;

(vi) unless the Required Lenders otherwise agree, no Interest Period for a Eurodollar Loan may be selected at any time when a Default or Event of Default is then in existence; and

(vii) no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be elected which extends beyond any date upon which a Scheduled Repayment for the respective Tranche of Term Loans will be required to be made under Section 4.02(b) if, after giving effect to the election of such Interest Period, the aggregate principal amount of such Tranche of Term Loans which have Interest Periods which will expire after such date will be in excess of the aggregate principal amount of such Tranche of Term Loans then outstanding less the aggregate amount of such required Scheduled Repayment.

If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the U.S. Borrower or the Bermuda Borrower, as applicable, has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the relevant Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans, in any such case effective as of the expiration date of such current Interest Period.

1.09 Increased Costs; Illegality; etc.

(a) In the event that any Lender shall have determined in good faith (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

(i) on any Interest Determination Date that, by reason of any changes arising after the Amendment No. 4 Effective Date affecting the applicable interbank market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of the Eurodollar Rate; or

(ii) at any time that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any Change in Law, such as, for example, but not limited to (A) a change in the basis of taxation of payments to a Lender of the principal of or interest on the Loans or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or net profits of such Lender imposed by the jurisdiction in which its principal office or applicable lending office is located) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances arising since the Amendment No. 4 Effective Date affecting such Lender, the interbank market or the position of such Lender in such market (whether or not such Lender was a Lender at the time of such occurrence); or

(iii) at any time after the Amendment No. 4 Effective Date, that the making or continuance of any Eurodollar Loan has been made unlawful by any law or governmental rule, regulation or order (or would conflict with any governmental rule, regulation, guideline, request or order not having the force of law but with which such Lender customarily complies even though the failure to comply therewith would not be unlawful), or impracticable as a result of a contingency occurring after the Amendment No. 4 Effective Date which materially and adversely affects the applicable interbank market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone confirmed in writing) to the applicable Borrower, and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies any affected Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion/Continuation given by either Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by such Borrower, (y) in the case of clause (ii) above, the respective Borrower or Borrowers, as the case may be, agrees to pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (with the written notice as to the additional amounts owed to such Lender, submitted to the respective Borrower or Borrowers by such Lender in accordance with the foregoing to be, absent manifest error, final and conclusive and binding on all the parties hereto, although the failure to give any such notice shall not release or diminish any of the respective Borrower’s or Borrowers’ obligations to pay additional amounts pursuant to this Section 1.09(a) upon the subsequent submission of such notice) and (z) in the case of clause (iii) above, the respective Borrower or Borrowers shall take one of the actions specified in Section 1.09(b) as promptly as possible and, in any event, within the time period required by law. Each of the Administrative Agent and each Lender agrees that if it gives notice to either Borrower of any of the events described in clause (i), (ii) or (iii) above, it shall promptly notify such Borrower and, in the case of any such Lender, the Administrative Agent, if such event ceases to exist.

(b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.09(a)(ii) or (iii), the applicable Borrower may (and, in the case of a Eurodollar Loan affected by the circumstances described in Section 1.09 (a)(iii), shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel the respective Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that such Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.09 (a)(ii) or (iii), as the case may be, or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days’ written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan (which conversion, in the case of the circumstance described in Section 1.09(a)(iii), shall occur on the last day of the Interest Period then applicable to such Eurodollar Loan or such earlier day as shall be required by applicable law).

(c) If any Lender determines in good faith that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company would have achieved with respect to such Lender’s Loans but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower (with respect to the affected Loans of such Lender) will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this Section 1.09(c), will give prompt written notice thereof to the relevant Borrower (a copy of which shall be sent by such Lender to the Administrative Agent), which notice shall set forth such Lender’s basis for asserting its rights under this Section 1.09 (c) and the calculation, in reasonable detail, of such additional amounts claimed hereunder, although the failure to give any such notice shall not release or diminish either Borrower’s obligations to pay additional amounts pursuant to this Section 1.09(c) upon the subsequent receipt of such notice. A Lender’s good faith determination of compensation owing under this Section 1.09(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto.

1.10 Compensation.

(a) Each Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding any loss of anticipated profit) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or any Agent) a Borrowing of, or conversion from or into, Eurodollar Loans of such Borrower does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn by the respective Borrower or Borrowers or deemed withdrawn pursuant to Section 1.09(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01 or 4.02 or as a result of an acceleration of the Loans pursuant to Section 10 or as a result of the replacement of a Lender pursuant to Section 1.12 or 13.12(b)), conversion or permitted “realignment” of any of its Eurodollar Loans to such Borrower occurs on a date which is not the last day of an Interest Period applicable thereto; (iii) if any prepayment of any of the Eurodollar Loans to such Borrower is not made on any date specified in a notice of prepayment given by the respective Borrower or Borrowers; or (iv) as a consequence of (x) any other default by such Borrower to repay its Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.09(b) relating to Loans to such Borrower. Each Lender’s calculation of the amount of compensation owing pursuant to this Section 1.10 shall be made in good faith. A Lender’s basis for requesting compensation pursuant to this Section 1.10 and a Lender’s calculation of the amount thereof, shall, absent manifest error, be final and conclusive and binding on all parties hereto.

1.11 Change of Lending Office.

(a) Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made by such Lender; provided that, for designations made after the Amendment No. 4 Effective Date (unless such designation is made after the occurrence of a Sharing Event as a result of any Lender’s purchase of participating interests in Loans pursuant to Section 1.13), to the extent such designation shall result in increased costs under Section 1.09 or 4.04 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then no Borrower shall be obligated to pay such excess increased costs (although if such designation results in increased costs, each Borrower shall be obligated to pay the costs which would have applied in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Except as provided in the immediately preceding sentence, such lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder).

(b) Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or (iii), Section 1.09(c) or Section 4.04 with respect to such Lender, it will, if requested by the applicable Borrower by notice to such Lender, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any of the aforementioned Sections. Nothing in this Section 1.11 shall affect or postpone any of the obligations of either Borrower or the rights of any Lender provided in Sections 1.09 and 4.04.

1.12 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of any event giving rise to the operation of Section 1.09(a)(ii) or (iii), Section 1.09(c) or Section 4.04 with respect to any Lender which results in such Lender charging to either Borrower increased costs materially in excess of the average costs being charged by the other Lenders in respect of such contingency or (z) in the case of a refusal by a Lender to consent to a proposed change, waiver, discharge or termination with respect to this Agreement which has been approved by the Required Lenders as provided in Section 13.12(b), the U.S. Borrower or the Bermuda Borrower, as the case may be, shall have the right, in accordance with the requirements of Section 13.04(b), if no Event of Default then exists or would exist after giving effect to such replacement, to replace such Lender (the “Replaced Lender”) with one or more Eligible Transferees (collectively, the “Replacement Lender”), none of whom shall constitute a Defaulting Lender at the time of such replacement and each of whom shall be reasonably acceptable to the Administrative Agent or, in the case of a replacement as provided in Section 13.12(b) where the consent of the respective Lender is required with respect to less than all Tranches of its Loans or Commitments, at the option of the applicable Borrower, to replace only the Commitments and/or outstanding Loans of such Lender in respect of each Tranche where the consent of such Lender would otherwise be individually required, with identical Commitments and/or Loans of the respective Tranche provided by the Replacement Lender; provided that:

(i) at the time of any replacement pursuant to this Section 1.12, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and all then outstanding Loans (or, in the case of the replacement of less than all the Tranches of Commitments and outstanding Loans of the respective Replaced Lender, all the Commitments and/or all then outstanding Loans relating to the Tranche or Tranches with respect to which such Lender is being replaced) of the Replaced Lender and, in connection therewith, shall pay to the Replaced Lender in respect thereof an amount equal to the sum (in the relevant currency or currencies)

of (A) an amount equal to the principal of, and all accrued interest on, all then outstanding Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced, and (B) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender (but only with respect to the relevant Tranche or Tranches, in the case of the replacement of less than all Tranches then held by the respective Replaced Lender) pursuant to Section 3.01; provided that the failure of any Replaced Lender to execute an Assignment and Assumption shall not affect the validity of any assignment pursuant to this Section 1.12; and

(ii) all obligations of the Borrowers due and owing to the Replaced Lender in respect of each Tranche where such Replaced Lender is being replaced (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement.

Upon the execution of the respective Assignment and Assumption Agreement (or, otherwise, upon notice by the Administrative Agent to the Replaced Lender), the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register by the Administrative Agent pursuant to Section 13.17 and, if so requested by the Replacement Lender (when applicable) pursuant to Section 1.04(a), delivery to the Replacement Lender of the appropriate Note or Notes executed by the applicable Borrower, the Replacement Lender shall become a Lender hereunder and, unless the respective Replaced Lender continues to have outstanding Loans or any Commitment hereunder, the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.09, 1.10, 4.04, 13.01 and 13.06), which shall survive as to such Replaced Lender.

1.13 Special Provisions Applicable to Lenders upon the Occurrence of a Sharing Event.

(a) [Reserved].

(b) (i) Upon the occurrence of a Sharing Event, the Lenders shall purchase participations from other Lenders in each of the respective Tranches of Loans so that, after giving effect to such purchases, each Lender shall have the same credit exposure in each Tranche at such time, whether or not such Lender shall previously have participated therein, equal to such Lender’s Exchange Percentage thereof.

(ii) The foregoing actions pursuant to immediately preceding clause (i) shall be accomplished pursuant to this Section 1.13(b) through purchases and sales of participations in the various Tranches as required hereby, and at the request of the Administrative Agent each Lender hereby agrees to enter into customary participation agreements approved by the Administrative Agent to evidence the same. All purchases and sales of participations pursuant to this Section 1.13(b) shall be made in Dollars. At the request of the Administrative Agent, each Lender which has sold participations in any of its Tranches as provided above (through the Administrative Agent) will deliver to each Lender (through the Administrative Agent) which has so purchased a participation therein a participation certificate in the appropriate amount as determined in conjunction with the Administrative Agent. It is understood that the amount of immediately available funds delivered by each Lender shall be calculated on a net basis, giving effect to both the sales and purchases of participations by the various Lenders as required above.

(c) [Reserved].

(d) All determinations by the Administrative Agent pursuant to this Section 1.13 shall be made by it in accordance with the provisions herein and with the intent being to equitably share the credit risk for all Tranches hereunder in accordance with the provisions hereof. Absent manifest error, all determinations by the Administrative Agent hereunder shall be binding on the Borrowers and each of the Lenders. The Administrative Agent shall have no liability to either Borrower or any Lender for any determinations made by it hereunder except to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(e) Upon, and after, the occurrence of a Sharing Event (i) no further Credit Events shall be made or occur, and (ii) all Incremental Term Loan Commitments (if any) shall be automatically terminated. Notwithstanding anything to the contrary contained above, the failure of any Lender to purchase its participating interests as required above in any extensions of credit (upon the occurrence of a Sharing Event shall not relieve any other Lender of its obligation hereunder to purchase its participating interests in a timely manner, but no Lender shall be responsible for the failure of any other Lender to purchase the participating interest to be purchased by such other Lender on any date.

(f) If any amount required to be paid by any Lender pursuant to this Section 1.13 is not paid to the Administrative Agent on the date upon which the Sharing Event occurred, such Lender shall, in addition to such aforementioned amount, also pay to the Administrative Agent on demand an amount equal to the product of (i) the amount so required to be paid by such Lender for the purchase of its participations, (ii) the daily average Federal Funds Rate, during the period from and including the date of request for payment to the date on which such payment is immediately available to the Administrative Agent and (iii) a fraction the numerator of which is the number of days that elapsed during such period and the denominator of which is 360. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts payable under this Section 1.13 shall be conclusive in the absence of manifest error. Amounts payable by any Lender pursuant to this Section 1.13 shall be paid to the Administrative Agent for the account of the relevant Lenders, provided that, if the Administrative Agent (in its sole discretion) has elected to fund on behalf of such other Lender the amounts owing to such other Lenders, then the amounts shall be paid to the Administrative Agent for its own account.

(g) Whenever, at any time after the relevant Lenders have received from any other Lenders purchases of participations pursuant to this Section 1.13, the various Lenders receive any payment on account thereof, such Lenders will distribute to the Administrative Agent, for the account of the various Lenders participating therein, such Lenders’ participating interests in such amounts (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such participations were outstanding) in like funds as received, provided, however, that in the event that such payment received by any Lenders is required to be returned, the Lenders who received previous distributions in respect of their participating interests therein will return to the respective Lenders any portion thereof previously so distributed to them in like funds as such payment is required to be returned by the respective Lenders.

(h) Each Lender’s obligation to purchase participating interests pursuant to this Section 1.13 shall be absolute and unconditional and shall not be affected by any circumstance including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any other Lender, either Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of any Default or Event of Default, (iii) any adverse change in the condition (financial or otherwise) or prospects of either Borrower or any other Person, (iv) any breach of this Agreement or any other Credit Document by either Borrower, any Lender, any Agent or any other Person, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, upon any purchase of participations as required above, (i) the relevant Borrower shall pay to each Lender granting any participations as required above, for the account of the respective Lender which has purchased such participations, any increased costs and indemnities (including, without limitation, pursuant to Sections 1.10, 1.11 and 4.04) to the same extent as if such Lender which has purchased such participations were the direct Lender as opposed to a participant therein, which increased costs shall be calculated without regard to Section 1.12, Section 13.04(a) or the penultimate sentence of Section 13.04(b) and (ii) each Lender which has sold such participations shall be entitled to receive from the relevant Borrower indemnification from and against any and all taxes imposed as a result of the sale of the participations pursuant to this Section 1.13. Each Borrower acknowledges and agrees that, upon the occurrence of a Sharing Event and after giving effect to the requirements of this Section 1.13, increased Taxes may be owing by it pursuant to Section 4.04, which Taxes shall be paid (to the extent provided in Section 4.04) by the respective Borrower or Borrowers, without any claim that the increased Taxes are not payable because same resulted from the participations effected as otherwise required by this Section 1.13.

1.14 Incremental Term Loan Commitments.

(a) Each Borrower shall have the right, in consultation and coordination with the Administrative Agent but without requiring the consent of any of the Lenders, to request, at any time and from time to time prior to the then latest Maturity Date, that one or more Lenders (and/or one or more other Persons which are Eligible Transferees and which will become Lenders) provide Incremental Term Loan Commitments to such Borrower and, subject to the terms and conditions contained in this Agreement and in the respective Incremental Term Loan Commitment Agreement, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request, (ii) each Tranche of Incremental Term Loan Commitments shall be made available to a single Incremental Term Loan Borrower and shall be denominated in Dollars, (iii) the amount of each Tranche of Incremental Term Loan Commitments shall be in a minimum aggregate amount of $25,000,000, (iv) the aggregate amount of all Incremental Term Loan Commitments provided pursuant to this Section 1.14 shall not exceed the Maximum Incremental Term Loan Commitment Amount, (v) the up-front fees and, if applicable, any unutilized commitment fees and/or other fees payable in respect of each Incremental Term Loan Commitment shall be separately agreed to by the respective Incremental Term Loan Borrower and each Incremental Term Loan Lender (and with all such fees to be disclosed in writing by the respective Incremental Term Loan Borrower to the Administrative Agent), (vi) each Tranche of Incremental Term Loans shall have (I) (x) an Incremental Term Loan Maturity Date of no earlier than the then latest Maturity Date as then in effect, and (y) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Loans with the longest Weighted Average Life to Maturity and (II) an “interest rate” or “interest rates” applicable to such Tranche of Incremental Term Loans (which, for such purposes only, shall be determined by the Administrative Agent and deemed to include all upfront or similar fees or original issue discount (amortized over the life of such Incremental Term Loans) payable to all Lenders providing such Incremental Term Loans, but exclusive of any arrangement, structuring or other fees payable in connection therewith that are not shared with all Lenders providing such Tranche of Incremental Term Loans) that may (at such time or from time to time thereafter) exceed the “interest rates” applicable to the Term Loans; provided that, in the event that the “interest rate” excess applicable to such Tranche of Incremental Term Loans shall at such time be greater than 0.50%, the Applicable Margin for the Tranche B-2 Term Loans, the Tranche C-2 Term Loans and each other then existing Tranche of Incremental Term Loans shall be increased by such amounts, and for such time periods, as are needed so that at no time shall the “interest rate” for the respective new Tranche of Incremental Term Loans (calculated as described above) exceed the relevant interest rates applicable to the then existing Tranches of Term Loans by more than 0.50%, (vii) the proceeds of all Incremental Term Loans shall be used only for the purposes permitted by Section 7.05(a), (viii) each Incremental Term Loan Commitment Agreement shall specifically designate, with the approval of the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche may be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans) or an increase in a previously established Tranche), (ix) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) shall be Obligations under this Agreement and the other applicable Credit Documents and shall be secured by the relevant Security Documents, and guaranteed under each relevant Guaranty, on a pari passu basis with all other Loans of the applicable Borrower secured by each such Security Agreement and guaranteed under each such Guaranty, and (x) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Commitment Agreement shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Commitment Agreement as provided in Section 1.01(c) and such Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents.

(b) At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 1.14, the applicable Incremental Term Loan Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Commitment Agreement substantially in the form of Exhibit I (appropriately completed), with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date set forth in such Incremental Term Loan Commitment Agreement, which date in any event shall be no earlier than the date on which all Incremental Term Loan Commitment Requirements are satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Commitment Agreement.

Section 2. [Reserved].

Section 3. Fees; Termination of Commitments.

3.01 Fees.

(a) The Borrowers shall pay to the Administrative Agent for distribution to each Incremental Term Loan Lender such fees and other amounts, if any, as are specified in the relevant Incremental Term Loan Commitment Agreement, with the fees and other amounts, if any, to be payable on the respective Incremental Term Loan Commitment Date.

(b) Each Borrower agrees to pay to each Agent, for its own account, such other fees as have been agreed to in writing by such Borrower and the Agents.

(c) All computations of Fees shall be made in accordance with Section 13.07(b).

3.02 Voluntary Termination or Reduction of Commitments and Adjustments of Commitments.

(a) Upon at least three Business Days’ prior notice from an Authorized Officer of the applicable Incremental Term Loan Borrower to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Incremental Term Loan Lenders), the applicable Incremental Term Loan Borrower shall have the right, at any time and from time to time, without premium or penalty, to terminate the Incremental Term Loan Commitments at such time, in whole or in part, in aggregate minimum amounts of at least $1,000,000 in the case of partial reductions, with the amount of each reduction pursuant to this Section 3.02(a) to apply proportionately and permanently reduce the Incremental Term Loan Commitments of each Lender with such a Commitment. Each reduction to the Incremental Term Loan Commitments pursuant to this Section 3.02(a) shall be applied to reduce the then remaining Incremental Term Loan Scheduled Repayments of the respective Tranche of Incremental Term Loans on a pro rata basis (based upon the then remaining principal amount of the Incremental Term Loan Scheduled Repayments of such Tranche after giving effect to all prior reductions thereto).

(b) In the event of certain refusals by a Lender as provided in Section 4.01 or 13.12(b) to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders, the applicable Incremental Term Loan Borrower may, subject to the applicable requirements of said Sections 4.01 and/or 13.12(b), upon five Business Days’ prior written notice to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), terminate the Incremental Term Loan Commitments, if any, of such Lender.

3.03 Mandatory Reduction of Commitments.

(a) The Additional Term B-2 Commitments shall terminate in full on the Amendment No. 4 Effective Date (after giving effect to the making of Tranche B-2 Term Loans on such date).

(b) The Additional Term C-2 Commitments shall terminate in full on the Amendment No. 4 Effective Date (after giving effect to the making of Tranche C-2 Term Loans on such date).

(c) The Incremental Term Loan Commitments under a given Tranche shall terminate in full on the Incremental Term Loan Borrowing Date in respect of such Tranche (after giving effect to any Incremental Term Loans of such Tranche to be made on such date).

Section 4. Prepayments; Repayments; Taxes.

4.01 Voluntary Prepayments. Each Borrower shall have the right to prepay the Loans made to such Borrower, without premium or penalty (but subject to Section 1.10), and the right to allocate such prepayments to Loans of a given Tranche, as such Borrower elects, in whole or in part, at any time and from time to time on the following terms and conditions:

(i) an Authorized Officer of such Borrower shall give the Administrative Agent at its Notice Office written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay the Loans, specifying the Tranche or Tranches of the Loans to be prepaid, the Types of Loans to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by the Authorized Officer of such Borrower (x) prior to 2:00 P.M. (New York time) at least one Business Day prior to the date of such prepayment in the case of Loans maintained as Base Rate Loans and (y) prior to 10:00 A.M. (New York time) at least three Business Days prior to the date of such prepayment in the case of Eurodollar Loans, which notice shall be promptly transmitted by the Administrative Agent to each of the Lenders;

(ii) each partial prepayment applied to any Tranche of Loans shall be in an aggregate principal amount of at least $1,000,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than $5,000,000, then such Borrowing may not be continued as a Borrowing of Eurodollar Loans beyond the Interest Period applicable thereto and any election of an Interest Period with respect thereto given by such Borrower shall have no force or effect;

(iii) each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied pro rata among such Loans made pursuant to such Borrowing;

(iv) each prepayment of principal of Loans of a given Tranche pursuant to this Section 4.01 shall be applied to reduce the then remaining Scheduled Repayments of the respective Tranche of Term Loans in the manner specified by the applicable Borrower in the applicable prepayment notice; and

(v) in the event that, prior to the first anniversary of the Amendment No. 4 Effective Date, any Credit Party (x) makes any prepayment of Term Loans in connection with any Repricing Transaction, or (y) effects any amendment of this Agreement resulting in a Repricing Transaction, U.S. Borrower shall pay to the Administrative Agent, for the ratable account of each applicable Lender, (I) in the case of clause (x), a prepayment premium of 1% of the amount of the affected Term Loans of such Lender being prepaid and (II) in the case of clause (y), a payment equal to 1% of the aggregate amount of the applicable Term Loans outstanding immediately prior to such amendment.

4.02 Mandatory Repayments and Commitment Reductions.

(a) The Borrowers shall prepay all Existing Loans that are not Converted Term Loans on the Amendment No. 4 Effective Date together with all accrued interest and fees owing as of the Amendment No. 4 Effective Date under the Credit Agreement prior to giving effect to this Amendment No. 4 (including in respect of Converted Term Loans).

(b) (i) On each date set forth below, the U.S. Borrower shall repay the principal amount of Tranche B-2 Term Loans set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(g), a “Tranche B-2 Term Loan Scheduled Repayment”):

Tranche B-2 Term Loan Scheduled Repayment Date	Amount
Last Business Day of September, 2011	$787,500
Last Business Day of December, 2011	$787,500
Last Business Day of March, 2012	$787,500
Last Business Day of June, 2012	$787,500
Last Business Day of September, 2012	$787,500
Last Business Day of December, 2012	$787,500

Tranche B-2 Term Loan Scheduled Repayment Date	Amount
Last Business Day of March, 2013	$787,500
Last Business Day of June, 2013	$787,500
Last Business Day of September, 2013	$787,500
Last Business Day of December, 2013	$787,500
Last Business Day of March, 2014	$787,500
Last Business Day of June, 2014	$787,500
Last Business Day of September, 2014	$787,500
Last Business Day of December, 2014	$787,500
Last Business Day of March, 2015	$787,500
Last Business Day of June, 2015	$787,500
Last Business Day of September, 2015	$787,500
Last Business Day of December, 2015	$787,500
Last Business Day of March, 2016	$787,500
Last Business Day of June, 2016	$787,500
Last Business Day of September, 2016	$787,500
Last Business Day of December, 2016	$787,500
Last Business Day of March, 2017	$787,500
Last Business Day of June, 2017	$787,500
Last Business Day of September, 2017	$787,500
Last Business Day of December, 2017	$787,500
Last Business Day of March, 2018	$787,500
Last Business Day of June, 2018	$787,500
Tranche B-2/C-2 Term Loan Maturity Date	$292,950,000

(ii) On each date set forth below, the Bermuda Borrower shall repay the principal amount of Tranche C-2 Term Loans set forth opposite such date (each such repayment, as the same may be reduced as provided in Sections 4.01 and 4.02(g), a “Tranche C-2 Term Loan Scheduled Repayment”):

Tranche C-2 Term Loan Scheduled Repayment Date	Amount
Last Business Day of September, 2011	$1,462,500
Last Business Day of December, 2011	$1,462,500
Last Business Day of March, 2012	$1,462,500

Tranche C-2 Term Loan Scheduled Repayment Date	Amount
Last Business Day of June, 2012	$1,462,500
Last Business Day of September, 2012	$1,462,500
Last Business Day of December, 2012	$1,462,500
Last Business Day of March, 2013	$1,462,500
Last Business Day of June , 2013	$1,462,500
Last Business Day of September, 2013	$1,462,500
Last Business Day of December, 2013	$1,462,500
Last Business Day of March, 2014	$1,462,500
Last Business Day of June, 2014	$1,462,500
Last Business Day of September, 2014	$1,462,500
Last Business Day of December, 2014	$1,462,500
Last Business Day of March, 2015	$1,462,500
Last Business Day of June, 2015	$1,462,500
Last Business Day of September, 2015	$1,462,500
Last Business Day of December, 2015	$1,462,500
Last Business Day of March, 2016	$1,462,500
Last Business Day of June, 2016	$1,462,500
Last Business Day of September, 2016	$1,462,500
Last Business Day of December, 2016	$1,462,500
Last Business Day of March, 2017	$1,462,500
Last Business Day of June, 2017	$1,462,500
Last Business Day of September, 2017	$1,462,500
Last Business Day of December, 2017	$1,462,500
Last Business Day of March, 2018	$1,462,500
Last Business Day of June, 2018	$1,462,500
Tranche B-2/C-2 Term Loan Maturity Date	$544,050,000

(iii) Each Incremental Term Loan Borrower shall be required to make, with respect to each Tranche of Incremental Term Loans of such Incremental Term Loan Borrower, to the extent then outstanding, scheduled amortization payments of such Tranche of Incremental Term Loans on the dates and in the principal amounts set forth in the respective Incremental Term Loan Commitment Agreement (each such repayment, as the same may be reduced as provided in Sections 3.02, 4.01 and 4.02(g), an “Incremental Term Loan Scheduled Repayment”); provided that, if any Incremental Term Loans are incurred which will be added to (and form part of) an existing Tranche of Term Loans, the amount of the then remaining Scheduled Repayments of the respective Tranche shall be proportionally increased (with the aggregate amount of increases to the then remaining Scheduled Repayments to equal the aggregate principal amount of such new Incremental Term Loans then being incurred).

(c) Not later than the fifth Business Day after the U.S. Borrower or any of its Subsidiaries receives Net Sale Proceeds from any Asset Sale that is consummated after the Amendment No. 4 Effective Date, an amount equal to 100% of the Net Sale Proceeds from such Asset Sale shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02 (g) and (h); provided that Net Sale Proceeds from any Asset Sale (other than (x) Net Sale Proceeds from any Contemplated Asset Sale and (y) for so long as such Principal Properties constitute Excluded Collateral, the proceeds from any sale of Principal Properties (other than one Principal Property) made in reliance on Section 9.02(xiv)) shall not give rise to a mandatory repayment on such date as otherwise required above, so long as no Specified Default and no Event of Default exists at the time such Net Sale Proceeds are received and an Authorized Officer of the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such Net Sale Proceeds shall be used (or contractually committed to be used) to purchase capital assets used or to be used in a Permitted Business (other than inventory) within 360 days following the date of receipt of such Net Sale Proceeds from such Asset Sale; provided, however, that (I) if all or any portion of such Net Sale Proceeds are not so used within such 360-day period (or contractually committed within such period to be used), such remaining portion shall be applied on the last day of such period as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such Net Sale Proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed within such period to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso).

(d) On each date on or after the Amendment No. 4 Effective Date on which the U.S. Borrower or any of its Subsidiaries receives any cash proceeds from any incurrence of Indebtedness which is not permitted to be incurred by this Agreement, an amount equal to 100% of the Net Cash Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(g) and (h).

(e) Within 10 days following each date on or after the Amendment No. 4 Effective Date on which the U.S. Borrower or any of its Subsidiaries receives any proceeds from any Recovery Event (other than proceeds from Recovery Events in an amount less than $10,000,000 per Recovery Event), an amount equal to 100% of the proceeds of such Recovery Event (net of reasonable costs (including, without limitation, legal costs and expenses) and taxes incurred in connection with such Recovery Event and the amount of such proceeds required to be used to repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement) which is secured by the respective assets subject to such Recovery Event) shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(g) and (h); provided that so long as no Specified Default and no Event of Default then exists, such proceeds shall not be required to be so applied on such date to the extent that an Authorized Officer of the U.S. Borrower has delivered a certificate to the Administrative Agent on or prior to such date stating that such proceeds shall be used (or contractually committed to be used) within 360 days following the date of receipt of such proceeds from such Recovery Event to replace or restore any properties or assets in respect of which such proceeds were paid, and provided, further, that (I) if all or any portion of such proceeds are not so used (or contractually committed to be used) within such 360-day period, such remaining portion shall be applied as a mandatory repayment as provided above (without giving effect to the immediately preceding proviso) and (II) if all or any portion of such proceeds are not required to be applied on the last day of such 360-day period referred to in clause (I) of this proviso because such amount is contractually committed to be used and then either (A) subsequent to such date such contract is terminated or expires without such portion being so used or (B) such contractually committed portion is not so used within six months after the last day of such 360-day period referred to in clause (I) of this proviso, such remaining portion, in the case of either of the preceding clauses (A) or (B), shall be applied as a mandatory repayment and/or commitment reduction as provided above (without giving effect to the immediately preceding proviso).

(f) On each Excess Cash Payment Date, an amount equal to the remainder (if positive) of (x) the Applicable Prepayment Percentage of the Excess Cash Flow for the relevant Excess Cash Flow Payment Period minus (y) the aggregate amount of principal repayments of Loans made as a voluntary prepayment pursuant to Section 4.01 hereof with internally generated funds during the relevant Excess Cash Flow Payment Period shall be applied as a mandatory repayment in accordance with the requirements of Sections 4.02(g) and (h).

(g) (I) Each amount required to be applied pursuant to Sections 4.02(c), (d), (e) and (f) in accordance with this Section 4.02(g) shall be applied, subject to the succeeding clause (IV), to repay the outstanding principal amount of Term Loans.

(II) Each amount required to be applied to repay outstanding Term Loans pursuant to this Section 4.02(g) shall, subject to the succeeding clause (IV) and the immediately succeeding proviso, be applied pro rata to each Tranche of Term Loans (based upon the TL Repayment Percentages of the various Tranches of Term Loans and the then outstanding principal amounts of the respective Tranches of Term Loans); provided that (i) an amount equal to the Net Sale Proceeds from any Asset Sale effected by the U.S. Borrower or any of its Domestic Subsidiaries and proceeds from any Recovery Event with respect to the properties or assets of the U.S. Borrower or any of its Domestic Subsidiaries and, in each case, required to be applied to the repayment of Term Loans pursuant to clause (I) of this Section 4.02(g), shall be applied (x) first, to repay principal of outstanding Tranche B-2 Term Loans and U.S. Borrower Incremental Term Loans, if any (on a pro rata basis to each Tranche of U.S. Borrower Term Loans based on the then outstanding principal amount of the Tranche B-21 Term Loans and each such Tranche of U.S. Borrower Incremental Term Loans) and (y) second, after the repayment in full of all outstanding U.S. Borrower Term Loans, to repay principal of outstanding Tranche C-2 Term Loans and Bermuda Borrower Incremental Term Loans (on a pro rata basis to each such Tranche of Term Loans based upon the then outstanding principal amounts of such Tranches of Term Loans) and (ii) an amount equal to the Net Sale Proceeds from any Asset Sale effected by any Foreign Subsidiary of the U.S. Borrower and the proceeds from any Recovery Event with respect to the properties or assets of any Foreign Subsidiary of the U.S. Borrower and, in each case, required to be applied to the repayment of Term Loans pursuant to clause (I) of this Section 4.02(g) and an amount equal to the cash proceeds of any incurrence of Indebtedness required to be applied to the repayment of Term Loans pursuant to Section 4.02(d), shall be applied to repay principal of outstanding Tranche C-2 Term Loans and Bermuda Borrower Incremental Term Loans (on a pro rata basis to each such Tranche of Term Loans based upon the then outstanding principal amounts of such Tranches of Term Loans); provided that if such Net Sale Proceeds or cash proceeds are in excess of the amount necessary to repay in full in full of all outstanding Bermuda Borrower Term Loans, such excess shall be retained by such Foreign Subsidiary and, for the avoidance of doubt, no Credit Party shall be required to make any prepayment of any Tranche B-2 Term Loans or U.S. Borrower Incremental Term Loans with such excess amount.

(III) All repayments of outstanding Term Loans of a given Tranche pursuant to Section 4.02(c), (d), (e) or (f) shall be applied to reduce the then remaining Scheduled Repayments of the respective

Tranche of Term Loans on a pro rata basis (based upon the then remaining principal amounts of the Scheduled Repayments of such Tranche of Term Loans after giving effect to all prior reductions thereto).

(IV) Notwithstanding anything to the contrary in this Section 4.02, neither the U.S. Borrower nor any of its Subsidiaries shall be obligated to apply any Net Sale Proceeds pursuant to this Section 4.02(g) to the extent attributable to any Asset Sales of ABL Priority Collateral (including, in the case of an Asset Sale consisting of the sale of all or substantially all of the capital stock or equity interests in, any U.S. Credit Party, that portion of the proceeds determined in good faith by the U.S. Borrower to be attributable to the ABL Priority Collateral owned by such U.S. Credit Party at the time of the consummation of such Asset Sale) to the extent that such Net Sale Proceeds are required to be and are applied to the repayment of ABL Loans (or to the permanent reduction of any commitment under the ABL Credit Agreement) in accordance with the terms of the ABL Credit Agreement.

(h) With respect to each repayment of Loans required by this Section 4.02, the applicable Borrower may (subject to the requirements of the preceding Section 4.02(g)) designate the Types of Loans of the respective Tranche which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings of the respective Tranche pursuant to which made, provided that (i) in the case of repayments of Eurodollar Loans pursuant to this Section 4.02 on any day other than the last day of an Interest Period applicable thereto, such repayments shall be accompanied by payment by the applicable Borrower of all amounts owing in connection therewith pursuant to Section 1.10 and (ii) each repayment of any Tranche of Loans made pursuant to a Borrowing shall be applied pro rata among such Tranche of Loans. In the absence of a designation by the applicable Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under Section 1.10(a)

(i) Notwithstanding anything to the contrary contained elsewhere in this Agreement, all outstanding Loans shall be repaid in full on the Maturity Date for such Loans.

(j) For purposes of clarity, it is understood and agreed that none of Sections 4.02(c) through (f), inclusive, shall require that amounts received by any Foreign Subsidiary or Foreign Subsidiaries be used to repay Obligations owed by any U.S. Credit Parties, or that the receipt of any such amount shall generate a requirement for such a repayment but that such Sections as formerly in effect merely determined the amounts required to be applied by the Borrowers to the repayment of their Obligations as more fully described in this Section 4.02.

4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 2:00 P.M. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. The Administrative Agent will thereafter cause to be distributed on the same day (if payment was actually received by the Administrative Agent prior to 2:00 P.M. (New York time)) like funds relating to payment of principal, interest or Fees ratably to the Lenders entitled thereto. Any payments under this Agreement which are made later than 2:00 P.M. (New York time) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

4.04 Net Payments.

(a) All payments made by any Credit Party under any Credit Document (including, in the case of a Borrower, in its capacity as a guarantor pursuant to Section 14) or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively as “Taxes”). If any Taxes are so levied or imposed, the respective Borrower (and any other Credit Party making the payment) agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the applicable Borrower (and any other Credit Party making the payment) shall be obligated to reimburse each Lender, upon the written request of such Lender, for the net additional taxes (after taking into account available credits with respect to such withholding taxes) imposed on or measured by the net income of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Lender in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence, the applicable Borrower (or Credit Party) will furnish to the Administrative Agent within 45 days after the date of the payment of any Taxes due pursuant to applicable law certified copies of tax receipts evidencing such payment by such Borrower (or the respective other Credit Party). The Borrowers jointly and severally agree (and each Subsidiary Guarantor pursuant to its respective Subsidiary Guaranty, and the incorporation by reference therein of the provisions of this Section 4.04, shall agree) to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

(b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) agrees to deliver to the U.S. Borrower and the Administrative Agent on or prior to the Amendment No. 4 Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.12 or 13.04 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a “Section 4.04(b)(ii) Certificate”) and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption) (or successor form) certifying to such Lender’s entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Amendment No. 4 Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the U.S. Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or it shall immediately notify the U.S. Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the U.S. Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable by the U.S. Borrower hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the U.S. Borrower U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the U.S. Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the U.S. Borrower the Internal Revenue Service Forms required to be provided to the U.S. Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the U.S. Borrower agrees to pay additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence (x) as a result of any changes after the Amendment No. 4 Effective Date (or, if later, the date such Lender became party to this Agreement) in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar taxes or (y) as a result of the purchase of a participation as required by Section 1.13 following the occurrence of a Sharing Event.

Section 5. [Reserved].

Section 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including Loans made on the Amendment No. 4 Effective Date) is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

6.01 No Default; Representations and Warranties. At the time of each such Credit Event and immediately after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein or in any other Credit Document shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (except that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

6.02 Notice of Borrowing. Prior to the making of each Loan, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.02.

6.03 Incremental Term Loans. Prior to the incurrence of any Incremental Term Loans, the applicable Incremental Term Loan Borrower shall have satisfied (or caused to be satisfied) all of the applicable conditions set forth in Section 1.14.

The occurrence of the Amendment No. 4 Effective Date and the acceptance of the benefits or proceeds of each Credit Event shall constitute a representation and warranty by each Borrower to each Agent and each of the Lenders that all the conditions specified in Section 6 (with respect to Credit Events on and after the Amendment No. 4 Effective Date) and applicable to such Credit Event (other than such conditions that are expressly subject to the satisfaction of the Agents and/or the Required Lenders) exist as of that time.

Section 7. Representations and Warranties. In order to induce the Lenders to enter into this Agreement, to make (and/or continue) the Loans, as provided for herein, each Borrower makes the following representations, warranties and agreements with the Lenders, all of which shall survive the execution and delivery of this Agreement, the making of the Loans, (with the occurrence of the Amendment No. 4 Effective Date and each Credit Event on or after the Amendment No. 4 Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the Amendment No. 4 Effective Date and on and as of the date of each such Credit Event, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date):

7.01 Company Status. Each of the U.S. Borrower and each of its Subsidiaries (i) is a duly organized and validly existing Company in good standing (or its equivalent) under the laws of the jurisdiction of its organization, (ii) has the Company power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing (or its equivalent) in all jurisdictions where it is required to be so qualified (or its equivalent) and where the failure to be so qualified has had, or could reasonably be expected to have, a Material Adverse Effect.

7.02 Company Power and Authority. Each Credit Party and each Subsidiary thereof has the Company power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is a party and has taken all necessary Company action to authorize the execution, delivery and performance of the Credit Documents to which it is a party. Each Credit Party and each Subsidiary thereof has duly executed and delivered each Credit Document to which it is a party and each such Credit Document constitutes the legal, valid and binding obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

7.03 No Violation. Neither the execution, delivery or performance by any Credit Party or any Subsidiary thereof of the Credit Documents to which it is a party, nor compliance by any Credit Party or any such Subsidiary with the terms and provisions thereof, nor the consummation of the transactions contemplated herein or therein, (i) will contravene any material provision of any applicable law, statute, rule or regulation, or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or (other than pursuant to the Security Documents) result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the material property or assets of the U.S. Borrower or any of its Subsidiaries pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, credit agreement or any other material agreement, contract or instrument to which the U.S. Borrower or any of its Subsidiaries is a party or by which it or any of its material property or assets are bound or to which it may be subject or (iii) will violate any provision of the certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement or equivalent organizational document, as the case may be, of the U.S. Borrower or any of its Subsidiaries.

7.04 Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of any Senior Officer, threatened that have had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Additionally, there does not exist any judgment, order or injunction prohibiting or imposing material adverse conditions upon the occurrence of any Credit Event.

7.05 Use of Proceeds; Margin Regulations.

(a) The proceeds of the Tranche B-2 Term Loans and the Tranche C-2 Term Loans shall be utilized by the U.S. Borrower and the Bermuda Borrower, respectively, on the Amendment No. 4 Effective Date solely to finance the Refinancing and to pay fees and expenses incurred in connection therewith and for general corporate purposes (including, without limitation, Permitted Acquisitions). All proceeds of Incremental Term Loans incurred by each Incremental Term Loan Borrower shall be used for any purpose permitted under this Agreement, including, without limitation, (i) to finance Permitted Acquisitions (and to pay the fees and expenses related thereto) and to refinance any Indebtedness assumed as part of any such Permitted Acquisitions (and to pay all accrued and unpaid interest thereon, any prepayment premium associated therewith and the fees and expenses related thereto), (ii) to prepay outstanding Loans in accordance with the terms of this Agreement and to prepay outstanding ABL Loans in accordance with the terms of the ABL Credit Agreement and (iii) for the Incremental Term Loan Borrowers’ and their respective Subsidiaries’ ongoing working capital requirements and general corporate purposes.

(b) At the time of each Credit Event occurring on or after the Amendment No. 4 Effective Date, the aggregate value of all Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (for such purpose, using the initial purchase price paid by the U.S. Borrower or such Subsidiary for the respective shares of Margin Stock) does not exceed $10,000,000. Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, Regulation U or Regulation X.

7.06 Governmental Approvals. Except as may have been obtained or made on or prior to the Amendment No. 4 Effective Date (and which remain in full force and effect on the Amendment No. 4 Effective Date), no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required in connection with (i) the execution, delivery and performance of any Credit Document or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

7.07 Investment Company Act. Neither the U.S. Borrower nor any of its Subsidiaries is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

7.08 True and Complete Disclosure. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the U.S. Borrower or any of its Subsidiaries in writing to any Agent or any Lender (including, without limitation, all information contained in the Credit Documents) for purposes of or in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of any such Persons in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided, it being understood and agreed that for purposes of this Section 7.08, such factual information shall not include the Projections or any projected financial information contained in any financial projections delivered pursuant to Section 8.01(c).

7.09 Financial Condition; Financial Statements.

(a) On and as of the Amendment No. 4 Effective Date, on a pro forma basis after giving effect to the Refinancing, with respect to each Borrower (on a stand-alone basis), and each Borrower and its Subsidiaries (on a consolidated basis) (x) the sum of the assets, at a fair valuation, of each Borrower (on a stand-alone basis) and each Borrower and its Subsidiaries (on a consolidated basis) will exceed its or their debts, (y) it has or they have not incurred nor intended to, nor believes or believe that it or they will, incur debts beyond its or their ability to pay such debts as such debts mature and (z) it or they will have sufficient capital with which to conduct its or their business. For purposes of this Section 7.09(a), “debt” means any liability on a claim, and “claim” means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

(b) The audited consolidated statements of financial condition of the U.S. Borrower and its Consolidated Subsidiaries at January 3, 2009, January 2, 2010 and January 1, 2011 and the related consolidated statements of income and cash flows and changes in shareholders’ equity of the U.S. Borrower and its Consolidated Subsidiaries for the Fiscal Years of the U.S. Borrower ended on such dates, in each case furnished to the Lenders prior to the Amendment No. 4 Effective Date, present fairly in all material respects the consolidated financial position of the U.S. Borrower and its Consolidated Subsidiaries at the date of said financial statements and the results for the respective periods covered thereby.

(c) Since January 1, 2011, nothing has occurred that has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d) Except as fully reflected in the financial statements described in Section 7.09(b) and as otherwise permitted by Section 9.04, (i) there were as of the Amendment No. 4 Effective Date (and after giving effect to any Loans made on such date), no liabilities or obligations with respect to the U.S. Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in the aggregate, could reasonably be expected to be material to the U.S. Borrower and its Subsidiaries taken as a whole and (ii) no Borrower knows of any basis for the assertion against the U.S. Borrower or any of its Subsidiaries of any such liability or obligation which, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

(e) The Projections have been prepared on a basis consistent with the financial statements referred to in Section 7.09(b) and are based on good faith estimates and assumptions made by the management of the U.S. Borrower, and on the Amendment No. 4 Effective Date, the Borrowers

believe that the Projections are reasonable and attainable, it being recognized by the Lenders that such projections of future events are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ from the projected results contained therein. There is no fact known to any Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect, which has not been disclosed herein or in such other documents, certificates and statements furnished to the Lenders for use in connection with the transactions contemplated hereby.

7.10 Security Interests.

On and after the Amendment No. 4 Effective Date, each of the Security Documents creates (or after the execution and delivery thereof will create), as security for the Obligations covered thereby, a valid and enforceable perfected security interest in and Lien on all of the Collateral subject thereto, superior to and prior to the rights of all third Persons, and subject to no other Liens (except that, subject to the provisions of the Intercreditor Agreement, (i) the Security Agreement Collateral may be subject to Permitted Liens, (ii) the Pledge Agreement Collateral may be subject to the Liens described in clauses (i), (iv) and (v) of Section 9.03 and clauses (y) and (z) of Section 9.03(iii) and (iii) the security interest and mortgage lien created on any Mortgaged Property may be subject to the Permitted Encumbrances related thereto), in favor of the Collateral Agent (or such other trustee or sub-agent as may be required or desired under local law). No filings or recordings are required in order to perfect and/or render enforceable as against third parties the security interests created under any Security Document except for filings or recordings required in connection with any such Security Document which shall have been made on or prior to the Amendment No. 4 Effective Date or on or prior to the execution and delivery thereof as contemplated by Section 8.10.

7.11 Compliance with ERISA.

(a) Schedule V sets forth, as of the Amendment No. 4 Effective Date, each Plan and each Multiemployer Plan. Each Plan (and each related trust, insurance contract or fund) is in compliance in all respects with its terms and in all respects with all applicable laws, including, without limitation, ERISA and the Code, except to the extent that any such noncompliances, individually or in the aggregate, would not result in a Material Adverse Effect; except as would not reasonably be expected to have a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code (or the sponsor has applied for such determination letter within the remedial amendment period); except as would not reasonably be expected to have a Material Adverse Effect, (1) no Reportable Event has occurred; (2) to the knowledge of any Senior Officer, no Multiemployer Plan is insolvent or in reorganization; (3) no Plan has an Unfunded Current Liability; (4) no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of Section 412 of the Code or Section 303 or 304 of ERISA; (5) all required contributions with respect to a Plan and a Multiemployer Plan have been made; (6) neither the U.S. Borrower nor any Subsidiary of the U.S. Borrower nor any ERISA Affiliate has incurred any outstanding material liability (including any indirect, contingent or secondary liability) to or on account of a Plan or a Multiemployer Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or expects to incur any such material liability under any of the foregoing sections with respect to any Plan or a Multiemployer Plan; (7) no condition exists which presents a material risk to the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate of incurring a material liability to or on account of a Plan or a Multiemployer Plan pursuant to the foregoing provisions of ERISA and the Code; (8) no involuntary proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; (9) no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending, expected or threatened; (10) using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the U.S. Borrower and its Subsidiaries and ERISA Affiliates to any Multiemployer Plans in the event of a withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan ended prior to the date of the most recent Credit Event would not exceed $10,000,000; (11) each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the U.S. Borrower, any Subsidiary of the U.S. Borrower, or any ERISA Affiliate has at all times been operated in compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code other than any non compliance which would not result in a material liability to the U.S. Borrower or any Subsidiary of the U.S. Borrower; (12) no lien imposed under the Code or ERISA on the assets of the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate exists, is likely to arise on account of any Plan or any Multiemployer Plan; and (13) and neither the U.S. Borrower nor any Subsidiary of the U.S. Borrower maintains or contributes to (a) any employee welfare benefit plan (as defined in Section 3(1) of ERISA) which provides benefits to retired employees and/or other former employees (other than as required by Section 601 of ERISA) or (b) any Plan, the obligations with respect to which could reasonably be expected to have a Material Adverse Effect.

(b) Except as would not reasonably be expected to have a Material Adverse Effect, each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities. Except as would not reasonably be expected to have a Material Adverse Effect, all required contributions with respect to a Foreign Pension Plan have been made. Except as would not reasonably be expected to have a Material Adverse Effect, neither the U.S. Borrower nor any of its Subsidiaries has incurred any material outstanding obligation in connection with the termination of or withdrawal from any Foreign Pension Plan. Except as would not reasonably be expected to have a Material Adverse Effect, the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the U.S. Borrower’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities or alternatively, the Foreign Pension Plan is funded in compliance with applicable law in all material respects and the U.S. Borrower and its Subsidiaries have established adequate reserves for the present value of such accrued benefit liabilities under such Foreign Pension Plan in the financial statements delivered pursuant to Sections 8.01(a) and (b).

7.12 Subsidiaries. Schedule VII correctly sets forth, as of the Amendment No. 4 Effective Date, (i) the percentage ownership (direct and indirect) of the U.S. Borrower in each class of capital stock or other Equity Interests of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary. All outstanding shares of capital stock or other Equity Interests of each Subsidiary of the U.S. Borrower have been duly and validly issued, are fully paid and non-assessable and have been issued free of preemptive rights. Except as set forth on Part B of Schedule X attached hereto, no Subsidiary of the U.S. Borrower, as of the Amendment No. 4 Effective Date, has outstanding: (i) any securities convertible into or exchangeable for its capital stock or other Equity Interests, (ii) any right to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of or any calls, commitments or claims of any character relating to, its capital stock or (iii) other Equity Interests or any stock appreciation or similar rights. Except for the existing investments described on Schedule VI, as of the Amendment No. 4 Effective Date, neither the U.S. Borrower nor any of its Subsidiaries owns or holds, directly or indirectly, any capital stock or equity security of, or any other Equity Interests in, any Person other than its Subsidiaries indicated on Schedule VII.

7.13 Intellectual Property, etc. Each of the U.S. Borrower and each of its Subsidiaries owns or has the right to use all domestic and foreign patents, trademarks, permits, domain names, service marks, trade names, copyrights, licenses, franchises, inventions, trade secrets, proprietary information and know how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) and formulas, or other rights with respect to the foregoing, and has obtained assignments of all leases, licenses and other rights of whatever nature, in each case necessary for the conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect.

7.14 Compliance with Statutes; Agreements, etc. Each of the U.S. Borrower and each of its Subsidiaries is in compliance with (i) all applicable statutes, regulations, rules and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property and (ii) all contracts and agreements to which it is a party, except such non-compliances as have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

7.15 Environmental Matters.

(a) Except as would not reasonably be expected to have Material Adverse Effect, each of the U.S. Borrower and each of its Subsidiaries has complied with, and on the date of each Credit Event is in compliance with, all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws and neither the U.S. Borrower nor any of its Subsidiaries is liable for any penalties, fines or forfeitures for failure to comply with any of the foregoing. Except as would not reasonably be expected to have Material Adverse Effect, there are no pending or past or, to the knowledge of any Senior Officer, threatened Environmental Claims against the U.S. Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the U.S. Borrower or any of its Subsidiaries of any Real Property formerly owned, leased or operated by the U.S. Borrower or any of its Subsidiaries but no longer owned, leased or operated by the U.S. Borrower or any of its Subsidiaries). Except as would not reasonably be expected to have Material Adverse Effect, there are no facts, circumstances, conditions or occurrences on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries (including, to the knowledge of a Senior Officer, any Real Property formerly owned, leased or operated by the U.S. Borrower or any of its Subsidiaries but no longer owned, leased or operated by the U.S. Borrower or any of its Subsidiaries) or on any property adjoining or in the vicinity of any such Real Property that would reasonably be expected (i) to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any such Real Property or (ii) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the U.S. Borrower or any of its Subsidiaries under any applicable Environmental Law.

(b) Except as would not reasonably be expected to have Material Adverse Effect, Hazardous Materials have not at any time been generated, used, treated or stored on, or transported to or from, any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries except in compliance with all applicable Environmental Laws and in connection with the operation, use and maintenance of such Real Property by the U.S. Borrower’s or such Subsidiary’s business. Except as would not reasonably be expected to have Material Adverse Effect, Hazardous Materials have not at any time been Released on or from any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries or by any person acting for or under contract to the U.S. Borrower or any of its Subsidiaries, or to the knowledge of the Borrowers, by any other Person in respect of Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries (including, to the knowledge of the Borrowers, any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries but no longer owned, leased or operated by the U.S. Borrower or any of its Subsidiaries), except in compliance with all applicable Environmental Laws.

7.16 Properties. All Real Property (other than Real Property with an individual Fair Market Value less than $10,000,000 as of the Amendment No. 4 Effective Date) and vessels owned by the U.S. Borrower or any of its Subsidiaries, and all material Leaseholds leased by the U.S. Borrower or any of its Subsidiaries, in each case as of the Amendment No. 4 Effective Date, and the nature of the interest therein, are correctly set forth in a certificate of the U.S. Borrower delivered to the Administrative Agent on the Amendment No. 4 Effective Date (and, to the extent that any such Real Property (or any portion thereof) constitutes “Principal Property” (as defined in the Existing 2013 Senior Notes Indenture), such certificate correctly identifies such Real Property (or the applicable portion thereof) as “Principal Property”). Each of the U.S. Borrower and each of its Subsidiaries has good and marketable title to, or a validly subsisting leasehold interest in, all material properties owned or leased by it, including all Real Property and vessels reflected in the certificate referred to above and in the financial statements referred to in Section 7.09(b) (except (x) such properties sold in the ordinary course of business since the dates of the respective financial statements referred to therein, (y) such properties otherwise sold or transferred as permitted by the terms of this Agreement and (z) such Real Properties owned by the U.S. Borrower or any of its Subsidiaries which may be subject to immaterial defects of title which do not impair the use of such Real Property or the business conducted by the U.S. Borrower or such Subsidiary thereon), free and clear of all Liens, other than Permitted Liens.

7.17 Labor Relations. Neither the U.S. Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that has had, or could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, before the National Labor Relations Board or any similar foreign tribunal or agency, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the U.S. Borrower or any of its Subsidiaries or, to the knowledge of any Senior Officer, threatened against the U.S. Borrower or any of its Subsidiaries and (iii) no union representation question existing with respect to the employees of the U.S. Borrower or any of its Subsidiaries and no union organizing activities are taking place, except (with respect to any matter specified in clause (i), (ii) or (iii) above, either individually or in the aggregate) such as has not had, and could not reasonably be expected to have, a Material Adverse Effect.

7.18 Tax Returns and Payments. The U.S. Borrower and each of its Subsidiaries has timely filed (including applicable extensions), or has had filed on its behalf, with the appropriate taxing authority, all material returns, statements, forms and reports for taxes (the “Returns”) required to be filed by or with respect to the income, properties or operations of the U.S. Borrower and each of its Subsidiaries. The Returns accurately reflect in all material respects all liability for taxes of the U.S. Borrower and each of its Subsidiaries as a whole for the periods covered thereby. The U.S. Borrower and each of its Subsidiaries have paid all material taxes payable by them other than those contested in good faith and adequately disclosed and for which adequate reserves have been established in accordance with U.S. GAAP. Except as set forth in a certificate of the U.S. Borrower delivered to the Administrative Agent on the Amendment No. 4 Effective Date, as of the Amendment No. 4 Effective Date, there is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of any Senior Officer, threatened by any authority regarding any taxes relating to the U.S. Borrower and each of its Subsidiaries.

Except as set forth in the certificate referred to above, as of the Amendment No. 4 Effective Date, neither the U.S. Borrower nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into an agreement or waiver extending any statute of limitations relating to the payment or collection of taxes of the U.S. Borrower or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the U.S. Borrower or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

7.19 Insurance. The U.S. Borrower has delivered to the Administrative Agent a true, correct and complete summary of all insurance maintained by the U.S. Borrower and its Subsidiaries on and as of the Amendment No. 4 Effective Date, with the amounts insured (and any deductibles) set forth therein.

7.20 Special Purpose Corporations. The Bermuda Partnership has no significant assets (other than Equity Interests of its Subsidiaries and the immaterial assets used for the performance of those activities permitted to be performed by it pursuant to Sections 9.01(b) and (c)) or liabilities (other than under this Agreement and the other Credit Documents to which it is a party and those liabilities permitted to be incurred by it pursuant to Sections 9.01(b) and (c)); provided that notwithstanding the foregoing, the Bermuda Partnership shall be permitted to (i) provide treasury, accounting, logistic and other administrative support services to its Affiliates on an arm’s length basis and hold and retain cash earned in connection with the provision of such services and (ii) receive and hold additional cash and Cash Equivalents from its Subsidiaries and/or Affiliates, so long as, in the case of this clause (ii), the same are promptly (and in any event within one Business Day of receipt thereof) loaned, distributed and/or contributed, subject to Section 9.01(c), to its Subsidiaries and/or Affiliates in accordance with the requirements of Section 9.05 of this Agreement.

7.21 Subordination. The subordination provisions contained in the Existing Senior Notes Indentures are enforceable against (i) the U.S. Subsidiary Guarantors party thereto, and (ii) the holders of the Existing Senior Notes. All Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty) of the U.S. Subsidiary Guarantors and all Obligations of the U.S. Borrower under the Credit Documents to which it is a party, are within the definitions of “Guarantor Senior Debt” and “Designated Guarantor Senior Debt” or “Senior Debt” and “Designated Senior Debt,” as applicable, included in such subordination provisions.

Section 8. Affirmative Covenants. Each Borrower hereby covenants and agrees that as of the Amendment No. 4 Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has been terminated, and the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

8.01 Information Covenants. The U.S. Borrower will furnish, or will cause to be furnished, to the Administrative Agent (who shall furnish to each Lender):

(a) Quarterly Financial Statements. Within 3 Business Days following the 45th day after the close of the first three quarterly accounting periods in each Fiscal Year of the U.S. Borrower, (i) (x) the consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and of cash flows for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, (y) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the corresponding quarterly accounting period in the prior Fiscal Year, and (z) the consolidated balance sheets of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such quarterly accounting period and the related consolidated statements of income of each such group for such quarterly accounting period and for the elapsed portion of the Fiscal Year ended with the last day of such quarterly accounting period, all of the foregoing of which shall be in reasonable detail and, in the case of the financial statements described in subclause (x) above, be certified by an Authorized Officer of the U.S. Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of the U.S. Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and/or changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period; provided, however, that for any quarterly accounting period for which the U.S. Borrower has filed a Form 10-Q Report with the SEC, the furnishing of (I) the U.S. Borrower’s Form 10-Q Report filed with the SEC for such quarterly accounting period and (II) the consolidated balance sheet of each Business Segment as at the end of such quarterly accounting period and the related consolidated statement of income of such Business Segment for such quarterly accounting period, shall satisfy the requirements of subclauses (i) and (ii) of this Section 8.01(a).

(b) Annual Financial Statements. Within 3 Business Days following the 90th day after the close of each Fiscal Year of the U.S. Borrower, (i) (x) the consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income and stockholders’ equity and of cash flows for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year, (y) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statements of income of each Business Segment for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year and (z) the consolidated balance sheet of each of the U.S. Dole Group and the Non-U.S. Dole Group as at the end of such Fiscal Year and the related consolidated statements of income of each such group for such Fiscal Year and setting forth comparative consolidated figures for the preceding Fiscal Year, (ii) in the case of the financial statements referred to in subclause (i)(x) above, together with a report and opinion by Deloitte & Touche LLP or such other independent certified public accountants of recognized national standing as shall be acceptable to the Administrative Agent, which report and opinion (I) shall be prepared in accordance with generally accepted auditing standards, (II) shall be made without qualification or expression of uncertainty, in each case as to going concern and (III) shall state that such statements fairly present in all material respects the financial condition of the U.S. Borrower and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and changes in financial position for the periods indicated in conformity with U.S. GAAP and (iii) management’s discussion and analysis of the important operational and financial developments during such Fiscal Year; provided, however, that for any Fiscal Year for which the U.S. Borrower has filed a Form 10-K Report with the SEC, the furnishing of (I) the U.S. Borrower’s Form 10-K Report filed with the SEC for such Fiscal Year and (II) the consolidated balance sheet of each Business Segment as at the end of such Fiscal Year and the related consolidated statement of income of such Business Segment for such Fiscal Year, shall satisfy the requirements of subclause (i) and (iii) of this Section 8.01(b).

(c) Financial Projections, etc. Not more than 90 days after the commencement of each Fiscal Year of the U.S. Borrower commencing after the Amendment No. 4 Effective Date,

financial projections in form reasonably satisfactory to the Administrative Agent (including projected statements of income, sources and uses of cash and balance sheets, taking into account any Significant Asset Sales intended to be consummated during such Fiscal Year) prepared by the U.S. Borrower (i) for each of the four Fiscal Quarters of such Fiscal Year prepared in detail and (ii) for each of the immediately succeeding two Fiscal Years prepared in summary form, in each case, on a consolidated basis, for the U.S. Borrower and its Consolidated Subsidiaries and setting forth, with appropriate discussion, the principal assumptions upon which such financial projections are based.

(d) Officer’s Certificates. At the time of the delivery of the financial statements provided for in Sections 8.01(a) and (b) for each Fiscal Year ended on or after the Amendment No. 4 Effective Date, a certificate of the Chief Financial Officer or other Authorized Officer of the U.S. Borrower to the effect that no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof, which certificate shall (i) if delivered in connection with the financial statements required by Section 8.01(a) or (b), set forth in reasonable detail the calculation of the Total Leverage Ratio and Senior Secured Leverage Ratio, in each case, as at the last day of the respective Fiscal Quarter or Fiscal Year of the U.S. Borrower, as the case may be, (ii) if delivered with the financial statements required by Section 8.01(b), set forth in reasonable detail (x) the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the applicable Excess Cash Flow Payment Period and (y) the amount required to be paid pursuant to Section 4.02(f) on the relevant Excess Cash Payment Date, and (iii) certify that there have been no changes to Annexes A through G of the U.S. Security Agreement, Annexes A through G of the U.S. Pledge Agreement and the annexes or schedules to any other Security Document, in each case since the Amendment No. 4 Effective Date or, if later, since the date of the most recent certificate delivered pursuant to this Section 8.01(d), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (iii), only to the extent that such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents) and whether the Borrowers and the other Credit Parties have otherwise taken all actions required to be taken by them pursuant to such Security Documents in connection with any such changes.

(e) Notice of Default or Litigation. Promptly, and in any event within five Business Days after a Senior Officer obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, which notice shall specify the nature and period of existence thereof and what action the U.S. Borrower or such Subsidiary proposes to take with respect thereto, (ii) any litigation or proceeding pending or threatened (x) against the U.S. Borrower or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect or (y) with respect to any ABL Credit Document or any Existing Senior Notes Indenture and (iii) any other event, change or circumstance which has had, or could reasonably be expected to have, a Material Adverse Effect.

(f) Environmental Matters. Within five Business Days after a Senior Officer obtains knowledge of any of the following (but only to the extent that any of the following, either individually or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect), written notice of:

(i) any pending or threatened Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries;

(ii) any condition or occurrence on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that (x) results in noncompliance by the U.S. Borrower or any of its Subsidiaries with any applicable Environmental Law or (y) could reasonably be anticipated to form the basis of an Environmental Claim against the U.S. Borrower or any of its Subsidiaries or any such Real Property;

(iii) any condition or occurrence on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries that could reasonably be anticipated to cause such Real Property to be subject to any restrictions on the ownership, lease, occupancy, use or transferability by the U.S. Borrower or such Subsidiary, as the case may be, of its interest in such Real Property under any Environmental Law; and

(iv) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the U.S. Borrower or any of its Subsidiaries.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the U.S. Borrower’s response or proposed response thereto. In addition, the U.S. Borrower agrees to provide the Lenders (by delivery to the Administrative Agent) with copies of such detailed reports relating to any of the matters set forth in clauses (i)-(iv) above as may reasonably be requested by the Administrative Agent or any Lender.

(g) Reports. Within 3 Business Days following transmission thereof, copies of any filings and registrations with, and reports to, the SEC by the U.S. Borrower or any of its Subsidiaries and copies of all financial statements, proxy statements, notices and reports as the U.S. Borrower or any of its Subsidiaries shall send generally to the holders of Indebtedness or (following the public issuance of Equity Interests of the U.S. Borrower or any of its Subsidiaries) their Equity Interests in their capacity as such holders (to the extent not theretofore delivered to the Lenders pursuant to this Agreement or publicly available on the SEC’s website).

(h) New Subsidiaries; etc. Within 3 Business Days after the 45th day following the close of each of the first three Fiscal Quarters of each Fiscal Year of the U.S. Borrower and within 3 Business Days after the 90th day following the close of each Fiscal Year of the U.S. Borrower, (x) a list showing each Material Foreign Subsidiary of the U.S. Borrower established, created or acquired during the respective Fiscal Quarter or Fiscal Year which has not theretofore become party to the Foreign Subsidiaries Guaranty or any Security Document, and (y) a list showing each Subsidiary of the U.S. Borrower established, created or acquired during the respective Fiscal Quarter or Fiscal Year (and specifying whether such Subsidiary is a Material Foreign Subsidiary), and each Subsidiary which has had any Equity Interests transferred during the respective Fiscal Quarter or Fiscal Year (in each case describing in reasonable detail the respective transfer of Equity Interests), in each case, showing any change in the direct owner of the Equity Interests in such Subsidiary and describing such Equity Interests in reasonable detail, and certifying that each such Subsidiary, and each Credit Party which owns any Equity Interests therein as a result of any such changes, has taken all actions, if any, required pursuant to Section 8.11 and the relevant Security Documents.

(i) Annual Meetings with Lenders. At the request of the Administrative Agent, the U.S. Borrower shall, within 120 days after the close of each Fiscal Year of the U.S. Borrower, hold a meeting (which may be by conference call or teleconference), at a time and place selected by the U.S. Borrower and reasonably acceptable to the Administrative Agent, with all of the

Lenders that choose to participate, to review the financial results of the previous Fiscal Year and the financial condition of the U.S. Borrower and its Subsidiaries and the budgets presented for the current Fiscal Year of the U.S. Borrower and its Subsidiaries.

(j) Notice of Mandatory Repayments. On or prior to the date of any mandatory repayment of outstanding Term Loans pursuant to Sections 4.02(c) through (f), inclusive, the U.S. Borrower shall provide written notice of the amount of the respective repayment of outstanding Term Loans and the calculations therefor (in reasonable detail).

(k) Hedging Agreements. Upon request of the Administrative Agent, a schedule of all Interest Rate Protection Agreements and Other Hedging Agreements entered into by the U.S. Borrower or any of its Subsidiaries with any Lender and/or any of its affiliates.

(l) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the U.S. Borrower or its Subsidiaries as the Administrative Agent or any Lender may reasonably request; provided that the tax opinion delivered by Deloitte & Touche LLP referenced in Section 8.01(n) of the Original Credit Agreement shall only be made available for review by any Lender requesting same at the headquarters of the U.S. Borrower.

(m) The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arranger will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arranger, and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States Federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, the Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC”.

8.02 Books, Records and Inspections. The U.S. Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries which permit the preparation of financial statements in accordance with U.S. GAAP and which conform to all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The U.S. Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or, if any Specified Default or any Event of Default then exists, any Lender to visit and inspect, under guidance of officers of the U.S. Borrower or such Subsidiary, any of the properties of the U.S. Borrower or such Subsidiary, and to examine the books of account of the U.S. Borrower or such Subsidiary and discuss the affairs, finances and accounts of the U.S. Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all upon reasonable prior notice and at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may reasonably request.

8.03 Insurance.

(a) The U.S. Borrower will, and will cause each of its Subsidiaries to, (i) maintain, with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as is consistent and in accordance with industry practice and (ii) furnish to the Administrative Agent, upon request by the Administrative Agent or any Lender, full information as to the insurance carried. Such insurance shall in any event include physical damage insurance on all real and personal property (whether now owned or hereafter acquired) on an all risk basis and business interruption insurance.

(b) The U.S. Borrower will, and will cause each of its Subsidiaries to, at all times keep the Collateral of the U.S. Borrower and its Subsidiaries insured in favor of the Collateral Agent, and all policies or certificates with respect to such insurance (and any other insurance maintained by, or on behalf of, the U.S. Borrower or any of its Subsidiaries) with respect to the Collateral (i) shall be endorsed to the Collateral Agent’s satisfaction for the benefit of the Collateral Agent (including, without limitation, by naming the Collateral Agent as certificate holder, mortgagee and loss payee with respect to Real Property, certificate holder and loss payee with respect to personal property, additional insured with respect to general liability and umbrella liability coverage and certificate holder with respect to workers’ compensation insurance) and (ii) shall state that such insurance policies shall not be canceled or materially changed without at least 30 days’ prior written notice thereof by the respective insurer to the Collateral Agent.

(c) If the U.S. Borrower or any of its Subsidiaries shall fail to comply with this Section 8.03, the Administrative Agent and/or the Collateral Agent shall have the right (but shall be under no obligation), upon ten Business Days’ notice to the U.S. Borrower, to procure such insurance, and the Borrowers agree jointly and severally to reimburse the Administrative Agent or the Collateral Agent, as the case may be, for all costs and expenses of procuring such insurance.

8.04 Payment of Taxes. The U.S. Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, in each case on a timely basis, and all lawful claims which, if unpaid, might become a lien or charge upon any properties of the U.S. Borrower or any of its Subsidiaries not otherwise permitted under Section 9.03(i); provided that neither the U.S. Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP.

8.05 Existence; Franchises. The U.S. Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, authorities to do business, licenses, certifications, accreditations and patents; provided, however, that nothing in this Section 8.05 shall prevent (i) sales of assets and other transactions by the U.S. Borrower or any of its Subsidiaries in accordance with Section 9.02, (ii) the withdrawal by the U.S. Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (iii) the dissolution of any Excluded Domestic Subsidiary or any Excluded Foreign Subsidiary.

8.06 Compliance with Statutes; etc. The U.S. Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except for such noncompliances as, individually or in the aggregate, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

8.07 Compliance with Environmental Laws. (i) The U.S. Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects with all Environmental Laws applicable to the ownership or use of its Real Property and vessels now or hereafter owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property and vessels free and clear of any Liens imposed pursuant to such Environmental Laws and (ii) neither the U.S. Borrower nor any of its Subsidiaries will generate, use, treat, store, Release or dispose of, or permit the generation, use, treatment, storage, Release or disposal of, Hazardous Materials on any Real Property or vessels owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, or transport or permit the transportation of Hazardous Materials to or from any such Real Property, except as required in the ordinary course of business of the U.S. Borrower and its Subsidiaries and as allowed by (and in compliance with) applicable law or regulation and except for any failures to comply with the requirements specified in clause (i) or (ii) above, which, either individually or in the aggregate, have not had, and could not reasonably be expected to have, a Material Adverse Effect. If the U.S. Borrower or any of its Subsidiaries, or any tenant or occupant of any Real Property or vessel owned, leased or operated by the U.S. Borrower or any of its Subsidiaries, causes or permits any intentional or unintentional act or omission resulting in the presence or Release of any Hazardous Material (except in compliance with applicable Environmental Laws), the U.S. Borrower agrees to undertake, and/or to cause any of its Subsidiaries, tenants or occupants to undertake, at their sole expense, any clean up, removal, remedial or other action required pursuant to Environmental Laws to remove and clean up any Hazardous Materials from any Real Property or vessel except where the failure to do so has not had, and could not reasonably be expected to have, a Material Adverse Effect.

8.08 ERISA. As soon as possible and, in any event, within twenty (20) Business Days after the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following, the U.S. Borrower will deliver to the Administrative Agent written notice of the chief financial officer, vice president of human resources or other Authorized Officer of the U.S. Borrower setting forth, to the extent known, and in reasonable detail, such occurrence and the action, if any, that the U.S. Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the U.S. Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with, the PBGC or any other governmental agency, or a Plan or Multiemployer Plan participant, and any notices received by the U.S. Borrower, such Subsidiary or ERISA Affiliate from the PBGC or other governmental agency or a Plan or Multiemployer Plan participant or the Plan administrator with respect thereto: that a Reportable Event has occurred (except to the extent that the U.S. Borrower has previously delivered to the Administrative Agent a notice (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation

Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Multiemployer Plan or Foreign Pension Plan has been made more than sixty (60) days late; that a Plan or Multiemployer Plan has been or may be involuntarily terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan or Multiemployer Plan has a material Unfunded Current Liability; that involuntary proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that an involuntary proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan or Multiemployer Plan; that the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate will or may incur any material liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan or Multiemployer Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan or Multiemployer Plan under Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the U.S. Borrower or any Subsidiary of the U.S. Borrower may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan in addition to the liability that existed on the Restatement Effective Date pursuant to any such plan or plans by an amount that would be material to the U.S. Borrower or any Subsidiary of the U.S. Borrower. To the extent that the financial statements set forth with particularity a liability for which notice would otherwise be required to be given hereunder, a separate notice thereof shall not be required hereunder. At the request of the Administrative Agent, the U.S. Borrower will deliver to the Administrative Agent copies of any records, documents or other information that must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA. The U.S. Borrower will also deliver upon written request to the Administrative Agent a complete copy of the annual report (on Internal Revenue Service Form 5500-series) of each Plan (including, to the extent required, the related financial and actuarial statements and opinions and other supporting statements, certifications, schedules and information) required to be filed with the Internal Revenue Service. In addition to any notices delivered to the Administrative Agent pursuant to the first sentence hereof, copies of annual reports and any records, documents or other information required to be furnished to the PBGC or any other government agency, and any material notices received by the U.S. Borrower, any Subsidiary of the U.S. Borrower or any ERISA Affiliate with respect to any Plan or Foreign Pension Plan or received from any government agency or plan administrator or sponsor or trustee with respect to any Multiemployer Plan, shall, upon request of the Administrative Agent, be delivered to the Administrative Agent no later than twenty (20) Business Days after the date of such request. The U.S. Borrower and each of its applicable Subsidiaries shall ensure that all Foreign Pension Plans administered by it or into which it makes payments obtain or retain (as applicable) registered status under and as required by applicable law and is administered in a timely manner in all respects in compliance with all applicable laws except where the failure to do any of the foregoing has not had, and could not reasonably be expected to have, a Material Adverse Effect.

8.09 Good Repair. The U.S. Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment required to be used in its business are kept in reasonably good repair, working order and condition, ordinary wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

8.10 End of Fiscal Years; Fiscal Quarters. The U.S. Borrower will cause (i) each of its, and each of its Subsidiaries’, fiscal years to end on the Saturday closest to December 31 of each calendar year and (ii) each of its, and each of its Subsidiaries’, fiscal quarters to end on the last day of each period described in the definition of “Fiscal Quarter”; provided that Foreign Subsidiaries of the U.S. Borrower (other than the Bermuda Borrower and the Bermuda Partnership) shall not be required to maintain the fiscal year and fiscal quarter ends described above if it is not practicable for such Foreign Subsidiary to maintain same as a result of foreign statutes, rules or law applicable to such Foreign Subsidiary.

8.11 Additional Security; Additional Guaranties; Actions with Respect to Non-Guarantor Subsidiaries; Further Assurances.

(a) Each Borrower will, and will cause its Subsidiaries which are Credit Parties to, grant to the Collateral Agent security interests and mortgages (each, an “Additional Mortgage”) in: (i) each vessel acquired by such Person after the Amendment No. 4 Effective Date and having an initial book value in excess of $5,000,000 and (ii) such fee-owned (or the equivalent) Real Property acquired by such Person after the Amendment No. 4 Effective Date (or any Principal Property of such Person on the Amendment No. 4 Effective Date which ceases to be an Excluded Collateral after the Amendment No. 4 Effective Date) and having an initial book value in excess of $10,000,000 which is not covered by the Mortgages or Foreign Security Agreements in effect on the Amendment No. 4 Effective Date, as appropriate (each such Real Property referred to in this clause (ii), an “Additional Mortgaged Property”); provided, however, that if the aggregate initial book value of all Second-Tier Material Real Properties acquired by such Persons after the Amendment No. 4 Effective Date which are not then covered by Mortgages or Foreign Security Agreements, as appropriate, equals or exceeds $20,000,000, each Credit Party shall grant to the Collateral Agent security interests and mortgages in all such Second-Tier Material Real Properties owned by any such Person which are not then covered by Mortgages or Foreign Security Agreements, as appropriate (and not just those required to reduce the aggregate value of all Second-Tier Material Real Properties (determined as provided above) at such time below $20,000,000). All such Additional Mortgages shall be granted pursuant to documentation in form reasonably satisfactory to the Administrative Agent. Notwithstanding any “after-acquired property” covenant contained in any Foreign Security Document requiring the grant of a mortgage in “after-acquired” Real Property of any Foreign Credit Party in favor of the Collateral Agent, no Foreign Credit Party shall be required to grant to the Collateral Agent an Additional Mortgage in any Real Property of such Foreign Credit Party acquired after the Initial Borrowing Date as otherwise required by the respective Foreign Security Document unless and until the grant of such Additional Mortgage would otherwise be required pursuant to the terms of this Section 8.11(a). Additionally, if any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a Special Flood Hazard Area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Borrower shall (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (ii) deliver to the Administrative Agent evidence of such compliance in form and substance reasonably acceptable to the Administrative Agent.

(b) The U.S. Borrower will, and will cause each other Credit Party to, at its own expense, take such further actions relating to the Collateral covered by any of the Security Documents as the Collateral Agent may reasonably require pursuant to this Section 8.11. Furthermore, the U.S. Borrower will cause to be delivered to the Collateral Agent such opinions of counsel and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 8.11 has been complied with.

(c) Subject to the provisions of the following clauses (e) and (f), if (w) at any time any Domestic Subsidiary of the U.S. Borrower (other than an Excluded JV) is created, established or acquired, the U.S. Borrower shall cause such Subsidiary to execute and deliver counterparts of the U.S. Subsidiaries Guaranty, the Intercompany Subordination Agreement, the Intercreditor Agreement, the U.S. Security Agreement and the U.S. Pledge Agreement and comply with the provisions of Section 8.11(a) and the provisions of the U.S. Security Agreement and U.S. Pledge Agreement, (x) at any time any Subsidiary of the U.S. Borrower (other than an Excluded JV) organized under the laws of any Qualified Non-U.S. Jurisdiction is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the Foreign Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security Documents as may be specified by the Administrative Agent (which shall, to the extent applicable, be consistent with the Security Documents entered into by other Foreign Credit Parties organized under the laws of such Qualified Non-U.S. Jurisdiction), (y) at any time any Subsidiary of the U.S. Borrower (other than an Excluded JV) organized under the laws of any Non-Qualified Jurisdiction in which a Foreign Subsidiary Guarantor under this Agreement was organized on the Amendment No. 4 Effective Date is created, established or acquired, such Subsidiary shall be required to execute and deliver counterparts of the Foreign Subsidiaries Guaranty and, in each case, unless the Administrative Agent otherwise agrees based on advice of local counsel, the Intercompany Subordination Agreement and such Security Documents as may be specified by the Administrative Agent (which shall, to the extent applicable, be consistent with the Security Documents entered into by other Foreign Credit Parties organized under the laws of such Non-Qualified Jurisdiction) and (z) if at any time after the Amendment No. 4 Effective Date any jurisdiction is added to the list of Qualified Jurisdictions in accordance with the definition thereof contained herein, then at the time of such designation each Wholly-Owned Subsidiary of the U.S. Borrower organized under the laws of such Qualified Jurisdiction specified by the U.S. Borrower shall be required to become a Foreign Subsidiary Guarantor and take all actions specified in the preceding clause (x).

(d) At such time as any Equity Interests owned by any Credit Party cease to be Excluded Collateral, the Credit Parties shall take such actions as may be required by the U.S. Pledge Agreement and the other Security Documents or any other documents that are reasonably requested by the Collateral Agent in order to ensure that the Collateral Agent has a perfected first priority security interest therein, provided that in the case of any Foreign Subsidiary that is a corporation (or treated as such for U.S. tax purposes) that is owned by a U.S. Credit Party, not more than 65% of the total outstanding voting Equity Interests of such Person shall be required to be pledged in support of such U.S. Credit Party’s obligations (x) as a Borrower under the Credit Agreement (in the case of the U.S. Borrower) or (y) under its Guaranty in respect of the Obligations of the U.S. Borrower (in the case of the other U.S. Subsidiary Guarantors).

(e) Each action required above by Section 8.11(a), (b), (c) or (d) shall be completed no later than 90 days (or, in the case of actions relating to assets located outside the United States, such greater number of days as the Administrative Agent shall agree to in its sole and absolute discretion in any given case) after such action is required pursuant to such clause, provided that in the case of a newly-formed Subsidiary organized in (i) a Qualified Non-U.S. Jurisdiction or (ii) a Non-Qualified Jurisdiction in which an existing Foreign Subsidiary Guarantor is organized, such action shall not be required to be taken until the gross book value of its assets (determined as of the last day of the calendar month then last ended) is greater than $10,000,000, unless the aggregate gross book value of all newly-formed Subsidiaries which have not executed Security Documents in reliance on this proviso (determined as of the last day of the calendar month then last ended) exceeds $20,000,000, at which time all such excluded Subsidiaries (and not just those Subsidiaries required to reduce the aggregate gross book value of such excluded Subsidiaries to below $20,000,000) shall execute the required Credit Documents.

(f) Notwithstanding anything to the contrary contained in clauses (c) through (e) above, to the extent the taking of any action as described above by a new Subsidiary acquired pursuant to a Permitted Acquisition, which is subject to Permitted Acquired Debt which at such time remains in existence as permitted by Section 9.04(b)(vi), then to the extent that the terms of the respective Permitted Acquired Debt prohibit the taking of any actions which would otherwise be required of such Subsidiary by this Section 8.11, then the time for taking the respective actions (to the extent prohibited by the terms of the respective Permitted Acquired Debt) shall be extended until 10 Business Days after the earlier of (i) the date of repayment of such Permitted Acquired Debt and (ii) the first date on which the taking of such actions would not violate the terms of the respective issue of Permitted Acquired Debt. Furthermore, to the extent any Subsidiary which is not a Wholly-Owned Subsidiary is acquired pursuant to a Permitted Acquisition (in accordance with the limitations contained in the definition thereof), then for so long as such Subsidiary is not a Wholly-Owned Subsidiary, to the extent the U.S. Borrower in good faith determines that the respective Subsidiary is not able, under applicable requirements of law (whether because of fiduciary duties under applicable law or other requirements of applicable law) to execute and deliver any Credit Documents such Subsidiary would otherwise be required to execute in accordance with this Section 8.11, such Subsidiary shall not be required to take such actions as would otherwise be required above.

(g) Within 30 days following the request of the Administrative Agent, the Collateral Agent or the Required Lenders, the Borrowers shall cause each Fee Capped Foreign Subsidiary Guarantor (to the maximum extent permitted by applicable law) to (x) enter into such amendments and/or modifications to the relevant Credit Documents to which such Fee Capped Foreign Subsidiary Guarantor is a party to cause the guaranty amount or the secured obligations thereunder, as applicable, to equal 110% of the Fair Market Value of the Property owned or held by such Fee Capped Foreign Subsidiary Guarantor and (y) pay all registration, notarial and other fees, all taxes and all other amounts as may be required in connection with the increase in amount of the guaranty and/or the secured obligations under such Credit Documents.

(h) In the event that the Administrative Agent or the Required Lenders at any time after the Amendment No. 4 Effective Date determine in their reasonable discretion (whether as a result of a position taken by an applicable bank regulatory agency or official, or otherwise) that real estate appraisals satisfying the requirements set forth in 12 C.F.R., Part 34-Subpart C, or any successor or similar statute, rule, regulation, guideline or order (any such appraisal, a “Required Appraisal”) are or were required to be obtained, or should be obtained, in connection with any U.S. Mortgaged Property or U.S. Mortgaged Properties, then, within 90 days after receiving written notice thereof from the Administrative Agent or the Required Lenders, as the case may be, the U.S. Borrower shall cause such Required Appraisal to be delivered, at the expense of the U.S. Borrower, to the Administrative Agent, which Required Appraisal, and the respective appraiser, shall be satisfactory to the Administrative Agent.

(i) Notwithstanding any “after-acquired property” covenant contained in any Foreign Security Document requiring the grant of security interests in Property of any Foreign Credit Party in favor of the Collateral Agent (but subject to Section 8.11(a), no Foreign Credit Party shall be required to grant the Collateral Agent security interests in Property of such Foreign Credit Party acquired after the Initial Borrowing Date which is not a vessel and does not constitute Real Property (all such Property, “After-Acquired Foreign Personal Property”) and which is not covered already expressly by the respective Foreign Security Document as otherwise required by such Foreign Security Document if the gross book value of all After-Acquired Foreign Personal Property of such Foreign Credit Party (determined as of the last day of the calendar month then last ended) excluded from the pledge requirements pursuant to this clause (i) is less than $10,000,000, unless (and until) the aggregate gross book value of all After-Acquired Foreign Personal Property of all Foreign Credit Parties excluded from the pledge requirements pursuant to this clause (i) (determined as of the last day of the calendar month then last ended) exceeds $20,000,000, at which time the Foreign Credit Parties shall take all actions required to be taken pursuant to the respective Foreign Security Documents to grant the Collateral Agent a security interest in all After-Acquired Foreign Personal Property as is required to cause the aggregate gross book value (determined as described above) of all After-Acquired Foreign Personal Property of all Foreign Credit Parties not then subject to a security interest in favor of the Collateral Agent pursuant to the relevant Foreign Security Documents not to exceed $10,000,000.

(j) Notwithstanding anything to the contrary contained above in this Section 8.11 or elsewhere in this Agreement or the other Credit Documents, no Credit Party shall be required to grant a security interest in, or Lien on, any Excluded Collateral (so long as the respective Property constitutes Excluded Collateral), and the value of any Excluded Collateral shall not be taken into account in making determinations pursuant to the foregoing clauses of this Section 8.11.

(k) No later than 45 days after the Amendment No. 4 Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), the applicable Credit Parties shall cause to be executed and/or delivered, as applicable, to the Administrative Agent:

(i) with respect to the Foreign Security Documents, such amendments duly executed and acknowledged by the applicable Credit Parties as may be requested by the Administrative Agent in order to preserve and protect the validity of the Liens granted to the Collateral Agent pursuant to such Foreign Security Documents;

(ii) with respect to each Mortgage in favor of the Collateral Agent with respect to any U.S. Mortgaged Property, an amendment (each, a “Mortgage Amendment”) duly executed and acknowledged by the applicable Credit Party in form and substance reasonably satisfactory to the Collateral Agent;

(iii) with respect to each Mortgage Amendment (other than with respect to the Mortgage Amendment for the U.S. Mortgaged Properties in Florida and Hawaii), an endorsement or other modification to the existing Mortgage Policy providing assurance reasonably satisfactory to the Collateral Agent that the lien on such Mortgaged Property in favor of the Collateral Agent shall continue to have the enforceability and priority in effect immediately prior to the effectiveness of Amendment 1;

(iv) with respect to each Mortgage Amendment (other than with respect to the Mortgage Amendment for the U.S. Mortgaged Property in Florida), opinions of counsel to the Credit Parties covering customary matters and in form and substance reasonably satisfactory to the Collateral Agent;

(v) with respect to each U.S. Mortgaged Property upon which any building are located, as requested by the Collateral Agent, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination and for each parcel of Real Property improved with a building located in a special flood hazard area (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (y) evidence of flood insurance in amounts and otherwise sufficient to comply with applicable law; and

(vi) a copy of, or a certificate as to coverage under, the insurance policies required by Section 8.03 in form and substance satisfactory to the Collateral Agent.

8.12 Use of Proceeds. The U.S. Borrower will, and will cause each of its Subsidiaries to, use the proceeds of the Loans for the purposes specified in Section 7.05. Neither Borrower will, nor will it permit any of its Subsidiaries to, use any of the proceeds of the Loans to finance the acquisition of any Person that has not been approved and recommended by the board of directors (or functional equivalent thereof) or the requisite shareholders of such Person.

8.13 Ownership of Subsidiaries.

(a) Notwithstanding anything to the contrary contained in this Agreement, (x) the U.S. Borrower shall at all times own directly or indirectly 100% of the capital stock of the Bermuda Borrower and (y) subject to the proviso to the first sentence of Section 8.13(b), the U.S. Borrower shall at all times own directly or indirectly (through one or more Wholly-Owned Domestic Subsidiaries (as opposed to through Foreign Subsidiaries)) all of the capital stock or other Equity Interests (to the extent owned by the U.S. Borrower or any of its Subsidiaries) of each Domestic Subsidiary of the U.S. Borrower.

(b) The Borrowers shall take all actions so that, at all times from and after the Amendment No. 4 Effective Date, all the assets of the U.S. Borrower and its Subsidiaries located within the United States, all Equity Interests in all Domestic Subsidiaries or other U.S. Persons and all or substantially all of the business of the U.S. Borrower and its Subsidiaries conducted in the United States, are, in each case, owned or conducted, as the case may be, by the U.S. Borrower and one or more Domestic Subsidiaries which are not direct or indirect Subsidiaries of any Foreign Subsidiary of the U.S. Borrower, provided that if a Foreign Subsidiary (not itself created or established in contemplation of a Permitted Acquisition) is acquired pursuant to a Permitted Acquisition which Foreign Subsidiary has (either directly or through one or more Domestic Subsidiaries) assets or operations in the United States, the U.S. Borrower shall have a reasonable period of time (not to exceed 60 days) to effect the transfer of U.S. assets and operations (including all Equity Interests in any Domestic Subsidiaries or other U.S. Persons held by it) of the respective Foreign Subsidiary to one or more Qualified U.S. Obligors, provided, further, that the respective transfer shall not be required to be made if the U.S. Borrower in good faith determines that such transfer would give rise to adverse tax consequences to the U.S. Borrower and its Subsidiaries or would give rise to any material breach or violation of law or contract (in which case, the U.S. Borrower and its Subsidiaries shall transfer such assets and operations at such time, if any, as such adverse tax consequences or breach or violation would not exist and, until such time, shall use good faith efforts so that any growth in the assets or operations of the foreign entity so acquired, to the extent located in the United States, are made within one or more Qualified U.S. Obligors).

(c) The Borrowers shall take all actions so that all Foreign Subsidiaries that are not Qualified Non-U.S. Obligors are directly or indirectly owned by one or more Qualified Non-U.S. Obligors (or, in the case of the Bermuda Partnership, is owned by the Bermuda Partnership Partners).

(d) For the avoidance of doubt, it is understood and agreed that the foregoing provisions of this Section 8.13 shall not prohibit the acquisition of, or Investments in, Non-Wholly-Owned Subsidiaries, provided that the Equity Interest owned by the U.S. Borrower or any of its Subsidiaries in such Non-Wholly-Owned Subsidiaries, to the extent organized under the laws of any Qualified Jurisdiction, shall be subject to the requirements of the preceding clauses (a), (b) and (c) of this Section 8.13.

8.14 Maintenance of Company Separateness. The U.S. Borrower will, and will cause each of its Subsidiaries to, satisfy customary Company formalities, including the holding of regular board of directors’ and shareholders’ meetings or action by directors or shareholders without a meeting and the maintenance of Company records. Neither the U.S. Borrower nor any of its Subsidiaries shall take any action, or conduct its affairs in a manner, which is likely to result in the Company existence of either Borrower, any other Credit Party or any Non-Guarantor Subsidiaries being ignored, or in the assets and liabilities of the U.S. Borrower or any other Credit Party being substantively consolidated with those of any other such Person or any Non-Guarantor Subsidiary in a bankruptcy, reorganization or other insolvency proceeding.

8.15 Performance of Obligations. The U.S. Borrower will, and will cause each of its Subsidiaries to, perform all of its obligations under the terms of each mortgage, deed of trust, indenture, loan agreement or credit agreement and each other material agreement, contract or instrument by which it is bound, except such non-performances as, individually or in the aggregate, have not caused, and could not reasonably be expected to cause, a Default or Event of Default hereunder or a Material Adverse Effect.

8.16 Margin Stock. The U.S. Borrower shall take all actions so that at all times the aggregate value of all Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (for such purpose, using the initial purchase price paid by the U.S. Borrower or such Subsidiary for the respective shares of Margin Stock) shall not exceed $10,000,000. So long as the aggregate value of Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (determined as provided in the preceding sentence) does not exceed $10,000,000, all Margin Stock at any time owned by the U.S. Borrower and its Subsidiaries shall not constitute Collateral and no security interest shall be granted therein pursuant to any Credit Document. Without excusing any violation of the first sentence of this Section 8.16, if at any time the aggregate value of all Margin Stock (other than treasury stock) owned by the U.S. Borrower and its Subsidiaries (determined as provided in the first sentence of this Section 8.16) exceeds $10,000,000, then (x) all Margin Stock owned by the Credit Parties (except to the extent constituting Excluded Collateral) shall be pledged, and delivered for pledge, pursuant to the relevant Security Documents and (y) the U.S. Borrower shall execute and deliver to the Lenders appropriate completed forms (including, without limitation, Forms G-3 and U-1, as appropriate) establishing compliance with the Margin Regulations.

8.17 Foreign Security Document Amendments. (x) If any additional Foreign Security Document is entered into by the U.S. Borrower or any of its Subsidiaries after the Amendment No. 4 Effective Date or (y) any change in applicable law governing any Foreign Security Document relevant to the scope of the Obligations covered by such Foreign Security Document or the Secured Creditors entitled to the benefits of such Foreign Security Document occurs after the Amendment No. 4 Effective Date and, in any such case, the Collateral Agent (based on the advice of local counsel) has determined that amendments to the respective Foreign Security Document are required to maintain a valid and enforceable first priority lien on the Collateral covered by such Foreign Security Document in favor of the Collateral Agent for the benefit of all of the Secured Creditors securing all of the relevant Obligations (i.e., all Tranche C-2 Term Loans, and, after a given Incremental Term Loan Borrowing Date, all related incremental Obligations resulting from the provision of the respective Incremental Term Loan Commitments to the Bermuda Borrower), then, within 90 days following the request of the Collateral Agent or the Administrative Agent, the U.S. Borrower shall duly authorize, execute and deliver to the Collateral Agent, or cause to be duly authorized, executed and delivered to the Collateral Agent, a fully executed counterpart of an amendment to such Foreign Security Document, which amendment shall (i) be in full force and effect (and, if applicable, properly recorded) no later than the date of required execution and delivery of such amendment as provided above and (ii) otherwise be in form and substance satisfactory to the Administrative Agent.

Section 9. Negative Covenants. The Borrowers hereby covenant and agree that as of the Amendment No. 4 Effective Date and thereafter for so long as this Agreement is in effect and until the Total Commitment has terminated, the Loans, together with interest, Fees and all other Obligations (other than any indemnities described in Section 13.13 which are not then due and payable) incurred hereunder, are paid in full:

9.01 Changes in Business; etc.

(a) The U.S. Borrower and its Subsidiaries will not engage in any business other than a Permitted Business.

(b) The Bermuda Partnership will not engage in any business and will not own any significant assets or any cash or Cash Equivalents (other than its ownership of Equity Interests of Qualified Non-U.S. Obligors) or have any material liabilities (other than those liabilities for which it is responsible under the Credit Documents to which it is a party), provided that the Bermuda Partnership may (I) provide treasury, accounting, logistic and other administrative support services to its Affiliates on an arms’ length basis and hold and retain cash earned in connection with the provision of such services, (II) receive and hold additional cash and Cash Equivalents from its Subsidiaries and/or its Affiliates, so long as the same are promptly loaned, distributed and/or contributed to its Subsidiaries and/or Affiliates in a transaction otherwise permitted by this Agreement and (III) engage in those activities that (i) are incidental to (x) the maintenance of its Company existence in compliance with applicable law, (y) legal, tax and accounting matters in connection with any of the foregoing activities and (z) the entering into, and performing its obligations under, the Credit Documents to which it is a party and (ii) are otherwise expressly permitted by this Agreement and the other Credit Documents.

(c) Notwithstanding anything to the contrary contained above or elsewhere in this Agreement:

(i) the Bermuda Partnership Partners shall not collectively own or hold (x) Property (exclusive of Property leased or operated but not owned) with a Fair Market Value in excess of $30,000,000 at any time or (y) cash or Cash Equivalents in an aggregate in excess of $10,000,000; provided that (v) all assets owned by the Bermuda Partnership Partners on the Amendment No. 4 Effective Date (which assets shall have a net book value on the Amendment No. 4 Effective Date not to exceed $25,000,000) shall be excluded for purposes of such determination, (w) any cash and Cash Equivalents loaned and/or contributed to such Persons by Affiliates of such Persons shall be excluded for purposes of such determination, so long as the same are promptly loaned and/or distributed to other Affiliates of such Persons in a transaction otherwise permitted by this Agreement, (x) any inventory owned by the Bermuda Partnership Partners shall be excluded for purposes of such determination, (y) any Equity Interests in the Bermuda Partnership which are held by the Bermuda Partnership Partners shall be excluded for purposes of such determination and (z) any intercompany receivable owed to a Bermuda Partnership Partner by Dole Settlement Company shall be excluded for purposes of such determination so long as such intercompany receivable is at all times subject to the subordination provisions contained in the Intercompany Subordination Agreement;

(ii) no Bermuda Partnership Partner shall merge, consolidate with or be liquidated or dissolved into any other Person, provided, however, that any Bermuda Partnership Partner may merge or consolidate with or into any other Wholly-Owned Domestic Subsidiary of the U.S. Borrower formed for the sole purpose of reincorporating such Bermuda Partnership Partner in a different jurisdiction (and, thereafter, the surviving entity of such merger or consolidation shall constitute a “Bermuda Partnership Partner” for all purposes of this Agreement and the other Credit Documents (subject to and bound by all terms and covenants herein and therein applicable to a “Bermuda Partnership Partner”));

(iii) no later than one Business Day following the date upon which any Bermuda Partnership Partner receives or generates an Account (as defined in the U.S. Security Agreement), such Account shall be sold on a non-recourse basis to Dole Settlement Company (at a discount of 2%) in exchange for a note payable (which shall at all times be subject to the subordination provisions contained in the Intercompany Subordination Agreement) and/or the assumption of a payable or payables owing by such Bermuda Partnership Partner to its relevant Subsidiary which sells fruit, inventory or other Property, or provides shipping services, to such Bermuda Partnership Partner (which assumed liabilities shall also be subject to the subordination provisions contained in the Intercompany Subordination Agreement); and

(iv) upon the occurrence and during the continuance of any Specified Default or any Event of Default under Section 10.01 or 10.05, unless otherwise directed by the Administrative Agent or the Required Lenders, (x) neither the U.S. Borrower nor any of its Subsidiaries shall sell fruit, inventory or other Property to, or contract to perform shipping services for, any Bermuda Partnership Partner, (y) the U.S. Borrower and its Subsidiaries shall sell to Dole Settlement Company fruit, inventory and other Property formerly sold to, and shall contract with Dole Settlement Company to sell shipping services formerly contracted with, any Bermuda Partnership Partner and (z) no Bermuda Partnership Partner shall be permitted to receive any Dividends or the proceeds of any intercompany loans or advances from any of its Affiliates.

9.02 Consolidation; Merger and Sale of Assets. The U.S. Borrower will not, nor will it permit any of its Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, except that the following shall be permitted:

(i) Investments permitted by Section 9.05 and Dividends permitted by Section 9.06;

(ii) the U.S. Borrower and its Subsidiaries may, in the ordinary course of business, sell or otherwise dispose of assets (excluding Equity Interests in Subsidiaries and joint ventures) which, in the reasonable opinion of such Person, are obsolete, uneconomic or worn-out;

(iii) the U.S. Borrower and its Subsidiaries may sell assets (excluding Equity Interests of any Wholly-Owned Subsidiary unless all of the capital stock or other Equity Interests of such Wholly-Owned Subsidiary are sold in accordance with this clause (iii)), so long as (v) no Event of Default then exists or would result therefrom, (w) the U.S. Borrower or the applicable Subsidiary receives total consideration in an amount at least equal to the Fair Market Value of such assets, (x) except for customary post-closing adjustments, at least 75% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or disposition (provided that sales of assets for aggregate consideration of $20,000,000 (based on the Fair Market Value of any non-cash consideration) in any Fiscal Year of the U.S. Borrower shall not be subject to the minimum cash requirement set forth above in this subclause (x)), (y) the Net Sale Proceeds therefrom are applied and/or reinvested as (and to the extent) required by Section 4.02(c) and (z) to the extent that the aggregate Fair Market Value of all assets sold in any Fiscal Year in reliance on this clause (iii) exceeds $150,000,000, after giving effect to such sale of assets and the use of proceeds therefrom, the First Priority Net Secured Leverage Ratio as of in the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.01(a) or (b) would have been less than or equal to 3.25 to 1.00 on a Pro Forma Basis;

(iv) each of the U.S. Borrower and its Subsidiaries may sell or discount, in each case without recourse and in the ordinary course of business, overdue accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(v) each of the U.S. Borrower and its Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of the U.S. Borrower or any of its Subsidiaries;

(vi) transfers of assets (x) to any U.S. Credit Party, (y) among the Foreign Credit Parties; provided that in the case of any transfer of Collateral with a Fair Market Value in excess of $5,000,000, the U.S. Borrower shall notify the Administrative Agent thereof and take such action as may be requested by the Administrative Agent for purposes of ensuring the continued enforceability of the Collateral Agent’s security interest therein, and (z) by any Subsidiary of the U.S. Borrower that is not a Credit Party to the U.S. Borrower or any of its Subsidiaries;

(vii) (x) any Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) may be merged, consolidated or liquidated with or into the U.S. Borrower (so long as the U.S. Borrower is the surviving corporation of such merger, consolidation or liquidation) or any U.S. Subsidiary Guarantor (so long as, except in the case of a merger, consolidation or liquidation into the U.S. Borrower, a U.S. Subsidiary Guarantor is the surviving corporation of such merger consolidation or liquidation), (y) any Foreign Subsidiary of the U.S. Borrower may be merged, consolidated or liquidated with or into the Bermuda Borrower (so long as the Bermuda Borrower is the surviving entity in such merger, consolidation or liquidation) or any Foreign Subsidiary Guarantor (so long as, except in the case of a merger, consolidation or liquidation into the Bermuda Borrower, a Foreign Subsidiary Guarantor is the surviving corporation of such merger consolidation or liquidation) and (z) any Subsidiary of the U.S. Borrower that is not a Credit Party may be merged, consolidated or liquidated with or into any other Subsidiary of the U.S. Borrower that is not a Credit Party; provided, in the case of any merger, consolidation or liquidation pursuant to this clause (vii) involving a Credit Party, the U.S. Borrower shall notify the Administrative Agent thereof and shall take such action as may be requested by the Administrative Agent for purposes of ensuring the continued enforceability of the Collateral Agent’s security interest in the Collateral of such Credit Party;

(viii) so long as no Event of Default has occurred and is continuing, the U.S. Borrower and its Subsidiaries may transfer inventory in a non-cash or cash transfer to Subsidiaries of the U.S. Borrower in the ordinary course of its business;

(ix) so long as no Event of Default exists at the time of the respective transfer or immediately after giving effect thereto, Credit Parties shall be permitted to transfer additional assets (other than inventory, cash, Cash Equivalents and Equity Interests in any Credit Party) to other Subsidiaries of the U.S. Borrower, so long as cash in an amount at least equal to the Fair Market Value of the assets so transferred is received by the respective transferor;

(x) the U.S. Borrower and its Subsidiaries may sell or exchange specific items of equipment, in connection with the exchange or acquisition of replacement items of equipment which are useful in a Permitted Business;

(xi) each of the U.S. Borrower and its Subsidiaries may sell or liquidate Cash Equivalents;

(xii) the U.S. Borrower and its Subsidiaries may sell inventory to their respective customers in the ordinary course of business;

(xiii) each of the U.S. Borrower and its Subsidiaries may effect Contemplated Asset Sales, so long as (i) no Event of Default then exists or would exist immediately after giving effect thereto, (ii) each such sale is an arms’-length transaction and the U.S. Borrower or the respective Subsidiary receives at least Fair Market Value, (iii) either (x) at least 75% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale or (y)(1) the consideration therefor consists solely of cash and/or Permitted Installment Notes (to the extent same may be issued in accordance with the definition thereof) and (2) at least 50% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, and (iv) the Net Sale Proceeds therefrom are applied as, and to the extent, required by Section 4.02(c); and

(xiv) the U.S. Borrower and its Domestic Subsidiaries may sell and leaseback Principal Properties, so long as (v) no Default or Event of Default then exists or would result therefrom, (w) each such sale is made pursuant to an arm’s-length transaction, (x) 100% of the total consideration received by the U.S. Borrower or such Subsidiary is paid in cash at the time of the closing of such sale, (y) the Net Sale Proceeds therefrom equal at least 90% of the Fair Market Value of the Property subject to such sale-leaseback transaction and (z) the Net Sale Proceeds therefrom are applied as a mandatory repayment and/or commitment reduction and/or reinvested, in any case, in accordance with the requirements of Section 4.02(c).

To the extent any Collateral is sold or otherwise disposed of as permitted by this Section 9.02, such Collateral (unless transferred to a Credit Party) shall be sold or otherwise disposed of free and clear of the Liens created by the Security Documents and the Administrative Agent shall take such actions (including, without limitation, directing the Collateral Agent to take such actions) as are appropriate in connection therewith.

9.03 Liens. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of the U.S. Borrower or any of its Subsidiaries, whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to the U.S. Borrower or any of its Subsidiaries) or assign any right to receive income or permit the filing of any financing statement under the UCC or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 9.03 shall not prevent the creation, incurrence, assumption or existence of the following (Liens described below are herein referred to as “Permitted Liens”):

(i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due and payable or that are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP;

(ii) Liens imposed by law which were incurred in the ordinary course of business and which have not arisen to secure Indebtedness for borrowed money, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlord’s Liens, maritime Liens and other similar Liens, and which either (x) do not in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the U.S. Borrower or any of its Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or asset subject to such Lien;

(iii) (x) Liens created by or pursuant to this Agreement and the Security Documents, (y) Liens (but only on Collateral of the U.S. Credit Parties) created by or pursuant to the ABL Credit Agreement and the ABL Security Documents, securing Indebtedness incurred pursuant to clause (xiii) of Section 9.04(b) and related cash management obligations, and (z) Liens (but only on the Collateral of the U.S. Credit Parties) securing Existing 2014 Senior Notes, Existing 2016 Senior Notes and Qualified Indebtedness, so long as such Existing 2014 Senior Notes, Existing 2016 Senior Notes and Qualified Indebtedness constitute Notes Obligations (as defined in the Intercreditor Agreement); provided that with respect to any Liens securing Qualified Indebtedness, after giving effect to the Incurrence of such Qualified Indebtedness and the use of proceeds therefrom, the Senior Secured Leverage Ratio as of in the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.01(a) or (b) would have been less than or equal to 3.75 to 1.00 on a Pro Forma Basis;

(iv) Liens in existence on the Amendment No. 4 Effective Date which are listed in Schedule IX and any renewals, replacements and extensions of such Liens, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension except in accordance with the definition of Permitted Refinancing Indebtedness, and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the U.S. Borrower or any of its Subsidiaries;

(v) Liens (x) arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under Section 10.09, (y) arising in connection with the deposit or payment of cash or other Property with or to any court or other governmental authority in connection with any pending claim or litigation and (z) arising in connection with the deposit of cash or other Property in connection with the issuance of stay and appeal bonds, provided that the Fair Market Value of all Property (including cash) subject to Liens pursuant to clause (v)(y) or (v)(z) (whether pledged, paid, deposited or otherwise) shall not exceed at any time the sum of (1) $75,000,000 (net of any insurance proceeds actually received (and not returned) by the U.S. Borrower and its Subsidiaries in connection therewith) plus (2) in the case of Properties of Subsidiaries of the U.S. Borrower located outside the United States and subject to a Lien pursuant to this clause (v), an additional $50,000,000 (net of any insurance proceeds actually received (and not returned) by the U.S. Borrower and its Subsidiaries in connection therewith);

(vi) Liens (other than any Lien imposed by ERISA) (x) incurred or deposits made in the ordinary course of business of the U.S. Borrower and its Subsidiaries in connection with workers’ compensation, unemployment insurance and other types of social security, (y) to secure the performance by the U.S. Borrower and its Subsidiaries of tenders, statutory obligations (other than excise taxes not described in Section 9.03(i)), surety and customs bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of (I) obligations for the payment of borrowed money and (II) stay and appeal bonds and other obligations described in Section 9.03(v) above) or (z) to secure the performance by the U.S. Borrower and its Subsidiaries of leases of Real Property, to the extent incurred or made in the ordinary course of business consistent with past practices, provided that the aggregate Fair Market Value of all Property pledged or deposited at any time pursuant to preceding subclauses (y) and (z) shall not exceed $25,000,000 in the aggregate (it being understood that letters of credit and bank guaranties issued in support of customs bonds, licensing arrangements and similar obligations do not constitute Property pledged or deposited to support such obligations);

(vii) licenses, sublicenses, leases or subleases granted to third Persons in the ordinary course of business not interfering in any material respect with the business of the U.S. Borrower or any of its Subsidiaries;

(viii) (x) Permitted Encumbrances and (y) easements, rights-of-way, restrictions, encroachments, municipal and zoning ordinances and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the U.S. Borrower or any of its Subsidiaries;

(ix) Liens of a lessor arising under any operating lease entered into by the U.S. Borrower and its Subsidiaries in the ordinary course of business and relating solely to such lease and the assets leased thereunder;

(x) Liens upon assets of the U.S. Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations permitted pursuant to Section 9.04(b)(iv), provided that the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the U.S. Borrower or any of its Subsidiaries;

(xi) Liens arising pursuant to purchase money mortgages or security interests securing Indebtedness representing the purchase price (or financing of the purchase price within 90 days after the respective purchase) of assets acquired after the Amendment No. 4 Effective Date by the U.S. Borrower and its Subsidiaries, provided that (x) any such Liens attach only to the assets so purchased, (y) the principal amount of Indebtedness secured by any such Lien does not exceed 100% of the Fair Market Value or the purchase price of the property being purchased at the time of the incurrence of such Indebtedness and (z) the Indebtedness secured thereby is permitted to be incurred pursuant to Section 9.04(b)(iv);

(xii) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Subsidiary of the U.S. Borrower in existence at the time such Subsidiary is acquired pursuant to a Permitted Acquisition, provided that (i) any Indebtedness that is secured by such Liens is permitted to exist under Section 9.04(b)(vi) and (ii) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of the U.S. Borrower or any of its Subsidiaries;

(xiii) restrictions imposed in the ordinary course of business and consistent with past practices on the sale or distribution of designated inventory pursuant to agreements with customers under which such inventory is consigned by the customer or such inventory is designated for sale to one or more customers;

(xiv) Liens in favor of customs or revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(xv) bankers’ liens, rights of setoff and other similar liens existing solely with respect to cash and Cash Equivalents on deposit in one or more of the accounts described below, in each case granted in the ordinary course of business in favor of the bank or banks with which the accounts are maintained, securing amounts owing to such bank with respect to cash management and operating account arrangements, including those involving pooled accounts and netting arrangements, provided that in no case shall any such Liens secure (either directly or indirectly) the repayment of any Indebtedness;

(xvi) Liens securing Permitted Refinancing Indebtedness permitted pursuant to Section 9.04(b);

(xvii) Liens on the assets of a Foreign Subsidiary (other than the Bermuda Partnership) which is not a Foreign Credit Party securing Indebtedness incurred by such Foreign Subsidiary in accordance with the terms of Section 9.04(b)(vii);

(xviii) Liens over promissory notes evidencing grower loans pledged in favor of financial institutions securing Indebtedness permitted to be incurred pursuant to clause (x) of Section 9.04(b)(xv); and

(xix) other Liens of the U.S. Borrower or any Subsidiary of the U.S. Borrower that (x) were not incurred in connection with borrowed money, (y) do not materially impair the use of such Property in the operation of the business of the U.S. Borrower or such Subsidiary and (z) do not secure obligations in excess of $100,000,000 in the aggregate for all such Liens.

In connection with the granting of Liens of the type described in clauses (iv), (ix), (x), (xi), (xii), (xvi), (xvii) and (xix) of this Section 9.03 by the U.S. Borrower or any of its Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized, at the request of either Borrower, to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the assets subject to such Liens).

9.04 Indebtedness.

(a) The U.S. Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist (collectively, “incur”) any Indebtedness; provided, however, that the U.S. Borrower and each Domestic Subsidiary of the U.S. Borrower which is a U.S. Credit Party may incur Qualified Indebtedness so long as, on a Pro Forma Basis, the Total Leverage Ratio at such time (excluding the cash proceeds of such Qualified Indebtedness) does not exceed 5.00 to 1.00 as of the end of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.01(a) or (b) and (iii) no Default or Event of Default then exists or would exist immediately after the respective incurrence.

(b) The foregoing limitations in Section 9.04(a) will not apply to the following:

(i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

(ii) (x) Existing Indebtedness listed on Schedule IV and any Permitted Refinancing Indebtedness in respect thereof and (y) Permitted Refinancing Indebtedness with respect to Indebtedness incurred pursuant to Section 9.04(a);

(iii) Indebtedness under Interest Rate Protection Agreements, Other Hedging Agreements and Commodity Agreements entered into to protect the U.S. Borrower and its Subsidiaries against fluctuations in interest rates, currency exchange rates and commodity prices and not for speculative purposes;

(iv) Capitalized Lease Obligations, Indebtedness of the U.S. Borrower and its Subsidiaries incurred to finance the acquisition of fixed, capital or long-term assets and Permitted Refinancing Indebtedness in respect thereof, provided that the aggregate amount of Indebtedness outstanding pursuant to this Section 9.04(b)(iv) shall not exceed $50,000,000 at any time;

(v) intercompany Indebtedness of the U.S. Borrower and its Subsidiaries to the extent permitted by Section 9.05;

(vi) Indebtedness of a Subsidiary of the U.S. Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness) (such Indebtedness, “Permitted Acquired Debt”) and any Permitted Refinancing Indebtedness in respect thereof, provided that (x) any such Permitted Acquired Debt was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) the aggregate principal amount of all Indebtedness outstanding pursuant to this Section 9.04(b)(vi) at any time shall not exceed $50,000,000;

(vii) Indebtedness of Foreign Subsidiaries of the U.S. Borrower (other than the Bermuda Partnership), provided that the aggregate principal amount of all such Indebtedness outstanding at any time under this Section 9.04(b)(vii) shall not exceed $75,000,000;

(viii) additional unsecured Indebtedness of the U.S. Borrower consisting of unsecured guarantees of (x) obligations (which guaranteed obligations do not themselves constitute Indebtedness) of one or more Subsidiaries of the U.S. Borrower, (y) leases pursuant to which one or more Subsidiaries of the U.S. Borrower are the respective lessees and (z) Indebtedness of Subsidiaries of the U.S. Borrower of the type permitted pursuant to Section 9.04(b)(xi);

(ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness is extinguished within five Business Days of the incurrence thereof;

(x) (x) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by completion guarantees and performance and surety bonds (but excluding appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation) incurred in the ordinary course of business for purposes of insuring the performance of the U.S. Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding, (y) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by appeal, performance and other bonds and/or guaranties issued in respect of obligations arising in connection with litigation for purposes of insuring the performance of the U.S. Borrower or such Subsidiary in an aggregate amount not to exceed $50,000,000 at any time outstanding and (z) Indebtedness of the U.S. Borrower or any of its Subsidiaries evidenced by appeal bonds and/or guaranties issued in respect of obligations arising in connection with the European Commission Decision pending appeal by the U.S. Borrower or such Subsidiaries of such decision in an aggregate amount not to exceed €59,000,000 at any time outstanding;

(xi) Indebtedness of the U.S. Borrower or any Subsidiary of the U.S. Borrower arising from agreements of the U.S. Borrower or a Subsidiary of the U.S. Borrower providing for indemnification, adjustment of purchase price or other similar obligations, in each case, incurred or assumed in connection with the disposition or acquisition of any business, assets or a Subsidiary of the U.S. Borrower permitted under this Agreement (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition);

(xii) unsecured Indebtedness of the U.S. Borrower evidenced by a guaranty of the Indebtedness or other obligations of any other Person (including Indebtedness of Foreign Subsidiaries permitted pursuant to Section 9.04(b)(vii) above), so long as the aggregate amount of the Contingent Obligations of the U.S. Borrower pursuant to this Section 9.04(b)(xii) does not exceed $75,000,000 at any time;

(xiii) the U.S. Borrower and the U.S. Subsidiary Guarantors may incur and remain liable with respect to the Indebtedness under the ABL Credit Agreement and the other ABL Credit Documents; provided, however, that the aggregate principal amount of Indebtedness thereunder shall not exceed the greater of (I) $400,000,000 and (II) the sum of (x) 80% of the net book value of the accounts receivable of the U.S. Borrower and its Domestic Subsidiaries and (y) 60% of the net book value of the inventory of the U.S. Borrower and its Domestic Subsidiaries, with any determinations pursuant to this clause (II) to be made on the date of each incurrence of Indebtedness pursuant to this clause (II) based on the most recent financial statements that are available to the U.S. Borrower;

(xiv) Indebtedness of Foreign Subsidiaries of the U.S. Borrower under bank guaranties and letters of credit issued by financial institutions (on behalf of such Foreign Subsidiaries) in an aggregate amount not to exceed $50,000,000 at any time;

(xv) (x) Indebtedness of Foreign Subsidiaries incurred in connection with grower loan programs in an aggregate principal amount not to exceed $75,000,000 at any time outstanding and (y) unsecured Indebtedness of the U.S. Borrower evidenced by a guaranty of Indebtedness permitted pursuant to preceding subclause (x) of this Section 9.04(b)(xv);

(xvi) [Reserved];

(xvii) Indebtedness of the U.S. Borrower which may be deemed to exist under its non-qualified excess savings plan for employees;

(xviii) Indebtedness under letters of credit or bank guarantees not to exceed $150,000,000 at one time outstanding; and

(xix) additional unsecured Indebtedness of the U.S. Borrower and its Subsidiaries (other than the Bermuda Partnership Partners and the Bermuda Partnership) not otherwise permitted hereunder not exceeding $100,000,000 in aggregate principal amount at any time outstanding, provided that no such additional Indebtedness shall be incurred at any time a Default or Event of Default then exists or would result therefrom.

9.05 Advances; Investments; Loans. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or extend credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other Equity Interest in, or make any capital contribution to, any Person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (each of the foregoing an “Investment” and, collectively, “Investments”), except:

(i) the U.S. Borrower and its Subsidiaries may acquire and hold cash and Cash Equivalents;

(ii) the U.S. Borrower and its Subsidiaries may acquire and hold receivables owing to it, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including the dating of receivables) of the U.S. Borrower or such Subsidiary;

(iii) the U.S. Borrower and its Subsidiaries may acquire and own investments (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers, trade creditors, licensees, licensors and customers and in good faith settlement of delinquent obligations of, and other disputes with, suppliers, trade creditors, licensees, licensors and customers arising in the ordinary course of business;

(iv) Interest Rate Protection Agreements, Other Hedging Agreements and Commodity Agreements entered into in compliance with Section 9.04(b)(iii) shall be permitted;

(v) (x) Investments constituting Intercompany Existing Indebtedness in existence on the Amendment No. 4 Effective Date and any Permitted Refinancing Indebtedness in respect thereof and (y) other Investments in existence on the Amendment No. 4 Effective Date and listed on Schedule VI (and amendments, modifications and renewals thereof that do not increase the amount of such Investments);

(vi) Investments (u) by U.S. Credit Parties in Foreign Credit Parties provided that at no time shall the aggregate outstanding amount of all such Investments made pursuant to subclause (u) of this Section 9.05(vi) exceed $50,000,000, (v) in any U.S. Credit Party, (w) among Foreign Credit Parties; provided that in the case of any Investment resulting in a transfer of Collateral with a Fair Market Value in excess of $5,000,000, the U.S. Borrower shall notify the Administrative Agent thereof and take such action as may be requested by the Administrative Agent for purposes of ensuring the continued enforceability of the Collateral Agent’s security interest therein, (x) by any Subsidiary of the U.S. Borrower that is not a Credit Party in the U.S. Borrower or any of its Subsidiaries, (y) so long as no Event of Default has occurred and is continuing, transfers of cash and Cash Equivalents among the U.S. Borrower and its Subsidiaries in the ordinary course of business for working capital purposes and (z) other Investments by the U.S. Borrower and its Subsidiaries in any Subsidiary of the U.S. Borrower, provided that at no time shall the aggregate outstanding amount of all such Investments made pursuant to subclause (z) of this Section 9.05(vi) (exclusive of Investments that would have otherwise been permitted under subclause (w) above except that such Investment involved a transitory Investment through a Subsidiary that was not a Credit Party which promptly made a corresponding Investment in a Foreign Credit Party) exceed $250,000,000;

(vii) (x) loans by the U.S. Borrower and its Subsidiaries to officers, employees and directors of the U.S. Borrower and its Subsidiaries for bona fide business purposes, in each case incurred in the ordinary course of business, in an aggregate outstanding principal amount not to exceed $5,000,000 at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall be permitted, (y) advances of reimbursable expenses by the U.S. Borrower and its Subsidiaries to officers, employees and directors of the U.S. Borrower and its Subsidiaries for bona fide purposes, in each case incurred in the ordinary course of business, and (z) non-cash loans to officers, directors or other employees of the U.S. Borrower or any of its Subsidiaries in connection with such officers’, directors’ or employees’ acquisition of shares of capital stock of the U.S. Borrower;

(viii) the U.S. Borrower and its Subsidiaries may make Permitted Acquisitions;

(ix) the U.S. Borrower and its Subsidiaries may own the capital stock of, or other Equity Interests in, their respective Subsidiaries created or acquired in accordance with the terms of this Agreement;

(x) the U.S. Borrower and its Subsidiaries may acquire and hold non-cash consideration issued by the purchaser of assets in connection with a sale of such assets to the extent permitted by Sections 9.02(iii) and (xiii);

(xi) so long as no Event of Default has occurred and is continuing, loans or advances by the U.S. Borrower or any Subsidiary of the U.S. Borrower in connection with grower loan programs; provided that at no time shall the aggregate outstanding principal amount of all such loans and advances made pursuant to this Section 9.05(xi) exceed $75,000,000 (determined without regard to write-downs or write-offs thereof);

(xii) any Non-Wholly-Owned Subsidiary of the U.S. Borrower may make loans to its shareholders generally so long as (x) the U.S. Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary making such loans receives at least its proportionate share of such loans (based upon its relative holding of the Equity Interests in the Subsidiary making such loans), (y) unless the entering into of the Intercompany Subordination Agreement requires the consent of the minority shareholder of such Non-Wholly Owned Subsidiary (and such consent is not obtained), such Non-Wholly-Owned Subsidiary (as obligee of such loan) and the U.S. Borrower or such other Subsidiary (as obligor of such loan) shall be subject to the provisions of the Intercompany Subordination Agreement and (z) the aggregate outstanding principal amount of all loans pursuant to this Section 9.05(xii) which are not subject to the subordination provisions of the Intercompany Subordination Agreement shall not exceed $50,000,000 at any time;

(xiii) Investments constituting guaranties of Indebtedness permitted by Section 9.04;

(xiv) the Bermuda Partnership Partners may make additional Investments in the Bermuda Partnership not otherwise permitted by this Section 9.05(xiv), so long as (w) the Bermuda Partnership promptly (and in any event within one Business Day of receipt thereof) uses 100% of the cash proceeds of such Investment to make a prepayment on the intercompany loan owing by it to the Bermuda Borrower and incurred pursuant to the Intercompany Distribution Transactions, (x) the Bermuda Borrower uses all of the proceeds of such prepayment within one Business Day of the date of receipt thereof to prepay Term Loans owing by it in accordance with the requirements of Section 4.01(vii), (y) if any U.S. Borrower Incremental Term Loans are then outstanding, the U.S. Borrower makes a concurrent prepayment of U.S. Borrower Incremental Term Loans in accordance with the requirements of Section 4.01(vii) and (z) any Investment in the form of an intercompany loan or advance pursuant to this Section 9.05(xiv) shall be subject to subordination as, and to the extent required by, the Intercompany Subordination Agreement; and

(xv) so long as no Default or Event of Default then exists or would result therefrom, the U.S. Borrower and its Subsidiaries may make Investments not otherwise permitted by Sections 9.05(i) through (xiv); provided that the aggregate amount of the Investments made pursuant to this Section 9.05(xv) after the Amendment No. 4 Effective Date shall not exceed $100,000,000 (without regard to any write-downs or write-offs thereof) plus the Available Amount.

9.06 Restricted Payments; etc. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends (other than dividends payable solely in non-redeemable common stock or comparable common equity interests of the U.S. Borrower or any such Subsidiary, as the case may be) or return any equity capital to, its stockholders, partners, members or other equity holders or authorize or make any other distribution, payment or delivery of property or cash to its stockholders, partners, members or other equity holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for a consideration, any shares of any class of its capital stock or other Equity Interests, now or hereafter outstanding (or any warrants for or options or stock appreciation rights in respect of any of such shares or other Equity Interests), or set aside any funds for any of the foregoing purposes, and the U.S. Borrower will not permit any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or other Equity Interests of any direct or indirect parent of such Subsidiary now or hereafter outstanding (or any options or warrants or stock appreciation rights issued by such Person with respect to its capital stock or other Equity Interests) (all of the foregoing “Dividends”), except that:

(i) (x) any Subsidiary of the U.S. Borrower may pay Dividends to the U.S. Borrower or any Wholly-Owned Subsidiary of the U.S. Borrower and (y) any Non-Wholly-Owned Subsidiary of the U.S. Borrower may pay cash Dividends to its shareholders generally so long as the U.S. Borrower or its respective Subsidiary which owns the Equity Interest in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary); provided that any Dividend made pursuant to the preceding clause (x) to any Wholly-Owned Subsidiary that is not a Credit Party by any Subsidiary that is a Credit Party may only be made if (I) no Specified Default and no Event of Default then exists or would result therefrom and (II) such Wholly-Owned Subsidiary promptly distributes and/or transfer any Property received pursuant to such Dividend (directly or indirectly through other Wholly-Owned Subsidiaries) to a Credit Party; provided, however, that, subject to Section 9.01(c), any such Dividend may be made to the Bermuda Partnership notwithstanding the existence of an Event of Default (other than an Event of Default under Section 10.01 or 10.05) so long as (a) the Bermuda Partnership complies with clause (II) of the preceding proviso and (b) the Bermuda Partnership Partners are (after giving effect to the receipt of any Dividend from Bermuda Partnership) in compliance with the requirements of Section 9.01(c);

(ii) the U.S. Borrower may redeem or purchase shares of, or options to purchase, U.S. Borrower Common Stock held by former officers or employees of the U.S. Borrower or any of its Subsidiaries following the death, disability, retirement or termination of employment of such officers or employees, provided that (x) the only consideration paid by the U.S. Borrower in respect of such redemptions and/or purchases shall be cash, (y) the aggregate amount paid by the U.S. Borrower in respect of all such redemptions and/or purchases shall not exceed $10,000,000 in any Fiscal Year of the U.S. Borrower, and (z) at the time of any redemption or purchase pursuant to this Section 9.06(ii), no Specified Default or Event of Default shall then exist or result therefrom;

(iii) the cancellation of a portion of any equity compensation award in connection with the payment of withholding taxes by the U.S. Borrower and its Subsidiaries thereon on behalf of employees and directors of the U.S. Borrower and its Subsidiaries;

(iv) the U.S. Borrower may pay regularly scheduled Dividends on Qualified Preferred Stock issued by it pursuant to the terms thereof solely through the issuance of additional shares of such Qualified Preferred Stock rather than in cash;

(v) repurchases of Equity Interests of the U.S. Borrower or any Subsidiary of the U.S. Borrower deemed to occur upon exercise of stock options or warrants to the extent such Equity Interests represent a portion of the exercise price of such options or warrants;

(vi) repurchases of Equity Interests of the U.S. Borrower in lieu of the issuance of fractional shares upon the exercise of options or warrants to purchase U.S. Borrower Common Stock;

(vii) the distribution of rights to holders of U.S. Borrower Common Stock pursuant to a customary shareholder rights plan and the redemption of such rights for nominal consideration; and

(viii) so long as no Default or Event of Default has occurred and is continuing, other Dividends in an aggregate amount not to exceed $25,000,000 plus the Available Amount.

9.07 Transactions with Affiliates. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, enter into any transaction or series of transactions with any Affiliate of the U.S. Borrower except on terms and conditions substantially as favorable to the U.S. Borrower or such Subsidiary as would be reasonably expected to be obtainable by the U.S. Borrower or such Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate; provided that the following shall in any event be permitted: (i) intercompany transactions among the U.S. Borrower and its Subsidiaries; (ii) the payment of consulting or other fees to the U.S. Borrower by any of its Subsidiaries in the ordinary course of business; (iii) customary fees to directors of the U.S. Borrower and its Subsidiaries; (iv) the U.S. Borrower and its Subsidiaries may enter into the employment arrangements with respect to the procurement of services with their respective officers and employees in the ordinary course of business; (v) Dividends may be paid by the U.S. Borrower to the extent permitted by Section 9.06; (vi) transactions between the U.S. Borrower and/or any of its Subsidiaries and their respective Affiliates listed on Schedule XIV hereto; and (vii) Investments in, and transactions with, any Person that is an Affiliate of the U.S. Borrower solely as a result of the U.S. Borrower’s or a Subsidiaries ownership of Equity Interests of such Person.

9.08 Limitation on Voluntary Payments and Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-Laws and Certain Other Agreements; Issuances of Capital Stock; etc. The U.S. Borrower will not, and will not permit any of its Subsidiaries to:

(i) make any voluntary or optional payment or prepayment on or redemption, repurchase or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto or any other Person money or securities before due for the purpose of paying when due), or any prepayment, repurchase, redemption or acquisition for value as a result of any asset sale, change of control or similar event of any Specified Indebtedness other than (v) repurchases or redemptions of the Existing 2013 Senior Notes, Existing 2014 Senior Notes and/or Existing 2016 Senior Notes (A) using the proceeds of Incremental Term Loans; provided that, on a Pro Forma Basis no Default or Event of Default then exists or would exist immediately after the repurchase, (B) during the period that is one year prior to the final maturity thereof from the proceeds of Incremental Term Loans, Unrestricted Cash of the U.S. Borrower and/or proceeds from borrowings under the ABL Credit Agreement; provided that, on a Pro Forma Basis (I) no Default or Event of Default then exists or would exist immediately after the repurchase and (II) the U.S. Borrower would have at least $100,000,000 of Liquidity immediately after the repurchase or (C) at any time from the proceeds of Incremental Term Loans, Unrestricted Cash of the U.S. Borrower and/or proceeds from borrowings under the ABL Credit Agreement so long as on a Pro Forma Basis (I) no Default or Event of Default then exists or would exist immediately after the repurchase and (II) the First Priority Net Secured Leverage Ratio at such time does not exceed 2.50 to 1.00 as of the last day of the most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.01(a) or (b), (w) refinancings of Specified Indebtedness in exchange for or with the proceeds of Permitted Refinancing Indebtedness, (x) in exchange for U.S. Borrower Common Stock or Qualified Preferred Stock or (y) so long as no Default or Event of Default has occurred and is continuing, repurchases or redemptions of Specified Indebtedness in an aggregate amount not to exceed $50,000,000 plus the Available Amount;

(ii) amend or modify, or permit the amendment or modification of, any provision of any Specified Indebtedness, in any manner that is adverse in any material respect to the interests of the Lenders; or

(iii) amend, modify or change any Qualified Preferred Stock, its certificate of incorporation (including, without limitation, by the filing or modification of any certificate of designation), by-laws, certificate of partnership, partnership agreement, certificate of limited liability company, limited liability company agreement (or equivalent organizational documents) or any agreement entered into by it, with respect to its capital stock or other Equity Interests, or enter into any new agreement with respect to its capital stock or other Equity Interests, other than (x) any amendments, modifications or changes and any such new agreements which do not adversely affect the interests of the Lenders in any material respect, and (y) any amendment to such Person’s respective certificates of incorporation or other organizational documents to authorize the issuance of capital stock or other Equity Interests otherwise permitted to be issued pursuant to the terms of this Agreement.

(b) Neither the U.S. Borrower nor any of its Subsidiaries shall designate any Indebtedness (other than the Obligations and obligations under the ABL Credit Agreement) as “Designated Guarantor Senior Debt” or “Designated Senior Debt” for purposes of any agreement governing Specified Indebtedness.

9.09 Limitation on Issuance of Equity Interests. The U.S. Borrower will not issue (i) any Preferred Equity (or any options, warrants or rights to purchase Preferred Equity) other than Qualified Preferred Stock or (ii) any redeemable common stock or equivalent common Equity Interests.

9.10 Limitation on Certain Restrictions on Subsidiaries. The U.S. Borrower will not, nor will it permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective, any encumbrance or restriction on the ability of any such Subsidiary to (x) pay dividends or make any other distributions on its capital stock or any other Equity Interests or participation in its profits owned by the U.S. Borrower or any Subsidiary of the U.S. Borrower, or pay any Indebtedness owed to the U.S. Borrower or a Subsidiary of the U.S. Borrower, (y) make loans or advances to the U.S. Borrower or any Subsidiary of the U.S. Borrower or (z) transfer any of its properties or assets to the U.S. Borrower or any of its Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of the U.S. Borrower or a Subsidiary of the U.S. Borrower, (iv) customary provisions restricting assignment of any licensing agreement (in which the U.S. Borrower or any of its Subsidiaries is the licensee) or any other contract entered into by the U.S. Borrower or any Subsidiary of the U.S. Borrower in the ordinary course of business, (v) any agreement or instrument governing Permitted Acquired Debt, which encumbrance or restriction is not applicable to any Person or the properties or assets of any Person, other than the Person or the properties or assets of the Person acquired pursuant to the respective Permitted Acquisition and so long as the respective encumbrances or restrictions were not created (or made more restrictive) in connection with or in anticipation of the respective Permitted Acquisition, (vi) restrictions applicable to any Non-Wholly Owned Subsidiary existing at the time of the acquisition thereof as a result of an Investment pursuant to Section 9.05; provided that the restrictions applicable to such joint venture are not made more burdensome, from the perspective of the U.S. Borrower and its Subsidiaries, than those as in effect immediately before giving effect to the consummation of the respective Investment, (vii) any restriction or encumbrance with respect to assets subject to Liens permitted by Sections 9.03(iv), (x), (xi), (xii) and (xvi), (viii) the ABL Credit Documents, (ix) restrictions set forth in the documents governing Existing Indebtedness and (x) restrictions in the documents governing Indebtedness incurred following the Amendment No. 4 Effective Date which are not materially more restrictive than the restrictions described in the foregoing clause (ix).

9.11 Special Restrictions Relating to Principal Property. The U.S. Borrower will not, and will not permit any of its Subsidiaries to, (i) own or acquire any Principal Property (other than the Principal Properties designated in a certificate of the U.S. Borrower delivered to the Administrative Agent on the Amendment No. 4 Effective Date) or (ii) directly or indirectly, create, incur, issue, assume, guarantee or otherwise become liable for or suffer to exist any Indebtedness secured by a Lien on any Principal Property; provided, however, that, notwithstanding the foregoing, (x) the U.S. Borrower and its Subsidiaries may acquire (by way of third-party purchase) up to (but not more than) two Principal Properties after the Amendment No. 4 Effective Date and, thereafter, own such Principal Properties and (y) the U.S. Borrower and its Subsidiaries may own additional Principal Properties which are not Principal Properties on the Amendment No. 4 Effective Date (or, if acquired after the Amendment No. 4 Effective Date, on such date of acquisition) if (x) the respective Principal Property becomes a Principal Property after the Amendment No. 4 Effective Date (or such date of acquisition) as a result of the making of capital expenditures or other investments in such Property by the U.S. Borrower or the respective Subsidiary or (y) the respective Principal Property is constructed by the U.S. Borrower or the respective Subsidiary. The restrictions set forth in this Section 9.11 shall cease to apply following the date that Principal Properties cease to constitute Excluded Collateral.

Section 10. Events of Default. Upon the occurrence of any of the following specified events (each, an “Event of Default”):

10.01 Payments. Either Borrower shall (i) default in the payment when due of any principal of any Loan, (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on any Loan or any Fees or (iii) default, and such default shall continue for 10 or more Business Days after notice to either Borrower by the Administrative Agent or any Lender, in the payment when due of any other amounts owing hereunder or under any other Credit Document; or

10.02 Representations, etc. (a) Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document (other than a Foreign Security Document) or in any statement or certificate delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made, (b) any representation, warranty or statement which is qualified by a materiality standard of any kind and is made or deemed made by any Foreign Credit Party in any Foreign Security Document or in any statement or certificate delivered pursuant to any Foreign Security Document shall prove to be untrue in any material respect on the date as of which made or deemed made and (c) any material representation, warranty or statement which is not qualified by a materiality standard of any kind and is made or deemed made by any Foreign Credit Party in any Foreign Security Document or in any statement or certificate delivered pursuant to any Foreign Security Document shall prove to be untrue in any material respect on the date as of which made or deemed made; or

10.03 Covenants. The U.S. Borrower or any of its Subsidiaries shall (a) default in the due performance or observance by it of any term, covenant or agreement contained in Section 8.01(e)(i), 8.10, 8.11, 8.16 or 9, or (b) default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement (other than those referred to in Section 10.01, 10.02 or clause (a) of this Section 10.03) and such default shall continue unremedied for a period of at least 30 days after notice to the defaulting party by the Administrative Agent or the Required Lenders; or

10.04 Default Under Other Agreements. (a) The U.S. Borrower or any of its Subsidiaries shall (i) default in any payment with respect to any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which Indebtedness was created or (ii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity; or (b) any Indebtedness (other than the Obligations) of the U.S. Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or shall be required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that it shall not constitute an Event of Default pursuant to clause (a) or (b) of this Section 10.04 unless the principal amount of any one issue of such Indebtedness, or the aggregate amount of all such Indebtedness referred to in clauses (a) and (b) above, equals or exceeds $25,000,000; or

10.05 Bankruptcy, etc. The U.S. Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against the U.S. Borrower or any of its Subsidiaries and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the U.S. Borrower or any of its Subsidiaries; or the U.S. Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the U.S. Borrower or any of its Subsidiaries; or there is commenced against the U.S. Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days; or the U.S. Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the U.S. Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the U.S. Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any Company action is taken by the U.S. Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days which will result in a Material Adverse Effect, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan pursuant to Section 4042(b) of ERISA, any Plan or Multiemployer Plan which is subject to Title IV of ERISA is, shall have been or is likely to be involuntarily terminated or to be the subject of termination proceedings under ERISA, any Plan subject to Title IV of ERISA shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan subject to Title IV of ERISA or Multiemployer Plan or a Foreign Pension Plan has not been made within 60 days of when due, the U.S. Borrower or any Subsidiary of the U.S. Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan subject to Title IV of ERISA or Multiemployer Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971 or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the U.S. Borrower or any Subsidiary of the U.S. Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans, a “default” within the meaning of Section 4219(c)(5) of ERISA, shall occur with respect to any Plan or Multiemployer Plan; (b) there shall result from any such event or events described above in this Section 10.06 the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability resulting from any event described in clause (a) above; and (c) such lien, security interest or liability, individually and/or in the aggregate, in the reasonable opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect; or

10.07 Security Documents. (a) Any Security Document shall cease to be in full force and effect (except in accordance with the terms thereof), or shall, subject to the Intercreditor Agreement, cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation, a perfected security interest in, and Lien on, all of the Collateral), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 9.03), and subject to no other Liens (except as permitted by Section 9.03), or (b) any Credit Party shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any such Security Document and such default shall continue beyond any cure or grace period specifically applicable thereto pursuant to the terms of any such Security Document; provided that (i) the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.07, (ii) the failure to have a perfected and enforceable Lien on Collateral in favor of the Collateral Agent shall not give rise to an Event of Default under this Section 10.07, unless the aggregate Fair Market Value of all Collateral over which the Collateral Agent fails to have a perfected and enforceable Lien (exclusive of Collateral that is the subject of an Excluded Event) equals or exceeds $10,000,000 and (iii) in the case of any default described in clause (b) above in the due performance or observance of any covenant or agreement contained in any Foreign Security Document that is not (directly or indirectly) related to the perfection or enforceability of a Lien on Collateral, such default shall not give rise to an Event of Default until such default shall continue unremedied for a period of at least 15 days after notice to the defaulting party by the Administrative Agent, the Collateral Agent or the Required Lenders; or

10.08 Guaranties. Any Guaranty or any provision thereof shall cease to be in full force or effect as to the relevant Guarantor, or any Guarantor or Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor’s obligations under the relevant Guaranty, or any Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to its Guaranty; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.08; or

10.09 Judgments. One or more judgments or decrees shall be entered against the U.S. Borrower or any of its Subsidiaries involving a liability (to the extent not paid or covered by a reputable and solvent insurance company (with any portion of any judgment or decree not so covered to be included in any determination hereunder)) equal to or in excess of $50,000,000 for all such judgments and decrees and all such judgments or decrees shall either be final and non-appealable or shall not have been vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days; provided, however, that for the avoidance of doubt, the European Commission Decision shall be deemed to have been stayed for so long as such decision is not final and non-appealable and the U.S. Borrower and its applicable Subsidiaries are diligently pursuing an appeal of such decision and have complied with all requirements of the European Commission with respect to the posting of bonds, bank guarantees or other security for the European Commission Decision (after giving effect to any waiver by the European Commission of any such requirements); provided, further, that the rendering of any such other judgment(s) or decree(s) by courts outside of the United States and Bermuda shall not be an Event of Default under this Section 10.09 unless (i) the U.S. Borrower and its Subsidiaries which are subject to the judgment(s) or decree(s), as of the date of the issuance of such judgment(s) or decree(s) (or any later date while such judgment(s) or decree(s) are still in effect) have at least $50,000,000 in net assets (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)) located in the jurisdictions (i.e., the relevant country or countries or any larger jurisdiction of the respective court(s)) of the courts rendering such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) or (ii) an order or orders enforcing such judgment(s) or decree(s) (which is (or are) final and non-appealable or has (or have) not been vacated, discharged, stayed or bonded pending appeal for any period of 60 consecutive days) is entered by a court or courts of competent jurisdiction in a jurisdiction or jurisdictions where the U.S. Borrower and/or its Subsidiaries subject to the order, as of the date of the entry of such order of enforcement (or any later date while any such order is still in effect), have at least $50,000,000 in net assets located in such jurisdiction or jurisdictions (determined on a book basis without regard to any write-down or write-off of such assets as a result of such judgment(s) or decree(s)); or

10.10 Ownership. A Change of Control shall have occurred; or

10.11 Denial of Liability. (a) Either Borrower shall deny its obligations under this Agreement or any other Credit Document, (b) any law, rule or regulation shall purport to render invalid, or preclude enforcement of, any provision of this Agreement or any other Credit Document or impair performance of any Foreign Credit Party’s obligations hereunder or under any other Credit Document or (c) any dominant authority asserting or exercising de jure or de facto governmental or police powers shall, by moratorium laws or otherwise, cancel, suspend or defer the obligation of any Foreign Credit Party to pay any amount required to be paid hereunder or under any other Credit Document; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.11; or

10.12 Governmental Action. Any governmental authority shall have condemned, nationalized, seized, or otherwise expropriated all or any substantial part of the property, shares of capital stock or other assets of any Foreign Credit Party or any of its Subsidiaries, or shall have assumed custody or control of such property or other assets or of the business or operations of any Foreign Credit Party or any of its Subsidiaries, or shall have taken any action for the dissolution or disestablishment of any Foreign Credit Party or any of its Subsidiaries or any action that would prevent any Foreign Credit Party, any of its Subsidiaries or any of their respective officers from carrying on the business of such Foreign Credit Party or such Subsidiary or a substantial part thereof; provided that the occurrence of an Excluded Event shall not give rise to an Event of Default under this Section 10.12; or

10.13 Special Defaults Relating to Bermuda Entities. The Bermuda Borrower shall fail to maintain its corporate existence in full force and effect, then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the U.S. Borrower, take any or all of the following actions, without prejudice to the rights of any Agent or any Lender to enforce its claims against any Credit Party (provided that if an Event of Default specified in Section 10.05 shall occur with respect to either Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any Fees shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and all Obligations owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; (iii) enforce, as Collateral Agent (or direct the Collateral Agent to enforce), subject to the Intercreditor Agreement, any or all of the Liens and security interests created pursuant to the Security Documents; and (iv) apply any cash collateral held by the Administrative Agent as provided in Section 4.02 to the repayment of the Obligations.

Section 11. Definitions. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural the singular:

“ABL Collateral Agent” shall mean the “Collateral Agent” as defined in the ABL Credit Agreement.

“ABL Credit Agreement” shall mean the Credit Agreement, dated as of April 12, 2006, as amended through the Amendment No. 4 Effective Date among the U.S. Borrower, Deutsche Bank Trust Company Americas, as Administrative Agent, the lenders party thereto and the other parties named therein, as the same may be further amended, restated, modified, supplemented, renewed, refunded, replaced or refinanced from time to time in one or more agreements or indentures (in each case with the same or new lenders, institutional investors or agents), including any agreement or indenture extending the maturity thereof or otherwise restructuring all or any portion of the Indebtedness thereunder or increasing the amount loaned or issued thereunder or altering the maturity thereof (so long as, in the case of any replacement or refinancing, all commitments under the agreements or indentures so replaced or refinanced shall have been terminated, all unpaid amounts thereunder (other than indemnities) shall have been paid in full and all parties to any replacement or refinancing agreements or indentures, or a trustee or agent on their behalf, shall have become party to the Intercreditor Agreement as of the applicable date of replacement or refinancing, as the case may be).

“ABL Credit Documents” shall mean the ABL Credit Agreement and the related guaranties, pledge agreements, security agreements, mortgages, notes and other agreements and instruments entered into in connection with the ABL Credit Agreement, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“ABL Credit Party” shall mean a “Credit Party” as defined in the ABL Credit Agreement.

“ABL Lender” shall mean a “Lender” as defined in the ABL Credit Agreement.

“ABL Loans” shall mean the “Loans” as defined in the ABL Credit Agreement.

“ABL Priority Collateral” means, collectively, all “ABL Priority Collateral” as defined in the Intercreditor Agreement.

“ABL Security Documents” shall mean the “Security Documents” as defined in the ABL Credit Agreement.

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the U.S. Borrower, which assets are acquired by the U.S. Borrower or any of its Subsidiaries or (y) any Person, which shall, as a result of the acquisition of its Equity Interests, become a Subsidiary of the U.S. Borrower (or shall be merged with and into the U.S. Borrower, or a Subsidiary of the U.S. Borrower).

“Additional Collateral” shall mean all property (whether real or personal) in which security interests are granted (or have been purported to be granted) (and continue to be in effect at the time of determination) pursuant to Section 8.11.

“Additional Mortgage” shall have the meaning provided in Section 8.11(a).

“Additional Mortgaged Property” shall have the meaning provided in Section 8.11(a).

“Additional Security Documents” shall mean all mortgages, pledge agreements, security agreements and other security documents entered into from time to time pursuant to Sections 8.11 and/or 13.19, as each such document may be modified, supplemented or amended from time to time in accordance with the terms hereof and thereof.

“Additional Term B-2 Commitment” means with respect to each Additional Term B-2 Lender, its commitment to make a Tranche B-2 Term Loan on the Amendment No. 4 Effective Date in an amount equal to the amount set forth on the signature page of such Additional Term B-2 Lender to the Additional Joinder Agreement. The aggregate principal amount of the Additional Term B-2 Commitments shall be equal to $315,000,000 minus the aggregate principal amount of the Converted Term Loans of all Lenders that are converted to Tranche B-2 Term Loans.

“Additional Term C-2 Commitment” means with respect to each Additional Term C-2 Lender, its commitment to make a Tranche C-2 Term Loan on the Amendment No. 4 Effective Date in an amount equal to the amount set forth on the signature page of such Additional Term C-2 Lender to the Additional Joinder Agreement. The aggregate principal amount of the Additional Term C -2 Commitments shall be equal to $585,000,000 minus the aggregate principal amount of the Converted Term Loans of all Lenders that are converted to Tranche C-2 Term Loans.

“Additional Joinder Agreement” means the joinder agreement, dated the Amendment No. 4 Effective Date, by and among the Borrowers, the Administrative Agent, the Additional Term B-2 Lender and the Additional Term C-2 Lender.

“Additional Term B-2 Lender” means each Person identified as such in the Additional Joinder Agreement.

“Additional Term C-2 Lender” means each Person identified as such in the Additional Joinder Agreement.

“Additional Term Lenders” means collectively the Additional Term B-2 Lender and the Additional Term C-2 Lender.

“Administrative Agent” shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and executive officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

“After-Acquired Foreign Personal Property” shall have the meaning provided in Section 8.11(i).

“Agent” shall mean the Administrative Agent, each Co-Syndication Agent, each Co-Documentation Agent and each Lead Arranger and shall include any successor to any such Person appointed pursuant to Section 12.10.

“Agreement” shall mean this Credit Agreement, as amended and restated and as the same may be further modified, supplemented, amended, restated, extended, renewed, refinanced and/or replaced from time to time.

“Amendment 1” shall mean Amendment 1 to this Agreement, dated as of March 18, 2009.

“Amendment No. 3” shall mean Amendment 3 to this Agreement, dated as of March 2, 2010.

“Amendment No. 4” shall mean Amendment No. 4 to this Agreement, dated as of July 8, 2011.

“Amendment No. 4 Effective Date” shall mean July 8, 2011.

“Applicable Currency” shall mean Dollars.

“Applicable Increased Term Loan Rate” shall mean, at any time, with respect to any newly-created Tranche of Incremental Term Loans, the rate per annum (expressed as a percentage) applicable to Tranche B-2 Term Loans, Tranche C-2 Term Loans and each other then existing Tranche of Incremental Term Loans after giving effect to the provisos in subclause (II) of clause (vi) of Section 1.14(a) and shall be conclusive and binding on all Lenders absent manifest error.

“Applicable Margin” shall mean (i) in the case of Tranche B-2 Term Loans and Tranche C-2 Term Loans maintained as (A) Base Rate Loans, 2.75% and (B) Eurodollar Loans, 3.75% (or on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans bearing interest at the Applicable Increased Term Loan Rate, the Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans); and (ii) in the case of any Type of Incremental Term Loans of a given Tranche, that percentage per annum set forth in, or calculated in accordance with, Section 1.15 and the relevant Incremental Term Loan Commitment Agreement (or in the case of Incremental Term Loans of a given Tranche, on and after the date of the most recent incurrence of any Tranche of Incremental Term Loans bearing interest at the Applicable Increased Term Loan Rate, the Applicable Increased Term Loan Rate for such Tranche of Incremental Term Loans), provided, that from and after each date of delivery of any certificate delivered in accordance with Section 8.01(d), commencing with the delivery of such certificate with respect to the U.S. Borrower’s Fiscal Year ending December 31, 2011, all Applicable Margins for Tranche B-2 Term Loans and Tranche C-2 Term Loans shall be decreased by 0.25% from the levels set forth above to the extent that the respective certificate delivered in accordance with Section 8.01(d) sets forth a calculation of the Total Leverage Ratio as at the last day of the respective Fiscal Quarter or Fiscal Year for which the respective certificate is being delivered which is equal to or less than 3.50:1.00; provided, further, that if any certificate required to be delivered pursuant to Section 8.01(d) is not delivered by the date required pursuant to said Section 8.01(d), the Applicable Margins determined without regard to the preceding proviso shall apply from the date the respective certificate was required to be delivered pursuant to Section 8.01(d) to and including the date on which a certificate is thereafter subsequently delivered to the Administrative Agent in accordance with Section 8.01(d) (except for the late delivery thereof) and thereafter shall be determined based on the Total Leverage Ratio set forth in such certificate); provided, further, that if any Total Leverage Ratio set forth in any certificated delivered pursuant to Section 8.01(d) proves to be inaccurate and the result of such inaccuracy is that a Borrower pays less interest than would have been payable had the Total Leverage Ratio been calculated correctly, then such Borrower shall pay, upon demand by the Administrative Agent or any Lender, such additional amount as would have been required to have been paid had the Total Leverage Ratio been calculated correctly. Notwithstanding the foregoing, the relevant Applicable Margin shall be subject to increases pursuant to, and to the extent expressly provided in, Section 1.14.

“Applicable Prepayment Percentage” shall mean, at any time, for purposes of Section 4.02(e) and the definition of “Retained Excess Cash Flow Amount,” 50%; provided that, so long as no Default or Event of Default is then in existence, if the Total Leverage Ratio is less than 3.50:1.00 as at the last day of the most recently ended Fiscal Year of the U.S. Borrower (as set forth in an officer’s certificate delivered pursuant to Section 8.01(d) for the Fiscal Year of the U.S. Borrower then last ended), the Applicable Prepayment Percentage shall instead be 0%.

“Asset Sale” shall mean any sale, transfer or other disposition by the U.S. Borrower or any of its Subsidiaries to any Person other than the U.S. Borrower or any Subsidiary of the U.S. Borrower of any asset or Property (including, without limitation, any capital stock or other securities of, or other Equity Interests in, another Person, but excluding the sale by the U.S. Borrower of its own capital stock) of the U.S. Borrower or such Subsidiary other than (i) sales, transfers or other dispositions of inventory made in the ordinary course of business, (ii) other sales and dispositions that generate Net Sale Proceeds of less than $15,000,000 in the aggregate in any Fiscal Year of the U.S. Borrower or (iii) sales or liquidations of Cash Equivalents, it being understood and agreed that the grant of a Lien by the U.S. Borrower or any of its Subsidiaries in favor of another Person shall not in and of itself constitute an “Asset Sale” for purposes of this definition.

“Assignment and Assumption Agreement” shall mean the Assignment and Assumption Agreement substantially in the form of Exhibit G (appropriately completed).

“Authorized Officer” shall mean, with respect to (i) delivering Notices of Borrowing, Notices of Conversion and similar notices the Chairman, the Chief Executive Officer, the Chief Financial Officer, the General Counsel, the Treasurer or any Assistant Treasurer of the U.S. Borrower, any person or persons that has or have been authorized by the board of directors of either Borrower to deliver such notices pursuant to this Agreement and that has or have appropriate signature cards on file with the

Administrative Agent, (ii) delivering financial information and officer’s certificates pursuant to this Agreement, the Chief Financial Officer, the Treasurer or other financial officer of the U.S. Borrower and (iii) any other matter in connection with this Agreement or any other Credit Document, any officer (or a person or persons so designated by any two officers) of the U.S. Borrower.

“Available Amount” means, at any time:

(i) the cumulative amount of cash and Cash Equivalent proceeds received by the U.S. Borrower from the sale of its Common Stock following the Amendment No. 4 Effective Date and at or prior to such time; plus

(ii) the Retained Excess Cash Flow Amount at such time; minus

(iii) the amount of outstanding Investments at such time made in reliance on the Available Amount pursuant to Section 9.05(xv); minus

(iv) the amount of Dividends made in reliance on the Available Amount prior to such time pursuant to Section 9.06(viii); minus

(v) the amount applied to make payments in respect of Specified Indebtedness in reliance on the Available Amount prior to such time pursuant to Section 9.08(a)(i)(y).

“Bankruptcy Code” shall have the meaning provided in Section 10.05.

“Base Rate” at any time shall mean the highest of (x) the rate which is 1/2 of 1 % in excess of the Federal Funds Rate at such time, (y) the Prime Lending Rate at such time and (z) the rate which is 1% in excess of the Eurodollar Rate (after giving effect to the minimum rate set forth in the definition of Eurodollar Rate) for an Interest Period of one month commencing on such date.

“Base Rate Loan” shall mean each Loan which is designated or deemed designated as a Base Rate Loan by the respective Borrower at the time of the incurrence thereof or conversion thereto.

“Bermuda Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“Bermuda Borrower Incremental Term Loans” shall mean Incremental Term Loans incurred by the Bermuda Borrower.

“Bermuda Borrower Term Loans” shall mean and include all Tranche C-2 Term Loans and all Bermuda Borrower Incremental Term Loans.

“Bermuda Partnership” shall mean Dole Foreign Holdings, Ltd., a limited liability company organized under the laws of Bermuda.

“Bermuda Partnership Partner #1” shall mean Dole Fresh Fruit Company, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the U.S. Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 9.01(c).

“Bermuda Partnership Partner #2” shall mean Dole Ocean Cargo Express, Inc., a corporation organized under the laws of Nevada and a Wholly-Owned Subsidiary of the U.S. Borrower, and any successor thereto by way of a merger or consolidation permitted by Section 9.01(c).

“Bermuda Partnership Partners” shall mean and include Bermuda Partnership Partner #1 and Bermuda Partnership Partner #2.

“Borrower Guaranty” shall mean the guaranty of each Borrower pursuant to Section 14.

“Borrowers” shall have the meaning provided in the first paragraph of this Agreement.

“Borrowing” shall mean the borrowing of one Type of Loan pursuant to a single Tranche by the Bermuda Borrower or by the U.S. Borrower from all the Lenders having Commitments with respect to such Tranche on a given date (or resulting from a conversion or conversions on such date), having in the case of Eurodollar Loans the same Interest Period ; provided (x) that Base Rate Loans incurred pursuant to Section 1.09(b) shall be considered part of the related Borrowing of Eurodollar Loans and (y) any Incremental Term Loans incurred pursuant to Section 1.01(c) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to Section 1.14.

“Business Day” shall mean, any day excluding Saturday, Sunday and any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

“Business Segment” shall mean a reportable segment as discussed in Statement of Financial Accounting Standards No. 131 “Disclosure about Segments of an Enterprise and Related Information.”

“Calculation Period” shall mean, with respect to any Permitted Acquisition, any Significant Asset Sale or any other event expressly requiring calculations to be made on a Pro Forma Basis pursuant to the terms of this Agreement, the Fiscal Quarter most recently ended prior to the date of such Permitted Acquisition, Significant Asset Sale or other event for which financial statements pursuant to Sections 8.01(a) or (b) have been delivered.

“Canadian Bond” shall have the meaning provided in 12.14(a).

“Canadian Security Agreement” shall have the meaning provided in Section 12.14(a).

“Capital Expenditures” shall mean, with respect to any Person, for any period, all expenditures by such Person with respect to fixed or capital assets which should be capitalized in accordance with U.S. GAAP during such period, (including, without limitation, expenditures for maintenance and repairs which should be capitalized in accordance with U.S. GAAP) and the amount of all Capitalized Lease Obligations incurred by such Person during such period.

“Capital Lease,” as applied to any Person, shall mean any lease of any Property by that Person as lessee which, in conformity with U.S. GAAP, is accounted for as a capital lease on the balance sheet of that Person.

“Capitalized Lease Obligations” of any Person shall mean all obligations under Capital Leases of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.

“Cash Equivalents” means (i) Dollars, Euros, Sterling, Swedish Krona and, in the case of any of the Foreign Subsidiaries of the U.S. Borrower, such local currencies held by them from time to time in the ordinary course of their businesses, (ii) securities issued or directly fully guaranteed or insured by the governments of the United States, Switzerland, Japan, Canada and members of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the respective such government is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (iii) securities issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within six months from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iv) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding six months and overnight bank deposits, in each case with any domestic commercial bank or commercial bank of a foreign country recognized by the United States, (x) in the case of a domestic commercial bank, having capital and surplus in excess of $500,000,000 and outstanding debt which is rated “A” (or similar equivalent thereof) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 under the Securities Act) and (y) in the case of a foreign commercial bank, having capital and surplus in excess of $250,000,000 (or the foreign currency equivalent thereof), (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iv) above entered into with any financial institution meeting the qualifications specified in clause (iv) above, (vi) commercial paper having a rating of at least A-1 from S&P or at least P-1 from Moody’s and in each case maturing within six months after the date of acquisition and (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (vi) above. Furthermore, with respect to Foreign Subsidiaries of the U.S. Borrower that are not organized in one or more Qualified Jurisdictions, Cash Equivalents shall include bank deposits (and investments pursuant to operating account agreements) maintained with various local banks in the ordinary course of business consistent with past practice of the U.S. Borrower’s Foreign Subsidiaries.

“Change in Law” means the occurrence, after the Amendment No. 4 Effective Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean:

(i) any “person” (as defined in Section 13(d) of the Exchange Act) other than the Permitted Holders shall become the owner, directly or indirectly, beneficially or of record, of shares representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the U.S. Borrower;

(ii) the U.S. Borrower shall at any time cease to own directly or indirectly 100% of the Equity Interests of the Bermuda Borrower;

(iii) the Board of Directors of the U.S. Borrower shall cease to consist of a majority of Continuing Directors; or

(iv) a “change of control” or similar event shall occur as provided in any ABL Credit Document or any Existing Senior Notes or any Permitted Refinancing Indebtedness in respect thereof.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Amendment No. 4 Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

“Co-Documentation Agent” shall have the meaning provided in the first paragraph of this Agreement.

“Co-Syndication Agents” shall have the meaning provided in the first paragraph of this Agreement.

“Collateral” shall mean all property (whether real or personal, movable or immovable) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Document), including, without limitation, all Pledge Agreement Collateral, all Security Agreement Collateral, all Mortgaged Properties and all Additional Collateral, if any. It is understood and agreed that the term “Collateral” shall not include any Property which constitutes Excluded Collateral, for so long as same constitutes Excluded Collateral.

“Collateral Agent” shall mean DBAG, acting as collateral agent for the Secured Creditors.

“Commitment” shall mean any of the commitments of any Lender, i.e., whether the Additional Term B-2 Commitment, the Additional Term C-2 Commitment or the Incremental Term Loan Commitment of any Tranche of such Lender.

“Commodity Agreements” shall mean commodity agreements, hedging agreements and other similar agreements or arrangements designed to protect against price fluctuations of commodities (e.g., fuel) used in the business of the U.S. Borrower and its Subsidiaries.

“Company” shall mean any corporation, limited liability company, partnership or other business entity (or the adjectival form thereof, where appropriate).

“Consenting Term Lender” means each Lender that has provided the Administrative Agent with a counterpart to the Amendment No. 4 executed by such Lender.

“Consolidated EBIT” shall mean, for any period, the Consolidated Net Income (without giving effect to (x) any extraordinary gains or losses and (y) any gains or losses from sales of assets other than inventory sold in the ordinary course of business) before (i) total interest expense (inclusive of amortization of deferred financing fees and any other original issue discount) of the U.S. Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period, and (ii) provision for taxes based on income and foreign withholding taxes, in each case to the extent deducted in determining Consolidated Net Income for such period.

“Consolidated EBITDA” shall mean for any period, Consolidated EBIT, adjusted by (x) adding thereto (in each case to the extent deducted in determining Consolidated Net Income for such period and not already added back in determining Consolidated EBIT) the amount of (i) all depreciation and amortization expense that were deducted in determining Consolidated EBIT for such period, (ii) any other non-cash charges incurred in such period (including non-cash share-based compensation expense), to the extent that same were deducted in arriving at Consolidated EBIT for such period, (iii) the amount of all fees and expenses incurred in connection with the Refinancing or any Permitted Refinancing Indebtedness in respect of the Specified Indebtedness for such period to the extent same were deducted in arriving at Consolidated EBIT for such period, and (iv) any losses attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were deducted in arriving at Consolidated EBIT for such period, and (y) subtracting therefrom, (i) to the extent included in arriving at Consolidated EBIT for such period, the amount of non-cash gains during such period, (ii) the aggregate amount of all cash payments made during such period in connection with non-cash charges incurred in a prior period, to the extent such non-cash charges were added back pursuant to clause (x)(ii) above in a prior period and (iii) any gains attributable to the interest component of cross-currency hedging arrangements even if such transactions are treated for GAAP purposes as foreign exchange transactions to the extent same were included in arriving at Consolidated EBIT for such period. Notwithstanding anything to the contrary in the definition of Pro Forma Basis, no adjustment shall be made to such amounts as a result of any transaction occurring prior to the Amendment No. 4 Effective Date.

“Consolidated First Priority Net Secured Debt” shall mean, at any time, the remainder of (I) the principal amount of Term Loans and ABL Loans outstanding at such time less (II) the aggregate amount of Unrestricted Cash of the U.S. Borrower and its Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the U.S. Borrower if same were prepared at such time.

“Consolidated Net Debt” shall mean, at any time, the remainder of (I) the sum of (without duplication) (i) all Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries (on a consolidated basis) as would be required to be reflected as debt or Capital Leases on the liability side of a consolidated balance sheet of the U.S. Borrower and its Consolidated Subsidiaries in accordance with U.S. GAAP, (ii) all Indebtedness of the U.S. Borrower and its Consolidated Subsidiaries of the type described in clauses (ii) and (vii) of the definition of “Indebtedness” and (iii) all Contingent Obligations of the U.S. Borrower and its Consolidated Subsidiaries in respect of Indebtedness of any third Person of the type referred to in preceding clauses (i) and (ii) minus (II) the aggregate amount of Unrestricted Cash of the U.S. Borrower and its Subsidiaries at such time to the extent same would be reflected on a consolidated balance sheet of the U.S. Borrower if same were prepared at such time; provided that (w) the amount available to be drawn under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of the U.S. Borrower or any of its Consolidated Subsidiaries (but excluding, for avoidance of doubt, all unpaid drawings or other monetary obligations owing in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations) shall not be included in any determination of “Consolidated Net Debt,” (x) for purposes of this definition, the amount of Indebtedness in respect of the Interest Rate Protection Agreements, Other Hedging Agreements and Commodity Agreements shall be at any time (A) in the case of any such agreements entered into for speculative purposes, the unrealized net loss position, if any, of the U.S. Borrower and/or its Consolidated Subsidiaries thereunder on a marked-to-market basis determined no more than one month prior to such time and (B) in the case of any other Interest Rate Protection Agreement, Other Hedging Agreement or Commodity Agreement, zero, (y) obligations arising under Synthetic Leases shall be included in determining Consolidated Net Debt and (z) any Preferred Equity of the U.S. Borrower or any of its Consolidated Subsidiaries shall be treated as Indebtedness, with an amount equal to the greater of the liquidation preference or the maximum fixed repurchase price of any such outstanding Preferred Equity deemed to be a component of Consolidated Net Debt.

“Consolidated Net Income” shall mean, for any period, the net income (or loss) of the U.S. Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period (taken as a single accounting period) in accordance with U.S. GAAP, provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) except for determinations expressly required to be made on a Pro Forma Basis, the net income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary or all or substantially all of the property or assets of such Person are acquired by a Consolidated Subsidiary and (ii) the net income of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Consolidated Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary.

“Consolidated Senior Secured Net Debt” shall mean, at any time, (x) the amount of Consolidated Net Debt at such time less (y) all amounts reflected therein attributable to Indebtedness which is totally unsecured.

“Consolidated Subsidiary” shall mean, with respect to any Person, at any date, any other Person the Equity Interests of which are owned by such Person and whose financial results are consolidated in the financial statements of such Person in accordance with U.S. GAAP (and consistent with the consolidation practices of the U.S. Borrower as in effect on the Amendment No. 4 Effective Date), if such statements were prepared as of such date.

“Contemplated Asset Sale” shall mean any sale of assets by the U.S. Borrower and/or one or more of its Subsidiaries (including Real Property and Equity Interests held by such Persons but excluding Equity Interests in the Bermuda Borrower and the Bermuda Partnership and any Person which owns, directly or indirectly, Equity Interests therein); provided, however, that (i) any such assets so sold are not material to the operations of the U.S. Borrower and its Subsidiaries and (ii) the U.S. Borrower shall have provided a certificate to the Administrative Agent stating that such sale is made as a, and complies with the requirements of the definition of, Contemplated Asset Sale.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the lesser of (x) the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith and (y) the stated amount of such Contingent Obligation.

“Continuing Directors” shall mean the directors of the U.S. Borrower on the Amendment No. 4 Effective Date and each other director if such director’s election to, or nomination for the election to, the Board of Directors of the U.S. Borrower is recommended or approved by a majority of then Continuing Directors.

“Converted Term B-2 Percentage” means 35.0%.

“Converted Term C-2 Percentage” means 65.0%.

“Converted Term Loans” means with respect to each Lender the amount of such Lender’s Existing Term Loans that such Lender has indicated on its signature page to Amendment No. 4 as the principal amount of its “Converted Term Loans” (or, if less, the amount notified to such Lender by the Administrative Agent prior to the Amendment No. 4 Effective Date) immediately prior to the initial extensions of credit hereunder on the Amendment No. 4 Effective Date.

“Credit Documents” shall mean this Agreement, the Notes, the Additional Joinder Agreement, each Subsidiaries Guaranty, the Intercompany Subordination Agreement, each Security Document, each Incremental Term Loan Commitment Agreement, the U.S. Subsidiaries Guaranty, the Foreign Subsidiaries Guaranty Acknowledgement, the Intercompany Subordination Agreement Acknowledgement, each Foreign Security Document Acknowledgement and/or Amendment, the Intercreditor Agreement and any other guarantees or security documents executed and delivered for the benefit of the Lenders in accordance with the requirements of this Agreement and any other guaranties, pledge agreements or security documents executed and delivered in accordance with the requirements of Section 8.11.

“Credit Event” shall mean the making of a Loan.

“Credit Party” shall mean each U.S. Credit Party and each Foreign Credit Party.

“DBAG” shall mean Deutsche Bank AG New York Branch, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“DBSI” shall mean Deutsche Bank Securities Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

“Default” shall mean any event, act or condition, which with notice or lapse of time, or both, would constitute an Event of Default.

“Defaulting Lender” shall mean any Lender with respect to which a Lender Default is in effect.

“Deutsche Bank” means Deutsche Bank Trust Company Americas, and its successors and assigns.

“Disqualified Voting Participant” shall mean any participant meeting the requirements of subclauses (x), (y)(A) and (y)(B) of clause (II) of the third proviso appearing in Section 13.04(a) which (i) has refused to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement of the type described in Section 13.12(a) and which have been approved by the Required Lenders and (ii) has been designated as a “Disqualified Voting Participant” by the U.S. Borrower in a written notice to the Administrative Agent.

“Dividend” shall have the meaning provided in Section 9.06.

“Dole Canada” shall have the meaning provided in Section 12.14(a).

“Dole Settlement Company” shall mean the U.S. Borrower or a Qualified U.S. Obligor that is not subject to the guaranty limitation applicable to the Bermuda Partnership Partners contained in the U.S. Subsidiaries Guaranty.

“Dollar Equivalent” of an amount denominated in a currency other than Dollars shall mean, at any time for the determination thereof, the amount of Dollars which could be purchased with the amount of such currency involved in such computation at the spot exchange rate therefor as quoted by the Administrative Agent as of 11:00 A.M. (New York time) on the date two Business Days prior to the date of any determination thereof for purchase on such date (or, in the case of any determination pursuant to Section 1.13 or 13.22 hereof or Section 26 (or any analogous provision) of any Subsidiaries Guaranty, on the date of determination); provided that for purposes of (x) determining compliance with Sections 1.01(a), (b) and (c) and (y) calculating Fees pursuant to Section 3.01, the Dollar Equivalent of any amounts denominated in a currency other than Dollars shall be revalued on a monthly basis using the spot exchange rates therefor as quoted in the Wall Street Journal (or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) on the first Business Day of each calendar month. Notwithstanding anything to the contrary contained in this definition, at any time that a Default or an Event of Default then exists, the Administrative Agent may revalue the Dollar Equivalent of any amounts outstanding under the Credit Documents in a currency other than Dollars in its sole discretion using the spot exchange rates therefor as quoted in the Wall Street Journal (or, if the same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent).

“Dollars” shall mean U.S. Dollars.

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized in the United States or any State thereof or the District of Columbia.

“Eligible Transferee” shall mean and include a commercial bank, a mutual fund, an insurance company, a financial institution, a “qualified institutional buyer” (as defined in Rule 144A of the Securities Act), any fund that regularly invests in bank loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), but in any event excluding any individual and the U.S. Borrower and its Subsidiaries and Affiliates.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any violation (or alleged violation) by the U.S. Borrower or any of its Subsidiaries under any Environmental Law or any permit issued to the U.S. Borrower or any of its Subsidiaries under any such law (hereafter “Claims”), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

“Environmental Law” shall mean any federal, state or local policy having the force and effect of law, statute, law, rule, regulation, ordinance, code or rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment (for purposes of this definition (collectively, “Laws”)), relating to the indoor or outdoor environment, or Hazardous Materials or health and safety to the extent such health and safety issues arise under the Occupational Safety and Health Act of 1970, as amended, or any such similar Laws.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interest in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Amendment No. 4 Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which together with the U.S. Borrower or a Subsidiary of the U.S. Borrower would be deemed to be a “single employer” (i) within the meaning of Section 414(b), (c), (m) or (o) of the Code or (ii) as a result of the U.S. Borrower or a Subsidiary of the U.S. Borrower being or having been a general partner of such Person.

“Eurodollar Loans” shall mean each Loan designated as such by the respective Borrower or Borrowers at the time of the incurrence thereof or conversion thereto.

“Eurodollar Rate” shall mean, for any Interest Period, in the case of any Loan, the greater of (x) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided that if such rate is not available at such time for any reason, then the rate pursuant to this clause (x) for such Interest Period shall be the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Eurodollar Loan being made, continued or converted with a term equivalent to such Interest Period would be offered by Deutsche Bank’s London Branch to major banks in the London interbank eurodollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period and (y) 1.25% per annum. The determination of the Eurodollar Rate by the Administrative Agent shall be conclusive and binding on the Borrowers absent manifest error.

“European Commission Decision” means the €45.6 million fine imposed by the European Commission on the U.S. Borrower and certain of its Subsidiaries as more particularly described in a press release issued by the European Commission on October 15, 2008.

“Euros” and the designation “€” shall mean the currency introduced on January 1, 1999 at the start of the third stage of European economic and monetary union pursuant to the Treaty (expressed in euros).

“Event of Default” shall have the meaning provided in Section 10.

“Excess Cash Flow” means, for any period, (a) net cash flow provided by (used in) operating activities for such period as reported on the consolidated statements of cash flows of the U.S. Borrower and its Consolidated Subsidiaries for such period delivered under Section 8.01 minus (b) the sum of, in each case to the extent not otherwise reducing net cash flow provided by (used in) operating activities in such period, without duplication, (i) scheduled principal payments and payments of interest in each case made in cash on Indebtedness for borrowed money during such period (including for purposes hereof, sinking fund payments, payments in respect of the principal components under capital leases and the like relating thereto), in each case other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility), (ii) optional prepayments of Indebtedness for borrowed money (other than the Loans) during such period in each case other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility); provided that in the case of any revolving Indebtedness such repayment shall only be included in this clause (ii) to the extent that such repayment results in a permanent reduction of the commitments thereunder, (iii) the aggregate amount of all Capital Expenditures made by the U.S. Borrower and its Subsidiaries during such period other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility) and (iv) other than to the extent financed with equity proceeds, Equity Interests, asset sale proceeds, insurance proceeds or the proceeds of Indebtedness (excluding Indebtedness under any revolving credit facility), cash sums expended for Investments pursuant to Sections 9.05(vi), (vii), (viii), (xi), (xii) and (xv) (other than with respect to any amount expended on such Investments through the use of the Available Amount) during such period.

“Excess Cash Flow Payment Period” shall mean, with respect to any Excess Cash Payment Date, the immediately preceding Fiscal Year of the U.S. Borrower commencing with the Fiscal Year ending December 31, 2011.

“Excess Cash Payment Date” shall mean the date occurring 3 Business Days after the 90th day following the last day of a Fiscal Year of the U.S. Borrower.

“Exchange Percentage” shall mean, as to each Lender, a fraction, expressed as a percentage, in each case determined on the date of occurrence of a Sharing Event (before giving effect to any actions to occur on such date pursuant to Section 1.13(b)) of which: (a) the numerator shall be the aggregate principal amount of the outstanding Term Loans of such Lender; and (b) the denominator of which shall be the aggregate principal amount of all outstanding Term Loans of all Lenders.

“Excluded Bermuda Insurance Companies” shall mean and include (i) Ashford Company Limited, a limited liability corporation organized under laws of Bermuda, and (ii) Mendocino Limited, a limited liability corporation organized under laws of Bermuda.

“Excluded Collateral” shall mean and include (i) each Principal Property of the U.S. Borrower and any of its Restricted Subsidiaries, (ii) all shares of capital stock or Indebtedness (as defined in the Existing 2013 Senior Notes Indenture as in effect on March 28, 2003) of any Restricted Subsidiary of the U.S. Borrower (which Indebtedness (as so defined) is then held by the U.S. Borrower or any Restricted Subsidiary) and (iii) Margin Stock owned or held by the U.S. Borrower or any of its Subsidiaries; provided that, except in the case of capital stock or Indebtedness of any Subsidiary that is not owned directly by a U.S. Credit Party (x) the collateral described in preceding clauses (i) and (ii) shall cease to constitute “Excluded Collateral” upon the repayment in full of all Existing 2013 Senior Notes and (y) as the term “Excluded Collateral” is used in any Foreign Security Document, such term shall not include any Principal Property referred to in clause (i) above.

“Excluded Domestic Subsidiary” shall mean County Line Mutual Water Company, a Wholly-Owned Domestic Subsidiary of the U.S. Borrower.

“Excluded Event” shall mean the taking of any action, or the adoption of any law, rule or regulation, by any governmental authority which results in a deficiency that would otherwise give rise to a Default or Event of Default under any of Sections 10.07, 10.08, 10.11(b), 10.11(c) and/or 10.12; provided that (i) any such deficiency or default shall relate solely to a Foreign Subsidiary of the U.S. Borrower (other than a Foreign Subsidiary organized under the laws of Bermuda), its business or properties and the Credit Documents to which such Foreign Subsidiary is a party and (ii) the aggregate Fair Market Value of all Property of all Foreign Subsidiaries subject to any such deficiencies or defaults (including all Property which would have been Property of the respective Foreign Subsidiaries if the actions described in Section 10.12 had not been taken) shall not exceed $15,000,000.

“Excluded Foreign Subsidiaries” shall mean Foreign Subsidiaries of the U.S. Borrower organized in Qualified Non-U.S. Jurisdictions and listed on Part B of Schedule XIII; provided that any Foreign Subsidiary listed on Part B of Schedule XIII which merges or consolidates with or into any other Foreign Subsidiary of the U.S. Borrower that is a Qualified Obligor organized in the jurisdiction of organization of such listed Foreign Subsidiary shall cease to be an “Excluded Foreign Subsidiary” for purposes of this Agreement.

“Excluded JV” means any Subsidiary of the U.S. Borrower in which the U.S. Borrower owns less than 90% of the voting stock and which has been designated by the U.S. Borrower to the Administrative Agent as an “Excluded JV”; provided that the aggregate Investments of the Borrower and their Restricted Subsidiaries outstanding in Excluded JVs (measured on the date each such Investment was made and without giving effect to subsequent changes in value) shall not exceed $50,000,000.

“Existing Indebtedness” shall mean and include Indebtedness outstanding on the Amendment No. 4 Effective Date and listed on Schedule IV.

“Existing Senior Notes” shall mean and include the Existing 2013 Senior Notes, the Existing 2014 Senior Notes and the Existing 2016 Senior Notes.

“Existing Senior Notes Indentures” shall mean and include (i) the Existing 2013 Senior Notes Indenture, (ii) the Existing 2014 Senior Notes Indenture and (iii) the Existing 2016 Senior Notes Indenture.

“Existing Term Loans” means all Tranche B-1 Term Loans and Tranche C-1 Term Loans (as defined in the Original Credit Agreement, as amended immediately prior to the Amendment No. 4 Effective Date) outstanding under this Agreement immediately prior to the initial extensions of credit hereunder.

“Existing 2013 Senior Notes” shall mean the U.S. Borrower’s 7 7/8% Senior Notes due 2013, issued pursuant to the Existing 2013 Senior Notes Indenture, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2013 Senior Notes Indenture” shall mean the Indenture, dated as of July 15, 1993, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2014 Senior Notes” shall mean the U.S. Borrower’s 13 7/8% Senior Secured Notes due 2014, issued pursuant to the Existing 2014 Senior Notes Indenture, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2014 Senior Notes Indenture” shall mean the Indenture, dated as of March 18, 2009, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2016 Senior Notes” shall mean the U.S. Borrower’s 8% Senior Secured Notes due 2016, issued pursuant to the Existing 2016 Senior Notes Indenture, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Existing 2016 Senior Notes Indenture” shall mean the Indenture, dated as of September 25, 2009, among the U.S. Borrower, any U.S. Subsidiary Guarantors from time to time party thereto and the trustee therefor, as in effect on the Amendment No. 4 Effective Date and as the same may be amended, modified or supplemented from time to time in accordance with the terms hereof and thereof.

“Fair Market Value” shall mean, with respect to any asset, the price at which a willing buyer, not an Affiliate of the seller, and a willing seller who does not have to sell, would agree to purchase and sell such asset, as determined in good faith by the board of directors or other governing body or, pursuant to a specific delegation of authority by such board of directors or governing body, a designated senior executive officer of the U.S. Borrower or the Subsidiary of the U.S. Borrower selling such asset.

“Federal Funds Rate” shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

“Fee Capped Foreign Subsidiary Guarantor” shall mean any Foreign Credit Party organized under the laws of a jurisdiction in which (x) the guaranties and/or secured obligations under the respective Credit Documents are not required by the laws of such jurisdiction to be limited in any way and (y) the guaranties and/or secured obligations under the respective Credit Documents have been voluntarily limited (at the request of such Foreign Credit Party) to reduce the amount of registration, notorial or other fees, taxes or amounts payable in connection with the recordation or perfection of the security interests purported to be created pursuant to the relevant Security Documents.

“Fees” shall mean all amounts payable pursuant to, or referred to in, Section 3.01.

“First Priority Net Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated First Priority Net Secured Debt on such date to (ii) Consolidated EBITDA for the Fiscal Quarter most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 8.01(a) or (b).

“Fiscal Quarter” means, for any Fiscal Year, each of (i) the first twelve weeks of such Fiscal Year, (ii) the thirteenth week of such Fiscal Year through the twenty-fourth week of such Fiscal Year, (iii) the twenty-fifth week of such Fiscal Year through the forty-first week of such Fiscal Year and (iv) the forty-second week of such Fiscal Year through the last day of such Fiscal Year, as the case may

be. For purposes of this Agreement, a reference to the 1st Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (i) above; a reference to the 2nd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (ii) above; a reference to the 3rd Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iii) above; and a reference to the 4th Fiscal Quarter of any Fiscal Year shall be a reference to the period referred to in clause (iv) above.

“Fiscal Year” means the fiscal year of the U.S. Borrower and its Subsidiaries ending on the Saturday nearest to December 31 of each calendar year. For purposes of this Agreement, any particular Fiscal Year shall be designated by reference to the calendar year in which the majority of such Fiscal Year falls.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statue thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto and (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto.

“Foreign Credit Party” shall mean the Bermuda Borrower and each Foreign Subsidiary Guarantor.

“Foreign Credit Party Pledge Agreements” shall mean each agreement listed on Part A of Schedule XII and each other pledge agreement entered into by a Foreign Credit Party pursuant to the terms hereof covering promissory notes and Equity Interests and governed by the laws of the jurisdiction in which such Foreign Credit Party is organized, in each case as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof.

“Foreign Pension Plan” means any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States of America by the U.S. Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the U.S. Borrower or any of its Subsidiaries residing outside the United States of America, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Foreign Pledge Agreement” shall mean and include the Local Law Pledge Agreements and the Foreign Credit Party Pledge Agreements.

“Foreign Security Agreements” shall mean each security agreement listed on Part C of Schedule XII, each Replacement Foreign Security Agreement and each other security agreement, pledge agreement, mortgage, debenture, deed of charge, document and/or instrument entered into by a Foreign Credit Party pursuant to the terms hereof covering tangible and intangible assets (including receivables, contract rights, securities, inventory, equipment, real estate, leasehold interests, vessels, insurances, and material patents, trademarks and other intellectual property but excluding Excluded Collateral) owned by such Foreign Credit Party and governed by the laws of the jurisdiction in which such Foreign Credit Party is organized, in each case as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof.

“Foreign Security Document” shall mean each Security Document other than a U.S. Security Document (including, without limitation, each Foreign Pledge Agreement and each Foreign Security Agreement).

“Foreign Security Document Acknowledgement and/or Amendment” shall mean each acknowledgement and/or amendment dated as of the Amendment No. 4 Effective Date, executed and delivered by each of the Credit Parties with respect to each Foreign Security Document to which it is a party.

“Foreign Subsidiaries Guaranty” shall mean the Foreign Subsidiaries Guaranty, dated as of March 28, 2003, made by the Foreign Subsidiaries of the U.S. Borrower party thereto in favor of the Administrative Agent, including any counterpart thereof and any other similar guaranty executed and delivered by any Foreign Subsidiary of the U.S. Borrower pursuant to Section 8.11, in each case, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof.

“Foreign Subsidiaries Guaranty Acknowledgement” shall mean the acknowledgment, dated as of the Amendment No. 4 Effective Date, executed and delivered by each Wholly-Owned Foreign Subsidiary of the U.S. Borrower in the form of Exhibit E-2, which Foreign Subsidiaries Guaranty Acknowledgment contain, among other things, (i) an acknowledgment of this Agreement and the transactions contemplated hereby, (ii) an acknowledgement that the “Obligations” (as defined in the Foreign Subsidiaries Guaranty) include all of the Obligations of the Bermuda Borrower under this Agreement after giving effect to the Amendment No. 4 Effective Date, and (iii) an acknowledgment that, after giving effect to the Amendment No. 4 Effective Date, the Foreign Subsidiaries Guaranty shall remain in full force and effect in accordance with its terms.

“Foreign Subsidiary” shall mean, as to any Person, any Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Foreign Subsidiary Guarantor” shall mean each Foreign Subsidiary of the U.S. Borrower (other than the Bermuda Borrower and any Non-Guarantor Subsidiary) which executes and delivers a Foreign Subsidiaries Guaranty, unless and until such time as the respective Foreign Subsidiary ceases to constitute a Foreign Subsidiary or is released from all of its obligations under its Foreign Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“German Guarantors” shall have the meaning provided in Section 12.17(a).

“German Security” shall have the meaning provided in Section 12.13(b).

“Guaranteed Creditors” shall mean and include each of the Agents, the Collateral Agent, the Lenders and each Person (other than any Credit Party or any of its Subsidiaries) party to an Interest Rate Protection Agreement or Other Hedging Agreement with a Borrower and/or one or more of each Borrower’s Subsidiaries, to the extent that such Person constitutes a Secured Creditor under the Security Documents.

“Guarantors” shall mean and include each Borrower and each Subsidiary Guarantor.

“Guaranty” shall mean and include each Borrower Guaranty and each Subsidiaries Guaranty.

“Hazardous Materials” shall mean (a) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “restricted hazardous materials,” “extremely hazardous wastes,” “restrictive hazardous wastes,” “toxic substances,” “toxic pollutants,” “contaminants” or “pollutants,” or words of similar meaning and regulatory effect.

“Incremental Term Loan” shall have the meaning provided in Section 1.01(c).

“Incremental Term Loan Borrower” shall mean (x) the U.S. Borrower, with respect to U.S. Borrower Incremental Term Loans and (y) the Bermuda Borrower, with respect to Bermuda Borrower Incremental Term Loans.

“Incremental Term Loan Borrowing Date” shall mean, with respect to each Tranche of Incremental Term Loans, each date on which Incremental Term Loans of such Tranche are incurred pursuant to Section 1.01(c) and as otherwise permitted by Section 1.14.

“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 1.14, in such amount as agreed to by such Lender in the respective Incremental Term Loan Commitment Agreement, as the same may be (x) reduced from time to time or terminated pursuant to Sections 3.01 and/or 10 or (y) adjusted from time to time as a result of assignments to and from such Lender pursuant to Sections 1.11 and/or 13.04(b).

“Incremental Term Loan Commitment Agreement” shall mean each Incremental Term Loan Commitment Agreement in the form of Exhibit I (appropriately completed) executed in accordance with Section 1.14.

“Incremental Term Loan Commitment Requirements” shall mean, with respect to any provision of an Incremental Term Loan Commitment on a given Incremental Term Loan Borrowing Date, the satisfaction of each of the following conditions on or prior to the effective date of the respective Incremental Term Loan Commitment Agreement: (s) no Default or Event of Default then exists or would result therefrom (for purposes of such determination, assuming the relevant Loans in an aggregate principal amount equal to the full amount of Incremental Term Loan Commitments then provided had been incurred, and the proposed Permitted Acquisition (if any) to be financed with the proceeds of such Loans had been consummated, on such date of effectiveness) and all of the representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects at such time (unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); (t) calculations are made by the U.S. Borrower showing that the Senior Secured Leverage Ratio would have been less than or equal to 3.75 to 1.00 as at the last day of such Test Period (assuming (and immediately after) the full utilization of the requested Incremental Term Loan Commitments and the consummation of the proposed Permitted Acquisition (if any) to be financed with the proceeds of the Loans pursuant thereto (as well as all other Permitted Acquisitions and Significant Asset Sales theretofore consummated after the first day of the respective Calculation Period)) for the Calculation Period most recently ended prior to the date of the requested Incremental Term Loan Commitments, as set forth in a certificate by an Authorized Officer of the U.S. Borrower furnished to the Administrative Agent on the date of such request; (u) the delivery by the U.S. Borrower to the Administrative Agent of an officer’s certificate executed by an Authorized Officer of the U.S. Borrower and certifying as to compliance with preceding clauses (s) and (t) and containing the calculations required by clause (t); (u) the delivery by the U.S. Borrower to the Administrative Agent of an officer’s certificate executed by an Authorized Officer of the U.S. Borrower and certifying as to compliance with preceding clauses (s) and (t) and containing the calculations required by clause (t); (v) the delivery by the U.S. Borrower to the Administrative Agent of an acknowledgement in form and substance reasonably satisfactory to the Administrative Agent and executed by each Guarantor (in the case of an Incremental Term Loan Commitment requested by the Bermuda Borrower) or each U.S. Credit Party other than the U.S. Borrower (in the case of an Incremental Term Loan Commitment requested by the U.S. Borrower), as the case may be, acknowledging that such Incremental Term Loan Commitment and all Loans subsequently incurred pursuant to such Incremental Term Loan Commitment shall constitute (and be included in the definition of) “Guaranteed Obligations” under each Guaranty of such Guarantor; (w) the delivery by the U.S. Borrower and its Subsidiaries of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Administrative Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications and/or supplements; (x) the delivery by the U.S. Borrower to the Administrative Agent of an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Credit Parties reasonably satisfactory to the Administrative Agent and dated such date, covering such of the matters set forth in the opinions of counsel delivered to the Administrative Agent on the Amendment No. 4 Effective Date as may be reasonably requested by the Administrative Agent, and such other matters incident to the transactions contemplated thereby as the Administrative Agent may reasonably request; (y) the delivery by the U.S. Borrower and the other Credit Parties to the Administrative Agent of such other officers’ certificates, resolutions and evidence of good standing as the Administrative Agent shall reasonably request; and (z) the completion by the U.S. Borrower and the other Credit Parties of such other actions as the Administrative Agent may reasonably request in connection with such Incremental Term Loan Commitment, it being understood and agreed that the Administrative Agent may (in its sole discretion) agree that the delivery of technical amendments, modifications and/or supplements to the respective Security Documents pursuant to subclause (w) of the preceding sentence may occur after the incurrence of Loans to be made pursuant to the respective Incremental Term Loan Commitments (subject to a time frame to be agreed by the Administrative Agent), in which case said subclause (w) will be deemed satisfied at the time of the incurrence of such Loans, so long as such technical amendments, modifications and/or supplements to the respective Security Documents are subsequently delivered within the time frame stipulated by the Administrative Agent.

“Incremental Term Loan Lender” shall have the meaning provided in Section 1.14(b).

“Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the respective Incremental Term Loan Commitment Agreement relating thereto, provided that the final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Incremental Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(iii).

“Incremental Term Note” shall have the meaning provided in Section 1.04(a).

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn or paid under all letters of credit, bankers’ acceptances, bank guaranties and similar obligations issued for the account of such Person and all unpaid drawings and unreimbursed payments in respect of such letters of credit, bankers’ acceptances, bank guaranties and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the Fair Market Value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, Commodity Agreements or under any similar type of agreement and (viii) obligations arising under Synthetic Leases. Notwithstanding the foregoing, Indebtedness shall not include trade payables, accrued expenses and deferred tax and other credits incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

“Indemnified Person” shall have the meaning provided in Section 13.01.

“Initial Borrowing Date” shall have the meaning provided in the Original Credit Agreement.

“Intercompany Debt” shall mean any Indebtedness, payables or other obligations, whether now existing or hereafter incurred, owed by the U.S. Borrower or any Subsidiary of the U.S. Borrower to the U.S. Borrower or any other Subsidiary of the U.S. Borrower.

“Intercompany Distribution Transactions” shall have the meaning provided in Section 5.09(b) of the Original Credit Agreement.

“Intercompany Existing Indebtedness” shall mean all Indebtedness listed on Part B of Schedule IV.

“Intercompany Subordination Agreement” shall mean the Intercompany Subordination Agreement, dated as of March 28, 2003, made by the U.S. Borrower and various of its Subsidiaries party thereto in favor of the Administrative Agent, as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof (including, without limitation, as modified by the Intercompany Subordination Agreement Acknowledgement).

“Intercompany Subordination Agreement Acknowledgement” shall mean the acknowledgment in the form of Exhibit H-1, dated as of the Amendment No. 4 Effective Date, executed and delivered by each Credit Party and each other Subsidiary of the U.S. Borrower which is an obligee or obligor with respect to any Intercompany Debt (other than those Non Wholly-Owned Subsidiaries listed on Part D of Schedule XII).

“Intercreditor Agreement” shall mean the second amended and restated intercreditor agreement, dated as of March 2, 2010, by and among the Collateral Agent, the ABL Collateral Agent, each Credit Party, each ABL Credit Party and the collateral agent for the holders of “Notes Obligations” (as defined therein).

“Interest Determination Date” shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

“Interest Period” shall mean with respect to any Eurodollar Loan, the interest period applicable thereto, as determined pursuant to Section 1.08.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedging agreement, interest rate floor agreement or other similar agreement or arrangement.

“Investment” shall have the meaning provided in the preamble to Section 9.05.

“Italian Collateral Documents” shall have the meaning provided in Section 12.15(a)(i).

“Judgment Currency” shall have the meaning provided in Section 13.22(a).

“Judgment Currency Conversion Date” shall have the meaning provided in Section 13.22(a).

“Landlord-Lender Agreement” shall mean each agreement between a landlord of each U.S. Leasehold Property and the Collateral Agent entered into pursuant to the terms of this Agreement.

“Lead Arranger” shall mean DBSI and MLPF&S and, each in its capacity as Joint Lead Arranger and Joint Book Runner.

“Leasehold” of any Person shall mean all of the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

“Leasehold Property” shall mean each Real Property leased by the U.S. Borrower or any of its Subsidiaries and for which Landlord-Lender Agreements shall be required pursuant to this Agreement.

“Lender” shall mean and include each financial institution with a Converted Term Loan or a Commitment, as well as any Person that becomes a “Lender” hereunder pursuant to Sections 1.12, 1.14 and/or 13.04(b). Unless the context otherwise requires, each reference in this Agreement to a Lender includes each lending office (including any Affiliate of the respective Lender) of the respective Lender designated from time to time pursuant to Section 1.11.

“Lender Default” shall mean (i) the wrongful refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or (ii) a Lender having notified the Administrative Agent and/or any Borrower that it does not intend to comply with its obligations under Section 1.01 in circumstances where such non-compliance would constitute a breach of such Lender’s obligations under the respective Section.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or other), charge, preference, priority or other security agreement of any kind or nature whatsoever (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any similar recording or notice statute, and any lease having substantially the same effect as the foregoing).

“Liquidity” shall mean the aggregate amount of available drawings under the ABL Credit Agreement plus the aggregate amount of any Unrestricted Cash of the U.S. Borrower and its Domestic Subsidiaries.

“Loan” shall mean each Tranche B-2 Term Loan, each Tranche C-2 Term Loan and each Incremental Term Loan.

“Local Law Pledge Agreements” shall mean the local law pledge agreements listed on Part B of Schedule XII and any other pledge agreement entered into by a Credit Party pursuant to this Agreement (x) covering promissory notes of, and/or Equity Interests in, one or more Persons organized under the laws of a different jurisdiction from the jurisdiction of organization of such Credit Party and (y) governed by the laws of the jurisdiction or jurisdictions in which the Person or Persons whose promissory notes or Equity Interests are being pledged is (or are) organized, in each case as the same may be amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Margin Regulations” shall mean, collectively, Regulation T, Regulation U and Regulation X.

“Margin Stock” shall have the meaning provided in Regulation U.

“Material Adverse Effect” shall mean (i) a material adverse effect on the business, properties, assets, nature of assets, operations, liabilities, condition (financial or otherwise) or prospects of the U.S. Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or any Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or any Agent hereunder or under any other Credit Document; provided that the occurrence of an Excluded Event shall not constitute a “Material Adverse Effect” for purposes of this definition.

“Material Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary of the U.S. Borrower the net book value of the assets of which equals or exceeds $5,000,000 at such time; provided that for purposes of (and only of) Section 8.01(h), the term “Material Foreign Subsidiary” shall mean, at any time, any Foreign Subsidiary of the U.S. Borrower the net book value of the assets of which equals or exceeds $10,000,000 at such time.

“Material Indebtedness” shall mean any Indebtedness of the U.S. Borrower or any of its Subsidiaries with an aggregate principal amount in excess of $25,000,000.

“Maturity Date” shall mean (i) with respect to Tranche B-2 Term Loans, the Tranche B 2/C 2 Term Loan Maturity Date, (ii) with respect to Tranche C-2 Term Loans, the Tranche B-2/C-2 Term Loan Maturity Date, and (iii) with respect to Incremental Term Loans of a given Tranche, the respective Incremental Term Loan Maturity Date therefor.

“Maximum Incremental Term Loan Commitment Amount” shall mean $350,000,000 plus unlimited additional amounts so long as on a pro forma basis the First Priority Net Secured Leverage Ratio (excluding for this purpose, the cash proceeds of the Incremental Term Loans) is less than or equal to 2.0 to 1.0.

“MLPF&S” shall mean Merrill Lynch, Pierce, Fenner & Smith Incorporated (as successor to Banc of America Securities LLC), in its individual capacity, and any successor thereto by merger, consolidation or otherwise.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean each mortgage, deed of trust or deed to secure debt required to be delivered with respect to any Real Property pursuant to the terms of this Agreement (including, after the execution and delivery thereof, each Additional Mortgage covering a Mortgaged Property), together with any assignment of leases and rents to be executed in connection therewith, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Mortgage Amendment” shall have the meaning provided in Section 8.11(k)(ii).

“Mortgage Policy” shall mean each mortgage title insurance policy (and all endorsements thereto) for each Mortgaged Property required to be delivered pursuant to this Agreement.

“Mortgaged Property” shall mean each Real Property owned by the U.S. Borrower or any of its Subsidiaries and required to be mortgaged pursuant to this Agreement (including, after the execution and delivery of any Additional Mortgage covering Real Property, the respective Additional Mortgaged Property).

“Multiemployer Plan” shall mean (i) any plan, as defined in Section 4001(a)(3) of ERISA, which is maintained or contributed to (or to which there is an obligation to contribute to) by the U.S. Borrower or a Subsidiary of the U.S. Borrower or an ERISA Affiliate and that is subject to Title IV of ERISA, and (ii) each such plan for the five year period immediately following the latest date on which the U.S. Borrower, a Subsidiary of the U.S. Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Net Cash Proceeds” shall mean, for any event requiring a reduction of the Total Incremental Term Loan Commitment and/or repayment of Term Loans pursuant to Section 3.03 or 4.02, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such event, net of reasonable transaction costs (including, as applicable, any underwriting, brokerage or other customary commissions and reasonable legal, advisory and other fees and expenses associated therewith) received from any such event.

“Net Sale Proceeds” shall mean for any sale or other disposition of assets, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale or other disposition of assets, net of (i) reasonable transaction costs (including, without limitation, any underwriting, brokerage or other customary selling commissions, reasonable legal, advisory and other fees and expenses (including title and recording expenses), associated therewith and sales, VAT and transfer taxes arising therefrom), (ii) payments of unassumed liabilities relating to the assets sold or otherwise disposed of at the time of, or within 30 days after, the date of such sale or other disposition, (iii) the amount of such gross cash proceeds required to be used to permanently repay any Indebtedness (other than Indebtedness of the Lenders pursuant to this Agreement, Indebtedness of the ABL Lenders under the ABL Credit Documents and Indebtedness under “Notes Obligations” (as defined in the Intercreditor Agreement)) which is secured by the respective assets which were sold or otherwise disposed of, (iv) the estimated net marginal increase in income taxes which will be payable by the U.S. Borrower consolidated group or any Subsidiary of the U.S. Borrower with respect to the Fiscal Year in which the sale or other disposition occurs as a result of such sale or other disposition; and in the event of any such sale or disposition of assets owned by a Non-Wholly-Owned Subsidiary, the proportionate share thereof attributable to minority interests (based upon such Persons’ relative holdings of Equity Interests in such Subsidiary) (v) ; provided, however, that such gross proceeds shall not include any portion of such gross cash proceeds which the U.S. Borrower determines in good faith should be reserved for post-closing adjustments (to the extent the U.S. Borrower delivers to the Lenders a certificate signed by its chief financial officer or treasurer, controller or chief accounting officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the U.S. Borrower or any of its Subsidiaries shall constitute Net Sale Proceeds on such date received by the U.S. Borrower and/or any of its Subsidiaries from such sale or other disposition.

“Non-Defaulting Lender” shall mean each Lender other than a Defaulting Lender.

“Non-Guarantor Subsidiaries” shall mean (i) on the Amendment No. 4 Effective Date, each Subsidiary of the U.S. Borrower listed on Part A of Schedule XIII and (ii) after the Amendment No. 4 Effective Date, any Subsidiary of the U.S. Borrower that is not at such time a Subsidiary Guarantor.

“Non-Qualified Jurisdiction” at any time shall mean each jurisdiction that is not at such time a Qualified Jurisdiction.

“Non-U.S. Dole Group” shall mean the Consolidated Subsidiaries of the U.S. Borrower which are not members of the U.S. Dole Group.

“Non-Wholly-Owned Subsidiary” shall mean, as to any Person, each Subsidiary of such Person which is not a Wholly-Owned Subsidiary of such Person.

“Note” shall mean each Tranche B-2 Term Note, each Tranche C-2 Term Note and each Incremental Term Note.

“Notice of Borrowing” shall have the meaning provided in Section 1.02.

“Notice of Conversion/Continuation” shall have the meaning provided in Section 1.05.

“Notice Office” shall mean the office of the Administrative Agent located at 5022 Gate Parkway, Building 200, Jacksonville, Florida, 32256 or such other office as the Administrative Agent may designate to the U.S. Borrower and the Lenders from time to time.

“Obligation Currency” shall have the meaning provided in Section 13.22(a).

“Obligations” shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing to any Agent, the Collateral Agent or any Lender pursuant to the terms of this Agreement or any other Credit Document.

“Original Agent” shall mean each “Agent” under, and as defined in, the Original Credit Agreement.

“Original Credit Agreement” shall have the meaning provided in the first WHEREAS clause of this Agreement.

“Original Lenders” shall mean the Lenders under, and as defined in, the Original Credit Agreement with outstanding Original Loans on the Amendment No. 4 Effective Date (immediately prior to giving effect thereto).

“Original Loan” shall mean each “Loan” under, and as defined in, the Original Credit Agreement.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against fluctuations in currency values.

“Payment Office” shall mean the office of the Administrative Agent located at 60 Wall Street, New York, New York 10005 or such other office as the Administrative Agent may hereafter designate in writing to the U.S. Borrower and the Lenders from time.

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Permitted Acquired Debt” shall have the meaning set forth in Section 9.04(b)(vi).

“Permitted Acquisition” shall mean the acquisition by the U.S. Borrower or any of its Subsidiaries of assets constituting a business, division or product line of any Person, not already a Subsidiary of the U.S. Borrower or any of its Subsidiaries, or of Equity Interests of any such Person, which Person shall, as a result of such acquisition, become a Subsidiary of the U.S. Borrower, provided that (A) no Default or Event of Default shall be in existence at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect thereto, (B) the Acquired Entity or Business shall be a Permitted Business, (C) immediately after giving effect to such acquisition and the payment of consideration payable by the U.S. Borrower and its Subsidiaries, the U.S. Borrower would have not less than $30,000,000 of available unused revolving commitments (after giving effect to borrowing base limitations) under the ABL Credit Agreement or other working capital facilities, (D) the aggregate amount expended by the U.S. Borrower and its Subsidiaries in connection with all Permitted Acquisitions following the Amendment No. 4 Effective Date with respect to assets that are not owned by Credit Parties (including Persons that become Credit Parties in connection therewith) (excluding assets acquired in exchange for shares of Common Stock of the U.S. Borrower), as determined in good faith by the U.S. Borrower, does not exceed $350,000,000 and (E) the U.S. Borrower shall have delivered to the Administrative Agent not later than the date of consummation of any such acquisition, a certificate executed by an Authorized Officer of the U.S. Borrower stating that such acquisition is a “Permitted Acquisition” and containing a calculation demonstrating compliance with the requirements set forth in clauses (C) and (D) of this definition.

“Permitted Business” shall mean any business which (i) is the same, similar, ancillary or reasonably related to the business in which the U.S. Borrower or any of its Subsidiaries is engaged on the Amendment No. 4 Effective Date or (ii) is conducted by an Acquired Entity or Business acquired pursuant to a Permitted Acquisition and which does not qualify as a “Permitted Business” pursuant to preceding clause (i), so long as (x) such business represents an immaterial portion of the businesses acquired pursuant to such Permitted Acquisition and (y) such business is sold or otherwise disposed of as soon as reasonably practicable following the consummation of such Permitted Acquisition (but, in any event, within one year following such Permitted Acquisition).

“Permitted Encumbrances” shall mean with respect to any Mortgaged Property, such exceptions to title as are set forth in the Mortgage Policy delivered with respect thereto, all of which exceptions must be acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Holders” shall mean David H. Murdock, a Qualified Trust and any majority owned and controlled Affiliate of David H. Murdock or a Qualified Trust.

“Permitted Installment Note” shall mean a promissory note issued as consideration to the U.S. Borrower or any of its Subsidiaries in connection with a Contemplated Asset Sale, which note (i)

shall be secured by the assets subject to the respective Contemplated Asset Sale and (ii) in the case of a Contemplated Asset Sale made by a Credit Party, shall be pledged to the Collateral Agent pursuant to the relevant Security Documents; provided that no such note may be issued in connection with a Contemplated Asset Sale if the aggregate principal amount of such note, when added to the aggregate outstanding principal amount of all other Permitted Installment Notes theretofore issued (without regard to any write-downs or write-offs thereof), would exceed $35,000,000.

“Permitted Liens” shall have the meaning provided in Section 9.03.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness of the U.S. Borrower and its Subsidiaries issued or given in exchange for, or the proceeds of which are used to, extend, refinance, renew, replace or refund any Indebtedness, so long as (a) such Indebtedness has a Weighted Average Life to Maturity greater than or equal to the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced or refunded, (b) such extension, refinancing, renewal, replacement or refunding does not (i) increase the amount of such Indebtedness outstanding immediately prior to such extension, refinancing, renewal, replacement or refunding (except to the extent of reasonable fees, premiums, commissions and expenses actually paid in connection with such extension, refinancing, renewal, replacement or refunding) or (ii) add guarantors, obligors or security from that which applied to such Indebtedness being extended, refinanced, renewed, replacement or refunding, except that unsecured Indebtedness of the U.S. Borrower that is guaranteed by the U.S. Guarantors may be refinanced with Indebtedness that is secured by junior Liens on the Collateral of the U.S. Credit Parties on the basis applicable to “Notes Obligations” under the Intercreditor Agreement if either (x) the Indebtedness being refinanced constituted “Notes Obligations” under the Intercreditor Agreement or (y) immediately after giving effect to such refinancing on a Pro Forma Basis, the Senior Secured Leverage Ratio as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.01(a) or (b) would have been less than or equal to 3.75 to 1.00, (c) such Indebtedness has the same (or, from the perspective of the Lenders, more favorable) subordination provisions, if any, as applied to the Indebtedness being extended, renewed, refinanced, replaced or refunded, and (d) all other terms of such extension, refinancing, renewal, replacement or refunding (including, without limitation, with respect to the amortization schedules, redemption provisions, maturities, covenants, defaults and remedies, but excluding interest rates so long as on market terms at the time of issuance thereof) are not less favorable in any material respect to the respective borrower than those previously existing with respect to the Indebtedness being extended, refinanced, renewed, replaced or refunded, provided, however, that any Intercompany Existing Indebtedness (and subsequent extensions, refinancings, renewals, replacements and refundings thereof as provided above in this definition) may only be extended, refinanced, renewed, replaced or refunded as provided above in this definition if the Indebtedness so extended, refinanced, renewed, replaced or refunded has the same obligors(s) and obligee(s) as the Indebtedness being extended, refinanced, renewed, replaced or refunded.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is maintained or contributed to by (or to which there is an obligation to contribute of) the U.S. Borrower or a Subsidiary of the U.S. Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the U.S. Borrower, or a Subsidiary of the U.S. Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

“Pledge Agreement Collateral” shall mean all U.S. Pledge Agreement Collateral and all other Equity Interests or other property similar to that pledged pursuant to the U.S. Pledge Agreement which is pledged pursuant to one or more Foreign Pledge Agreements, Foreign Security Agreements or Additional Security Documents.

“Pledge Agreements” shall mean the U.S. Pledge Agreement and each Foreign Pledge Agreement.

“Preferred Equity,” as applied to the Equity Interests of any Person, means Equity Interests of such Person (other than common stock of such Person) of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to Equity Interests of any other class of such Person.

“Prime Lending Rate” shall mean the rate which DBAG (or another bank of recognized standing reasonably selected by the Administrative Agent) announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. DBAG may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

“Principal Property” shall mean “Principal Property,” as defined in the Existing 2013 Senior Notes Indenture (as in effect (and as each component definition used therein is in effect) on the Amendment No. 4 Effective Date).

“Pro Forma Basis” shall mean, in connection with any calculation of the First Priority Net Secured Leverage Ratio, Total Leverage Ratio or Senior Secured Leverage Ratio, the calculation of Consolidated EBITDA, Consolidated Net Debt and Consolidated Senior Secured Net Debt as used therein shall be made after giving effect on a pro forma basis to any Permitted Acquisition, Significant Asset Sale or incurrence or repayment of Material Indebtedness then being consummated as well as any other Permitted Acquisition, Significant Asset Sale or incurrence or repayment of Material Indebtedness consummated after the first day of the relevant Test Period or Calculation Period, as the case may be, and on or prior to the date of the required determination of the Total Leverage Ratio and/or Senior Secured Leverage Ratio, as the case may be, as if same had occurred on the first day of the respective Test Period or Calculation Period, as the case may be, in each case, taking into account, in the case of any Permitted Acquisition, factually supportable and identifiable cost savings and expenses which would otherwise be accounted for as an adjustment pursuant to Article 11 of Regulation S-X under the Securities Act, as if such cost savings or expenses were realized on the first day of the respective period.

“Projections” shall mean detailed projected consolidated financial statements of the U.S. Borrower and its Consolidated Subsidiaries certified by the Chief Financial Officer of the U.S. Borrower for the three Fiscal Years ended after the Amendment No. 4 Effective Date delivered to the Administrative Agent on or prior to the Amendment No. 4 Effective Date.

“Property” of a Person shall mean any and all property, whether real, personal, tangible, intangible or mixed, of such Person, or other assets owned, leased, or operated by such Person.

“Qualified Indebtedness” shall mean Indebtedness of the U.S. Borrower (which may be guaranteed on a subordinated basis by any of the U.S. Subsidiary Guarantors pursuant to subordination provisions that are not materially less favorable to the Lenders than those applicable to the guarantees of the Existing Senior Notes); provided that (i) no portion of such Indebtedness matures prior to the 91st day following the final scheduled maturity of the Term Loans outstanding at the time such Indebtedness is incurred, (ii) the documentation governing such Indebtedness does not require the repurchase or repayment of such Indebtedness prior to the final maturity thereof except pursuant to a “change of control” or asset sale, (iii) either such Indebtedness is (x) unsecured or (y) to the extent after giving effect to the Incurrence of such Indebtedness and the use of proceeds therefrom, the Senior Secured Leverage Ratio as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 8.01(a) or (b) would have been less than or equal to 3.75 to 1.00 on a Pro Forma Basis, secured solely by Liens on the Collateral of the U.S. Credit Parties to the extent such Indebtedness constitutes “Notes Obligations” under the Intercreditor Agreement and (iv) the other terms of such Indebtedness are on market terms as determined in good faith by the U.S. Borrower.

“Qualified Jurisdictions” shall mean and include the United States, Bermuda and each other jurisdiction identified on Schedule XVII hereto, in each case including any states, provinces or other similar local units therein. Furthermore, from time to time after the Amendment No. 4 Effective Date, the U.S. Borrower may request (by written notice to, and following consultation with, the Administrative Agent) that one or more additional jurisdictions be added to the list of Qualified Jurisdictions. In such event, such jurisdictions shall be added to (and thereafter form part of) the list of Qualified Jurisdictions so long as, in each case, the respective jurisdiction to be added is a jurisdiction in which the U.S. Borrower and/or any of its Subsidiaries conducts business on the Amendment No. 4 Effective Date or is otherwise reasonably satisfactory to the Administrative Agent and so long as the U.S. Borrower has furnished opinions of counsel, in each case from counsel, and in form and substance, reasonably satisfactory to the Administrative Agent, concluding that Subsidiaries of the U.S. Borrower organized under the laws of such jurisdiction may execute and deliver a Foreign Subsidiaries Guaranty, the Intercompany Subordination Agreement and such Security Documents as may be satisfactory to the Collateral Agent and that, in accordance with the laws of the respective jurisdiction and subject to customary exceptions, such Credit Documents shall constitute the legal, valid and binding obligations, enforceable in accordance with their terms, and (in the case of the Security Documents) create valid and perfected security interests under applicable law.

“Qualified Non-U.S. Jurisdictions” shall mean and include each Qualified Jurisdiction other than the United States (and the States thereof).

“Qualified Non-U.S. Obligors” shall mean each Foreign Credit Party which (x) is a Wholly-Owned Subsidiary of the U.S. Borrower organized under the laws of a Qualified Non-U.S. Jurisdiction, (y) has provided a full and unconditional guaranty (unlimited in amount) of all Guaranteed Obligations (as defined in the Foreign Subsidiaries Guaranty) pursuant to a Foreign Subsidiaries Guaranty and (z) has executed the relevant Security Documents in accordance with the requirements of Sections 5, 8.11 and/or 9.14 of the Original Credit Agreement or Sections 8.11 and/or 9.11 hereof securing all such Guaranteed Obligations, provided that (i) any Fee Capped Foreign Subsidiary Guarantor shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Sections 9.02(viii), (ix) and (xi) and Sections 9.05(vi) and (viii) only (and only said Sections), so long as such Fee Capped Foreign Subsidiary Guarantor shall at all times be in compliance with the requirements of Section 8.11(i), (ii) any Fee Capped Foreign Subsidiary Guarantor shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Section 8.13(d), so long as (I) governmental approvals are required to be obtained to transfer the Equity Interests of such Fee Capped Foreign Subsidiary Guarantor to a Qualified Non-U.S. Obligor (determined without regard to clauses (i), (ii), (iii) and (iv) of this proviso) and the U.S. Borrower or such Subsidiary Guarantor is using reasonable efforts to obtain such approvals or (II) the transfer of the Equity Interests of such Fee Capped Foreign Subsidiary Guarantor to a Qualified Non-U.S. Obligor (determined without regard to clauses (i), (ii), (iii) and (iv) of this proviso) would give rise to material and adverse tax consequences to the U.S. Borrower or such Subsidiary, (iii) Dole Korea, Ltd. shall be deemed to be a Qualified Non-U.S. Obligor for purposes of Sections 8.13(d) and 9.01(b) (and only said Sections), (iv) notwithstanding the provision of a limited guaranty by the Excluded Bermuda Insurance Companies, each of the Excluded Bermuda Insurance Companies shall be deemed to be a “Qualified Non-U.S. Obligor” for all purposes of this Agreement (other than Sections 8.13(d) and 9.01(b) for which it is understood such Persons shall not constitute “Qualified Non-U.S. Obligors”) and (v) any Qualified Non-U.S. Obligor (including any deemed as such pursuant to preceding clauses (i), (ii), (iii) and (iv)) shall cease to constitute same at such time, if any, as such Person ceases to be a Wholly-Owned Subsidiary of the U.S. Borrower.

“Qualified Obligors” shall mean each Qualified U.S. Obligor and each Qualified Non U.S. Obligor.

“Qualified Preferred Stock” shall mean any Preferred Equity of the U.S. Borrower, the express terms of which shall provide that dividends thereon shall not be required to be paid at any time (and to the extent) that such payment would be prohibited by the terms of this Agreement or any other agreement of the U.S. Borrower or any of its Subsidiaries relating to outstanding indebtedness and which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (including any change of control event), cannot mature (excluding any maturity as the result of an optional redemption by the issuer thereof) and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, and is not redeemable, or required to be repurchased, at the sole option of the holder thereof (including, without limitation, upon the occurrence of an change of control event), in whole or in part, on or prior to 3 months following the Tranche B-2/C-2 Maturity Date.

“Qualified Trust” shall mean the David H. Murdock Living Trust, dated May 28, 1986, as amended, or another trust established by Mr. Murdock to hold and control U.S. Borrower Common Stock and, in each case, the remainder of his estate in the event of his death, so long as any such trust described above (i) is at all times controlled by David H. Murdock or by a majority of experienced business persons and is not controlled by members of Mr. Murdock’s family and (ii) holds all or substantially all of the assets of Mr. Murdock.

“Qualified U.S. Obligors” shall mean and include the U.S. Borrower and each other U.S. Credit Party which is a Wholly-Owned Subsidiary of the U.S. Borrower, provided that any Qualified U.S. Obligor that is (or was) a Subsidiary of the U.S. Borrower shall cease to constitute a Qualified U.S. Obligor at such time, if any, as such Subsidiary ceases to be a Wholly-Owned Subsidiary of the U.S. Borrower.

“Quarterly Payment Date” shall mean the last Business Day of each March, June, September and December.

“Real Property” of any Person shall mean all of the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

“Recovery Event” shall mean the receipt by the U.S. Borrower or any of its Subsidiaries of any insurance or condemnation proceeds payable (i) by reason of theft, physical destruction or damage or any other similar event with respect to any properties or assets of the U.S. Borrower or any of its Subsidiaries, (ii) by reason of any condemnation, taking, seizing or similar event with respect to any properties or assets of the U.S. Borrower or any of its Subsidiaries and (iii) under any policy of insurance required to be maintained under Section 8.03.

“Refinancing” shall mean the borrowing of the Tranche B-2 Term Loans and Tranche C-2 Term Loans on the Amendment No. 4 Effective Date and the application of a portion of the proceeds therefrom to (i) repay in full the Tranche B-1 Term Loan other than Converted Term Loans (in the case of the proceeds of the Tranche B-2 Term Loans), (ii) repay in full the Tranche C-1 Term Loans other than Converted Term Loans (in the case of the proceeds of the Tranche C-2 Term Loans) and (iii) the execution and delivery of Amendment No. 4 and the related amendment to the ABL Facility.

“Register” shall have the meaning provided in Section 13.17.

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from to time in effect and any successor to all or any portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or any portion thereof.

“Release” means disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing, pouring and the like, into or upon any land or water or air, or otherwise entering into the environment.

“Relevant Guaranteed Obligations” shall mean (i) in the case of the U.S. Borrower, (x) the principal and interest on each Tranche C-2 Term Note and each Incremental Term Note (in each case) issued by the Bermuda Borrower to each Lender, and each Tranche C-2 Term Loan and each Bermuda Borrower Incremental Term Loan made, under this Agreement, together with all the other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities (including, without limitation, indemnities, fees and interest thereon) of the Bermuda Borrower to each Lender, each Agent and the Collateral Agent now existing or hereafter incurred under, arising out of or in connection with this Agreement or any other Credit Document and the due performance and compliance by the Bermuda Borrower with all the terms, conditions and agreements contained in the Credit Documents to which it is a party and (y) all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of the Bermuda Borrower or any other Subsidiary of the Bermuda Borrower owing under any Interest Rate Protection Agreement and any Other Hedging Agreement entered into by the Bermuda Borrower or any other Subsidiary of the U.S. Borrower with any Secured Hedge Counterparty so long as such Secured Hedge Counterparty participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein and (ii) in the case of the Bermuda Borrower, all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due) and liabilities of any Foreign Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) owing under any Interest Rate Protection Agreement and any Other Hedging Agreement entered into by any such Foreign Subsidiary of the U.S. Borrower with any Secured Hedge Counterparty so long as such Secured Hedge Counterparty participates in such Interest Rate Protection Agreement or Other Hedging Agreement, and their subsequent assigns, if any, whether now in existence or hereafter arising, and the due performance and compliance with all terms, conditions and agreements contained therein.

“Relevant Guaranteed Party” shall mean (i) with respect to the U.S. Borrower, the Bermuda Borrower and each Subsidiary of the U.S. Borrower party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Secured Creditor and (ii) with respect to the Bermuda Borrower, each Foreign Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) party to any Interest Rate Protection Agreement or Other Hedging Agreement with any Secured Creditor.

“Replaced Lender” shall have the meaning provided in Section 1.12.

“Replacement Foreign Security Agreements” shall mean the amended and restated and/or replacement security agreements, documents and instruments executed and delivered by the Foreign Credit Parties listed on Part G of Schedule XII securing all of the relevant obligations (including such Foreign Credit Party’s guaranty obligations with respect to the Tranche C-2 Term Loans and the Bermuda Borrower Incremental Term Loans).

“Replacement Lender” shall have the meaning provided in Section 1.12.

“Reportable Event” shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection .22, .23, .25, .27, or .28 of PBGC Regulation Section 4043.

“Repricing Transaction” means the prepayment or refinancing of all or a portion of the Term Loans with the incurrence by any Credit Party of any long-term bank debt financing incurred for the primary purpose of repaying, refinancing, substituting or replacing all or any portion of the Term Loans and having an effective interest cost or weighted average yield (as reasonably determined by the Administrative Agent consistent with generally accepted financial practice and, in any event, excluding any arrangement or commitment fees in connection therewith) that is less than the interest rate for or weighted average yield (as determined by the Administrative Agent on the same basis) of the Term Loans being prepaid or refinanced, including without limitation, as may be effected through any amendment to this Agreement relating to the interest rate for, or weighted average yield of, the Term Loans.

“Required Appraisal” shall have the meaning provided in Section 8.11(h).

“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans as of any date of determination represent greater than 50% of the sum of all outstanding principal of Term Loans of all Non-Defaulting Lenders at such time; provided that, for purposes of this definition, at any time after the Amendment No. 4 Effective Date, (I) a Voting Participant shall be deemed to be a “Lender” holding the portion of the Incremental Term Loan Commitment and the outstanding Term Loans of any Lender (other than a Defaulting Lender) in which it purchased a participation from such Lender (and to have the voting rights of such Lender with respect to each such Tranche) and (II) a Lender (other than a Defaulting Lender) which has sold a participation in a portion of its Incremental Term Loan Commitment or outstanding Term Loans to a Voting Participant shall be deemed to hold a Incremental Term Loan commitment or outstanding Term Loans, as the case may be, in each case, as reduced by the amount of the participations therein sold to a Voting Participant.

“Restatement Effective Date” shall mean April 12, 2006.

“Restricted Subsidiary” of any Person shall mean any Subsidiary (as defined in the Existing 2013 Senior Notes Indenture as in effect on the Amendment No. 4 Effective Date (without giving effect to any termination thereof)) of such Person other than any Subsidiary (as so defined) of such Person that is engaged primarily in the management, development and sale or financing of Real Property.

“Retained Excess Cash Flow Amount” shall initially be $0, which amount shall be (A) increased on each Excess Cash Payment Date so long as any repayment required pursuant to Section 4.02(f) has been made, by an amount equal to the Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period multiplied by a percentage equal to 100% minus the Applicable Prepayment Percentage, and (B) reduced on each Excess Cash Payment Date where Excess Cash Flow for the immediately preceding Excess Cash Flow Payment Period is a negative number, by such amount.

“Returns” shall have the meaning provided in Section 7.18.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of McGraw Hill, Inc.

“Sale-Leaseback Transaction” shall have the meaning provided in the Original Credit Agreement.

“Scheduled Repayment” shall mean any Tranche B-2 Term Loan Scheduled Repayment, any Tranche C-2 Term Loan Scheduled Repayment and/or any Incremental Term Loan Scheduled Repayment of any Tranche, as the context may require.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Second-Tier Material Real Property” of any Person, shall mean any fee-owned (or equivalent) Real Property acquired by such Person after the Amendment No. 4 Effective Date with a value (determined using the initial purchase price paid by such Person for such Real Property) of greater than $5,000,000 but less than or equal to $10,000,000.

“Section 4.04(b)(ii) Certificate” shall have the meaning provided in Section 4.04(b)(ii).

“Secured Creditors” shall have the meaning provided in the respective Security Documents.

“Secured Hedge Counterparties” shall mean, with respect to any Interest Rate Protection Agreement or Other Hedging Agreement, (x) any Lender or any affiliate thereof (even if such Lender subsequently ceases to be a Lender under this Agreement for any reason), (y) any ABL Lender or any affiliate thereof (even if such ABL Lender ceases to be a Lender under the ABL Credit Agreement for any reason) or (z) to the extent any such Interest Rate Protection Agreement or Other Hedging Agreement was entered into prior to the Amendment No. 4 Effective Date, any Original Lender or any affiliate thereof (even if such Original Lender ceased to be an Original Lender under the Original Credit Agreement for any reason).

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Security Agreement Collateral” shall mean all collateral in which any security interest is granted pursuant to the Security Agreements.

“Security Agreements” shall mean the U.S. Security Agreement and each Foreign Security Agreement.

“Security Documents” shall mean and include each of the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage, each Foreign Security Agreement, each Foreign Pledge Agreement and, after the execution and delivery thereof, each Additional Security Document (including each Additional Mortgage).

“Senior Secured Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Senior Secured Net Debt on such date to (ii) Consolidated EBITDA for the Fiscal Quarter most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 8.01(a) or (b); provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Senior Secured Leverage Ratio shall be determined on a Pro Forma Basis.

“Senior Officer” shall mean senior executive management of the U.S. Borrower.

“Sharing Event” shall mean (i) the occurrence of any Event of Default with respect to either Borrower pursuant to Section 10.05, (ii) the declaration of the termination of any Incremental Term Loan Commitment, or the acceleration of the maturity of any Loans, in each case pursuant to the last paragraph of Section 10 or (iii) the failure of either Borrower to pay any principal of, or interest on, Loans of any Tranche on the relevant Maturity Date.

“Significant Asset Sale” shall mean each Asset Sale which generates Net Sale Proceeds of at least $10,000,000.

“Specified Default” shall mean any Default under either of Sections 10.01 or 10.05.

“Specified Indebtedness” shall mean, collectively, (i) the Existing Senior Notes, (ii) any Qualified Indebtedness incurred pursuant to Section 9.04(a) and (iii) any Permitted Refinancing Indebtedness in respect of the foregoing.

“Sterling” and “£” shall mean freely transferable lawful money of the United Kingdom (expressed in pounds sterling).

“Subsidiaries Guaranty” shall mean and include the U.S. Subsidiaries Guaranty, the Foreign Subsidiaries Guaranty and any other guaranty executed and delivered by any Subsidiary of the U.S. Borrower pursuant to any of Section 8.11.

“Subsidiary” of any Person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through one or more Subsidiaries of such Person and (ii) any partnership, association, limited liability company, joint venture or other entity (other than a corporation) in which such Person directly or indirectly through one or more Subsidiaries of such Person, has more than a 50% Equity Interest at the time.

“Subsidiary Guarantor” shall mean each Subsidiary of the U.S. Borrower that executes and delivers any Subsidiaries Guaranty, unless and until such time as the respective Subsidiary is released from all of its obligations under any relevant Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Supermajority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage “50%” contained therein were changed to “66 2/3%.”

“Synthetic Lease” shall mean, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed), (i) that is not a Capital Lease and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor; provided that, for purposes of this Agreement, the term “Synthetic Lease” shall not include the lease arising pursuant to the Sale-Leaseback Transaction.

“Taxes” shall have the meaning provided in Section 4.04(a).

“Term Borrowing” means a borrowing consisting of Term Loans of the same Type (or converted from Existing Term Loans) by each of the Term Lenders pursuant to Article I.

“Term Commitment” means an Additional Term B-2 Commitment, an Additional Term C-2 Commitment or a commitment to make an Incremental Term Loan.

“Term Loans” shall mean and include the Tranche B-2 Term Loans, Tranche C-2 Term Loans and each Incremental Term Loan.

“Test Period” shall mean each period of four consecutive Fiscal Quarters then last ended, in each case taken as one accounting period.

“TL Priority Collateral” means all “TL Priority Collateral” as defined in the Intercreditor Agreement.

“TL Repayment Percentage” of any Tranche of Term Loans at any time shall be a fraction (expressed as a percentage) (x) the numerator of which is the aggregate principal amount of outstanding Term Loans of such Tranche and (y) the denominator of which is the sum of the aggregate principal amount of all outstanding Term Loans at such time.

“Total Commitment” shall mean, at any time, the sum of the Total Tranche B Term Loan Commitment, the Total Tranche C Term Loan Commitment and the Total Incremental Term Loan Commitment.

“Total Leverage Ratio” shall mean, on any date of determination, the ratio of (i) Consolidated Net Debt on such date to (ii) Consolidated EBITDA for the Fiscal Quarter most recently ended on or prior to such date for which financial statements have been delivered pursuant to Section 8.01(a) or (b); provided that for all purposes of this Agreement, Consolidated EBITDA for purposes of the Total Leverage Ratio shall be determined on a Pro Forma Basis.

“Tranche” shall mean the respective facilities and commitments utilized in making Loans (i.e., whether Tranche B-2 Term Loans, Tranche C-2 Term Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Term Loan Commitment Agreements in accordance with the relevant requirements specified in Section 1.15); provided that in the circumstances contemplated by Section 1.15(c), Incremental Term Loans may be made part of a then existing Tranche of Term Loans. On the Amendment No. 4 Effective Date there shall be two Tranches hereunder, namely (i) the Tranche B-2 Term Loans and related commitments and (ii) the Tranche C-2 Term Loans and related commitments.

“Tranche B-1 Term Loans” shall mean all Tranche B-1 Term Loans outstanding on the Amendment No. 4 Effective Date immediately prior to the borrowing of the Tranche B-2 Term Loans and the Tranche C-2 Term Loans.

“Tranche B-2 Closing Fee” shall have the meaning provided in Section 1.01(a).

“Tranche B-2 Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(i).

“Tranche B-2 Term Loan” shall have the meaning provided in Section 1.01(a).

“Tranche B-2 Term Note” shall have the meaning provided in Section 1.05(a).

“Tranche B-2/C-2 Term Loan Maturity Date” shall mean July 8, 2018.

“Tranche C-1 Term Loans” shall mean all Tranche C-1 Term Loans outstanding on the Amendment No. 4 Effective Date immediately prior to the borrowing of the Tranche B-2 Term Loans and the Tranche C-2 Term Loans.

“Tranche C-2 Closing Fee” shall have the meaning provided in Section 1.01(b).

“Tranche C-2 Term Loan” shall mean have the meaning provided in Section 1.01(b).

“Tranche C-2 Term Loan Scheduled Repayment” shall have the meaning provided in Section 4.02(b)(ii).

“Tranche C-2 Term Note” shall have the meaning provided in Section 1.05(a).

“Treaty” means the Treaty establishing the European Community being the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986, the Maastricht Treaty (which was signed at Maastricht on February 7, 1992) and the Treaty of Amsterdam (which was signed in Amsterdam on October 2, 1997).

“Type” shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the relevant jurisdiction.

“Unfunded Current Liability” shall mean the amount, if any, by which the actuarial present value of accumulated benefits of any Plan subject to Title IV of ERISA as of the close of its most recent plan year, determined using actuarial assumptions at such time consistent with those prescribed by Financial Accounting Standards No. 87, exceeds the fair market value of the assets allocable to such liabilities.

“Unrestricted Cash” shall mean all cash and Cash Equivalents owned or held by the U.S. Borrower and its Subsidiaries other than cash and Cash Equivalents owned or held by the Excluded Bermuda Insurance Companies.

“Unrestricted Subsidiary” of any Person shall mean (i) at any time prior to the repayment in full of the Existing 2013 Senior Notes, any Subsidiary of such Person that is not a Restricted Subsidiary and (ii) thereafter, any Subsidiary of such Person.

“U.S.” or “United States” shall mean the United States of America.

“U.S. Borrower” shall have the meaning provided in the first paragraph of this Agreement.

“U.S. Borrower Common Stock” shall mean the issued and outstanding common stock, par value $0.001 per share, of the U.S. Borrower.

“U.S. Borrower Incremental Term Loans” shall mean Incremental Term Loans incurred by the U.S. Borrower.

“U.S. Borrower Term Loans” shall mean and include all Tranche B-2 Term Loans and all U.S. Borrower Incremental Term Loans.

“U.S. Credit Party” shall mean the U.S. Borrower and each U.S. Subsidiary Guarantor.

“U.S. Dole Group” shall mean the U.S. Borrower and the U.S. Subsidiary Guarantors.

“U.S. Dollars,” “Dollars” and the sign “$” shall each mean freely transferable lawful money of the United States of America.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time.

“U.S. Leasehold Property” shall mean each Leasehold Property located in the United States.

“U.S. Mortgaged Property” shall mean each Real Property located in the United States or any State or territory thereof with respect to which a Mortgage is required to be delivered pursuant to the terms of this Agreement.

“U.S. Pledge Agreement” shall mean the Amended and Restated U.S. Pledge Agreement, dated as of March 2, 2010, executed and delivered by each U.S. Credit Party (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof).

“U.S. Pledge Agreement Collateral” shall mean all of the “Collateral” as defined in the U.S. Pledge Agreement.

“U.S. Security Agreement” shall mean the Amended and Restated U.S. Security Agreement, dated as of April 12, 2006 and amended on March 18, 2009, executed and delivered by each U.S. Credit Party (as amended, modified, restated and/or supplemented from time to time in accordance with the terms hereof and thereof).

“U.S. Security Documents” shall mean and include the U.S. Security Agreement, the U.S. Pledge Agreement, each Mortgage covering a U.S. Mortgaged Property and each Additional Security Document covering assets of a U.S. Credit Party situated in the United States.

“U.S. Subsidiaries Guaranty” shall mean the Amended and Restated U.S. Subsidiaries Guaranty, dated as of March 2, 2010, executed and delivered by each U.S. Subsidiary Guarantor (as further amended, modified or supplemented from time to time in accordance with the terms hereof and thereof).

“U.S. Subsidiary Guarantor” shall mean (i) each Wholly-Owned Domestic Subsidiary of the U.S. Borrower as of the Amendment No. 4 Effective Date (other than the Excluded Domestic Subsidiary) and (ii) each other Domestic Subsidiary of the U.S. Borrower created, established or acquired after the Amendment No. 4 Effective Date which executes and delivers a U.S. Subsidiaries Guaranty, unless and until such time as the respective Domestic Subsidiary ceases to constitute a Domestic Subsidiary or is released from all of its obligations under its U.S. Subsidiaries Guaranty in accordance with the terms and provisions thereof.

“Unrestricted Cash” shall mean all cash and Cash Equivalents owned or held by the U.S. Borrower and its Subsidiaries other than cash and Cash Equivalents owned or held by the Excluded Bermuda Insurance Companies.

“Voting Participant” shall have the meaning provided in Section 13.04(a).

“Voting Participant Notice” shall have the meaning provided in Section 13.04(a).

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is a Domestic Subsidiary of such Person.

“Wholly-Owned Foreign Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person that is not a Domestic Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock (other than director’s qualifying shares and/or other nominal amounts of shares required by applicable law to be held by Persons other than such Person) is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% Equity Interest at such time; provided that any Foreign Subsidiary of such Person at least 98% of whose capital stock or other Equity Interests are owned by such Person and/or one or more Wholly-Owned Subsidiaries (determined after giving effect to this proviso) of such Person at such time shall be deemed to be a Wholly-Owned Subsidiary of such Person.

“Written” (whether lower or upper case) or “in writing” shall mean any form of written communication or a communication by means of telex, facsimile device, telegraph or cable.

Section 12. The Agents.

12.01 Appointment.

(a) Each Lender hereby irrevocably designates and appoints DBAG as Administrative Agent for such Lender (for purposes of this Section 12 and the term “Agent” as used herein, the term “Administrative Agent” shall mean DBAG in its capacities as Administrative Agent and as Collateral Agent hereunder and pursuant to the Security Documents) to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to or required of the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. Each of the Agents may perform any of their respective duties under this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein by or through its respective officers, directors, agents, employees or affiliates (it being understood and agreed, for avoidance of doubt and without limiting the generality of the foregoing, that the Administrative Agent and/or Collateral Agent may perform any of its duties under the Security Documents by or through one or more of its affiliates).

(b) The provisions of this Section 12 are solely for the benefit of the Administrative Agent and the Lenders, and neither the U.S. Borrower nor any of its Subsidiaries shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, each of the Administrative Agent shall act solely as agent for the Lenders, and the Administrative Agent shall not assume (and shall not be deemed to have assumed) any obligation or relationship of agency or trust with or for the U.S. Borrower or any of its Subsidiaries.

12.02 Nature of Duties.

(a) No Agent shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither any Agent nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by it hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non appealable decision). The duties of the Agents shall be mechanical and administrative in nature; no Agent shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein, provided that the Administrative Agent and/or the Collateral Agent shall be deemed to be a trustee and stand in a fiduciary relationship with respect to the Lenders and the holders of Notes for purposes of any Security Document governed by the laws of a jurisdiction located outside the United States where the Administrative Agent and/or the Collateral Agent, as the case may be, shall determine, based on advice of local counsel, that same is necessary or desirable for purposes of realizing the benefits intended to be conferred pursuant to such Security Document, and the Lenders hereby irrevocably designate each of the Administrative Agent and the Collateral Agent as their trustee for such purpose and authorize each of the Administrative Agent and the Collateral Agent to at any time and from time to time take all actions (including, without limitation, making demand for all amounts then due and payable and the exercise of other remedies) on their behalf in accordance with the terms of such Security Document without the necessity of any notice to or further consent from any Lender, and the Lenders hereby agree to indemnify the Administrative Agent and the Collateral Agent (and each of their respective officers, directors, trustees, employees, representatives and agents) and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, the taking of any action or any omission to take action under any such Security Document unless such action is taken or omitted to be taken with gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, each Lead Arranger, Co-Syndication Agent and Co-Documentation Agent is named as such for recognition purposes only, and in its capacity as such shall have no powers, duties, responsibilities or liabilities with respect to this Agreement or the other Credit Documents or the transactions contemplated hereby and thereby; it being understood and agreed that the Lead Arranger, Co-Syndication Agent and Co-Documentation Agent shall be entitled to all indemnification and reimbursement rights in favor of “Agents” as, and to the extent, provided for under Sections 12.07 and 13.01. Without limitation of the foregoing, the Lead Arrangers, Co-Syndication Agents and Co-Documentation Agents shall not, solely by reason of this Agreement or any other Credit Documents, have any fiduciary relationship in respect of any Lender or any other Person.

12.03 Certain Rights of the Agents. The Agents shall have the right (but shall be under no obligation) to request instructions from the Required Lenders at any time. If any Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, neither any Lender nor the holder of any Note shall have any right of action whatsoever against any Agent or any of its employees, directors, officers, agents or affiliates as a result of such Agent or such other person acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders.

12.04 Reliance by Agents. Each Agent shall be entitled to rely, and shall be fully protected (and shall have no liability to any Person) in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order, telephone message or other document or conversation that such Agent believed, in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent (which may be counsel for the Credit Parties) and, with respect to other matters, upon advice of independent public accountants or other experts selected by it.

12.05 Notice of Default, etc. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has actually received written notice from a Lender or the U.S. Borrower or either Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders.

12.06 Nonreliance on Agents and Other Lenders. Independently and without reliance upon any Agent, each Lender and the holder of each Note, to the extent it deems appropriate, has made and shall continue to make its own independent investigation of the financial condition and affairs of the

U.S. Borrower and its Subsidiaries in connection with the making and the continuance of the Loans, and the taking or not taking of any action in connection herewith and, except as expressly provided in this Agreement, no Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. No Agent or their respective affiliates nor any of their respective officers, directors, agents or employees shall be responsible to any Lender or the holder of any Note for, or be required or have any duty to ascertain, inquire or verify the accuracy of, (i) any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith, (ii) the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Document, (iii) the financial condition of the U.S. Borrower and any of its Subsidiaries, (iv) the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, (v) the satisfaction of any of the conditions precedent set forth in Section 5 of the Original Credit Agreement or Section 6, or (vi) the existence or possible existence of any Default or Event of Default.

12.07 Indemnification.

(a) To the extent any Agent (or any affiliate thereof) is not reimbursed and indemnified by the Borrowers, the Lenders will reimburse and indemnify such Agent (and any affiliate thereof) in proportion to their respective “percentages” as used in determining the Required Lenders (determined as if there were no Defaulting Lenders and at the time such indemnity is sought), for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any affiliate thereof) in performing its respective duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document in its capacity as Agent, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent’s gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(b) Any Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Credit Document (except actions expressly required to be taken by it hereunder or under the Credit Documents) unless it shall first be indemnified to its satisfaction by the Lenders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

(c) The agreements in this Section 12.07 shall survive the payment of all Obligations.

12.08 Agents in Their Individual Capacities.

(a) With respect to its obligation to make Loans under this Agreement, each Agent shall have the rights and powers specified herein for a “Lender” and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term “Lender,” “Required Lenders,” “Supermajority Lenders,” “Majority Lenders,” “holders of Notes” or any similar terms shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Each Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

(b) Without limiting the provisions of preceding clause (a), the parties hereto acknowledge and agree that any Agent hereunder may also act in individual or agency capacities in connection with other financings, including, without limitation, pursuant to the ABL Credit Documents. The parties hereto agree to each of the Agents acting in such other individual and agency capacities, and shall not raise any claim in connection therewith (except to the extent resulting from the gross negligence or willful misconduct of the respective such Person as an Agent hereunder).

12.09 Holders. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person or entity who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

12.10 Resignation of the Agents. (a) The Administrative Agent may resign from the performance of all its functions and duties hereunder and/or under the other Credit Documents (including, without limitation, its functions and duties as Collateral Agent) at any time by giving 30 days’ prior written notice to the Lenders and, unless a Default or an Event of Default under Section 10.05 then exists, the U.S. Borrower. Such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below.

(b) Upon any such notice of resignation by the Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder and/or under the other Credit Documents who shall be a commercial bank or trust company acceptable to the U.S. Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the U.S. Borrower’s approval shall not be required if an Event of Default then exists).

(c) If a successor Administrative Agent shall not have been so appointed within such 30-day period, the Administrative Agent, with the consent of the U.S. Borrower (which consent shall not be unreasonably withheld or delayed, provided that the U.S. Borrower’s consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder and/or under the other Credit Documents until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

(d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 30th day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent’s resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Lenders appoint a successor Administrative Agent as provided above.

(e) Upon a resignation of any Agent pursuant to this Section 12.10, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 12 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

12.11 Collateral Matters.

(a) Each Lender authorizes and directs the Collateral Agent to enter into the Security Documents and the Intercreditor Agreement. Each Lender hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Required Lenders in accordance with the provisions of this Agreement or the Security Documents, subject to the provisions of the Intercreditor Agreement, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders. The Collateral Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Security Documents, subject to the provisions of the Intercreditor Agreement, which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Security Documents.

(b) The Lenders hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral, subject to the provisions of the Intercreditor Agreement, (i) upon termination of the Commitments and indefeasible payment and satisfaction in full of all of the Obligations at any time arising under or in respect of this Agreement or the Credit Documents or the transactions contemplated hereby or thereby, (ii) constituting property being sold or otherwise disposed of (to Persons other than the U.S. Borrower and its Subsidiaries) upon the sale or other disposition thereof in compliance with Section 9.02, (iii) if approved, authorized or ratified in writing by the Required Lenders (or all of the Lenders hereunder, to the extent required by Section 13.12), (iv) as otherwise may be expressly provided in the relevant Security Documents. Upon request by the Administrative Agent at any time, the Lenders will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant to this Section 12.11 or (v) constituting Equity Interests or assets of any Subsidiary of the U.S. Borrower (other than the Bermuda Borrower) upon the liquidation or dissolution of such Subsidiary in a transaction permitted by the Credit Documents.

(c) The Collateral Agent shall have no obligation whatsoever to the Lenders or to any other Person to assure that the Collateral exists or is owned by any Credit Party or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Collateral Agent in this Section 12.11 or in any of the Security Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Collateral Agent may act in any manner it may deem appropriate, in its sole discretion, given the Collateral Agent’s own interest in the Collateral as one of the Lenders and that the Collateral Agent shall have no duty or liability whatsoever to the Lenders, except for its gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

12.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from either Borrower, any Subsidiary, the Required Lenders, any Lender or any other Person under or in connection with this Agreement or any other Credit Document except (i) as specifically provided in this Agreement or any other Credit Document and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

12.13 Special Appointment of Collateral Agent (Germany).

(a) For the purposes of German Security (as defined below) in addition to the provisions set out above, the specific provisions set out in paragraph b) to f) of this Section 12.13 shall be applicable. In the case of any inconsistency the provisions set out in paragraph b) to f) of this Section 12.13 shall prevail.

(b) With respect to German Security (“German Security” shall mean any security interest created under the Security Documents which are governed by German law), the Collateral Agent shall in case of German Security constituted by non–accessory (nicht akzessorische) security interests, hold, administer and, as the case may be, enforce or release such German Security in its own name, but for the account of the Secured Creditors.

(c) In the case of German Security constituted by accessory (akzessorische) security interests created by way of pledge or other accessory instruments, hold (with regard to its own rights under Section 12.17 (Parallel Debt owed to the Collateral Agent)), administer and, as the case may be, enforce or release such German Security in the name of and for and on behalf of the Secured Creditors and in its own name on the basis of the abstract acknowledgement of indebtedness pursuant to Section 12.17 (Parallel Debt owed to the Collateral Agent).

(d) For the purposes of performing its rights and obligations as Collateral Agent under any accessory (akzessorische) German Security, each Secured Creditor hereby authorizes the Collateral Agent to act as its agent (Stellvertreter), and releases the Collateral Agent from the restrictions imposed by Section 181 German Civil Code (Bürgerliches Gesetzbuch). At the request of the Collateral Agent, each Secured Creditor shall provide the Collateral Agent with a separate written power of attorney (Spezialvollmacht) for the purposes of executing any relevant agreements and documents on their behalf. Each Secured Creditor hereby ratifies and approves all acts previously done by the Collateral Agent on such Secured Creditor’s behalf.

(e) The Collateral Agent accepts its appointment as administrator of the German Security on the terms and subject to the conditions set out in this Agreement and the Secured Creditors, the Collateral Agent and all other parties to this Agreement agree that, in relation to the German Security, no Secured Creditor shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.

(f) Each Secured Creditor hereby instructs the Collateral Agent (with the right of sub-delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any German Security on behalf of such Secured Creditor. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security.

12.14 Special Provisions Relating to Canadian Security Documents.

(a) For greater certainty, and without limiting the powers of the Collateral Agent hereunder or under any of the Foreign Security Documents, each of the Bermuda Borrower and the Secured Creditors hereby acknowledges that the Collateral Agent is, for purposes of holding any security granted by Dole Foods of Canada Ltd. (“Dole Canada”) on the property of Dole Canada pursuant to the laws of the Province of Quebec, the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of the Civil Code of Quebec) for all present and future Secured Creditors and in particular for all present and future holders of the bond issued by Dole Canada in favor of the Collateral Agent (the “Canadian Bond”). Each of the Agents and Lenders (for themselves as Secured Creditors and for the Other Creditors (as defined in the security agreement governed by the laws of the Province of Ontario executed by Dole Canada (the “Canadian Security Agreement”)) hereby irrevocably confirms the constitution of and constitutes, to the extent necessary, the Collateral Agent as the holder of an irrevocable power of attorney (fondé de pouvoir) (within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold security granted by Dole Canada in the Province of Quebec to secure the Canadian Bond. The acceptance of an assignment by an assignee of a Secured Creditor shall be deemed to have confirmed and ratified the constitution of the Collateral Agent as the holder of such irrevocable power of attorney (fondé de pouvoir). For greater certainty, by their acceptance of the benefits of the Canadian Security Agreement, each of the Other Creditors (as defined in the Canadian Security Agreement) shall be deemed to have confirmed and ratified the appointment of the Collateral Agent for purposes of the Bond and the Bond pledge agreement to be entered into by Dole Canada pursuant to the laws of the Province of Quebec. Notwithstanding the provisions of Section 32 of An Act respecting the special powers of legal persons (Quebec), each of the Bermuda Borrower, the Agents and the Lenders (for themselves as Secured Creditors and for the Other Creditors) agree that the Collateral Agent may acquire and be the holder of the Canadian Bond. The Bermuda Borrower hereby acknowledges that the Canadian Bond constitutes a title of indebtedness, as such term is used in Article 2692 of the Civil Code of Quebec.

(b) Each Lender irrevocably consents to the amendment of the Canadian Security Agreement pursuant to the acknowledgement, confirmation and amendment of security dated as of the date hereof between Dole Canada and the Collateral Agent.

12.15 Special Appointment of Collateral Agent (Italy).

(a) Without prejudice to the generality of Section 12.11:

(i) each Lender (including, without limitation, each Lender which is a Hedging Creditor (as defined in the Foreign Subsidiaries Guaranty)) (as “mandante” under Italian law), by executing this Agreement, irrevocably appoints the Collateral Agent to act as agent (“mandatario con rappresentanza” under Italian law) under and in connection with the Foreign Security Documents governed by Italian law (collectively, the “Italian Collateral Documents”) and irrevocably authorizes the Collateral Agent (x) to execute on its behalf the Italian Collateral Documents, and (y) to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the Italian Collateral Documents, together with any other incidental rights, powers and discretions; and

(ii) each Lender (including, without limitation, each Lender which is a Hedging Creditor (as defined in the Foreign Subsidiaries Guaranty)) irrevocably authorizes the Collateral Agent for and on its behalf to exercise the rights, powers and discretions which are specifically delegated to it by the terms of the Italian Collateral Documents and this Agreement, together with all rights, powers and discretions which are incidental thereto and to give any discharge for any monies payable under the Italian Collateral Documents.

(b) Notwithstanding Section 13.08 hereof, the provisions of this Section 12.15 shall be governed by Italian law.

12.16 Continuing Indemnities for Original Agents. Notwithstanding the effectiveness of Amendment No. 4, the parties hereto understand and agree that all indemnities provided pursuant to the

Original Credit Agreement (whether by the Original Lenders, the Borrowers or any other Credit Party) shall continue in full force and effect in accordance with the terms of the Original Credit Agreement, for any actions or occurrences prior to the Amendment No. 4 Effective Date, in accordance with the terms of the Original Credit Agreement. Any indemnities pursuant to the preceding sentence shall be in addition to any applicable indemnities hereunder.

12.17 Parallel Debt owed to the Collateral Agent

(a) Each of the Guarantors resident in the Federal Republic of Germany (the “German Guarantors”) hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent as creditor in its own right and not as a representative of the Secured Creditors amounts equal to any amounts owing from time to time by that German Guarantor to any Secured Creditor under any Credit Document as and when those amounts are due for payment under the relevant Credit Document.

(b) Each German Guarantor and the Collateral Agent acknowledge that the obligations of each German Guarantor under paragraph a) are several and are separate and independent from, and shall not in any way limit or affect, the corresponding obligations of the German Guarantors to any Secured Creditor under any Credit Document (its “Corresponding Debt”) nor shall the amounts for which each German Guarantor is liable under paragraph a) (its “Parallel Debt”) be limited or affected in any way by its Corresponding Debt provided that:

(i) the Parallel Debt of each German Guarantor shall be decreased to the extent that its Corresponding Debt has been irrevocably paid or (in the case of guarantee obligations) discharged; and

(ii) the Corresponding Debt of each German Guarantor shall be decreased to the extent that its Parallel Debt has been irrevocably paid or (in the case of guarantee obligations) discharged.

(c) The Collateral Agent acts in its own name and not as a trustee, and its claims in respect of the Parallel Debt shall not be held on trust. The German Security granted under the Credit Documents to the Collateral Agent to secure the Parallel Debt is granted to the Collateral Agent in its capacity as creditor of the Parallel Debt and shall not be held on trust.

(d) All monies received or recovered by the Collateral Agent pursuant to this Section 12.17, and all amounts received or recovered by the Collateral Agent from or by the enforcement of any German Security granted to secure the Parallel Debt, shall be applied in accordance with the Intercreditor Agreement.

(e) Without limiting or affecting the Collateral Agent’s rights against the German Guarantors (whether under this Section 12.17 or under any other provision of the Credit Documents), each German Guarantor acknowledges that:

(i) nothing in this Section 12.17 shall impose any obligation on the Collateral Agent to advance any sum to any German Guarantor or otherwise under any Credit Document, except in its capacity as lender; and

(ii) for the purpose of any vote taken under any Credit Document, the Collateral Agent shall not be regarded as having any participation or commitment other than those which it has in its capacity as a lender.

Section 13. Miscellaneous.

13.01 Payment of Expenses, etc. The Borrowers jointly and severally agree to: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents and the Collateral Agent (including, without limitation, the reasonable fees and disbursements of Cahill Gordon & Reindel LLP and local and foreign counsel) in connection with the negotiation, preparation, execution, delivery and administration of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and of the Administrative Agent and the Collateral Agent in connection with any amendment, waiver or consent relating hereto or thereto, and of each Agent in connection with its syndication efforts with respect to this Agreement; provided, however, that the Borrowers shall not be obligated to pay legal fees and expenses of counsel incurred in connection with the initial negotiation, preparation, execution and delivery of the Credit Documents other than the legal fees and expenses of Cahill Gordon & Reindel LLP, and such other local and foreign counsel as may be engaged by the Administrative Agent to address issues arising in connection with the Refinancing and/or to prepare security documentation governed by local or foreign law; (ii) pay all reasonable out-of-pocket costs and expenses of each Agent, the Collateral Agent and each of the Lenders in connection with the enforcement of the Credit Documents and the documents and instruments referred to therein or entered into or delivered in connection therewith (including, without limitation, the reasonable fees and disbursements of counsel) and the protection of the rights of each Agent, the Collateral Agent and each of the Lenders thereunder (including, without limitation, the reasonable fees and disbursements of counsel (including in house counsel) for each Agent, the Collateral Agent and each of the Lenders); (iii) pay and hold each of the Agents, the Collateral Agent and each of the Lenders harmless from and against any and all present and future stamp, documentary, transfer, sales and use, value added, excise and other similar taxes with respect to the foregoing matters, the performance of any obligation under this Agreement or any other Credit Document or any payment thereunder, and save each of the Agents, the Collateral Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to the Agents, the Collateral Agent or such Lender) to pay such taxes; and (iv) indemnify each Agent, the Collateral Agent, each Lender, each affiliate of the foregoing Persons and their respective officers, directors, employees, representatives, trustees, advisors, and agents (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, costs, expenses and disbursements incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent, the Collateral Agent or any Lender is a party thereto and whether or not any such investigation, litigation or other proceeding is between or among any Agent, the Collateral Agent, any Lender, any Credit Party or any third Person or otherwise) related to the entering into and/or performance of this Agreement or any other Credit Document or the proceeds of any Loans hereunder or any other transactions contemplated by any Credit Document or the exercise or enforcement of any of their rights or remedies provided herein or in the other Credit Documents (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision) of the Person to be indemnified), or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, the Release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned, leased or operated by any Credit Party or any of its Subsidiaries, the non-compliance of any Real Property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim in connection with or relating to any Credit Party, any of its Subsidiaries or any of their operations or activities or any Real Property at any time owned, leased or operated by any Credit Party or any of its Subsidiaries, in each case, including, without limitation, the reasonable fees and disbursements of counsel and independent consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non appealable decision) of the Person to be indemnified)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent, the Collateral Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrowers hereby agree to make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law. To the fullest extent permitted by applicable law, the Borrowers shall not assert, and hereby waive, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnified Person shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnified Person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnified Person as determined by a final and nonappealable judgment of a court of competent jurisdiction.

13.02 Right of Setoff.

(a) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Agent, each Lender and the Collateral Agent is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the U.S. Borrower or any of its Subsidiaries or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than deposit accounts containing only payroll, trust, employee benefit and/or tax withholding obligations) and any other Indebtedness at any time held or owing by such Agent, such Lender or the Collateral Agent (including, without limitation, by branches and agencies of such Agent, such Lender or the Collateral Agent wherever located) to or for the credit or the account of the U.S. Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the U.S. Borrower or such Subsidiary, as the case may be, to such Agent, such Lender or the Collateral Agent under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b) and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent, such Lender or the Collateral Agent shall have made any demand hereunder and although said Obligations shall be contingent or unmatured. Each Borrower agrees that any Lender purchasing participations as required by Section 13.06(b), may, to the fullest extent permitted by law, exercise all rights (including without limitation the right of setoff) with respect to such participations as fully as if such Lender were a direct creditor of such Borrower with respect to such participations in the amount thereof.

(b) NOTWITHSTANDING THE FOREGOING SUBSECTION (a), AT ANY TIME THAT THE LOANS OR ANY OTHER OBLIGATION SHALL BE SECURED BY REAL PROPERTY LOCATED IN CALIFORNIA, NO LENDER OR THE ADMINISTRATIVE AGENT SHALL EXERCISE A RIGHT OF SETOFF, LIEN OR COUNTERCLAIM OR TAKE ANY COURT OR ADMINISTRATIVE ACTION OR INSTITUTE ANY PROCEEDING TO ENFORCE ANY PROVISION OF

THIS AGREEMENT OR ANY NOTE UNLESS IT IS TAKEN WITH THE CONSENT OF THE REQUIRED LENDERS OR APPROVED IN WRITING BY THE ADMINISTRATIVE AGENT, IF SUCH SETOFF OR ACTION OR PROCEEDING WOULD OR MIGHT (PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 580a, 580b, 580d AND 726 OF THE CALIFORNIA CODE OF CIVIL PROCEDURE OR SECTION 2924 OF THE CALIFORNIA CIVIL CODE, IF APPLICABLE, OR OTHERWISE) AFFECT OR IMPAIR THE VALIDITY, PRIORITY OR ENFORCEABILITY OF THE LIENS GRANTED TO THE COLLATERAL AGENT PURSUANT TO THE SECURITY DOCUMENTS OR THE ENFORCEABILITY OF THE NOTES AND OTHER OBLIGATIONS HEREUNDER, AND ANY ATTEMPTED EXERCISE BY ANY LENDER OR THE ADMINISTRATIVE AGENT OF ANY SUCH RIGHT WITHOUT OBTAINING SUCH CONSENT OF THE REQUIRED LENDERS OR THE ADMINISTRATIVE AGENT SHALL BE NULL AND VOID. THIS SUBSECTION (b) SHALL BE SOLELY FOR THE BENEFIT OF EACH OF THE LENDERS AND THE ADMINISTRATIVE AGENT HEREUNDER.

13.03 Notices.

(a) Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to either Borrower, at the address specified opposite its signature below; if to any Lender, at its address most recently specified by such Lender by written notice to the Administrative Agent (whether prior to or following the Amendment No. 4 Effective Date); and if to the Administrative Agent, at its Notice Office; or, as to any either Borrower or any of the Agents, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the U.S. Borrower and the Administrative Agent. All such notices and communications shall be mailed, telegraphed, telexed, telecopied or cabled or sent by overnight courier, and shall be effective when received.

(b) Without in any way limiting the obligation of the U.S. Borrower and its Subsidiaries to confirm in writing any telephonic notice permitted to be given hereunder, any Agent, may prior to receipt of written confirmation act without liability upon the basis of such telephonic notice believed by such Agent in good faith to be from an Authorized Officer. In each such case, the U.S. Borrower and each of the Borrowers hereby waive the right to dispute such Agent’s record of the terms of such telephonic notice.

13.04 Benefit of Agreement.

(a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, neither Borrower may assign or transfer any of its rights, obligations or interest hereunder or under any other Credit Document without the prior written consent of each of the Lenders and provided, further, that, although any Lender may (without the consent of any Credit Party) transfer, assign or grant participations in its rights hereunder, such Lender shall remain a “Lender” for all purposes hereunder (and may not transfer or assign all or any portion of its Commitments or Loans hereunder except as provided in Section 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a “Lender” hereunder and provided, further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except (I) to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Loan or Note, in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment or of a mandatory repayment of Loans shall not constitute a change in the terms of such participation, that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof and that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) consent to the assignment or transfer by either Borrower of any of its rights and obligations under this Agreement or (iii) release all or substantially all of the Collateral under all of the Security Documents (except as expressly provided in the Security Documents) supporting the Obligations in which such participant is participating and (II) that, solely in the case of a participant (each, a “Voting Participant”) which (x) has purchased a participation interest in such Lender’s Commitments and/or outstanding Term Loans in a minimum aggregate amount (without duplication) of at least $2,000,000 on or after the Amendment No. 4 Effective Date and (y) is (A) designated by such Lender to the U.S. Borrower and the Administrative Agent by written notice (a “Voting Participant Notice”) as being entitled to be accorded the rights of a “voting” participant hereunder, (B) approved by the U.S. Borrower and the Administrative Agent (such approvals not to be unreasonably withheld or delayed) and (C) not a Disqualified Voting Participant, such participant shall be entitled to vote with respect to each Tranche in which it holds a participation from such Lender (and the voting rights of such Lender for each such Tranche shall be correspondingly reduced), on a Dollar basis, as if such participant were a Lender under such Tranche on any matter requiring or allowing such Lender to provide or withhold its consent or to otherwise vote on any proposed action (with any Voting Participant Notice, with respect to any Voting Participant, to be effective only if same (a) states the full legal name of such Voting Participant, as well as the relevant contact information and administrative details for such Voting Participant, and (b) states the Dollar amount of the participation interest in each Tranche purchased). In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant’s rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrowers hereunder shall be determined as if such Lender had not sold such participation; provided that a Voting Participant shall have the voting rights to which it is entitled as described in the preceding sentence.

(b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its outstanding Term Loans hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company, (ii) one or more Lenders or (iii) in the case of any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is managed by the same investment advisor of a Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $1,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such outstanding principal amount of Term Loans hereunder each of which assignees shall become a party to this Agreement as a Lender upon compliance with the requirements set forth below. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent), provided that (i) upon the request of the respective Lender and upon the surrender of the old Notes (if any), new Notes will be issued, at the Borrowers’ expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of Section 1.05 (with appropriate modifications) to the extent needed to reflect the revised outstanding Term Loans, as the case may be, and (ii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists and is continuing, the U.S.

Borrower shall be required in connection with any such assignment pursuant to clause (y) of this Section 13.04(b) (which consent shall not be unreasonably withheld or delayed) and, provided, further, that such transfer or assignment will not be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.17. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments and/or outstanding Term Loans, as the case may be. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the U.S. Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b)(ii) to the extent such forms would provide a complete exemption from or reduction in United States withholding tax. To the extent that an assignment of all or any portion of a Lender’s Commitments and related outstanding Obligations pursuant to Section 1.12 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.09, 1.10 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

(c) Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank and, without the consent of the Administrative Agent or either Borrower, any Lender which is a fund may pledge all or any portion of its Notes or Loans to its trustee or to a collateral agent or to another creditor providing credit or credit support to such Lender in support of its obligations to such trustee, such Collateral Agent or a holder of, or any other representative of a holder of, such obligations, or such other creditor, as the case may be. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder or substitute (by foreclosure or otherwise) any such pledge or assignee for such Lender as a party hereto.

13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between any Credit Party and any Agent, the Collateral Agent or any Lender shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which any Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06 Payments Pro Rata.

(a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

(b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

(c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

13.07 Calculations; Computations.

(a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the U.S. Borrower to the Lenders), provided that (i) if at any time any change in U.S. GAAP is reasonably likely to cause any financial ratio or requirement set forth in any Credit Document to be violated or to impose additional obligations on the Borrowers, or to prevent any such violation or any such imposition absent such change, and either the U.S. Borrower or the Required Lenders shall so request, the Administrative Agent and the U.S. Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in U.S. GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (x) such ratio or requirement shall continue to be computed in accordance with U.S. GAAP prior to such change therein (and, for the avoidance of doubt, if such notice is provided following the last day of a Test Period but prior to the date the officer’s certificate required pursuant to Section 8.01(d) has been delivered for such Test Period, such notice shall be deemed to have been received on the last day of such Test Period) and (y) the U.S. Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in U.S. GAAP, (ii) to the extent expressly required pursuant to the provisions of this Agreement, certain calculations shall be made on a Pro Forma Basis and (iii) for purposes of determining compliance with any incurrence or expenditure tests set forth in Sections 8 and/or 9, any amounts so incurred or expended (to the extent incurred or expended in a currency other than Dollars) shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of such incurrence or expenditure under any provision of any such Section that has an aggregate Dollar limitation provided for therein (and to the extent the respective incurrence or expenditure test regulates the aggregate amount outstanding at any time and it is expressed in terms of Dollars, all outstanding amounts originally incurred or spent in currencies other than Dollars shall be converted into Dollars on the basis of the exchange rates (as shown on Reuters ECB page 37 or, if same does not provide such exchange rates, on such other basis as is reasonably satisfactory to the Administrative Agent) as in effect on the date of any new incurrence or expenditures made under any provision of any such Section that regulates the Dollar amount outstanding at any time).

(b) All computations of interest and Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or Fees are payable.

13.08 Governing Law; Submission to Jurisdiction; Venue.

(a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN CERTAIN OF THE SUBSIDIARIES GUARANTIES AND SECURITY DOCUMENTS, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION. Each Borrower hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the Amendment No. 4 Effective Date at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Borrower agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under this Agreement. Each Borrower hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Borrower, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or any other Credit Document brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Borrower. Each Borrower further irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Borrower, as the case may be, at its address for notices pursuant to Section 13.03, such service to become effective 30 days after such mailing. Each Borrower hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Agent, the Collateral Agent, any Lender or the holder of any Note to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Borrower in any other jurisdiction.

(b) EACH BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A complete set of counterparts executed by all the parties hereto shall be lodged with each Borrower and the Administrative Agent.

13.10 Effectiveness. This Agreement shall become effective (subject to the immediately succeeding sentence) on the date (the “Amendment No. 4 Effective Date”) on which each of the conditions set forth in Section 4 of Amendment No. 4 has been satisfied.

13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12 Amendment or Waiver; etc.

(a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected thereby in the case of the following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the duration of any Interest Period beyond six months, or reduce the rate or extend the time of payment of interest (other than as a result of any waiver of the applicability of any post-default increase in interest rates) or Fees thereon, or reduce the principal amount thereof (except to the extent paid in cash) (it being understood that any amendment or modification to the financial definitions in this Agreement shall not constitute a reduction in any rate of interest or fees for purposes of this clause (i), notwithstanding the fact that such amendment or modification actually results in such a reduction), (ii) release all or substantially all of the Collateral (except as expressly provided in the Credit Documents) under all the Security Documents, (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Term Loans on the Amendment No. 4 Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the extensions of Term Loans are included on the Amendment No. 4 Effective Date), (v) consent to the assignment or transfer by any Borrower of any of its rights and obligations under this Agreement, or (vi) release any Borrower Guaranty or waive compliance by either Borrower with its payment obligations under its Borrower Guaranty; provided, further, that no such change, waiver, discharge or termination shall (s) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender

(it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase in the Commitment of such Lender), (t) without the consent of the Administrative Agent, amend, modify or waive any provision of Section 12 as the same applies to the Administrative Agent or any other provision as same relates to the rights or obligations of the Administrative Agent, (u) without the consent of each Agent affected thereby, amend, modify or waive any provision of Section 12 as same applies to such Agent or any other provision as same relates to the rights or obligations of such Agent, (v) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (w) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans pursuant to this Agreement as in effect on the Amendment No. 4 Effective Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction as a result of the actions described below, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 4.01 or 4.02 (although the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered), (x) without the consent of the Majority Lenders of the respective Tranche affected thereby, amend the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Amendment No. 4 Effective Date), (y) except in cases where additional extensions of credit are being afforded substantially the same treatment afforded to the Term Loans pursuant to Section 1.14 (as in effect on the Amendment No. 4 Effective Date) and except for technical amendments which are consistent with the intent of the provisions of such Section and do not adversely affect the protections afforded to the Lenders pursuant to said Section, without the consent of the Majority Lenders of each Tranche adversely affected thereby, amend, modify or waive any provisions of Section 1.14 or (z) without the consent of the Supermajority Lenders of the respective affected Tranche, reduce the amount of or extend the date of, any Scheduled Repayment under such Tranche (except that, if additional Loans are made pursuant to a given Tranche, the Scheduled Repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (z)), or amend the definition of Supermajority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the extensions of Loans and Commitments are included on the Amendment No. 4 Effective Date). Notwithstanding anything to the contrary contained above in this Section 13.12(a), the Administrative Agent and/or the Collateral Agent shall be permitted (x) to enter into such amendments and/or modifications to the Foreign Subsidiaries Guaranty and the Foreign Security Documents which may be required in the discretion of the Administrative Agent and/or the Collateral Agent which are of a technical nature and/or are, in the judgment of the Collateral Agent, required by applicable law, in the interests of the Secured Creditors or (in the case of Foreign Security Documents) necessary or desirable to preserve, maintain, perfect and/or protect the security interests purported to the granted by the respective Foreign Security Documents and (y) to enter into such releases of Collateral pledged pursuant to Foreign Security Documents as may be reasonably requested by the U.S. Borrower for legitimate operational reasons (e.g., the transfer of Property from one jurisdiction to another), so long as the Fair Market Value of all Collateral so subject to release (as determined in good faith by the U.S. Borrower) at any time does not exceed $5,000,000.

(b) If, in connection with any proposed change, waiver, discharge or termination of or to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the U.S. Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders (or, at the option of the U.S. Borrower if the respective Lender’s consent is required with respect to less than all Tranches (or related Commitments), to replace only the respective Tranche or Tranches of Commitments (and related Obligations) and/or Loans of the respective non-consenting Lender which gave rise to the need to obtain such Lender’s individual consent) with one or more Replacement Lenders pursuant to Section 1.12 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate each Incremental Term Loan Commitment of such non-consenting Lender (if such Lender’s consent is required as a result of such Incremental Term Loan Commitment), and/or repay outstanding Obligations under each Tranche of such Lender which gave rise to the need to obtain such Lender’s consent, in accordance with Sections 3.01 and/or 4.01, provided that, unless the Commitments which are terminated and Loans and other Obligations which are repaid pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Loans and of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B), the Required Lenders (determined as if the Commitments, Loans and related Obligations being terminated and/or repaid were not outstanding) shall specifically consent thereto, provided, further, that the U.S. Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Loans or other Obligations solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c) Notwithstanding anything to the contrary contained in clause (a) above of this Section 13.12, the respective Borrower, the Administrative Agent and each Incremental Loan Lender may, in accordance with the provisions of Section 1.14, enter into an Incremental Term Loan Commitment Agreement, provided that after the execution and delivery by the respective Borrower, the Administrative Agent and each such Incremental Term Loan Lender of such Incremental Term Loan Commitment Agreement, such Incremental Term Loan Commitment Agreement may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12.

(d) For purposes of Section 13.12(a), (i) a Voting Participant shall be deemed to be a “Lender” holding the portion of the Incremental Term Loan Commitment and/or outstanding Term Loans of a given Tranche of any Lender (other than a Defaulting Lender) in which it purchased a participation (and to have the voting rights of such Lender for the respective such Tranche) and (ii) a Lender (other than a Defaulting Lender) which has sold a participation in a portion of its Incremental Term Loan Commitment and/or outstanding Term Loans of any Tranche to a Voting Participant shall be deemed to hold an Incremental Term Loan Commitment or outstanding Term Loans of the respective Tranche, as the case may be, in each case, as reduced by the amount of the participations therein sold to a Voting Participant.

13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.09, 1.10, 4.04, 12.07, 13.01 and 13.17, shall survive the execution and delivery of this Agreement, the making of the Loans and the repayment in full of the Loans and the other Obligations. With respect to the Original Lenders and Original Agents, all indemnities set forth in the Original Credit Agreement, including without limitation, in Sections 1.09, 1.10, 4.04, 12.07, 13.01 and 13.17 thereof shall survive the amendment and restatement of the Original Credit Agreement pursuant to this Agreement and the repayment of any outstanding Obligations (as defined in the Original Credit Agreement) thereunder, as fully as if same were set forth herein in their entirety.

13.14 Domicile of Loans and Commitments. Each Lender may transfer and carry its Loans and/or Commitments at, to or for the account of any branch office, subsidiary or affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.09, 1.10 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrowers shall not be obligated to pay such increased costs (although the Borrowers shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

13.15 Confidentiality. (a) Each of the Lenders agrees that it will use its reasonable efforts not to disclose without the prior consent of either Borrower (other than to its directors, employees, auditors, counsel or other professional advisors, to affiliates or to another Lender if the Lender or such Lender’s holding or parent company in its sole discretion determines that any such party should have access to such information) any information with respect to the U.S. Borrower or any of its Subsidiaries which is now or in the future furnished pursuant to this Agreement; provided that any Lender may disclose any such information (a) as has become generally available to the public, (b) as may be required or appropriate (x) in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors or (y) in connection with any request or requirement of any such regulatory body, (c) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) to comply with any law, order, regulation or ruling applicable to such Lender, (e) to the extent reasonably required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder and (f) to any creditor or any prospective transferee or participant in connection with any contemplated transfer or participation of any of the Obligations or any interest therein by such Lender; provided that such creditor or prospective transferee or participant agrees to be bound by this Section 13.15 to the same extent as such Lender. Each Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates or its investment advisors any information related to the U.S. Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of such entities), provided that such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender and shall only use such information in connection with matters relating to this Agreement.

(b) Each Borrower hereby represents and acknowledges that, to the best of its knowledge, neither any Agent nor any Lender, nor any employees or agents of, or other persons affiliated with, any Agent or any Lender, have directly or indirectly made or provided any statement (oral or written) to such Borrower or to any of its employees or agents, or other persons affiliated with or related to such Borrower (or, so far as such Borrower is aware, to any other person), as to the potential tax consequences of the transaction contemplated by this Agreement.

(c) Neither the Agents nor the Lenders provide accounting, tax or legal advice. Notwithstanding any express or implied claims of exclusivity or proprietary rights, each Borrower, each Agent and each Lender hereby agree and acknowledge that each Borrower, each Agent and each Lender (and each of their employees, representatives or other agents) are authorized to disclose to any and all persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby, and all materials of any kind (including opinions or other tax analyses) that are provided to either Borrower any Agent or any Lender relating to such tax treatment and tax structure. In this regard, each Borrower, each Agent and each Lender acknowledge and agree that the disclosure of the tax treatment and tax structure of the transactions contemplated hereby is not limited in any way by an express or implied understanding or agreement, oral or written (whether or not such understanding or agreement is legally binding). For purposes of this authorization, “tax” means United States Federal income tax, “tax treatment” means the purported or claimed Federal income tax treatment of the transaction, and “tax structure” means any fact that may be relevant to understanding the purported or claimed Federal income tax treatment of the transaction. This paragraph is intended to reflect the understanding of each Borrower, each Agent and each Lender that the transactions contemplated hereby are not “confidential transactions” as that phrase is used in Treasury Regulation § 1.6011-4(b)(3)(i), and shall be interpreted in a manner consistent therewith. Nothing herein is intended to imply that any of each Borrower, each Agent and each Lender made or provided a statement, oral or written, to, or for the benefit of, any of each other as to any potential tax consequences that are related to, or may result from, the transactions contemplated hereby.

13.16 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

13.17 Register. The Borrowers hereby designate the Administrative Agent, and the Administrative Agent agrees, to serve as the Borrowers’ agent, solely for purposes of this Section 13.17, to maintain a register at one of its offices in New York, New York (the “Register”) on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation shall not affect the Borrowers’ obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitments shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitments and/or Loans prior to such recordation all amounts owing to the transferor with respect to such Commitments and/or Loans shall remain owing to the transferor. The registration of an assignment or transfer of all or part of any Commitments and/or Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Commitment and/or Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Note evidencing such Commitment and/or Loan, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The registration of any provision of Incremental Term Loan Commitments pursuant to Section 1.15 shall be recorded by the Administrative Agent on the Register only upon the acceptance of the Administrative Agent of a properly executed and delivered Incremental Term Loan Commitment Agreement. Coincident with the delivery of such Incremental Term Loan Commitment Agreement for acceptance and registration of the provision of an Incremental Term Loan Commitment, or as soon thereafter as practicable, to the extent requested by such Incremental Term Loan Lenders, Incremental Term Notes shall be issued, at the respective Borrower’s expense, to such Incremental Term Loan Lenders, to be in conformity with Section 1.05 (with appropriate modification) to the extent needed to reflect the Incremental Term Loan Commitments and outstanding Incremental Term Loans made by such Incremental Term Loan Lender. The Borrowers agree to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature that may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.17.

13.18 English Language. This Agreement and all other Credit Documents shall be in the English language, except as required by applicable local law and, with respect to each of the Security Documents governed by the laws of Italy or otherwise related to Collateral located in Italy, as the Administrative Agent may reasonably require (in which event certified English translations thereof shall, upon the request of the Administrative Agent, be provided by the U.S. Borrower to the Administrative Agent). All documents, certificates, reports or notices to be delivered or communications to be given or made by any party hereto pursuant to the terms of this Agreement or any other Credit Document shall be in the English language or, if originally written in another language, shall, upon request of the Administrative Agent, be accompanied by an accurate English translation upon which the other parties hereto shall have the right to rely for all purposes of this Agreement and the other Credit Documents.

13.19 Special Provisions Regarding Pledges of Equity Interests in, and Promissory Notes Owed by, Persons Not Organized in Qualified Jurisdictions; Special Provisions Regarding Foreign Security Documents and Secured Hedge Counterparties.

(a) The parties hereto acknowledge and agree that the provisions of the various Security Documents executed and delivered by the Credit Parties require that, among other things, all promissory notes executed by, and Equity Interests in, various Persons owned by the respective Credit Party (to the extent not constituting Excluded Collateral) be pledged, and delivered for pledge, pursuant to the Security Documents. The parties hereto further acknowledge and agree that each Credit Party shall be required to take all actions under the laws of the jurisdiction in which such Credit Party is organized to create and perfect all security interests granted pursuant to the various Security Documents and to take all actions under the laws of each Qualified Jurisdiction to perfect the security interests in the Equity Interests of, and promissory notes issued by, any Person organized under the laws of said jurisdictions (in each case, to the extent such Equity Interests or promissory notes are owned by any Credit Party and do not constitute Excluded Collateral). Except as provided in the immediately preceding sentence, to the extent any Security Document requires or provides for the pledge of promissory notes issued by, or Equity Interests in, any Person organized under the laws of a jurisdiction other than those specified in the immediately preceding sentence, it is acknowledged that, as of the Amendment No. 4 Effective Date, no actions have been required to be taken to perfect, under local law of the jurisdiction of the Person who issued the respective promissory notes or whose Equity Interests are pledged, under the Security Documents. The Borrowers hereby agree that, following any request by the Administrative Agent or Required Lenders to do so, each Borrower shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, the execution of Additional Security Documents, the making of any filings and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to fully perfect, preserve or protect the security interests granted pursuant to the various Security Documents under the laws of such jurisdictions. If requested to do so pursuant to this Section 13.19(a), all such actions shall be taken in accordance with the provisions of this Section 13.19(a) and Section 8.11 and within the time periods set forth therein. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law (but only with respect to Equity Interests in, and promissory notes issued by, Persons organized under laws of jurisdictions other than Qualified Jurisdictions) not required to be taken in accordance with the provisions of this Section 13.19(a), provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.19(a) or pursuant to Section 8.11.

(b) The parties hereto acknowledge and agree that certain Foreign Security Documents executed and delivered by the Credit Parties on or prior to the Amendment No. 4 Effective Date secure, inter alia, obligations of any Lender (or any affiliate of a Lender) which is a counterparty to certain Interest Rate Protection Agreements and Other Hedging Agreements (as further provided in each such Foreign Security Document) and that it is the parties intent that each such Foreign Security Document shall be amended, as provided in Article III of the Foreign Subsidiaries Guaranty Acknowledgement and/or Amendment, such that (after giving effect to such amendment) the foregoing secured counterparties shall be amended to include the Secured Hedge Counterparties. Notwithstanding the foregoing, the parties hereto further acknowledge and agree that, as of the Amendment No. 4 Effective Date, no other amendments, modifications or supplements to the foregoing Foreign Security Documents under the laws of any jurisdiction to effect the intent in the foregoing sentence have occurred. The Borrowers hereby agree that, within 90 days after the Amendment No. 4 Effective Date (or such longer period as may be agreed by the Administrative Agent), each Borrower shall, and shall cause its Subsidiaries to, take such actions (including, without limitation, amending, modifying or supplementing each such Foreign Security Document and the delivery of appropriate legal opinions) under the local law of any jurisdiction with respect to which such actions have not already been taken as are determined by the Administrative Agent or Required Lenders to be necessary or desirable in order to effect the foregoing amendments to each such Foreign Security Document. All conditions and representations contained in this Agreement and the other Credit Documents shall be deemed modified to the extent necessary to effect the foregoing and so that same are not violated by reason of the failure to take actions under local law not required to be taken in accordance with the provisions of this Section 13.19(b), provided that to the extent any representation or warranty would not be true because the foregoing actions were not taken, the respective representation of warranties shall be required to be true and correct in all material respects at such time as the respective action is required to be taken in accordance with the foregoing provisions of this Section 13.19(b) or pursuant to Section 8.11.

13.20 Powers of Attorney; etc. The U.S. Borrower is hereby authorized by, and on behalf of, the Bermuda Borrower to give Notices of Borrowing, Notices of Conversion and other notices and directions in connection with the extensions of credit and repayments thereof to be made pursuant to this Agreement to the Bermuda Borrower (including without limitation notices as to the application of proceeds of such extensions of credit). The Bermuda Borrower hereby grants to the U.S. Borrower and the U.S. Borrower an irrevocable power-of attorney, in the Bermuda Borrower’s name, to take the actions contemplated above in this Section 13.20 and in the last sentence of Section 1.13 hereof. Furthermore, the Bermuda Borrower agrees that the Agents and the Lenders may at any time rely upon any notices, instructions or other information furnished by the U.S. Borrower.

13.21 Waiver of Sovereign Immunity. Each of the Borrowers, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that such Borrower, its Subsidiaries or any of its properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States, any other Qualified Jurisdiction or elsewhere, to enforce or collect upon the Loans or any Credit Document or any other liability or obligation of such Borrower or any of its Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, such Borrower, for itself and on behalf of its Subsidiaries, hereby expressly waives, to the fullest extent permissible under applicable law, any such immunity, and agrees not to assert any such right or claim in any such proceeding, whether in the United States, any other Qualified Jurisdiction, or elsewhere. Without limiting the generality of the foregoing, each Borrower further agrees that the waivers set forth in this Section 13.21 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

13.22 Judgment Currency.

(a) The Credit Parties’ obligations hereunder and under the other Credit Documents to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by any Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to such Agent or such Lender under this Agreement or the other Credit Documents. If for the purpose of obtaining or enforcing judgment against any Credit Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the Dollar Equivalent thereof, and, in the case of other currencies, the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day on which the judgment is given (such day being hereinafter referred to as the “Judgment Currency Conversion Date”).

(b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrower covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate or exchange prevailing on the Judgment Currency Conversion Date.

(c) For purposes of determining the Dollar Equivalent or any other rate of exchange for this Section 13.22, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

13.23 Special Acknowledgments. By their execution and delivery hereof, the Lenders party hereto hereby acknowledge (i) that the guarantee of each Bermuda Partnership Partner made pursuant to the U.S. Subsidiaries Guaranty is limited to the Obligations of the U.S. Borrower under the Credit Documents and the obligations of the U.S. Borrower and its Domestic Subsidiaries under Interest Rate Protection Agreements and Other Hedging Agreements with Secured Hedge Counterparties, all on the terms as more specifically provided therein, (ii) the Bermuda Partnership has not entered into any Credit Documents and, as such, is not a Credit Party (but is otherwise subject to the provisions of Sections 9.01(b) and (c)) and (iii) the obligations secured pursuant to the Security Documents are not secured by any Excluded Collateral.

13.24 Special Provisions Relating to Amendment and Restatement.

(a) The Required Lenders under, and as defined in, the Original Credit Agreement hereby consent to the “refinancing indebtedness” under this Agreement being treated as “indebtedness pursuant to the Credit Agreement” for purposes of the U.S. Pledge Agreement and the Intercompany Subordination Agreement. The U.S. Borrower, for its part, hereby gives notice that the refinancing indebtedness under this Agreement shall be treated as “issued under the Credit Agreement” for purposes of the U.S. Pledge Agreement and the Intercompany Subordination Agreement.

(b) The parties hereto acknowledge and agree that:

(i) Holdings and its Subsidiaries (as defined in the Original Credit Agreement) executed and delivered the Security Documents (as defined in the Original Credit Agreement) in favor of the Collateral Agent on behalf of the Secured Creditors (as defined in the Original Credit Agreement) to secure the payment and performance of, inter alia, the Obligations (as defined in the respective such Security Documents);

(ii) the security interests granted to the Collateral Agent on behalf of the Secured Creditors pursuant to the Security Documents (as defined in the Original Credit Agreement) shall remain outstanding and in full force and effect, without interruption or impairment of any kind, but subject to the provisions of the Intercreditor Agreement, in accordance with the terms of such Security Documents and shall continue to secure the Obligations (as defined in such Security Documents);

(iii) the Obligations represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Original Credit Agreement) arising in connection with the Original Credit Agreement and other Credit Documents (as defined in the Original Credit Agreement) executed in connection therewith; and

(iv) (a) the provisions of the Original Credit Agreement, to the extent restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof; (b) the Notes restate, renew, extend, consolidate, amend, modify, replace, are substituted for and supersede, but do not extinguish, the Obligations (as defined in the Original Credit Agreement) evidenced by the Notes (as defined in the Original Credit Agreement) issued pursuant to the Original Credit Agreement; and (c) the execution and delivery of this Agreement, and the performance by the Borrowers of their respective obligations hereunder, shall not constitute a novation.

13.25 USA Patriot Act. Each Lender subject to the USA Patriot Act (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) hereby notifies each Borrower that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers and the other Credit Parties and other information that will allow such Lender to identify the Borrowers and the other Credit Parties in accordance with the Act.

13.26 Other Liens on Collateral; Terms of Intercreditor Agreement; etc.

(a) EACH LENDER HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT LIENS SHALL BE CREATED ON THE COLLATERAL PURSUANT TO THE ABL CREDIT AGREEMENT AND THE ABL CREDIT DOCUMENTS (AS DEFINED THEREIN), WHICH LIENS (X) TO THE EXTENT CREATED WITH RESPECT TO ABL PRIORITY COLLATERAL, SHALL BE SENIOR TO THE LIENS CREATED UNDER THIS AGREEMENT AND THE RELATED CREDIT DOCUMENTS (WITH THE LIENS SO CREATED HEREUNDER AND UNDER THE OTHER CREDIT DOCUMENTS ON ABL PRIORITY COLLATERAL BEING SUBORDINATED TO SUCH LIENS PURSUANT TO THE TERMS OF THE INTERCREDITOR AGREEMENT) AND (Y) TO THE EXTENT CREATED WITH RESPECT TO TL PRIORITY COLLATERAL, SHALL BE REQUIRED TO BE SUBJECT TO THE SUBORDINATION PROVISIONS (TO THE EXTENT APPLICABLE) OF THE INTERCREDITOR AGREEMENT. THE INTERCREDITOR AGREEMENT ALSO HAS OTHER PROVISIONS WHICH ARE BINDING UPON THE LENDERS AND THE SECURED HEDGE COUNTERPARTIES PURSUANT TO THIS AGREEMENT. PURSUANT TO THE EXPRESS TERMS OF SECTION 13.26 OF THE INTERCREDITOR AGREEMENT, IN THE EVENT OF

ANY CONFLICT BETWEEN THE TERMS OF THE INTERCREDITOR AGREEMENT AND ANY OF THE CREDIT DOCUMENTS, THE PROVISIONS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN AND CONTROL.

(b) EACH LENDER AUTHORIZES AND INSTRUCTS THE COLLATERAL AGENT AND THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT ON BEHALF OF THE LENDER, AND TO TAKE ALL ACTIONS (AND EXECUTE ALL DOCUMENTS) REQUIRED (OR DEEMED ADVISABLE) BY IT IN ACCORDANCE WITH THE TERMS OF THE INTERCREDITOR AGREEMENT.

(c) THE PROVISIONS OF THIS SECTION 13.26 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT, THE FORM OF WHICH IS ATTACHED AS AN EXHIBIT TO THIS AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT (AND NONE OF ITS AFFILIATES) MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. EACH LENDER IS FURTHER AWARE THAT THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT IS ALSO ACTING IN AN ADMINISTRATIVE AND COLLATERAL AGENCY CAPACITY UNDER, AND AS DEFINED IN, THE ABL CREDIT AGREEMENT AND THE ABL CREDIT DOCUMENTS (AS DEFINED THEREIN), AND LENDER HEREBY IRREVOCABLY WAIVES ANY OBJECTION THERETO OR CAUSE OF ACTION ARISING THEREFROM.

13.27 Post-Closing Actions. Notwithstanding anything to the contrary contained in this Agreement or the other Credit Documents, the parties hereto acknowledge and agree that:

1. Real Property. The actions relating to the Mortgages and Real Property of U.S. Borrower and its Subsidiaries described on Part A of Schedule XVIII shall be completed in accordance with Part A of said Schedule XVIII.

2. Actions by Various Foreign Subsidiaries Relating to Security Documents. The U.S. Borrower and its Subsidiaries shall be required to take the actions specified in Part B of Schedule XVIII as promptly as practicable, and in any event within the time periods set forth in Part B of said Schedule XVIII. The provisions of Part B of said Schedule XVIII shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

3. Miscellaneous Actions by Various Subsidiaries of U.S. Borrower. The U.S. Borrower and its Subsidiaries shall be required to take the actions specified in Part C of Schedule XVIII as promptly as practicable, and in any event within the time periods set forth in Part C of said Schedule XVIII. The provisions of Part C of said Schedule XVIII shall be deemed incorporated by reference herein as fully as if set forth herein in its entirety.

All provisions of this Credit Agreement and the other Credit Documents (including, without limitation, all conditions precedent, representations, warranties, covenants, events of default and other agreements herein and therein) shall be deemed modified to the extent necessary to effect the foregoing (and to permit the taking of the actions described above within the time periods required above, rather than as otherwise provided in the Credit Documents); provided that (x) to the extent any representation and warranty would not be true because the foregoing actions were not taken on the Amendment No. 4 Effective Date the respective representation and warranty shall be required to be true and correct in all material respects at the time the respective action is taken (or was required to be taken) in accordance with the foregoing provisions of this Section 13.27 and (y) all representations and warranties relating to the Security Documents shall be required to be true immediately after the actions required to be taken by this Section 13.27 have been taken (or were required to be taken). The acceptance of the benefits of each Credit Event shall constitute a covenant and agreement by each Borrower to each of the Lenders that the actions required pursuant to this Section 13.27 will be, or have been, taken within the relevant time periods referred to in this Section 13.27 and that, at such time, all representations and warranties contained in this Credit Agreement and the other Credit Documents shall then be true and correct without any modification pursuant to this Section 13.27. The parties hereto acknowledge and agree that the failure to take any of the actions required above, within the relevant time periods required above, shall give rise to an immediate Event of Default pursuant to this Agreement.

13.28 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), the Borrowers acknowledge and agree that: (i) (A) the arranging and other services regarding this Agreement provided by the Agents are arm’s-length commercial transactions between the Borrowers their Affiliates, on the one hand, and the Agents, on the other hand, (B) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate, and (C) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (ii) (A) each Agent is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of its Affiliates, or any other Person and (B) neither any Agent nor any of its Affiliates has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (iii) each Agent and its Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and its Affiliates, and no Agent has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates.

Section 14. Borrower Guaranty.

14.01 The Guaranty. In order to induce the Lenders to enter into this Agreement and to extend credit hereunder and to induce the Secured Hedge Counterparties to enter into Interest Rate Protection Agreements or Other Hedging Agreements, and in recognition of the direct benefits to be received by each Borrower from the proceeds of the Loans, the entering into of Interest Rate Protection Agreements or Other Hedging Agreements, each Borrower hereby agrees with the Lenders and the Secured Hedge Counterparties as follows: each Borrower hereby unconditionally and irrevocably guarantees, as primary obligor and not merely as surety the full and prompt payment when due, whether upon maturity, acceleration or otherwise, of any and all of its Relevant Guaranteed Obligations to the Guaranteed Creditors. For the avoidance of doubt, the “Relevant Guaranteed Obligations” of the U.S. Borrower include, without limitation, all Obligations of the Bermuda Borrower under this Agreement and such Obligations. If any or all of the Relevant Guaranteed Obligations of either Borrower to the Guaranteed Creditors becomes due and payable hereunder, each Borrower unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand, together with any and all expenses which may be incurred by the Guaranteed Creditors in collecting any of the Relevant Guaranteed Obligations. This Borrower Guaranty is a guaranty of payment and not of collection. This Borrower Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. If claim is ever made upon any Guaranteed Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Relevant Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including any Relevant Guaranteed Party), then and in such event the respective Borrower agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Credit Party, notwithstanding any revocation of this Borrower Guaranty or any other instrument evidencing any liability of any Relevant Guaranteed Party, and each Borrower shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

14.02 Bankruptcy. Additionally, each Borrower unconditionally and irrevocably guarantees the payment of any and all of the Relevant Guaranteed Obligations to the Guaranteed Creditors whether or not due or payable by any Relevant Guaranteed Party upon the occurrence of any of the events specified in Section 10.05, and unconditionally promises to pay such indebtedness to the Guaranteed Creditors, or order, on demand.

14.03 Nature of Liability. The liability of each Borrower hereunder is exclusive and independent of any security for or other guaranty of the Relevant Guaranteed Obligations whether executed by such Borrower, any other guarantor or by any other party, and the liability of each Borrower hereunder is not affected or impaired by (a) any direction as to application of payment by any Relevant Guaranteed Party or any other party, or (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Relevant Guaranteed Obligations, or (c) any payment on or in reduction of any such other guaranty or undertaking, or (d) any dissolution, termination or increase, decrease or change in personnel by any Relevant Guaranteed Party, or (e) any payment made to the Guaranteed Creditors on the Relevant Guaranteed Obligations which any such Guaranteed Creditor repays to any Relevant Guaranteed Party pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Borrower waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, or (f) any action or inaction of the type described in Section 14.05, or (g) the lack of validity or enforceability of any Credit Document or any other instrument relating thereto.

14.04 Independent Obligation. No invalidity, irregularity or unenforceability of all or any part of the Relevant Guaranteed Obligations or of any security therefor shall affect, impair or be a defense to this Borrower Guaranty, and this Borrower Guaranty shall be primary, absolute and unconditional notwithstanding the occurrence of any event or the existence of any other circumstances which might constitute a legal or equitable discharge of, or a defense available to, a surety or guarantor except indefeasible payment in full in cash of the Relevant Guaranteed Obligations. The obligations of each Borrower hereunder are independent of the obligations of any Relevant Guaranteed Party, any other guarantor or any other party and a separate action or actions may be brought and prosecuted against either Borrower whether or not action is brought against any Relevant Guaranteed Party, any other guarantor or any other party and whether or not any Relevant Guaranteed Party, any other guarantor or any other party be joined in any such action or actions. Each Borrower waives, to the full extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by any Relevant Guaranteed Party or other circumstance that operates to toll any statute of limitations as to such Relevant Guaranteed Party shall operate to toll the statute of limitations as to the relevant Borrower.

14.05 Authorization. Each Borrower authorizes the Guaranteed Creditors without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder, from time to time to:

(a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Relevant Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Borrower Guaranty shall apply to the Relevant Guaranteed Obligations as so changed, extended, renewed, increased or altered;

(b) take and hold security for the payment of the Relevant Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Relevant Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;

(c) exercise or refrain from exercising any rights against any Relevant Guaranteed Party or others or otherwise act or refrain from acting;

(d) release or substitute any one or more endorsers, guarantors, any Relevant Guaranteed Party or other obligors;

(e) settle or compromise any of the Relevant Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of any Relevant Guaranteed Party to their respective creditors other than the Guaranteed Creditors;

(f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of any Relevant Guaranteed Party to the Guaranteed Creditors regardless of what liability or liabilities of such Relevant Guaranteed Party remain unpaid;

(g) consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Credit Document, any Interest Rate Protection Agreement or Other Hedging Agreement or any of such other instruments or agreements; and/or

(h) take any other action that would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of, or a defense available to, such Borrower from its liabilities under this Borrower Guaranty.

14.06 Reliance. It is not necessary for the Guaranteed Creditors to inquire into the capacity or powers of any Relevant Guaranteed Party or the officers, directors, partners or agents acting or purporting to act on their behalf, and any Relevant Guaranteed Obligations made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

14.07 Subordination. Any of the indebtedness of any Relevant Guaranteed Party now or hereafter owing to any Borrower is hereby subordinated to the Relevant Guaranteed Obligations of such Relevant Guaranteed Party owing to the Guaranteed Creditors; and if the Administrative Agent so requests at a time when an Event of Default exists, all such indebtedness of such Relevant Guaranteed Party to such Borrower shall be collected, enforced and received by such Borrower in trust for the benefit of the Guaranteed Creditors and be paid over to the Administrative Agent on behalf of the Guaranteed Creditors on account of the Relevant Guaranteed Obligations of such Relevant Guaranteed Party to the Guaranteed Creditors, but without affecting or impairing in any manner the liability of either Borrower under the other provisions of this Borrower Guaranty. Prior to the transfer by either Borrower of any note or negotiable instrument evidencing any of the indebtedness of any Relevant Guaranteed Party to such Borrower, such Borrower shall mark such note or negotiable instrument with a legend that the same is subject to this subordination. Without limiting the generality of the foregoing, each Borrower hereby agrees with the Guaranteed Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Borrower Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Relevant Guaranteed Obligations have been irrevocably paid in full in cash.

14.08 Waiver.

(a) Each Borrower waives any right (except as shall be required by applicable statute and cannot be waived) to require any Guaranteed Creditor to (i) proceed against any other Relevant Guaranteed Party, any other guarantor or any other party, (ii) proceed against or exhaust any security held from any Relevant Guaranteed Party, any other guarantor or any other party or (iii) pursue any other remedy in any Guaranteed Creditor’s power whatsoever. Each Borrower waives any defense based on or arising out of any defense of any Relevant Guaranteed Party, any other guarantor or any other party, other than indefeasible payment in full in cash of the Relevant Guaranteed Obligations, based on or arising out of the disability of any Relevant Guaranteed Party, any other guarantor or any other party, or the unenforceability of the Relevant Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Relevant Guaranteed Party other than indefeasible payment in full in cash of the Relevant Guaranteed Obligations. The Guaranteed Creditors may, at their election, foreclose on any security held by the Administrative Agent, the Collateral Agent or any other Guaranteed Creditor by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent such sale is permitted by applicable law), or exercise any other right or remedy the Guaranteed Creditors may have against any Relevant Guaranteed Party or any other party, or any security, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Relevant Guaranteed Obligations have been indefeasibly paid in full in cash. Each Borrower waives any defense arising out of any such election by the Guaranteed Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Borrower against any Relevant Guaranteed Party or any other party or any security.

Each Borrower waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Borrower Guaranty, and notices of the existence, creation or incurring of new or additional Relevant Guaranteed Obligations. Each Borrower assumes all responsibility for being and keeping itself informed of each Relevant Guaranteed Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Relevant Guaranteed Obligations and the nature, scope and extent of the risks which such Borrower assumes and incurs hereunder, and agrees that the Guaranteed Creditors shall have no duty to advise any Borrower of information known to them regarding such circumstances or risks.

(b) Until such time as the Relevant Guaranteed Obligations have been paid in full in cash, each Borrower hereby waives all rights of subrogation which it may at any time otherwise have as a result of this Borrower Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, or otherwise) to the claims of the Guaranteed Creditors against any Relevant Guaranteed Party or any other guarantor of the Relevant Guaranteed Obligations and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from any Relevant Guaranteed Party or any other guarantor which it may at any time otherwise have as a result of this Borrower Guaranty.

(c) Each U.S. Credit Party hereby acknowledges and affirms that it understands that to the extent the Relevant Guaranteed Obligations are secured by Real Property located in California, such U.S. Credit Party shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such U.S. Credit Party’s or any Guaranteed Creditor’s right to proceed against any Relevant Guaranteed Party or any other guarantor of the Relevant Guaranteed Obligations. In accordance with Section 2856 of the California Code of Civil Procedure, each U.S. Credit Party hereby waives:

(i) all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to such U.S. Credit Party by reason of Sections 2787 to 2855, inclusive, 2899 and 3433 of the California Code of Civil Procedure;

(ii) all rights and defenses that such U.S. Credit Party may have because the Relevant Guaranteed Obligations are secured by Real Property located in California, meaning, among other things, that: (A) the Guaranteed Creditors may collect from such U.S. Credit Party without first foreclosing on any real or personal property collateral pledged by any Credit Party, and (B) if the Guaranteed Creditors foreclose on any Real Property collateral pledged by any Credit Party, (1) the amount of the Relevant Guaranteed Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) the Guaranteed Creditors may collect from such U.S. Credit Party even if the Guaranteed Creditors, by foreclosing on the Real Property collateral, have destroyed any right such U.S. Credit Party may have to collect from any Relevant Guaranteed Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses such U.S. Credit Party may have because the Relevant Guaranteed Obligations are secured by Real Property (including, without limitation, any rights or defenses based upon Section 580a, 580d or 726 of the California Code of Civil Procedure); and

(iii) all rights and defenses arising out of an election of remedies by the Guaranteed Creditors, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Relevant Guaranteed Obligations, has destroyed such U.S. Credit Party’s rights of subrogation and reimbursement against any Relevant Guaranteed Party by the operation of Section 580d of the California Code of Civil Procedure or otherwise.

(d) Each Borrower warrants and agrees that each of the waivers set forth above is made with full knowledge of its significance and consequences and that if any of such waivers are determined to be contrary to any applicable law of public policy, such waivers shall be effective only to the maximum extent permitted by law.

14.09 Payments. All payments made by either Borrower pursuant to this Section 14 shall be made in the respective Applicable Currency in which the Relevant Guaranteed Obligations are then due and payable (giving effect, in the circumstances contemplated by Section 1.14, to any conversion occurring pursuant thereto). All payments made by either Borrower pursuant to this Section 14 will be made without setoff, counterclaim or other defense, and shall be subject to the provisions of Sections 4.03, 4.04 and 13.22.

* * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed by their respective authorized officers as of the day and year first above written.

DOLE FOOD COMPANY, INC.

By:	/s/ Joseph S. Tesoriero
Name: Joseph S. Tesoriero
Title: EVP and CFO

By:	/s/ Beth Potillo
Name: Beth Potillo
Title: VP and Treasurer

THE GUARANTORS NAMED IN SCHEDULE I ATTACHED HERETO

By:	/s/ C. Michael Carter
Name: C. Michael Carter
Title: VP

By:	/s/ Joseph S. Tesoriero
Name: Joseph S. Tesoriero
Title: VP

SOLVEST, LTD.

By:	/s/ David A. DeLorenzo
Name: David A. DeLorenzo
Title: President

By:	/s/ Beth Potillo
Name: Beth Potillo
Title: VP and Treasurer

[SIGNATURES OF DOLE FOOD COMPANY, INC., ITS GUARANTORS AND ITS AFFILIATE,

SOLVEST, LTD., ARE THE ONLY PARTIES WHOSE SIGNATURES ARE PROVIDED]

[Signature Page to Amendment No. 4 to Term Credit Agreement]

S-1

SCHEDULE IV

EXISTING INDEBTEDNESS

SCHEDULE IV	Scheduled Existing Indebtedness

THIRD PARTY EXISTING INDEBTEDNESS of FOREIGN SUBS as of June 17, 2011

						6/17/2011
Lender	Borrower	Currency	Maturity	Interest Rate		USD $ equivalent

13.875% Notes due March 15, 2014	Dole Food Company, Inc.	USD	3/15/2014	13.8750%		227,437,000
8.0% Notes due October 1, 2016	Dole Food Company, Inc.	USD	10/1/2016	8.0000%		315,000,000
8.75% Debentures due July 15, 2013	Dole Food Company, Inc.	USD	7/15/2013	8.7500%		155,000,000

* Letters of Credit and Guarantees outstanding under the ABL Revolver on June 17, 2011 total $[*]MM.

Indebtedness of Foreign Subsidiaries in connection with Grower Loans

[*]	[*]	[*]	[*]	[	*]	[	*]

Indebtedness of Foreign Subsidiaries

[*]	[*]	[*]	[*]	[	*]	[	*]

Capitalized Lease Obligations

[*]	[*]	[*]	[*]	[	*]	[	*]

Contingent Obligations

6/17/2011
Guarantor	Guaranteed Party	Beneficiary	Amount of Guarantee	Maturity		Purpose

[*]	[*]	[*]	[*]	[	*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

CORPORATE GUARANTIES OF SUBSIDIARY OBLIGATIONS

Guaranteed Party	Guaranteed Subsidiary	Purpose	Date Issued	Expiry Date	Line Amount		Local Currency Amount Outstanding		Exchange Rate		6/17/2011 US$ Amount Outstanding

[*]	[*]	[*]	[*]	[*]	[	*]	[	*]	[	*]	[	*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Intercompany Loans

as of June 17, 2011

Lender	Borrower	Currency	Amount	Execution Date	Maturity	Interest Basis	Margin	Rate Reset Date
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]
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[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

LETTERS OF CREDIT AND GUARANTIES OUTSTANDING

17-Jun-11

ISSUER	DOLE ENTITY	BENEFICIARY/ PURPOSE	LC/ GUARANTY NO.	ISSUANCE DATE	EXPIRY DATE	AMOUNT	P6 Accounting Rates	USD
ABL Dole Revolving Credit Facility
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[*]

EUR [*] - Letter of Credit Facility - Not issued under the ABL

[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]	[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Summary of FX Hedges June 17, 2011

Currency	Trade Date	Type of Hedge	FX Amount		Strike / Fwd Rate	USD Equivalent

EUR - ‘11	5/20/2010	Forward		€15,160,000	1.2648	19,174,212
	11/4/2010			€17,040,000	1.4112	24,047,554
	6/1/2011			€23,002,400	1.4382	33,081,532

				€55,202,400	1.3822	76,303,298

EUR - ‘12	6/1/2011	Forward		€14,500,000	1.4296	20,729,092

CAD - ‘11	11/5/2010	Forward	C$	15,447,824.8	1.0120	15,265,357

JPY - ‘11	Apr & May 2010	Forward		¥10,898,000,000	92.10	118,328,966

JPY - 2011-2014	3/25/2011	Forward		¥59,458,889,890	101.30	586,958,441

DPFA JPY - ‘11	9/28/2010	Forward		¥220,500,000	83.39	2,644,191

PHP - ‘11	6/25/2010	Forward	PHP	2,318,440,000	47.27	49,049,565

THB - ‘11	7/8 and 8/18/10	Forward	THB	1,713,016,822	32.07	53,413,409

CLP - ‘11	1/10/2011	Forward	CLP	2,121,500,000	502.59	4,221,105

SEK - ‘11	weekly	Forward	SEK	18,777,500	6.2352	3,011,523

EUR - ‘11 (Dole Spain)	12/13/2010	Forward		€5,398,204	1.3374	7,219,456

						$937,144,403

SCHEDULE V

PENSION PLANS

Plan Number	Plan Name
029	Consolidated Retirement Plan for Employees of Dole Food Company, Inc.
001	Western Conference of Teamsters Pension Plan*
98	Supplemental Executive Retirement Plan
n/a	Dole Food Company, Inc. Excess Savings Plan
60	401(k) Plan for Salaried Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries
68	401(k) Plan for Hourly Employees of Dole Food Company, Inc. and Participating Divisions and Subsidiaries

*	Multiemployer plan

SCHEDULE VI

EXISTING INVESTMENTS

Entity Name	Jurisdiction	Ownership (%)
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[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE VII

SUBSIDIARIES

Company Name	% Effective Ownership	Jurisdiction of Organization
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[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
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[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
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[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
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[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
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AG 1970, INC.	100.0000	U.S.
AG 1971, INC.	100.0000	U.S.
AG 1972, INC.	100.0000	U.S.
ALYSSUM CORPORATION	100.0000	U.S.
BANANERA ANTILLANA (COLOMBIA), INC.	100.0000	U.S.
BARCLAY HOLLANDER CORPORATION	100.0000	U.S.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Company Name	% Effective Ownership	Jurisdiction of Organization
BLUE ANTHURIUM, INC.	100.0000	U.S.
BUD ANTLE, INC.	100.0000	U.S.
CALAZO CORPORATION	100.0000	U.S.
CALICAHOMES, INC.	100.0000	U.S.
CALIFORNIA POLARIS, INC.	100.0000	U.S.
CERULEAN, INC.	100.0000	U.S.
CLOVIS CITRUS ASSOCIATION	100.0000	U.S.
COOL ADVANTAGE, INC.	100.0000	U.S.
COOL CARE, INC.	100.0000	U.S.
COUNTY LINE MUTUAL WATER COMPANY	100.0000	U.S.
DB NORTH, LLC (fka “CB North, LLC”)	100.0000	U.S.
DB SOUTH, LLC (fka “CB South, LLC”)	100.0000	U.S.
DELPHINIUM CORPORATION	100.0000	U.S.
DIVERSIFIED IMPORTS CO.	100.0000	U.S.
DNW SERVICES COMPANY	100.0000	U.S.
DOLE ABPIK, INC.	100.0000	U.S.
DOLE ARIZONA DRIED FRUIT AND NUT COMPANY	100.0000	U.S.
DOLE ASSETS, INC.	100.0000	U.S.
DOLE BERRY COMPANY, LLC	100.0000	U.S.
DOLE CARROT COMPANY	100.0000	U.S.
DOLE CITRUS	100.0000	U.S.
DOLE DF&N, INC.	100.0000	U.S.
DOLE DIVERSIFIED, INC.	100.0000	U.S.
DOLE DRIED FRUIT AND NUT COMPANY, A CALIFORNIA GENERAL PARTNERSHIP	100.0000	U.S.
DOLE EUROPE COMPANY	100.0000	U.S.
DOLE FARMING INC.	100.0000	U.S.
DOLE FOODS FLIGHT OPERATIONS, INC.	100.0000	U.S.
DOLE FOUNDATION	100.0000	U.S.
DOLE FRESH FRUIT COMPANY	100.0000	U.S.
DOLE FRESH VEGETABLES, INC.	100.0000	U.S.
DOLE HOLDINGS, INC.	100.0000	U.S.
DOLE LAND COMPANY, INC.	100.0000	U.S.
DOLE LOGISTICS SERVICES, INC.	100.0000	U.S.
DOLE NORTHWEST, INC.	100.0000	U.S.
DOLE OCEAN CARGO EXPRESS, INC.	100.0000	U.S.
DOLE OCEAN LINER EXPRESS, INC.	100.0000	U.S.

Company Name	% Effective Ownership	Jurisdiction of Organization
DOLE ORLAND, INC.	100.0000	U.S.
DOLE PACKAGED FOODS CORPORATION	100.0000	U.S.
DOLE PACKAGED FOODS, LLC	100.0000	U.S.
DOLE SUNFRESH EXPRESS, INC.	100.0000	U.S.
E. T. WALL COMPANY	100.0000	U.S.
EARLIBEST ORANGE ASSOCIATION, INC.	100.0000	U.S.
FALLBROOK CITRUS COMPANY, INC.	100.0000	U.S.
LA PETITE D’AGEN, INC.	100.0000	U.S.
LINDERO HEADQUARTERS COMPANY, INC.	100.0000	U.S.
LINDERO PROPERTY, INC.	100.0000	U.S.
M K DEVELOPMENT, INC.	100.0000	U.S.
MALAGA COMPANY, INC.	100.0000	U.S.
MILAGRO RANCH, LLC	100.0000	U.S.
MUSCAT, INC.	100.0000	U.S.
OAHU TRANSPORT COMPANY, LIMITED	100.0000	U.S.
OCEANVIEW PRODUCE COMPANY	100.0000	U.S.
PACIFIC COAST TRUCK COMPANY	100.0000	U.S.
PAN-ALASKA FISHERIES, INC.	100.0000	U.S.
PRAIRIE VISTA, INC.	100.0000	U.S.
RANCHO MANANA, LLC	100.0000	U.S.
RENAISSANCE CAPITAL CORPORATION	100.0000	U.S.
ROYAL PACKING CO.	100.0000	U.S.
STANDARD FRUIT AND STEAMSHIP COMPANY	100.0000	U.S.
STANDARD FRUIT COMPANY	100.0000	U.S.
SUN COUNTRY PRODUCE, INC.	100.0000	U.S.
SUN GIANT, INC.	100.0000	U.S.
VELTMAN TERMINAL CO.	100.0000	U.S.
WAHIAWA WATER COMPANY, INC.	100.0000	U.S.
WEST FOODS, INC.	100.0000	U.S.
ZANTE CURRANT, INC.	100.0000	U.S.
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[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE IX

EXISTING LIENS

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Calazo Corporation	AZ Secretary of State	Deutsche Bank AG New York Branch, as Collateral Agent (“DBNY”)	4/3/03 Continuation 12/21/07	200312557823	All assets

		DBNY	04/20/06 Continuation 3/24/11	200614172486	All assets

		US Bank National Association (assigned to Deutsche Bank Trust Company Americas “DBTCA”)	03/19/09 Assignment 3/29/11	200915718575	All assets

AG 1970, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760064 Continuation 0771411238	All assets

		DBNY	09/25/06 Continuation 3/29/11	067086107338 Continuation 1172647997	All assets

		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190939744 Assignment 1172648484	All assets

AG 1971, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760004 Continuation 0771411244	All assets

		DBNY	04/20/06 Continuation 3/24/11	067067202898 Continuation 1172644317	All assets

		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190939865 Assignment 1172648488	All assets

AG 1972, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760001 Continuation 0771411245	All assets

		DBNY	04/20/06 Continuation 3/24/11	067067203041 Continuation 1172644319	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190939986 Assignment 1172648489	All assets

Alyssum Corporation	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760002 Continuation 0771411248	All assets

		DBNY	04/20/06 Continuation 3/24/11	067067203162 1172644320	All assets

		US Bank National Association (assigned to DBTCA)	03/18/2009 Assignment 3/29/11	097190940039 Assignment 1172648490	All assets

Barclay Hollander Corporation	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460660 Continuation 0771411250	All assets

		DBNY	04/20/06 Continuation 3/24/11	067067203304 Continuation 1172644321	All assets

		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190940150 Assignment 1172648491	All assets

Bud Antle, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460685 Continuation 0771411276	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067203425 Continuation 1172644325	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190940271 Assignment 1172648492	All assets

	CA Ventura County	DBNY	4/16/06	20060419-0084017	Deed of Trust, Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

		DBNY	4/16/06	20060419-0084018	Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	3/20/09	20090320- 00043413-0	Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

		US Bank National Association	3/20/09	20090320- 00043416-0	Third Lien Deed of Trust, Security Agt., Asgnt. of Leases, Rents and Profits, Financing Statement and Fixture Filing

Calicahomes, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760044 Continuation 0771411277	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067203546 Continuation 1172644327	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190940392 Assignment 1172648493	All assets

California Polaris, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460658 Continuation 0771411279	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067203667 Continuation 1172644328	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190940413 Assignment 1172648497	All assets

DB North, LLC (formerly CB North, LLC)	CA Secretary of State	DBNY	12/29/04 Continuation 07/15/09 Amendment 3/22/11	047010326730 Continuation 0972025049 Amendment 1172641894	All assets

		DBNY	4/20/06 Amendment 3/22/11 Continuation 3/24/11	067067203788 Amendment 1172641892 Continuation 1172644329	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Amendment 2/16/11 Amendment 3/22/11 Assignment 3/29/11	097190940534 Amendment 1172609985 Amendment 1172641890 Assignment 1172648498	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
DB South, LLC (formerly CB South, LLC0	CA Secretary of State	DBNY	12/29/04 Continuation 07/15/09 Amendment 3/22/11	047010327004 Continuation 0972025050 Amendment 1172641889	All assets

		DBNY	4/20/06 Amendment 3/22/11 Continuation 3/24/11	067067203809 Amendment 1172641887 Continuation 1172644330	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Amendment 2/16/11 Amendment 3/22/11 Assignment 3/29/11	097190943709 Amendment 1172609984 Amendment 1172641886 Assignment 1172648499	All assets

Dole ABPIK, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760082 Continuation 0771411280	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067204173 Continuation 1172644332	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190943820 Assignment 1172648500	All assets

Dole Arizona Dried Fruit and Nut Company	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760075 Continuation 0771411285	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067204799 Continuation 1172644336	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190943941 Assignment 1172648502	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Dole Carrot Company	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/2007	0309760101 Continuation 0771411288	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067205821 Continuation 1172644342	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944073 Assignment 1172648503	All assets

Dole Citrus	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760092 Continuation 0771411312	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067207106 Continuation 1172644344	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944194 Assignment 1172648504	All assets

Dole DF&N, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309460661 Continuation 0771411319	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067210150 Continuation 1172644345	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944215 Assignment 1172648506	All assets

Dole Dried Fruit and Nut Company, a California General Partnership	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309460663 Continuation 0771411323	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067211787 Continuation 1172644346	All assets

		DBNY	02/09/09	097187275127	All assets

		DBNY	03/18/09	097190939623	All assets

		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190944336 Assignment 1172648507	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		US Bank National Association (assigned to DBTCA)	03/18/09 Assignment 3/29/11	097190944457 Assignment 1172648508	All assets

Dole Farming, Inc.	CA Secretary of State	DBNY	4/3/03 Continuation 12/20/07	0309760570 Continuation 0771411325	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067212677 Continuation 1172644347	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944578 Assignment 1172648509	All assets

Dole Fresh Fruit Company	CA Secretary of State	Puget Sound Leasing	9/24/07	077130156656	Commercial espresso machine

Dole Fresh Vegetables, Inc.	CA Secretary of State	Farm Credit Leasing Services Corporation	10/29/01 Continuation 9/8/06	0130260875 Continuation 0670843026	2001 full car vacuum tube system and related equipment subject to lease agreement.

		Santa Barbara Bank & Trust Leasing	7/18/03 Assignment 7/31/07 Continuation 3/25/08	0320460568 Assignment 0771236345 Continuation 0871517393	1 jumbo trash compactor

		Wells Fargo Equipment Finance, Inc.	8/15/03 Continuation 6/26/08	0323160449 Continuation 0871629841	Precautionary filing relating to lease forklift truck

		Farm Credit Leasing Services Corporation	2/18/04 Continuation 12/23/08	0405560915 Continuation 0871824578	2 field vacuum tube systems and related equipment subject to lease agreement.

		De Lage Landen Financial Services Inc.	5/14/04 Continuation 4/8/09	0414360036 Continuation 0971929261	Leased equipment

		DBNY	4/03/03 Continuation 12/20/07	0309760205 Continuation 0771411327	All assets

		Farm Credit Leasing Services Corporation	2/11/05 Continuation 11/20/09	057015716911 Continuation 0972149388	1 field vacuum tube system and related equipment subject to lease agreement.

		Farm Credit Leasing Services Corporation	3/14/05 Continuation 12/21/09	057019139904 Continuation 0972174984	2 field vacuum tube systems and related equipment subject to lease agreement.

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		NMGH Financial Services	3/27/06 Continuation 1/21/11	067063951633 Continuation 1172582391	Leased equipment

		DBNY	4/20/06 Continuation 3/24/11	067067216853 Continuation 1172644348	All assets

		IOS Capital	1/11/07	077098327508	Leased equipment

		Citicapital Commercial Corp	2/28/07	077104349752	Ford truck and utility body with ladder rack

		Toyota Material Handling Midwest	5/23/07	077114842741	Forklifts, batteries, and side shifters

		IBM Credit	6/25/07	077118698906	IBM equipment

		US Bancorp	7/03/07	077120083806	Janitorial cleaning

		Salinas Valley Ford Sales, Toyota Motor Credit Corp	12/21/07 Amendment 12/21/07	077141062391 Amendment 0771410662	7 Ford trucks

		Salinas Valley Ford Sales	2/6/08	087146299501	2 Ford trucks

		Salinas Valley Ford Sales, Toyota Motor Credit Corp.	2/11/08 Amendment 2/26/10	087146809104 Amendment 1072240959	8 Ford trucks

		Salinas Valley Ford Sales	2/14/08	087147284819	Ford truck

		RDO Equipment Co.	4/3/08	087152779804	Ingersol Rand Reach truck

		GE Capital Corp	4/28/08 Amendment 8/8/08	087155589987 Amendment 0871681682	Camera/laser sorter system

		Motion Industries	5/7/08	087156872448	Maintenance, repair, and operational assets supplied by Secured Party

		GE Capital Corp	5/30/08	087159766776	2 Camera/laser sorter systems

		Co Active, US Bancorp	8/28/08 Assignment 10/14/08	087170284784 Assignment 0871751658	Waste recycling system

		GE Capital Corp	9/26/08	087173351762	Camera/laser sorter system

		RDO Equipment Co.	11/05/08	087177608488	John Deere Reach Fork

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		IKON Financial Services	11/09/08	087177985820	Leased equipment

		RDO Equipment Co.	3/2/09	097189208276	Ingersol Rand Reach fork

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944699 Assignment 1172648510	All assets

		Wells Fargo Bank, N.A.	8/20/09	097206163195	Nissan forklifts

		Smurfit-Stone Container Enterprises	8/31/09	097206992125	3 Meta 150 and Conveyors

		Toyota Material Handling Midwest, Toyota Motor Credit	9/9/09 Amendment 9/10/09	097207701639 Amendment 0972078284	22 Toyota forklifts

		IKON Financial Services	10/31/09	097212900535	Leased equipment

		GE Capital Corp	12/7/09 Amendment 2/5/10 Amendment 9/1/10	097216383786 Amendment 1072223937 Amendment 1072438485	Food processing equipment

		GE Capital Corp	1/4/10	107218902363	Food processing equipment

		Smurfit Container Enterprises, Inc. dba Smurfit Recycling	4/23/10	107229616185	Marathon Compactor

		IBM Credit LLC	6/30/10	107236828714	IBM equipment together with all related software, etc.

		Smurfit-Stone Container Corporation	9/3/10	107243835255	Tray 8 Club Tray Former and Tray 8 Club Sealer

		Smurfit-Stone Container Corporation	9/9/10	107244374557	Meta 150 S Dual Hoppers, Tray 8 Club Tray Former and Tray 8 Club Sealer

		General Electric Capital Corporation	10/27/10	107249651499	Leased power scrubber rider, power sweeper rider and sweeper

		De Lage Landen Financial Services, Inc.	10/28/10	107249839215	All equipment, accessories and attachments financed or leased under Master Lease Agreement No. 449

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		General Electric Capital Corporation	12/30/10	117256417549	Specific equipment from secured party

		Cisco Systems Capital Corporation	1/26/11	117258834776	Leased equipment (including routers, router components and other computer networking and telecommunications equipment manufactured by secured party)

		General Electric Capital Corporation	2/28/11	117261905709	Leased Heat and Control System Solution for Salad Trays

		Smurfit-Stone Container Corporation	3/11/11	117263101840	Meta 150-2H

		Smurfit-Stone Container Corporation	4/11/11	117266021571	Curlin Conveyor, US Conveyor Gearboxes and Printer Conveyor System

		De Lage Landen Financial Services, Inc.	5/16/11	117270225522	All equipment leased or financed by secured party pursuant to contract number 25102436

		NMHG Financial Services, Inc.	6/1/11	117271498414	All equipment leased by secured party

Dole Orland, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760210 Continuation 0771411331	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067216974 Continuation 1172644349	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944710 Assignment 1172648551	All assets

Dole Packaged Foods, LLC	CA Secretary of State	DBNY	4/20/06 Continuation 3/24/11	067067217006 Continuation 1172644350	All assets

		Verizon Credit	11/2/07	077135358716	Leased CallPilot expansion and Nortel equipment

		Wells Fargo Bank NA	8/1/08	087167294599	Forklifts

		Bank of the West, Trinity Division, First American Comm. Bancorp	9/2/08 Assignment 2/24/09	087170507661 Assignment 0971885915	All Leased and Owned Equipment

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		Bank of the West, Trinity Division, First American Comm. Bancorp	9/11/08 Assignment 2/24/09	087171594375 Assignment 0971885953	All Leased and Owned Equipment

		DBNY	2/9/09	097187277381	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944831 Assignment 1172648555	All assets

		Wells Fargo Bank NA	10/13/09	097211052805	Forklift

E. T. Wall Company	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760237 Continuation 0771411355	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217127 Continuation 1172644355	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190944952 Assignment 1172648558	All assets

Earlibest Orange Association, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760189 Continuation 0771411336	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217248 Continuation 1172644357	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945084 Assignment 1172648561	All assets

Fallbrook Citrus Company, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760263 Continuation 0771411339	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217369 Continuation 1172644361	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945347 Assignment 1172648564	All assets

Lindero Headquarters Company, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760256 Continuation 0771411343	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	4/20/06 Continuation 3/24/11	067067217480 Continuation 1172644362	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945468 Assignment 1172648565	All assets

Lindero Property, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760553 Continuation 0771411344	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217622 Continuation 1172644364	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945589 Assignment 1172648566	All assets

Milagro Ranch, LLC	CA Secretary of State	DBNY	12/29/04 Continuation 07/15/09	047010328257 Continuation 0972025052	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217743 Continuation 1172644365	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945600 Assignment 1172648567	All assets

Oceanview Produce Company	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760619 Continuation 0771411348	All assets

		AGCO Finance LLC	6/13/03 Amendment 12/15/03 Continuation 4/14/08	0316960442 Amendment 03353C0099 Continuation 0871542919	Certain leased equipment

		DBNY	4/20/06 Continuation 3/24/11	067067217864 Continuation 1172644367	All assets

		AGCO Finance LLC	7/10/06	067077630884	Certain leased equipment

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945721 Assignment 1172648569	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		Toyota Motor Credit Corp.	11/23/09	097215171821	3 Forklifts

		Toyota Motor Credit Corp.	4/26/10	107229766717	1 Forklift

		Toyota Motor Credit Corp.	6/4/10	107234060295	1 Forklift

Prairie Vista, Inc.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309460686 Continuation 0771411349	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067217985 Continuation 1172644369	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945842 Assignment 1172648570	All assets

		Luther Burbank Savings	11/30/10	107252891722	Machinery, equipment, etc.; systems and equipment used in connection with heating, cooling, electricity, gas, water, air, light, radio, television, security, fire prevention and detection; elevators; plumbing systems; satellite dishes, water heaters, ranges, stoves, washers, dryers and other appliances; light fixtures, awnings, storm windows and doors, screens, blinds, cabinets, fences, plants, pools, exercise equipment, etc.; located at 4067 W. 138th St, Hawthorne, CA

Rancho Manana, LLC	CA Secretary of State	DBNY	12/29/04 Continuation 7/15/09	04701329147 Continuation 0972025053	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067218017 Continuation 1172644371	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190945963 Assignment 1172648572	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Royal Packing Co.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760591 Continuation 0771411351	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067218259 Continuation 1172644373	All assets

		CNH Capital America LLC	8/31/06	067083463380	Tractor

		CNH Capital America LLC	1/20/07	077099417135	4 Tractors

		CNH Capital America LLC	1/23/07	077099587062	2 Tractors

		CNH Capital America LLC	10/10/08	087174879758	Tractor and Trimble RTK Autopilot Precautionary Filing

		CNH Capital America LLC	10/10/08	087174879879	Tractor Precautionary Filing

		CNH Capital America LLC	12/31/08	087183085000	2 Tractors and 2 Autopilots Precautionary Filing

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190946095 Assignment 1172648573	All assets

		CNH Capital America LLC	7/27/10	107239488759	4 leased Tractors Precautionary Filing

		CNH Capital America LLC	1/1/11	117256255084	2 Tractors and 2 GPS auto guidance systems Precautionary Filing

Veltman Terminal Co.	CA Secretary of State	DBNY	4/03/03 Continuation 12/20/07	0309760609 Continuation 0771411354	All assets

		DBNY	4/20/06 Continuation 3/24/11	067067218370 Continuation 1172644374	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	097190946116 Assignment 1172648575	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Dole Food Company, Inc.	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30878853 Continuation 2007 4890538	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338797 Continuation 11095317	All assets

		IBM Credit LLC	4/9/07	2007 1311058	Leased IBM equipment and software

		IBM Credit LLC	6/21/07	2007 2367257	Leased IBM equipment and software

		IKON Financial Services	10/3/07	2007 3720447	Leased equipment

		IKON Financial Services	10/3/07	2007 3720454	Leased equipment

		NFS Leasing	10/29/07 Assignment 1/30/09	2007 4102603 Assignment 2009 0413077	Leased computer equipment and peripherals

		Verizon Credit Inc.	11/2/07	2007 4182001	Leased Nortel equipment

		Solarcom Capital, LLC, et al and Popular Equipment Finance	2/8/08 Amendment 4/23/08	2008 0485530 Amendment 2008 1411931	Leased computer equipment

		Solarcom Capital, LLC, et al and Popular Equipment Finance	2/14/08 Amendment 7/2/08	2008 0556900 Amendment 2008 2266441	Leased computer equipment

		Solarcom Capital and Key Equipment Finance	2/14/08	2008 0557221	Leased equipment

		Presidio Technology Capital and Key Equipment Finance	7/22/08	2008 2506465	Leased equipment

		US Bank National Association1 (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874013 Assignment 11161465	All assets

		NFS Leasing	5/5/09	2009 1411351	Leased computer equipment

		Wells Fargo Financing Leasing	5/11/09	2009 1555876	Leased networking equipment and software

		NFS Leasing and Danversbank, et al	6/2/09	2009 1734034	Leased computer equipment and peripherals

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		Presidio Technology Capital and Heartland Business Credit, et al	9/24/09	2009 3058069	Leased equipment

		Forsythe/Mcarthur Associates	10/5/09	2009 3191936	Leased computer and other equipment

		Presidio Technology Capital and Heartland Business Credit, et al	10/30/09	2009 3494272	Leased equipment

		IBM Credit LLC	12/31/09	2009 4191380	Leased IBM equipment and software

		Presidio Technology Capital and Heartland Business Credit, et al	1/14/10	2010 0148969	Leased equipment

		Credential Leasing Corp.	10/22/10	2010 3710765	One mobile office

		Presidio Technology Capital, LLC	3/31/11	2011 199762	All present and future goods (including equipment, computers, laptops, software, etc.) leased by secured party pursuant to Master Lease dated 11/27/07

		Hewlett-Packard Financial Services Company	4/8/11	2011 1323040	All equipment and software leased by secured party, including computer, printing, imaging, copying, scanning, projection and storage equipment

		Western Finance & Lease Presidio Technology Capital, LLC	5/10/11	2011 1760977

11McAfee UpgradeMcAfee

IronMail upgrade to Email, present

and future goods (including

equipment, computers, laptops,

software, etc.) leased by Presidio

Technology Capital, LLC pursuant

to Master Lease dated 11/27/07

		Western Finance & Lease Presidio Technology Capital, LLC	5/20/11	2011 1912842

11McAfee UpgradeMcAfee

IronMail upgrade to Email, present

and future goods (including

equipment, computers, laptops,

software, etc.) leased by Presidio

Technology Capital, LLC pursuant to Master Lease dated 11/27/07

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Bananera Antillana (Colombia) Inc.	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30875289 Continuation 2007 4890603	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338854 Continuation 11095168	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874286 Assignment 11161614	All assets

Clovis Citrus Association	DE Secretary of State	DBNY	3/04/03 Continuation 12/20/07	030878747 Continuation 2007 4890595	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338847 Continuation 11095242	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874260 Assignment 11161598	All assets

Delphinium Corporation	DE Secretary of State	DBNY	3/04/03 Continuation 12/20/07	30878838 Continuation 2007 4890561	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338813 Continuation 2011 1095259	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874229 Assignment 11161572	All assets

Dole Berry Company, LLC	DE Secretary of State	DBNY	4/20/06 Continuation 3/24/11	61338821 Continuation 11095275	All assets

		DBNY	2/24/09	2009 0595808	All assets
		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874195 Assignment 11161556	All assets

		Deere Credit, Inc.	7/8/10	02375222	Leased John Deere tractors and other equipment

Dole Europe Company	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30878846 Continuation 2007 4890546	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	4/20/06 Continuation 3/24/11	61338839 Continuation 11095283	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0874161 Assignment 11161499	All assets

Dole Foods Flight Operations, Inc.	DE Secretary of State	DBNY	4/03/03 Continuation 12/20/07	30878861 Continuation 2007 4890512	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338789 Continuation 11095341	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873999 Assignment 11161457	All assets

		General Electric Capital Corporation	4/01/03 Continuation 11/16/07	30845423 Continuation 2007 4381033	Bombardier Global Express aircraft

Dole Northwest, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878879 Continuation 2007 4890496	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338730 Continuation 11095408	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873965 Assignment 11161408	All assets

Dole Sunfresh Express, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878903 Continuation 2007 4890462	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338748 Continuation 11095457	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873957 Assignment 11161382	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Standard Fruit and Steamship Company	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878895 Continuation 2007 4890454	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338722 Continuation 11095507	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 1174504 Assignment 11161374	All assets

Standard Fruit Company	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878697 Continuation 2007 4890447	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338698 Continuation 11095549	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873890 Assignment 11161358	All assets

Sun Country Produce, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878705 Continuation 2007 4890421	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338672 Continuation 11095598	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873866 Assignment 11161333	All assets

West Foods, Inc.	DE Secretary of State	DBNY	04/3/03 Continuation 12/20/07	30878721 Continuation 2007 4890413	All assets

		DBNY	4/20/06 Continuation 3/24/11	61338649 Continuation 11095655	All assets

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009 0873817 Assignment 11161275	All assets

Cool Advantage, Inc.	FL Secured Transaction Registry	DBNY	4/03/03 Continuation 12/20/07	200303648250 Continuation 20070727008X	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	4/20/06	200602439653	All assets
			Continuation	Continuation
			3/25/11	201104290101

		US Bank National	3/18/09	200900200926	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	201104320272

Cool Care, Inc.	FL Secured Transaction Registry	DBNY	04/3/03 Continuation 12/20/07	200303648269 Continuation 200707270098	All assets

		DBNY	4/20/06	200602439645	All assets
			Continuation	Continuation
			3/25/11	201104290128

		US Bank National	3/18/09	200900200934	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/30/11	201104320280

DNW Services Company	WA Department of Licensing	DBNY	04/3/03 Continuation 2/27/08	2003-098-9527-1 Continuation 2008-058-0723-5	All assets

		DBNY	4/20/06	2006-114-3317-8	All assets
			Continuation	Continuation
			3/25/11	201108733337

		US Bank National	3/18/09	2009-079-3383-2	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	201108836250

Pacific Coast Truck Company	WA Department of Licensing	DBNY	04/3/03	2003-098-9525-7	All assets
			Continuation	Continuation
			2/27/08	2008-058-0722-8

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		International Truck	02/05/02	2002-051-1455-1	Trucks and trailers
		and Engine	Amendment	Amendment
		Corporation and/or	06/12/02	2002-163-1973-0
		Navistar Financial	Amendment	Amendment
		Corporation	06/22/05	2005-173-9753-6
			Amendment	Amendment
			3/29/06	2006-088-6482-4
			Amendment	Amendment
			3/29/06	2006-088-6492-3
			Continuation	Continuation
			8/21/06	2006-235-3114-5

		DBNY	4/20/06	2006-114-3323-9	All assets
			Continuation	Continuation
			3/25/11	201108733320

		Navistar Financial Corporation	7/20/06	2006-201-9275-2	Motor vehicles and accessories

		Navistar Financial Corporation	9/22/06	2006-265-1002-4	Motor vehicles and accessories

		US Bank National	3/19/09	2009-079-3382-5	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	201108836267

		US Bancorp	10/30/09	2009-303-7853-2	For informational purposes: 1 5675PT WTM000714; 1 MFP3635XT LBP252814

Pan-Alaska Fisheries, Inc.	WA Department of Licensing	DBNY	04/3/03 Continuation 2/27/08	2003-098-9526-4 Continuation 2008-058-0721-1	All assets

		DBNY	4/20/06	2006-114-3326-0	All assets
			Continuation	Continuation
			3/25/11	201108733313

		US Bank National	3/18/09	2009-079-3381-8	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	201108836274

Diversified Imports Co.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009378-6 Continuation 2008006391-1	All assets

		DBNY	4/20/06	2006012427-2	All assets
			Continuation	Continuation
			3/28/11	2011007439-1

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009006897-5 Assignment 2011007541-8	All assets

Dole Assets, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009379-8 Continuation 2008006390-9	All assets

		DBNY	4/20/06	2006012428-4	All assets
			Continuation	Continuation
			3/28/11	2011007441-6

		US Bank National	3/18/09	2009006898-7	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011007542-0

Dole Fresh Fruit Company	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009380-1 Continuation 2008006389-6	All assets

		DBNY	4/20/06	2006012429-6	All assets
			Continuation	Continuation
			3/28/11	2011007440-4

		US Bank National	3/18/09	2009006899-9	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011007543-2

Dole Holdings, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009381-3 Continuation 2008006386-0	All assets

		DBNY	4/20/06	2006012430-9	All assets
			Continuation	Continuation
			3/28/11	2011007443-0

		US Bank National	3/18/09	2009006900-4	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011007545-6

Dole Logistics Services, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009382-5 Continuation 2008006384-6	All assets

		DBNY	4/20/06	2006012432-3	All assets
			Continuation	Continuation
			3/28/11	2011007442-8

		US Bank National	3/18/09	2009006901-6	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011007546-8

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Dole Ocean Cargo Express, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 12/20/07	2003009384-9 Continuation 2008006383-4	All assets

		DBNY	4/20/06	2006012434-7	All assets
			Assignment	Assignment
			3/28/11	2011007445-4

		US Bank National	3/18/09	2009006902-8	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011007547-0

Dole Ocean Liner Express, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009383-7 Continuation 2008006382-2	All assets

		DBNY	4/20/06	2006012435-9	All assets
			Continuation	Continuation
			3/28/11	2011007444-2

		US Bank National	3/18/09	2009006903-0	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011007548-2

Renaissance Capital Corporation.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009385-1 Continuation 2008006381-0	All assets

		DBNY	4/20/06	2006012439-7	All assets
			Continuation	Continuation
			3/28/11	2011007447-8

		US Bank National	3/18/09	2009006904-2	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011007549-4

Sun Giant, Inc.	NV Secretary of State	DBNY	04/3/03 Continuation 2/26/08	2003009386-3 Continuation 2008006388-4	All assets

		DBNY	4/20/06	2006012441-2	All assets
			Continuation	Continuation
			3/28/11	2011007446-6

		US Bank National	3/18/09	2009006905-4	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011007550-7

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
Blue Anthurium, Inc.	HI Bureau of Conveyances	DBNY	04/04/03 Continuation 12/20/07	2003-062776 Continuation 2007-219149	All assets

		DBNY	4/20/06	2006-073264	All assets
			Continuation	Continuation
			3/24/11	2011-049575

		US Bank National	3/18/09	2009-041179	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011-051486

Cerulean, Inc.	HI Bureau of Conveyances	DBNY	04/04/03 Continuation 12/20/07	2003-062777 Continuation 2007-219150	All assets

		DBNY	4/20/06	2006-073265	All assets
			Continuation	Continuation
			3/24/11	2011-049576

		US Bank National	3/18/09	2009-041180	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011-051487

Dole Diversified, Inc.	HI Bureau of Conveyances	DBNY	04/04/03 Continuation 12/20/07	2003-062765 Continuation 2007-219152	All assets

		DBNY	4/20/06	2006-073273	All assets
			Continuation	Continuation
			3/24/11	2011-049577

		US Bank National	3/18/09	2009-041181	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011051488

Dole Land Company, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 12/20/07	2003-062766 Continuation 2007-219151	All assets

		DBNY	4/20/06	2006-073268	All assets
			Continuation	Continuation
			3/24/11	2011-049578

		US Bank National	3/18/09	2009-041182	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011-051489

Dole Packaged Foods Corporation	HI Bureau of Conveyances	DBNY	04/03/03 Continuation	2003-062767 Continuation	All assets
			12/20/07	2007-219153

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	4/20/06	2006-073269	All assets
			Continuation	Continuation
			3/24/11	2011-049579

		US Bank National	3/18/09	2009-041183	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011-051497

La Petitie d’Agen, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 12/20/07	2003-062775 Continuation 2007-219155	All assets

		DBNY	4/19/06	2006-073272	All assets
			Continuation	Continuation
			3/24/11	2011-049580

		US Bank National	3/18/09	2009-041184	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011-051490

		DBNY	3/23/09	2009-043090	Mortgage, Leases, Rents and Profits, Fixture Filing, and ancillary rights

		DBNY	3/23/09	2009-043091	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

		US Bank National Association	3/23/09	2009-043101	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

M K Development, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 2/26/08	2003-062768 Continuation 2008-028363	All assets

		DBNY	4/20/06	2006-073266	All assets
			Continuation	Continuation
			3/24/11	2011-049581

		US Bank National	3/18/09	2009-041185	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011-051491

Malaga Company, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 12/20/07	2003-062769 Continuation 2007-219156	All assets

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	4/20/06	2006-073267	All assets
			Continuation	Continuation
			3/24/11	2011-049582

		US Bank National	3/18/09	2009-041186	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011-051492

Muscat, Inc.	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 2/26/08	2003-062770 Continuation 2008-028364	All assets

		DBNY	4/20/06	2006-073270	All assets
			Continuation	Continuation
			3/24/11	2011-049583

		US Bank National	3/18/09	2009-041187	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011-051493

Oahu Transport Company, Limited	HI Bureau of Conveyances	DBNY	04/03/03 Continuation 2/26/08	2003-062771 Continuation 2006-028365	All assets

		DBNY	4/20/06	2006-073274	All assets
			Continuation	Continuation
			3/24/11	2011-049584

		US Bank National	3/18/09	2009-041188	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011-051494

Wahiawa Water Company, Inc.	HI Bureau of Conveyances	DBNY	4/04/03 Continuation 2/26/08	2003-062772 Continuation 2006-028367	All assets

		DBNY	4/20/06	2006-073271	All assets
			Continuation	Continuation
			3/24/11	2011-049586

		US Bank National	3/18/09	2009-041189	All assets
		Association (assigned	Assignment	Assignment
		to DBTCA)	3/29/11	2011-051495

		DBNY	3/23/09	2009-043088	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	3/23/09	2009-043089	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

		US Bank National Association	3/23/09	2009-043105	Mortgage, Security Agreement, Assignment of Leases, Rents and Profits, Financing Statement and Fixture Filing

Zante Currant, Inc.	HI Bureau of Conveyances	DBNY	4/03/03 Continuation 2/26/08	2003-062774 Continuation 2008-028368	All assets

		DBNY	4/20/06	2006-073263	All assets
			Continuation	Continuation
			3/24/11	2011-049587

		US Bank National Association (assigned to DBTCA)	3/18/09 Assignment 3/29/11	2009-041190 Assignment 2011-051496	All assets

Dole Fresh Fruit International Limited	DC Recorder of Deeds	Bank of America, N.A.	11/15/01	2001110459	Precautionary filing in connection with a lease

		DBNY	04/07/03	2003040117	All assets

		DBNY	12/22/03	2003183975	All right, title and interest in the Bahamian Flag vessel, Dole Costa Rica

		DBNY	12/22/03	2003183980	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

		DBNY	12/22/03	2003183981	All right, title and interest in the Bahamian Flag vessel, Dole California

		DBNY	12/22/03	2003183982	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

Ventura Trading Ltd.	DC Recorder of Deeds	DBNY	01/03/05	2005000587	All right, title and interest in the Bahamian Flag vessel, Dole Europa

		DBNY	01/03/05	2005000591	All right, title and interest in the Bahamian Flag vessel, Dole Costa Rica

ENTITY	JURISDICTION	SECURED PARTY	FILING DATE	FILING NUMBER	COLLATERAL
		DBNY	01/03/05	2005000557	All right, title and interest in the Bahamian Flag vessel, Dole California

		DBNY	01/03/05	2005000561	All right, title and interest in the Bahamian Flag vessel, Tropical Sky

		DBNY	01/03/05	2005000574	All right, title and interest in the Bahamian Flag vessel, Tropical Star

		DBNY	01/03/05	2005000575	All right, title and interest in the Bahamian Flag vessel, Tropical Star

		DBNY	01/03/05	2005000578	All right, title and interest in the Bahamian Flag vessel, Tropical Mist

		DBNY	01/03/05	2005000579	All right, title and interest in the Bahamian Flag vessel, Dole Asia

		DBNY	01/03/05	2005000585	All right, title and interest in the Bahamian Flag vessel, Dole Africa

		DBNY	01/03/05	2005000589	All right, title and interest in the Bahamian Flag vessel, Dole America

		DBNY	01/03/05	2005000593	All right, title and interest in the Bahamian Flag vessel, Dole Honduras

		DBNY	01/03/05	2005000602	All right, title and interest in the Bahamian Flag vessel, Dole Ecuador

		DBNY	01/13/05	2005006216	All right, title and interest in the Bahamian Flag vessel, Tropical Morn

SCHEDULE X

CAPITALIZATION

None.

SCHEDULE XII

CERTAIN FOREIGN SECURITY DOCUMENTS,

FOREIGN SUBSIDIARIES PARTY TO

FOREIGN SUBSIDIARY DOCUMENTS, ETC.

Parts A and B – Foreign Credit Party Pledge Agreements and Local Law Pledge Agreements

•	Accounts Pledge Agreement [*]

•	Intellectual Property Rights Pledge Agreement [*]

•	Account Pledge Agreement [*]

•	Assignments of Receivables Agreement [*]

•	Bond Pledge Agreement [*]

•	Commercial Pledge [*]

•	Pledge Without Conveyance [*]

•	Industrial Pledge [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Ordinary Pledge [*]

•	Agricultural and Industrial Pledge [*]

•	Pledge [*]

•	Universal Pledge Agreement [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

•	Share Pledge Agreement [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

•	Pledge Agreement [*]

Part C – Replacement Foreign Security Agreements and all other Foreign Security Agreements

•	Security Agreement [*]

•	Bermuda Charge Agreement [*]

•	Amended and Restated Debenture [*]

•	Security Agreement [*]

•	Assignment Agreement [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

•	Security Transfer Agreement [*]

•	Security Purpose Agreement [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

•	Foreign Security Agreements [*]

Part D – Non-Wholly Owned Subsidiaries

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Part G – Foreign Security Documents Acknowledgements and/or Amendments and Foreign Subsidiaries party to Foreign Security Documents Acknowledgements and/or Amendments

•	Amendments to Deeds of Covenant and Mortgages [*]

•	Letter of Confirmation [*]

•	Amendment Agreement [*]

•	Acknowledgment Letter [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

•	Supplement to Mortgage Agreements [*]

•	Amendments to security documents [*]

•	Supplemental Deeds of Charge [*]

•	Amendments to Swedish Pledge Agreements [*]

•	Amendments to Security Agreements [*]

•	Amendments to Mortgages [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XIII

NON-GUARANTOR SUBSIDIARIES;

EXCLUDED FOREIGN SUBSIDIARIES

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XIV

TRANSACTIONS WITH AFFILIATES

DOLE FOOD COMPANY, INC.

2010 SUMMARY OF AFFILIATED TRANSACTIONS

SUMMARY A

Transactions between Dole Food Company, Inc. or its affiliates and David H. Murdock and his affiliates including Castle & Cooke.

TAB	DESCRIPTION	Total 2010 (1)	Less Paid	Pay/(Rec) 1/1/11		Total 2009 (1)

1	Transportation Products and Services:
	Flexi-Van
	• Rental of Chassis and Generator Sets	[*]	[*]	[*]		[*]

2	Warehouse Services:
	Madison Warehouse	[*]	[*]	[*]		[*]
	Castle & Cooke Cold Storage (formerly Inland Cold Storage)	[*]	[*]	[*]		[*]

		[*]	[*]	[*]		[*]

3	Country Club, Hotel and Restaurant:
	The Regency Club
	• Business Meals Hosted by Executives	5,578	(5,578)	0		2,689
	• Monthly Dues	7,855	0	7,855	(b)	5,194

		13,433	(5,578)	7,855		7,883
	The Four Seasons Westlake Village Hotel
	• Dole Packaged Foods Sales & Marketing Meeting	73,975	(73,975)	0		78,758
	• Chevron/Target World Challenge	0	0	0		72,848
	• Other Functions	35,935	(35,935)	0		11,976

		109,910	(109,910)	0		163,582

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

	Sherwood Lake Club
	• Chevron/Target World Challenge	0	0	0		8,918
	• Business Meals	3,130	(3,130)	0		0

		3,130	(3,130)	0		8,918

	Forty-Six
	• Board and Management Restaurant Service	0	0	0		11,356

		0	0	0		11,356

4	Aircraft Usage and Operations:
	Global Express
	• Aircraft Co-ownership Agreement	(878,959)	619,083	(259,876	)(b)	(726,220)
	• Hangar/Office Rent	256,844	(256,844)	0		248,208

		(622,115)	362,239	(259,876)		(478,012)
5	Office Lease:
	Dole Vegetables’ office
	• 2959 Monterey-Salinas Highway, CA	[*]	[*]	[*]		[*]
	• Lease Amendment Fee	[*]	[*]	[*]		[*]
	Research Center - Sublease from North Carolina State University
	• 600 Laureate Way, Kannapolis, NC	[*]	[*]	[*]		[*]

		[*]	[*]	[*]		[*]

6	Risk Management Transactions:
	• Shared Departmental Costs	[*]	[*]	[*]		[*]
	• Captive Coverage from Mendocino	[*]	[*]	[*]		[*]

		[*]	[*]	[*]		[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

DOLE FOOD COMPANY, INC.

2010 SUMMARY OF AFFILIATED TRANSACTIONS

SUMMARY A

Transactions between Dole Food Company, Inc. or its affiliates and DHM and his affiliates including Castle & Cooke.

TAB	DESCRIPTION	Total 2010 (1)	Less Paid	Pay/(Rec) 1/1/11		Total 2009 (1)

7	Land Transactions:
	Madera Properties (Village of Gateway)
	• Principal Amount of the Notes	(5,747,563)	5,747,563	0		(5,747,563)
	• Interest Received	(326,607)	326,607	0		(379,656)
	Grovelands Working Capital Liquidations	0	0	0		523,517
	Final Liquidating Distribution	313,671	0	313,671	(b)	0

		(5,760,499)	6,074,170	313,671		(5,603,702)

8	Miscellaneous Transactions:
	• Atwater Entitlement	0	0	0		40,775
	• Landscape Maintenance Services	113,051	(113,051)	0		130,303	Ventura Farms
	• Land Services Fee	11,496	(6,936)	4,560	(b)	55,032
	• Rent paid for Coffee Facility owned by Castle	51,462	(51,462)	0		51,462
	• Oahu Land Property Tax	10,454	(10,454)	0		16,370
	• Purchase of Dole Products	(597,012)	529,901	(67,111	) (b)	(545,712)
	• Transfer Related to Land Exchange	(12,002)	6,436	(5,566	) (b)	(103,987)
	• Trademark Licensing Agreement	(110,231)	87,731	(22,500	) (b)	(99,860)
	• Plantation Water and Sewer Costs	(25,352)	25,352	0		(34,175)
	• Tanada Reservoir	0	0	0		(4,804)
	• Other business related expenses	4,793	(4,793)	0		0

		(553,341)	462,724	(90,617)		(494,596)

9	Executive Transactions	See note below (d)

10	Shared Costs	(123,452)	0	(123,452	) (b)	(129,983)

	Net Total (excluding Research Center sublease)	[*]	[*]	[*]		[*]

	Total Due by Dole to Castle	[*]	[*]	[*]		[*]
	Total Due to Dole by Castle	[*]	[*]	[*]		[*]

	Net Total	[*]	[*]	[*]		[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

(1)	Amounts without brackets represent payments due by Dole to David H. Murdock and his affiliates including Castle & Cooke.
Amounts with brackets are payment due by DHM and his affiliates including Castle & Cooke to Dole.
(a)	Amounts fully settled as of 3-7-11.
(b)	Amounts not yet settled.

[*]

(d)	Justin Murdock, Scott Griswold and Roberta Wieman were officers of Dole and Castle & Cooke in 2010. They received compensation and fringe benefits from these two companies. On January 28, 2011, Justin Murdock’s employment as Vice President, New Products and Corporate Development of Dole ended, due to the elimination of his position, which he has indicated will enable him to devote his full time and energies to his duties as CEO of NovaRx, and other business activities. He continues as a member of the Board of Directors of Dole.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVII

INITIAL QUALIFIED JURISDICTIONS

[*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

SCHEDULE XVIII

POST-CLOSING MATTERS

Part A - Real Property Actions

Date	Action

Not later than 60 days after the Amendment No. 4 Effective Date, or such later date as is acceptable to the Administrative Agent.

The applicable U.S. Credit Party will, and if necessary will cause its Subsidiaries which are U.S. Credit Parties or U.S. Subsidiary Guarantors to, grant to the Collateral Agent a security interest and mortgage (the “New Mortgage”) in the owned real property known as the [*] (the “New Mortgage Property”) which is not Principal Property and which is not encumbered as of the Amendment No. 4 Effective Date. In addition, the applicable U.S. Credit Party will, and if necessary will cause its Subsidiaries which are U.S. Credit Parties or Subsidiary Guarantors to, deliver to the Collateral Agent with respect to the New Mortgage:

(i) a Mortgage Policy, issued by a title insurer reasonably satisfactory to the Collateral Agent, in an insured amount satisfactory to the Collateral Agent and insuring the Collateral Agent that the New Mortgage is a valid and enforceable first priority mortgage lien on the New Mortgage Property, free and clear of all defects and encumbrances except Permitted Encumbrances, with such Mortgage Policy (1) to be in form and substance reasonably satisfactory to the Collateral Agent, (2) to include, to the extent available in the applicable jurisdiction, supplemental endorsements (including, without limitation, endorsements relating to future advances under this Agreement and the Loans, usury, first loss, last dollar, tax parcel, subdivision, zoning, contiguity, variable rate, doing business, public road access, survey, environmental lien, mortgage tax and so-called comprehensive coverage over covenants and restrictions and for any other matters that the Collateral Agent in its discretion may reasonably request), (3) to not include the “standard” title exceptions, a survey exception or an exception for mechanics’ liens, and (4) to provide for affirmative insurance and such reinsurance as the Collateral Agent in its discretion may reasonably request;

(ii) to induce the Title Company to issue the Mortgage Policy referred to in subsection (i) above, such affidavits, certificates, information and instruments of indemnification (including, without limitation, a so-called “gap” indemnification) as shall be required by the Title Company, together with payment by the mortgagor or trustor of all Mortgage Policy premiums, search and examination charges, mortgage recording taxes, fees, charges, costs and expenses required for the recording of the New Mortgage and issuance of such Mortgage Policy;

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

(iii) with respect to any improved parcel(s) of land constituting a portion of the New Mortgage Property, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, together with (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (y) evidence of flood insurance in amounts and otherwise sufficient to comply with applicable law;

(iv) if requested by the Collateral Agent in its reasonable discretion, an opinion from local counsel in the jurisdiction where the land to be encumbered by the New Mortgage is located, covering such matters as the Collateral Agent may reasonably request, including, but not limited to the enforceability of the New Mortgage.

No later than 45 days after the Amendment No. 4 Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion)

Each Credit Party shall (and shall cause its Subsidiaries which are Credit Parties or Subsidiary Guarantors to) cause to be executed, as applicable, and delivered to the Collateral Agent:

(i) with respect to each Mortgage in favor of the Collateral Agent with respect to any Mortgaged Property (other than the New Mortgage Property referenced above), a Mortgage Amendment duly executed and acknowledged by the applicable Credit Party in form and substance reasonably satisfactory to the Collateral Agent;

(ii) with respect to each Mortgage Amendment (other than with respect to the Mortgage Amendment for the Mortgaged Properties in [*] and the New Mortgage Property referenced above), an endorsement or other modification to the existing Mortgage Policy amending the effective date of such policy to be the date of recording of such Mortgage Amendment and providing assurance reasonably satisfactory to the Collateral Agent that the lien on such Mortgaged Property in favor of the Collateral Agent shall continue to have the enforceability and priority in effect immediately prior to the effectiveness of Amendment 1 (the “Title Insurance Endorsements”);

(iii) with respect to each Mortgage Amendment, opinions of counsel to the Credit Parties covering customary matters and in form and substance reasonably satisfactory to the Collateral Agent;

(iv) with respect to each improved parcel of Mortgaged Property, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination, together with (x) a notice about special flood hazard area status and flood disaster assistance duly executed by the applicable Credit Parties and (y) evidence of flood insurance in amounts and otherwise sufficient to comply with applicable law; and

(v) a copy of, or a certificate as to coverage under, the insurance policies required by Section 8.03 in form and substance satisfactory to the Collateral Agent.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

Part B - Actions by Various Foreign Subsidiaries

JURISDICTION	DATE	ACTION

[*]	Not later than 7 days after the Amendment No. 4 Effective Date, or such later date as is acceptable to the Administrative Agent.	(i) a Foreign Subsidiaries Guaranty Acknowledgement, executed and delivered by [*] and (ii) an Intercompany Subordination Agreement Acknowledgement, executed and delivered by [*].

[*]	Not later than 45 days after the Amendment No. 4 Effective Date, or such later date as is acceptable to the Administrative Agent.

For each of the [*] vessels[1] listed below, an Amendment No. 4 to the Deed of Covenants, in form and substance reasonably satisfactory to the Administrative Agent, with respect to such vessel shall be executed:

[*]

[*]	Not later than 45 days after the Amendment No. 4 Effective Date, or such later date as is acceptable to the Administrative Agent.	[*] shall have executed an Acknowledgment and Confirmation of the Security Agreement, in form and substance reasonably satisfactory to the Administrative Agent.

[1]

If any of the vessels listed herein are no longer owned by Dole Food Company, Inc. or its Subsidiaries (“Dole”) before the date that is 45 days after the Amendment No. 4 Effective Date, Dole will provide the to the Administrative Agent such documentation the Administrative Agent reasonably requires in connection with the sale of such vessel and will not be required to execute the amendment described herein.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

JURISDICTION	DATE	ACTION

[*]	Not later than 45 days after the Amendment No. 4 Effective Date, or such later date as is acceptable o the Administrative Agent.	[*] Guarantor shall have duly authorized, executed and delivered to the Administrative Agent an amendment to the [*] in in form and substance reasonably satisfactory to the Administrative Agent.

[*]	Not later than 45 days after the Amendment No. 4 Effective Date, or such later date as is acceptable to the Administrative Agent.	The security documents granted by the [*] shall have been amended in form and substance reasonably satisfactory to the Administrative Agent.

[*]	Not later than 45 days after the Amendment No. 4 Effective Date, or such later date as is acceptable o the Administrative Agent.	The security documents granted by the [*] shall have been amended in form and substance reasonably satisfactory to the Administrative Agent.

[*]	Not later than 45 days after the Amendment No. 4 Effective Date, or such later date as is acceptable o the Administrative Agent.	The [*] shall have executed the accessory security documents (i.e. account pledge agreements) and the non-accessory security documents (i.e. security transfer agreements) in form and substance reasonably satisfactory to the Administrative Agent.

[*]	Not later than 45 days after the Amendment No. 4 Effective Date, or such later date as is acceptable o the Administrative Agent.	For each of the Guarantors listed below, a Second Supplemental Deed, in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed: [*]

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

JURISDICTION	DATE	ACTION

[*]	Not later than 45 days after the Amendment No. 4 Effective Date, or such later date as is acceptable to the Administrative Agent.

For each existing [*] security document listed below a new confirmation and extension agreement, in form and substance reasonably satisfactory to the Administrative Agent, shall have been executed (each a “Confirmation and Extension Agreement”):

1. Assignment of Receivables Agreement [*]

2. Assignment of Receivables Agreement [*]

3. Account Pledge Agreement [*]

4. Account Pledge Agreement [*]

	Not later that 20 days from the execution of each of the Confirmation and Extension Agreements for the Account Pledge Agreements	Each Pledgor shall notify each Depository Bank of the extension and confirmation by serving complete service process on each of the Depositary Banks, by way of a Court Bailiff [*] with a statement duly signed by its legal representative or a delegated proxy of the Pledgor therein and bearing a date certain [*] in the form indicated in Schedule C of each of the Confirmation and Extension Agreements and deliver to the Security Agent the original of the service report within the Confirmation and Extension Agreement.

	Every 2 (two) months starting from the date of execution of each of the Confirmation and Extension Agreements for the Account Pledge Agreements	Each Pledgor therein shall serve on the relevant Depository Bank by means of [*] a notice confirming the creation of the Original Bank Account Pledge as confirmed and extended under each Confirmation and Extension Agreement on the current balance of the Bank Accounts in accordance with the form contained in Schedule D thereto. The Pledgor shall provide the Security Agent with satisfactory evidence of the services as soon as practicable.

JURISDICTION	DATE	ACTION

[*]	Not later than 45 days after the Amendment No. 4 Effective Date, or such later date as is acceptable o the Administrative Agent.

The documents listed below in connection with [*] shall have been re-executed, granted or produced, as appropriate, in form and substance reasonably satisfactory to the Administrative Agent:

(i) security agreement

(ii) mortgage agreement

(iii) commercial enterprise pledge agreements

(iv) account pledge agreement

(vi) representation and indemnification letter

(vii) lien searches

[*]	Not later than 45 days after the Amendment No. 4 Effective Date, or such later date as is acceptable o the Administrative Agent.	The security documents granted by the [*] Guarantors shall have been amended in form and substance reasonably satisfactory to the Administrative Agent.

Not more than 90 days after the Amendment No. 4 Effective Date, or such later date as is acceptable to the Administrative Agent.	The Borrowers shall provide to the Administrative Agent supplement any information to be added to Schedule XII (Certain Foreign Security Documents, Foreign Subsidiaries Party to Foreign Security Document, etc.) to complete such Schedule XII, without deleting any of the matters disclosed therein on the Amendment No. 4 Effective Date.

[*] = Information redacted pursuant to a confidential treatment request. Such omitted information has been filed separately with the Securities and Exchange Commission.

EXHIBIT A-1

FORM OF NOTICE OF BORROWING

Deutsche Bank AG New York Branch,

as Administrative Agent (the “Administrative Agent”) for the Lenders

party to the Credit Agreement

referred to below

60 Wall Street

New York, New York 10005

Attention: Scottye Lindsey

Ladies and Gentlemen:

The undersigned, [Dole Food Company, Inc.]1 [Solvest, Ltd.]2 (the “Borrower”), refers to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of March 2, 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Borrower, [Dole Food Company, Inc.] [Solvest, Ltd.], the Lenders from time to time party thereto, the other parties thereto, and you, as Administrative Agent and Deposit Bank, and hereby gives you notice, irrevocably, pursuant to Section 1.03 of the Credit Agreement, that the undersigned hereby requests a Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the “Proposed Borrowing”) as required by Section 1.03 of the Credit Agreement:

(i) The aggregate principal amount of the Proposed Borrowing is [$            ].

(ii) The Business Day of the Proposed Borrowing is [                 ,         ].

(iii) The Proposed Borrowing shall consist of [Tranche B-1 Term Loans] [Tranche C-1 Term Loans] [U.S. Borrower Incremental Term Loans] [Bermuda Borrower Incremental Term Loans].

(iv) The Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].

[1]	To be included for a Proposed Borrowing of Tranche B-1 Term Loans and U.S. Borrower Incremental Term Loans.
[2]	To be included for a Proposed Borrowing of Tranche C-1 Term Loans and Bermuda Borrower Incremental Term Loans.

Exhibit A-1

[(v) The initial Interest Period for the Proposed Borrowing is [one week] [one month] [two months] [three months] [six months] [, subject to availability to all Lenders which are required to make Loans of the respective Tranche, [[nine] [twelve] months], and if such Interest Period is unavailable [specify alternate desired]].]3

(vi) The location and number of the Borrower’s account to which funds are to be disbursed is:

Bank Name: [             ]

ABA#: [                     ]

A/C Name: [              ]

A/C#: [                       ]

The undersigned hereby certify(ies) that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

(A) the representations and warranties contained in the Credit Agreement or the other Credit Documents are and will be true and correct in all material respects, before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

(B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof, in each case immediately after giving effect thereto.

Very truly yours,

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By:
Name:
Title:

[3]

To be included for a Proposed Borrowing of Eurodollar Loans. Unless the Syndication Date has theretofore occurred, the duration of any Interest Period is subject to the limitations provided in Section 1.09. Interest Periods of nine and twelve months may only be selected in the case of a Borrowing of Eurodollar Loans and if such Interest Period is agreed to all Lenders under the respective Tranche.

EXHIBIT A-2

FORM OF NOTICE OF CONVERSION/CONTINUATION

[Date]

Deutsche Bank AG New York Branch,

as Administrative Agent (the “Administrative Agent”) for the Lenders

party to the Credit Agreement

referred to below

60 Wall Street

New York, New York 10005

Attention: Scottye Lindsey

Ladies and Gentlemen:

The undersigned, [Dole Food Company, Inc.] [Solvest, Ltd.] (the “Borrower”), refers to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of March 2, 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”, the terms defined therein being used herein as therein defined), among the Borrower, [Dole Food Company, Inc.] [Solvest, Ltd.], the Lenders from time to time party thereto, the other parties thereto, and you, as Administrative Agent and Deposit Bank, and hereby give you notice, irrevocably, pursuant to Section [1.06] [1.09] of the Credit Agreement, that the undersigned hereby requests to [convert] [continue] the Borrowing of [Tranche B-1 Term Loans] [Tranche C-1 Term Loans] [U.S. Borrower Incremental Term Loans] [Bermuda Borrower Incremental Term Loans] referred to below, and in that connection sets forth below the information relating to such [conversion] [continuation] (the “Proposed [Conversion] [Continuation]”) as required by Section [1.06] [1.09] of the Credit Agreement:

(i) The Proposed [Conversion] [Continuation] relates to the Borrowing of [Tranche B-1 Term Loans] [Tranche C-1 Term Loans] denominated in Dollars originally made on             ,          (the “Outstanding Borrowing”) in the principal amount of $             and currently maintained as a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period ending on             ,         ].

(ii) The Business Day of the Proposed [Conversion] [Continuation] is                     .1

[1]

Shall be a Business Day at least three Business Days after the date hereof, provided that such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York time) on such day.

Exhibit A-2

(iii) The Outstanding Borrowing shall be ([continued as a Borrowing of Eurodollar Loans with an Interest Period of                     ] [converted into a Borrowing of [Base Rate Loans] [Eurodollar Loans with an Interest Period of                     ]].2

[The undersigned hereby certifies that no Default or Event of Default has occurred and is continuing on the date hereof or will have occurred and be continuing on the date of the Proposed [Conversion] [Continuation].]3

Very truly yours,

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By:
Name:
Title:

[2]

In the event that either (x) only a portion of the Outstanding Borrowing is to be so converted or continued or (y) the Outstanding Borrowing is to be divided into separate Borrowings with different Interest Periods, the Borrower should make appropriate modifications to this clause to reflect same.

[3]

In the case of a Proposed Conversion or Continuation, insert this sentence only in the event that the conversion is from a Base Rate Loan to a Eurodollar Loan or in the case of a continuation of a Eurodollar Loan.

EXHIBIT B-1

FORM OF TRANCHE B-1 TERM NOTE

$	New York, New York ,

FOR VALUE RECEIVED, DOLE FOOD COMPANY, INC., a Delaware corporation (the “U.S. Borrower”), hereby promises to pay to the order of                              or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) on the Tranche B-1/C-1 Term Loan Maturity Date (as defined in the Agreement) the principal sum of                              DOLLARS ($                             ) or, if less, the unpaid principal amount of the Tranche B-1 Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The U.S. Borrower also promises to pay interest on the unpaid principal amount of each Tranche B-1 Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Tranche B-1 Term Notes referred to in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of March 2, 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”), among the U.S. Borrower, Solvest, Ltd., the lenders from time to time party thereto (including the Lender), the other parties thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the U.S. Security Documents (as defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Foreign Subsidiaries Guaranty, the Bermuda Borrower’s Guaranty and the U.S. Borrower’s Guaranty under the Borrower Guaranty) (as each such term is defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche B-1/C-1 Term Loan Maturity Date, in whole or in part, as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The U.S. Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-1

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

DOLE FOOD COMPANY, INC.

By:
Name:
Title:

EXHIBIT B-2

FORM OF TRANCHE C-1 TERM NOTE

$	New York, New York
,

FOR VALUE RECEIVED, SOLVEST, LTD., a company organized under the laws of Bermuda (the “Bermuda Borrower”), hereby promises to pay to the order of                              or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) on the Tranche B-1/C-1 Term Loan Maturity Date (as defined in the Agreement) the principal sum of                              DOLLARS ($                             ) or, if less, the unpaid principal amount of the Tranche C-1 Term Loans (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The Bermuda Borrower also promises to pay interest on the unpaid principal amount of each Tranche C-1 Term Loan made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Tranche C-1 Term Notes referred to in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of March 2, 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”), among Dole Food Company, Inc., the Bermuda Borrower, the lenders from time to time party thereto (including the Lender), the other parties thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). This Note is secured by the Security Documents (as such term is defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Bermuda Borrower’s Guaranty under the Borrower Guaranty) (as each such term is defined in the Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Tranche B-1/C-1 Term Loan Maturity Date, in whole or in part, and as provided in the Agreement.

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The Bermuda Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-2

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SOLVEST, LTD.

By:
Name:
Title:

EXHIBIT B-3

FORM OF INCREMENTAL TERM NOTE

$	New York, New York
,

FOR VALUE RECEIVED, [DOLE FOOD COMPANY, INC.] [SOLVEST LTD.]1, a [Delaware corporation] [company organized under the laws of Bermuda] (the [U.S.] [Bermuda] Borrower”), hereby promises to pay to the order of                              or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds, at the Payment Office (as defined in the Agreement referred to below) on the Incremental Term Loan Maturity Date (as defined in the Agreement) the principal sum of                                                               DOLLARS ($                             ) or, if less, the unpaid principal amount of all                              [Insert the applicable description of the respective Tranche of Incremental Term Loans] (as defined in the Agreement) made by the Lender pursuant to the Agreement.

The [U.S.] [Bermuda] Borrower promises also to pay interest on the unpaid principal amount of each made by the Lender in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Agreement. All payments pursuant to this Note shall be made in accordance with the requirements of Sections 4.03 and 4.04 of the Agreement.

This Note is one of the Incremental Term Notes referred to in the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of March 2, 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Agreement”), among [the U.S, Borrower, Solvest, Ltd.] [the Bermuda Borrower, Dole Food Company, Inc.], the lenders from time to time party thereto (including the Lender), the other parties thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Agreement). [This Note is secured by the U.S. Security Documents (as such term is defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Foreign Subsidiaries Guaranty, the Bermuda Borrower’s Guaranty and the U.S. Borrower’s Guaranty under the Borrower Guaranty) (as each such term is defined in the Agreement).]2 [This Note is secured by the Security Documents (as such term is defined in the Agreement) and is entitled to the benefits of the Guaranties (other than the Bermuda Borrower’s Guaranty under the Borrower Guaranty) (as each such term is defined in the Agreement).]3 This Note is subject to voluntary prepayment and mandatory repayment prior to the Incremental Term Loan Maturity Date, in whole or in part, and as provided in the Agreement.

[1]	Insert name of Incremental Term Loan Borrower.
[2]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.
[3]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.

Exhibit B-3

In case an Event of Default (as defined in the Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Agreement.

The [U.S.] [Bermuda] Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

Exhibit B-3

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

[DOLE FOOD COMPANY, INC.]

[SOLVEST, LTD.]

By:
Name:
Title:

EXHIBIT C-1

[Reserved]

EXHIBIT C-2

[Reserved]

EXHIBIT D

FORM OF SECTION 4.04(b)(ii) CERTIFICATE

Reference is hereby made to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of March 2, 2010, among Dole Food Company, Inc., Solvest, Ltd., the lenders from time to time party thereto, Banc of America Securities LLC, as Syndication Agent, The Bank of Nova Scotia and Rabobank International, as Co-Documentation Agents, Deutsche Bank Securities Inc., Banc of America Securities LLC and Wells Fargo Securities, LLC, as Joint Lead Arrangers and Joint Book Runners, and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Pursuant to the provisions of Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

[NAME OF LENDER]

By:
Name:
Title:

Date:                     ,

EXHIBIT E-1

[Reserved]

EXHIBIT E-2

FORM OF FOREIGN SUBSIDIARIES GUARANTY ACKNOWLEDGEMENT

[                             ]

To the Administrative Agent and each of

the Lenders party to the Credit Agreement

referred to below

Re:	Amended Credit Agreement

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of March 2, 2010 (the “Amendment Date”) (as amended, modified, restated and/or supplemented from time to time, the “Credit Agreement”), among Dole Food Company, Inc., a Delaware corporation (the “U.S. Borrower”), Solvest, Ltd., a company organized under the laws of Bermuda (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG, New York Branch (in its individual capacity, “DBAG”), as Deposit Bank (in such capacity, together with any successor deposit bank, the “Deposit Bank”) DBAG, as Administrative Agent (in such capacity, together with any successor agent, the “Administrative Agent”) and the other parties thereto. Unless otherwise indicated herein, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement. This Foreign Subsidiaries Guaranty and Foreign Security Documents Acknowledgment and Consent shall hereinafter be referred to as the “Acknowledgment and Consent.”

I. Foreign Subsidiaries Guaranty and Foreign Security Documents Acknowledgement.

1. Each of the undersigned Foreign Subsidiary Guarantors hereby acknowledges (x) the Credit Agreement and each other Credit Documents and the transactions contemplated thereby and (y) copies (or originals) of the Credit Documents and all opinions, instruments, certificates and all other documents delivered in connection therewith, as in effect on the Amendment Date, have been furnished or otherwise been provided (or made available) to a senior financial officer of such Foreign Subsidiary Guarantor.

2. Each of the undersigned Foreign Subsidiary Guarantors hereby acknowledges and agrees, and represents and warrants, that on and after the occurrence of, and after giving effect to, the Amendment Date and any increase in the amounts owing to the Lenders, Issuing Lender, Bank Guaranty Issuer and/or any Agent under the Credit Agreement on or after the Amendment Date, (i) it constitutes a Foreign Subsidiary of the U.S. Borrower which is a party to the Foreign Subsidiaries Guaranty, dated as of March 28, 2003, and further acknowledged and amended as of April 12, 2006 made by the Foreign Subsidiaries of the U.S. Borrower party thereto in favor of the Administrative Agent, as the same may be

Exhibit E-2

amended, restated, modified and/or supplemented from time to time in accordance with the terms thereof, and shall include any counterpart thereof and any other similar guaranty executed and delivered by any Foreign Subsidiary of the U.S. Borrower pursuant to Section 8.11 of the Credit Agreement, (ii) the Foreign Subsidiaries Guaranty shall remain in full force and effect with respect to such Foreign Subsidiary Guarantor, and (iii) the Foreign Security Documents listed under Schedule XII to the Credit Agreement to which such Foreign Subsidiary Guarantor is a party shall remain in full force and effect with respect to such Foreign Subsidiary Guarantor.

3. Each Foreign Subsidiary Guarantor organized under the laws of Turkey (i) acknowledges that all the Liens it has granted in favor of the Collateral Agent (including, without limitation, the mortgage, the commercial enterprise pledge and the Liens established under the Security Agreement (together the “Turkish Liens”)) continue in full force and effect and secure its obligations under the Foreign Subsidiaries Guaranty, (ii) undertakes that new Liens will be granted in favor of the Collateral Agent (including first degree priority mortgage, first degree priority commercial enterprise pledge, and Liens as established under the Security Agreement)) (the “New Liens”) replacing the Turkish Liens on or about the execution date of the Credit Agreement by way of including, without limitation, execution and registration of a mortgage and a commercial enterprise pledge agreement, and execution of a security agreement, all substantially in the form satisfactory to the Administrative Agent, and (iii) acknowledges that the New Liens together with any other Liens will be in full force and effect as of the date of release of the respective Turkish Liens and secure each of the Foreign Subsidiary Guarantor’s obligations under the Foreign Subsidiaries Guaranty.

4. Each Foreign Subsidiary Guarantor organized under the laws of Costa Rica acknowledges that all the Liens it has granted in favor of the Collateral Agent (including without limitation, the Pledge Agreements and the other Foreign Security Agreements governed by the laws of Costa Rica) continue in full force and effect and secure its obligations under the Foreign Subsidiaries Guaranty.

5. Each of the undersigned Foreign Subsidiary Guarantors hereby makes each of the representations and warranties contained in Section 13 of the Foreign Subsidiaries Guaranty on the Amendment Date, both before and after giving effect to this Acknowledgement and Consent.

II. Consent to the amendment of the Credit Agreement.

Each of the Foreign Subsidiaries Guarantors consents to the amendment of the Credit Agreement as of the Amendment Date and agrees that all references to the Credit Agreement in any Credit Document to which it is party shall refer to the Credit Agreement as amended on the Amendment Date. Each of the Foreign Subsidiaries Guarantors further agrees to take all necessary actions reasonably requested by the Administrative Agent in connection with the Foreign Subsidiaries Guaranty and each of the Foreign Security Documents in order to preserve and protect the validity of the Liens granted to the Collateral Agent pursuant to the Foreign Subsidiaries Guaranty and each of the Foreign Security Documents.

III. Limitations of the Guaranty granted by the German Guarantors

a) The restrictions in this Clause III shall apply to any guarantee and indemnity (hereinafter the “Guarantee”) granted by a Guarantor incorporated under the laws of Germany as a limited liability company (“GmbH”) (a “German Guarantor”) to secure liabilities of its direct or indirect shareholder(s) (upstream) or an entity affiliated with such shareholder (verbundenes Unternehmen) within the meaning of section 15 of the German Stock Corporation Act (Aktiengesetz) (cross-stream) (excluding, for clarification purposes any direct or indirect Subsidiary of such Guarantor).

Exhibit E-2

b) The restrictions in this Clause III. shall not apply to the extent the German Guarantor secures any indebtedness under any Credit Documents in respect of (i) loans to the extent they are on-lent or otherwise (directly or indirectly) passed on to the relevant German Guarantor or its Subsidiaries and such amount on-lent or otherwise passed on is not repaid or (ii) bank guarantees or letters of credit that are issued for the benefit of any of the creditors of the German Guarantor or the German Guarantor’s Subsidiaries or any other benefit granted under this Agreement.

1. Restrictions on Payment

a) The parties to this Agreement agree that if payment under the Guarantee would cause the amount of a German Guarantor’s net assets, as calculated pursuant to Clause III.2 (Net Assets) below, to fall below the amount of its registered share capital (Stammkapital) or increase an existing shortage of its registered share capital in each case in violation of section 30 of the German Limited Liability Companies Act (“GmbHG”), (such event is hereinafter referred to as a “Capital Impairment”), then the Secured Creditors shall, subject to paragraphs b) to c) below, demand payment under the Guarantee from such German Guarantor only to the extent such Capital Impairment would not occur.

b) If the relevant German Guarantor does not notify the Collateral Agent in writing (the “Management Notification”) within five (5) Business Days after the Collateral Agent notified such German Guarantor of its intention to demand payment under the Guarantee that a Capital Impairment would occur (setting out in reasonable detail to what extent a Capital Impairment would occur and providing prima facie evidence that a realisation or other measures undertaken in accordance with the mitigation provisions set out in Clause III.3 (Mitigation) below would not prevent such Capital Impairment), then the restrictions set out in paragraph a) above shall not apply.

c) If the relevant German Guarantor does not provide an Auditors’ Determination (as defined in Clause III.4 (Auditors’ Determination) below) within sixty (60) Business Days from the date on which the Collateral Agent received the Management Notification then the restrictions set out in paragraph a) above shall not apply and the Collateral Agent shall not be obliged to assign or make available to the German Guarantor any net proceeds realised.

2. Net Assets

The calculation of net assets (the “Net Assets”) shall only take into account the sum of the values of the assets of the relevant German Guarantor determined in accordance with applicable law and court decisions and, if there is no positive going concern (positive Fortführungsprognose) based on the lower of book value (Buchwert) and liquidation value (Liquidationswert) (consisting of all assets which correspond to those items listed in section 266 subsection (2) A, B and C of the German Company Code (“HGB”) less the relevant German Guarantor’s liabilities (consisting of all liabilities and liability reserves which correspond to those items listed in accordance with section 266 subsection (3) B, C and D HGB).

Exhibit E-2

For the purposes of calculating the Net Assets, the following balance sheet items shall be adjusted as follows :

a) the amount of any increase in the registered share capital of the relevant German Guarantor which was carried out after the relevant German Guarantor became a party to this Agreement without the prior written consent of the Collateral Agent shall be deducted from the amount of the registered share capital of the relevant German Guarantor;

b) any funds borrowed by any Borrower under this Agreement which have been or are on-lent or otherwise passed on to the relevant German Guarantor or to any Subsidiary of such German Guarantor and have not yet been repaid at the time when payment under the Guarantee is demanded, shall be disregarded;

c) loans or other contractual liabilities incurred by the relevant German Guarantor in breach of the Transaction Documents shall not be taken into account as liabilities.

3. Mitigation

a) The relevant German Guarantor shall realise, to the extent legally permitted in a situation where it does not have sufficient Net Assets to maintain its registered share capital, all of its assets that are shown in the balance sheet with a book value (Buchwert) that is significantly lower than the market value of the assets.

b) The limitations on demanding payment under this Guarantee set out in this Clause III shall not apply if and to the extent that the relevant German Guarantor is legally permitted to take measures (including, without limitation, setting-off claims) to avoid demanding payment under the Guarantee causing a Capital Impairment of the relevant German Guarantor provided that it is commercially justifiable to take such measures.

4. Auditors’ Determination

a) If the relevant German Guarantor claims that a Capital Impairment would occur on payment under this Guarantee, the German Guarantor may (at its own cost and expense) arrange for the preparation of a balance sheet by a firm of recognised auditors (the “Auditors”) in order to have such Auditors determine whether (and if so, to what extent) any payment under this Guarantee would cause a Capital Impairment (the “Auditors’ Determination”).

b) The Auditors’ Determination shall be prepared, taking into account the adjustments set out in Clause III.2 (Net Assets) above, by applying the generally accepted accounting principles applicable from time to time in Germany (Grundsätze ordnungsmäßiger Buchführung) based on the same principles and evaluation methods as constantly applied by the relevant German Guarantor in the preparation of its financial statements, in particular in the preparation of its most recent annual balance sheet, and taking into consideration applicable court rulings of German courts. Subject to Clause III.6 (No waiver) below, such Auditors’ Determination shall be binding on the relevant German Guarantor and the Collateral Agent.

c) Even if the relevant German Guarantor arranges for the preparation of an Auditors’ Determination, the relevant German Guarantor’s obligations under the mitigation provisions set out in Clause III.3 (Mitigation) above shall continue to exist.

Exhibit E-2

5. Improvement of Financial Condition

If, after it has been provided with an Auditors’ Determination which prevented it from demanding any or only partial payment under this Guarantee, the Collateral Agent ascertains in good faith that the financial condition of the relevant German Guarantor as set out in the Auditors’ Determination has substantially improved (in particular, if the relevant German Guarantor has taken any action in accordance with the mitigation provisions set out in Clause III.3 (Mitigation) above), the Collateral Agent may, at the relevant German Guarantor’s cost and expense, arrange for the preparation of an updated balance sheet of the relevant German Guarantor by applying the same principles that were used for the preparation of the Auditors’ Determination by the Auditors who prepared the Auditors’ Determination pursuant to paragraph a) of Clause III.4 (Auditors’ Determination) above in order for such Auditors to determine whether (and, if so, to what extent) the Capital Impairment has been cured as a result of the improvement of the financial condition of the relevant German Guarantor. The Collateral Agent may demand payment under this Guarantee to the extent that the Auditors determine that the Capital Impairment has been cured.

6. No waiver

Nothing in this Clause III shall limit the enforceability, legality or validity of this Guarantee nor shall it prevent the Collateral Agent from claiming in court that the provision of this Guarantee by and/or demanding payment under this Guarantee against the relevant German Guarantor does not fall within the scope of section 30 of the GmbHG. The Collateral Agent’s rights to any remedies it may have against the relevant German Guarantor shall not be limited if it is ascertained that section 30 of the GmbHG did not apply. The agreement of the Collateral Agent to abstain from demanding any or part of the payment under this Guarantee in accordance with the provisions above shall not constitute a waiver (Verzicht) of any right granted under this Agreement or any other Credit Document to the Collateral Agent or any Secured Creditor.

7. GmbH & Co KG.

The aforementioned provisions shall apply to a limited partnership with a limited liability company as its general partner (GmbH & Co. KG) mutatis mutandis and all references to net assets shall be construed as a reference to the aggregated net assets of the general partner and the limited partnership.

IV. Miscellaneous.

1. (a) THIS ACKNOWLEDGEMENT AND CONSENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Acknowledgment and Amendment may be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Acknowledgment and Amendment, each Foreign Subsidiary Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Foreign Subsidiary Guarantor hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Foreign Subsidiary Guarantor agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably

Exhibit E-2

satisfactory to the Administrative Agent under the Credit Agreement. Each Foreign Subsidiary Guarantor hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Foreign Subsidiary Guarantor, and agrees not to plead or claim, in any legal action or proceeding with respect to this Acknowledgment and Amendment brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Foreign Subsidiary Guarantor. Each Foreign Subsidiary Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Foreign Subsidiary Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Foreign Subsidiary Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Secured Creditor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Foreign Subsidiary Guarantor in any other jurisdiction.

(b) Each Foreign Subsidiary Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Acknowledgment and Amendment brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, or that the choice of law provisions are invalid or unenforceable and agrees not to plead or claim before any authority or court, including the courts of its state of incorporation or formation, that any judgment issued by the courts referred to in clause (a) above is contrary to public policy (except, with respect to any Japanese Guarantor, to the extent that the terms of such judgment issued by the courts referred to in clause (a) above and its formation process are deemed, in accordance with the provisions of Article 118 of the Code of Civil Procedures (Law No. 109 of 1996), as contrary to the public order or good morals of Japan).

(c) EACH FOREIGN SUBSIDIARY GUARANTOR AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS ACKNOWLEDGMENT AND CONSENT) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGMENT AND AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) NOTWITHSTANDING ANYTHING IN THIS ACKNOWLEDGEMENT AND CONSENT TO THE CONTRARY AND WITH RESPECT ONLY TO THE COLOMBIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS ACKNOWLEDGEMENT AGAINST ANY COLOMBIAN GUARANTOR IN A COLOMBIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE COLOMBIAN GUARANTORS PURSUANT TO THIS ACKNOWLEDGEMENT AND CONSENT AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE COLOMBIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF COLOMBIA. Any legal action or proceeding with respect to a Colombian Guarantor in connection with this Acknowledgement and Consent may be brought in the competent courts of Colombia.

Exhibit E-2

(e) NOTWITHSTANDING ANYTHING IN THIS ACKNOWLEDGEMENT AND CONSENT TO THE CONTRARY AND WITH RESPECT ONLY TO THE ECUADORIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS ACKNOWLEDGEMENT AGAINST ANY ECUADORIAN GUARANTOR IN AN ECUADORIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE ECUADORIAN GUARANTORS PURSUANT TO THIS ACKNOWLEDGEMENT AND CONSENT AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE ECUADORIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ECUCADOR. Any legal action or proceeding with respect to An Ecuadorian Guarantor in connection with this Acknowledgement and Consent may be brought in the competent courts of Ecuador.

2. This Acknowledgment and Consent may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the U.S. Borrower and the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto (other than with respect to the Guarantors incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “HK Guarantors”)) have caused this Acknowledgement and Consent to be executed and delivered by their duly authorized officers as of the date first above written.

IN WITNESS WHEREOF, this Acknowledgement and Consent has been signed, sealed and delivered by the duly authorized officers of the HK Guarantors as of the date first above written.

[FOREIGN SUBSIDIARY GUARANTOR]

EXHIBIT E-3

[Reserved]

EXHIBIT F-1

[Reserved]

EXHIBIT F-2

[Reserved]

EXHIBIT G

FORM OF ASSIGNMENT

AND

ASSUMPTION AGREEMENT1

This Assignment and Assumption Agreement (this “Assignment”), is dated as of the Effective Date set forth below and is entered into by and between [the] [each] Assignor identified in item [1][2] below ([the] [each, an] “Assignor”) and [the] [each] Assignee identified in item 2 below ([the] [each, an] “Assignee”). [It is understood and agreed that the rights and obligations of such [Assignees][and Assignors] hereunder are several and not joint.] Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”). The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex 1 hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.

For an agreed consideration, [the] [each] Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from [the][each] Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement; as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of [the] [each] Assignor’s rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the [respective] Assignor’s outstanding rights and obligations under the respective Tranches identified below (including, to the extent included in any such Tranches, Letters of Credit, Bank Guarantees and Credit-Linked Deposits) ([the] [each, an] “Assigned Interest”). [Each] [Such] sale and assignment is without recourse to [the) [any] Assignor and, except as expressly provided in this Assignment, without representation or warranty by [the] [any] Assignor.

[l.	Assignor:

2.	Assignee:	][2]

[1][3].	Credit Agreement:	Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of March 2, 2010 among Dole Food Company, Inc., a Delaware corporation, Solvest, Ltd., a company organized under the laws of Bermuda, the lenders from time to time party thereto, the other parties thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank

[1]	This Form of Assignment and Assumption Agreement should be used by Lenders for an assignment to a single Assignee or to funds managed by the same or related investment managers.
[2]	If the form is used for a single Assignor and Assignee, items 1 and 2 should list the Assignor and the Assignee, respectively. In the case of an assignment to funds managed by the same or related investment managers, or an assignment by multiple Assignors, the Assignors and the Assignee(s) should be listed in the table under bracketed item 2 below.

Exhibit G

[2.	Assigned Interest:[3]

Assignor	Assignee	Tranche[4] Assigned	Aggregate Amount of Commitment/Loans/ Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche for all Lenders	Amount of Commitment/Loans/ Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche Assigned

[Name of Assignor]	[Name of Assignee]

[Name of Assignor]	[Name of Assignee]

[3]	Insert this chart if this Form of Assignment and Assumption Agreement is being used for assignments to funds managed by the same or related investment managers or for an assignment by multiple Assignors. Insert additional rows as needed.
[4]	For complex multi-tranche assignments a separate chart for each tranche should be used for ease of reference.

Exhibit G

[4.	Assigned Interest:[5]

Tranche Assigned	Aggregate Amount of Commitment/ Loans/Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche for all Lenders	Amount of Commitment/ Loans/Credit-Linked Deposits (separately broken out, where relevant) under Relevant Tranche Assigned

[Insert Relevant Tranche]	$	$
[Insert Relevant Tranche]	$	$

Effective Date:                     ,         ,         .

Assignor[s] Information		Assignee[s] Information

Payment Instructions:		Payment Instructions:

	Reference:		Reference:

Notice Instructions:		Notice Instructions:

	Reference:		Reference:

[5]	Insert this chart if this Form of Assignment and Assumption Agreement is being used by a single Assignor for an assignment to a single Assignee.

Exhibit G

he terms set forth in this Assignment are hereby agreed to:

ASSIGNOR	ASSIGNEE
[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE][6]

By:	By:
Name:	Name:
Title:	Title:

[6]	Add additional signature blocks, as needed, if this Form of Assignment and Assumption Agreement is being used by funds managed by the same or related investment managers.

Exhibit G

[Consented to and][7] Accepted:
DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

[DOLE FOOD COMPANY, INC.

By:
Name:
Title:][8]

[7]	Insert only if assignment is being made to an Eligible Transferee pursuant to Section 13.04(b)(y) of the Credit Agreement.
[8]

Insert only if (i) no Event of Default or Default is then in existence, (ii) the assignment is being made to an Eligible Transferee pursuant to 13.04(b)(y) of the Credit Agreement and (iii) assignment is not being made prior to the Syndication Date and as part of the primary syndication of the Loans and Commitments.

ANNEX I

TO

EXHIBIT G

DOLE FOOD COMPANY, INC.

SOLVEST, LTD.

CREDIT AGREEMENT

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT

AND ASSUMPTION AGREEMENT

1. Representations and Warranties.

1.1. Assignor. [The] [Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the] [its] Assigned Interest, (ii) [the] [its] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Credit Document or any other instrument or document delivered pursuant thereto (other than this Assignment) or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2. Assignee. [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) confirms that it is (A) a Lender, (B) a parent company and/or an affiliate of [the] [an] Assignor which is at least 50% owned by [the] [an] Assignor or its parent company, (C) a fund that invests in bank loans and is managed by the same investment advisor as a Lender or by an affiliate of such investment advisor or (D) an Eligible Transferee under Section 13.04(b) of the Credit Agreement; (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of [the] [its] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and to purchase [the] [its] Assigned Interest on the basis of which it has made such analysis and decision and (v) if it is organized under the laws of a jurisdiction outside the United States, it has attached to this Assignment any tax documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by it; (b) agrees that it will, independently and without reliance upon the Administrative Agent, [the] [any] Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes each of the Administrative Agent, the Syndication Agent, the Co-Documentation Agents and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to or otherwise conferred upon the Administrative Agent, the Syndication Agent, the Co-Documentation Agents or the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; and (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.

Annex I

to Exhibit G

2. Payment. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the] [each] Assigned Interest (including payments of principal, interest, fees, commissions and other amounts) to [the][each] Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [each] Assignee for amounts which have accrued from and after the Effective Date.

3. Effect of Assignment. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Effective Date, (i) [the] [each] Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) [the] [each] Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

4. General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy shall be effective as delivery of a manually executed counterpart of the Assignment. THIS ASSIGNMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5.1401 OF THE GENERAL OBLIGATIONS LAW).

*            *             *

EXHIBIT H-1

FORM OF INTERCOMPANY SUBORDINATION

ACKNOWLEDGMENT

[                    ]

To the Administrative Agent and each of

the Banks party to the Credit Agreement

referred to below

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of March 2, 2010 (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”), among the U.S. Borrower, Solvest, Ltd., the lenders from time to time party thereto (including the Lender), the other parties thereto and Deutsche Bank AG New York Branch, as Administrative Agent and Deposit Bank, and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). Unless otherwise indicated herein, capitalized terms used but not defined herein shall have the respective meanings set forth in the Credit Agreement.

I. Intercompany Subordination Acknowledgement.

A. Each of the Parties hereby acknowledges (x) the Credit Agreement and each other Credit Documents and the transactions contemplated thereby (including, without limitation, the extensions of credit contemplated therein) and (y) copies (or originals) of the Credit Documents and all opinions, instruments, certificates and all other documents delivered in connection therewith, as in effect on the Amendment No. 3 Effective Date, have been furnished or otherwise been provided (or made available) to a senior financial officer of such Foreign Subsidiary Guarantor.

B. Each of the undersigned Parties hereby acknowledges and agrees, and represents and warrants, that on and after the occurrence of, and after giving effect to, the Amendment No. 3 Effective Date (i) it constitutes a Party (as defined in the Intercompany Subordination Agreement) which is a party to the Intercompany Subordination Agreement, (ii) the Intercompany Subordination Agreement shall remain in full force and effect with respect to such Party and (iii) the Credit Agreement and the Obligations under the Credit Agreement shall constitute the “Credit Agreement” and the “Credit Document Obligations,” respectively, in each case, under and as defined in, the Intercompany Subordination Agreement and shall continue to be entitled to the benefits of the Intercompany Subordination Agreement. Each of the undersigned Assignors hereby makes each of the representations and warranties contained in the Intercompany Subordination Agreement on the Restatement Effective Date, both before and after giving effect to this Acknowledgement and Amendment.

II. Miscellaneous.

(a) THIS ACKNOWLEDGEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding

EXHIBIT H-1

with respect to this Acknowledgment and Amendment may be brought exclusively in the courts of the State of New York or of the United States of America for the Southern District of New York, in each case located within the City of New York, and, by execution and delivery of this Acknowledgment and Amendment, each Party hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the exclusive jurisdiction of the aforesaid courts. Each Party hereby irrevocably designates, appoints and empowers Corporation Service Company, with offices on the date hereof at 80 State Street, Albany, NY 12207, as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any such action or proceeding. If for any reason such designee, appointee and agent shall cease to be available to act as such, each Party agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Administrative Agent under the Credit Agreement. Each Party hereby further irrevocably waives any claim that any such courts lack jurisdiction over such Party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Acknowledgment and Amendment brought in any of the aforesaid courts, that any such court lacks jurisdiction over such Party. Each Party further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to each Party at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Party hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any Secured Creditor to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Party in any other jurisdiction.

(b) Each Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Acknowledgment and Amendment brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum, or that the choice of law provisions are invalid or unenforceable and agrees not to plead or claim before any authority or court, including the courts of its state of incorporation or formation, that any judgment issued by the courts referred to in clause (a) above is contrary to public policy (except, with respect to any Japanese Guarantor, to the extent that the terms of such judgment issued by the courts referred to in clause (a) above and its formation process are deemed, in accordance with the provisions of Article 118 of the Code of Civil Procedures (Law No. 109 of 1996), as contrary to the public order or good morals of Japan).

(c) EACH PARTY AND EACH SECURED CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS ACKNOWLEDGMENT) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS ACKNOWLEDGMENT AND AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) NOTWITHSTANDING ANYTHING IN THIS ACKNOWLEDGEMENT TO THE CONTRARY AND WITH RESPECT ONLY TO THE COLOMBIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS ACKNOWLEDGEMENT AGAINST ANY COLOMBIAN GUARANTOR IN A COLOMBIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE COLOMBIAN

EXHIBIT H-1

GUARANTORS PURSUANT TO THIS ACKNOWLEDGEMENT AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE COLOMBIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF COLOMBIA. Any legal action or proceeding with respect to a Colombian Guarantor in connection with this Acknowledgement may be brought in the competent courts of Colombia.

(e) NOTWITHSTANDING ANYTHING IN THIS ACKNOWLEDGEMENT TO THE CONTRARY AND WITH RESPECT ONLY TO THE ECUADORIAN GUARANTORS, IN THE EVENT THE ADMINISTRATIVE AGENT OR ANY OF THE SECURED CREDITORS ELECTS TO ENFORCE THIS ACKNOWLEDGEMENT AGAINST ANY ECUADORIAN GUARANTOR IN AN ECUADORIAN COURT AS PROVIDED BELOW, THE GUARANTEE OF THE ECUADORIAN GUARANTORS PURSUANT TO THIS ACKNOWLEDGEMENT AND THE RIGHTS OF THE SECURED CREDITORS AS AGAINST THE ECUADORIAN GUARANTORS SHALL BE (AND SHALL BE DEEMED TO BE) GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF ECUCADOR. Any legal action or proceeding with respect to An Ecuadorian Guarantor in connection with this Acknowledgement and Consent may be brought in the competent courts of Ecuador.

2. This Acknowledgment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the U.S. Borrower and the Administrative Agent.

IN WITNESS WHEREOF, the parties hereto (other than with respect to the Guarantors incorporated under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China (the “HK Guarantors”)) have caused this Intercompany Subordination Acknowledgement to be executed and delivered by their duly authorized officers as of the date first above written.

IN WITNESS WHEREOF, this Intercompany Subordination Acknowledgement has been signed, sealed and delivered by the duly authorized officers of the HK Guarantors as of the date first above written.

EXHIBIT H-2

[Reserved]

EXHIBIT I

FORM OF INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

[Name(s) of Lender(s)]

[Dole Food Company, Inc.][Solvest, Ltd.]

One Dole Drive

Westlake Village, CA 91362

Re:	Incremental Term Loan Commitments

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of March 28, 2003, amended and restated as of April 18, 2005, further amended and restated as of April 12, 2006, further amended as of March 18, 2009, further amended as of October 26, 2009 and further amended as of March 2, 2010, among Dole Food Company, Inc. (the “U.S. Borrower”), Solvest, Ltd. (the “Bermuda Borrower” and, together with the U.S. Borrower, the “Borrowers”), the lenders from time to time party thereto, the other parties thereto and Deutsche Bank AG New York, as Administrative Agent and Deposit Bank (as so amended and restated and as the same may be further amended, restated, modified and/or supplemented from time to time, the “Credit Agreement”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings set forth in the Credit Agreement.

Each Lender (each an “Incremental Term Loan Lender”) party to this letter agreement (this “Agreement”) hereby severally agrees to provide the Incremental Term Loan Commitment set forth opposite its name on Annex I attached hereto (for each such Incremental Term Loan Lender, its “Incremental Term Loan Commitment”). Each Incremental Term Loan Commitment provided pursuant to this Agreement shall be subject to all of the terms and conditions set forth in the Credit Agreement, including, without limitation, Sections 1.01(c) and 1.15 thereof.

Each Incremental Term Loan Lender, [the U.S. Borrower] [the Bermuda Borrower](the “Incremental Term Loan Borrower”) and the Administrative Agent acknowledge and agree that the Incremental Term Loan Commitments provided pursuant to this Agreement shall constitute Incremental Term Loan Commitments of the respective Tranche specified in Annex I attached hereto and, upon the incurrence of Incremental Term Loans pursuant to such Incremental Term Loan Commitments, shall constitute Incremental Term Loans under such specified Tranche for all purposes of the Credit Agreement and the other applicable Credit Documents. Each Incremental Term Loan Lender, the Incremental Term Loan Borrower and the Administrative Agent further agree that, with respect to the Incremental Term Loan Commitment provided by each Incremental Term Loan Lender pursuant to this Agreement, such Incremental Term Loan Lender shall receive from the Incremental Term Loan Borrower such upfront fees, unutilized commitment fees and/or other fees, if any, as may be separately agreed to in writing with the Incremental Term Loan Borrower and acknowledged by the Administrative Agent, all of which fees shall be due and payable to such Incremental Term Loan Lender on the terms and conditions set forth in each such separate agreement.

Furthermore, each of the parties to this Agreement hereby agree to the terms and conditions set forth on Annex I hereto in respect of each Incremental Term Loan Commitment provided pursuant to this Agreement.

Each Incremental Term Loan Lender party to this Agreement, to the extent not already a party to the Credit Agreement as a Lender thereunder, (i) confirms that it is an Eligible Transferee, (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto, [and] (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender[, and (v) in the case of each Incremental Term Loan Lender organized under the laws of a jurisdiction outside the United States, attaches the forms and/or Certificates referred to in Section 4.04(b) of the Credit Agreement, certifying as to its entitlement as of the date hereof to a complete exemption from United States withholding taxes with respect to all payments to be made to it by the Incremental Term Loan Borrower under the Credit Agreement and the other Credit Documents.]1

Upon the date of (i) the execution of a counterpart of this Agreement by each Incremental Term Loan Lender, the Administrative Agent, the Incremental Term Loan Borrower and [each Guarantor (other than the Bermuda Borrower)]2 [each U.S. Subsidiary Guarantor],3 (ii) the delivery to the Administrative Agent of a fully executed counterpart (including by way of facsimile) hereof, (iii) the payment of any fees then due and payable in connection herewith and (iv) the satisfaction of any other conditions precedent set forth in Section 10 of Annex I hereto (such date, the “Agreement Effective Date”), each Incremental Term Loan Lender party hereto (i) shall be obligated to make the Incremental Term Loans provided to be made by it as provided in this Agreement on the terms, and subject to the conditions, set forth in the Credit Agreement and in this Agreement and (ii) to the extent provided in this Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.

The Incremental Term Loan Borrower acknowledges and agrees that (i) it shall be liable for all Obligations with respect to the Incremental Term Loan Commitments provided hereby, including, without limitation, all Incremental Term Loans made pursuant thereto, and (ii) all such Obligations (including all such Incremental Term Loans) shall be entitled to the benefits of the respective Security Documents and Guaranties as, and to the extent, provided in the Credit Agreement and in such other Credit Documents.

[1]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.
[2]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.
[3]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.

[Each Guarantor (other than the Bermuda Borrower)]4 [Each U.S. Subsidiary Guarantor]5 acknowledges and agrees that all Obligations with respect to the Incremental Term Loan Commitments provided hereby and all Incremental Term Loans made pursuant thereto shall (i) be fully guaranteed pursuant to the respective Guaranties as, and to the extent, provided therein and in the Credit Agreement and (ii) be entitled to the benefits of the respective Security Documents as, and to the extent, provided therein and in the Credit Agreement.

Attached hereto as Annex II are true and correct copies of officer’s certificates, board of director resolutions and good standing certificates of the Credit Parties required to be delivered pursuant to clause (y) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement.

Attached hereto as Annex III [is an opinion] [are opinions] of [insert name or names of counsel, including in-house counsel, who will be delivering opinions], counsel to the respective Credit Parties, delivered as required pursuant to clause (x) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement.

Attached hereto as Annex IV is the officer’s certificate required to be delivered pursuant to clause (u) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement certifying that the conditions set forth in clauses (s) and (t) of the definition of “Incremental Loan Commitment Requirements” appearing in Section 11 of the Credit Agreement have been satisfied (together with calculations demonstrating same (where applicable) in reasonable detail).

[The Obligations to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder, and the Guaranteed Obligations (as defined in the U.S. Subsidiaries Guaranty) of the U.S. Subsidiary Guarantors, are in accordance with, will not violate the provisions of, and will constitute “Senior Debt” and “Designated Senior Debt” (in the case of any Permitted Senior Notes Document and any Permitted Refinancing Senior Notes Document which provides for subordination of the U.S. Borrower’s obligations thereunder) or “Guarantor Senior Debt” and “Designated Guarantor Senior Debt,” as the case may be, for the purpose of the Existing 2013 Senior Notes Indenture, the Existing 2014 Senior Notes Indenture, the Existing 2016 Senior Notes Indenture and (after the execution and delivery thereof) each agreement governing Qualified Indebtedness, as applicable, and each agreement governing Permitted Indebtedness which refinances any of the foregoing, as applicable.]6

You may accept this Agreement by signing the enclosed copies in the space provided below, and returning one copy of same to us before the close of business on            ,        . If you do not so accept this Agreement by such time, our Incremental Term Loan Commitments set forth in this Agreement shall be deemed canceled.

[4]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.
[5]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.
[6]	Insert if the U.S. Borrower is the Incremental Term Loan Borrower.

After the execution and delivery to the Administrative Agent of a fully executed copy of this Agreement (including by way of counterparts and by facsimile transmission) by the parties hereto, this Agreement may only be changed, modified or varied by written instrument in accordance with the requirements for the modification of Credit Documents pursuant to Section 13.12 of the Credit Agreement.

In the event of any conflict between the terms of this Agreement and those of the Credit Agreement, the terms of the Credit Agreement shall control.

*****

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

Very truly yours, [NAME OF EACH INCREMENTAL TERM LOAN LENDER]

By:
Name:
Title:

Agreed and Accepted this          day of                     :

[NAME OF INCREMENTAL TERM LOAN BORROWER]

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:
Name:
Title:

By:
Name:
Title:

S-1

[Each Guarantor (other than the Bermuda Borrower)]1 [Each U.S. Subsidiary Guarantor]2 acknowledges and agrees to each the foregoing provisions of this Incremental Term Loan Commitment Agreement and to the incurrence of the Incremental Term Loans to be made pursuant thereto.

[EACH OTHER GUARANTOR], as a Guarantor

By:
Name:
Title:

[1]	Insert if the Bermuda Borrower is the Incremental Term Loan Borrower.
[2]	Insert if the US. Borrower is the Incremental Term Loan Borrower.

S-2

ANNEX I

TERMS AND CONDITIONS FOR

INCREMENTAL TERM LOAN COMMITMENT AGREEMENT

Dated as of                                  ,

1.	Name of Incremental Term Loan Borrower:

2.	Incremental Term Loan Commitment Amounts (as of the Agreement Effective Date):

Names of Incremental Term Loan Lenders	Amount of Incremental Term Loan Commitment

Total:[1]

3.	Designation of Tranche of Incremental Term Loan Commitments (and Incremental Term Loans to be funded thereunder):[2]

4.

Indicate whether the Incremental Term Loan Commitments to be provided hereunder are to be single draw commitments or multiple draw commitments and the date or dates by which such commitments must be utilized by:[3]

5.	Incremental Term Loan Maturity Date:[4]

[1]	The aggregate amount of each Tranche of Incremental Term Loan Commitments must be at least $25,000,000.
[2]

Designate the respective Tranche for such Incremental Term Loan Commitments or indicate that it is to be added to (and form part of) an existing Tranche of Term Loans, provided in the case that the Incremental Term Loan Commitments to be provided pursuant to this Agreement are to be added to (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loan Borrower for such Incremental Term Loan Commitments shall be the same as for such existing Tranche of Term Loans.

[3]	Date cannot be later than the then latest Maturity Date.
[4]	Insert Maturity Date for the Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder, provided that (i) such Incremental Term Loan

Footnote continued on next page.

Annex I-1

7.	Dates for, and amounts of, Incremental Term Loan Scheduled Repayments:[5]

8.	Applicable Margins:[6]

9.	The proceeds of the Incremental Term Loans to be provided hereunder are to be used for:[7]

10.	Other Conditions Precedent:[8]

11.	Notice Office:[9]

Footnote continued from the previous page.

Maturity Date shall be no earlier than the then latest Maturity Date and (ii) in the event the Incremental Term Loan Commitments to be provided pursuant to this Agreement are to be added to (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loan Maturity Date for the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall be the same Maturity Date as for such existing Tranche of Term Loans.
[5]

Set forth the dates for Incremental Term Loan Scheduled Repayments and the principal amount (expressed as a numerical amount or as a percentage of the aggregate amount of Incremental Term Loans to be incurred pursuant to the Incremental Term Loan Commitments provided hereunder), provided that (i) to the extent the Incremental Term Loan Commitments being provided hereunder constitute a new Tranche of Term Loans, the Weighted Average Life to Maturity of such new Tranche shall be no less than the Weighted Average Life to Maturity as then in effect for the Tranche of the outstanding Loans with the longest Weighted Average Life to Maturity and (ii) in the event the Incremental Term Loan Commitments to be provided hereunder are to be added to (and form a part of) an existing Tranche of Term Loans, (x) the Incremental Term Loan Scheduled Repayments for such Incremental Term Loans shall be the same (on a proportionate basis) as is theretofore applicable to the existing Tranche of Term Loans to which such new Incremental Term Loans are being added and (y) such Incremental Term Loans shall have the same Incremental Term Loan Scheduled Repayment Dates.

[6]

Insert the Applicable Margins that shall apply to the Incremental Term Loans being provided hereunder, provided in the event the Incremental Term Loan Commitments to be provided hereunder are to be made under (and form a part of) an existing Tranche of Term Loans, the Incremental Term Loans to be incurred pursuant to such Incremental Term Loan Commitments shall have the same Applicable Margins applicable to such existing Tranche of Tenn Loans.

[7]	Designate the specific use of the proceeds of the applicable Incremental Term Loans as provided in Section 7.05(a) of the Credit Agreement.
[8]	Insert any additional conditions precedent which may be required to be satisfied prior to the Amendment Effective Date.
[9]	The Notice Office for Incremental Term Loans incurred by the Incremental Term Loan Borrower shall be as set forth in the definition of “Notice Office” in Section 11 of the Credit Agreement.

Annex I-2

12.	Payment Office:[10]

13.	Minimum Borrowing Amount:[11]

[14.	[Insert name of respective Incremental Term Loan Borrower] agrees to pay compensation as, and to the extent, provided in the last paragraph of Section 1.15(c) of the Credit Agreement.][12]

Footnote continued from the previous page.

[10]	The Payment Office for Incremental Term Loans incurred by the Incremental Term Loan Borrower shall be as set forth in the definition of “Payment Office” in Section 11 of the Credit Agreement.
[11]

The Administrative Agent shall designate the Minimum Borrowing Amount for the respective Tranche of Incremental Term Loans, pursuant to the definition of “Minimum Borrowing Amount” in Section 11 of the Credit Agreement.

[12]

Insert if the respective Incremental Term Loan Commitments are to be added to (and form a part of) an existing Tranche of Term Loans and to the extent any related breakage type compensation is agreed to be paid by the respective Incremental Term Loan Borrower.

Annex I-3